        As filed with the Securities and Exchange Commission on October 12, 2001
                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                       MOUNTAINBANK FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         North Carolina                        6711                            56-2237240
(State or other jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation or organization)       Classification Code Number)

                                201 Wren Drive
                     Hendersonville, North Carolina  28792
                                (828) 693-7376
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________

                               Gregory L. Gibson
                            Chief Financial Officer
                      MountainBank Financial Corporation
                                201 Wren Drive
                     Hendersonville, North Carolina  28792
                                (828) 697-0030
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ________________

                                   Copy to:
                         William R. Lathan, Jr., Esq.
                             Ward and Smith, P.A.
                              1001 College Court
                        New Bern, North Carolina  28560
                                (252) 672-5400
                                ________________

     Approximate date of commencement of the proposed sale to the public:
    The date of mailing of the enclosed Proxy Statement/ Prospectus to the shareholders of First Western Bank.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.      [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [_]
                                ________________

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
      Title of each class                            Proposed maximum    Proposed maximum     Amount of
       of securities to              Amount to      offering price per      aggregate       registration
         be registered           be registered (1)    share/unit (2)    offering price (2)     fee (2)
=========================================================================================================
Common Stock, $4.00 par value          687,841             $22.00          $15,132,502        $3,783.13
=========================================================================================================

(1) This Registration Statement covers the maximum number of shares of Registrant's common stock expected to be issued in connection with the merger.
(2) Estimated solely for purposes of calculating the registration fee and based, pursuant to Rule 457(f) under the Securities Act of 1933, as amended, on the average of the high and low sales prices of shares of First Western Bank's common stock on the Nasdaq SmallCap Market on October 9, 2001.
                                ________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           [LOGO
                           FIRST WESTERN BANK]


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                               FIRST WESTERN BANK

     A special meeting of shareholders (the "Special Meeting") of First Western Bank will be held at 2:00 p.m. on ________, December ____, 2001, at The Pinebridge Inn located at 101 Pinebridge Avenue in Spruce Pine, North Carolina.

     The purposes of the meeting are:

1. Proposal to Approve the Merger Agreement and Merger. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of September 17, 2001 (the "Merger Agreement"), between First Western Bank, MountainBank Financial Corporation ("MFC") and MountainBank (a copy of which is attached as Appendix A to the Proxy Statement/Prospectus which accompanies this Notice), and to approve the transactions described in the Merger Agreement, including, without limitation, the merger of First Western Bank into MountainBank (the "Merger"), with the result that each outstanding share of First Western Bank's common stock will be converted into the right to receive 0.50 shares of MFC's common stock, all as more fully described in the Proxy Statement/Prospectus; and

2. Other Business. To transact any other business properly presented for action at the Special Meeting.

     First Western's Board of Directors recommends that you vote "FOR" the Merger Agreement and the transactions described in it.

     If the Merger is approved and completed, you will have the right to dissent and demand payment of the fair value of your shares. Your right to dissent is conditioned on your strict compliance with the requirements of Article 13 of Chapter 55 of the North Carolina General Statutes. The full text of that statute is attached as Appendix B to the Proxy Statement/Prospectus which accompanies this Notice.

     You are invited to attend the Special Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the accompanying envelope. Doing that will help us ensure that a quorum is present at the meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the meeting and vote in person.

                                       By Order of the Board of Directors



                                       Ronnie E. Deyton
                                       President and Chief Executive Officer

November _____, 2001

                    [LOGO]                              MOUNTAINBANK
               FIRST WESTERN BANK                 Taking Care of Our Own

               Proxy Statement for
         Special Meeting of Shareholders    MOUNTAINBANK FINANCIAL CORPORATION
                                                         Prospectus


     The Boards of Directors of First Western Bank and MountainBank Financial Corporation have agreed to a transaction that will result in First Western Bank being acquired by MountainBank Financial Corporation and merged into its subsidiary, MountainBank. Some important facts about the merger are listed below.

 .    First Western Bank will merge into MountainBank.

 .    In the merger, you will receive 0.50 shares of MountainBank Financial
     Corporation's common stock for each share of First Western Bank common stock you own.

 .    Your Board of Directors recommends the merger.

 .    After the merger, First Western Bank's shareholders will own about 26.9% of the combined company, and MountainBank Financial Corporation's shareholders will own about 73.1% of the combined company.

 .    The merger will be tax free to you, other than with respect to cash you receive for a fractional share or as a "dissenting" shareholder.

 .    In connection with the merger, you have "dissenters rights" under North
     Carolina law.

 .    First Western Bank plans to hold a special meeting of its shareholders on
     December ____, 2001, to vote on the merger.

     This Document. This document is a combined Proxy Statement and Prospectus that is being distributed to the shareholders of First Western Bank in connection with First Western Bank's special shareholders' meeting and MountainBank Financial Corporation's offer to exchange its stock for your First Western Bank stock in the merger. It contains important information about the merger and you should read it carefully. In this Proxy Statement/Prospectus, "First Western" refers to First Western Bank, and "MFC" refers to MountainBank Financial Corporation.

     Merger Consideration. The number of MFC shares that First Western's shareholders will receive in the merger is fixed. The dollar value of the consideration will change depending on changes in the market price of MFC shares and will not be known at the time of the special meeting of First Western's shareholders. First Western's common stock is traded on the Nasdaq SmallCap Market under the symbol "FWBN," and MFC's common stock is traded on the OTC Bulletin Board under the symbol "MBFC." On the day before the merger was announced, the value of consideration to be received by First Western's shareholders for each share of First Western stock would have been $13.98. On November _____, 2001, the value would have been $______.

     Voting. Even if you plan to attend First Western's special meeting of shareholders, please vote as soon as possible by completing and returning the enclosed appointment of proxy. Not voting at all will have the same effect as voting against the merger.

     Some factors you should consider before you decide how to vote on the merger are described in this document under the heading "Risk Factors" which begins on page _____.

     Neither the Securities and Exchange Commission, the FDIC, the North Carolina Commissioner of Banks, nor any state securities commission has approved of the MFC stock to be issued in the merger or determined if this document is accurate or complete. It is illegal to tell you otherwise.

     This Proxy Statement/Prospectus is dated November ____, 2001, and it is being mailed to First Western's shareholders on or about November ____, 2001.

                              ___________________

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SUMMARY................................................................
RISK FACTORS...........................................................
A WARNING ABOUT FORWARD-LOOKING
 STATEMENTS AND OTHER MATTERSG.........................................
THE SPECIAL MEETING OF SHAREHOLDERS....................................
THE MERGER.............................................................
 General...............................................................
 The Merger............................................................
 Conversion of First Western Stock.....................................
 Surrender and Exchange of Certificates................................
 Treatment of Fractional Shares........................................
 Recommendation........................................................
 Background of and Reasons for the Merger..............................
 Opinion of First Western Financial Advisor............................
 Required Shareholder Approvals........................................
 Required Regulatory Approvals.........................................
 Conduct of Business Pending the Merger................................
 Dividends.............................................................
 Prohibition on Solicitation...........................................
 Accounting Treatment..................................................
 Certain Income Tax Consequences.......................................
 Conditions to the Merger..............................................
 Waiver; Amendment of Merger Agreement.................................
 Termination of the Merger Agreement...................................
 Closing Date and Effective Time.......................................
 Interests of Certain Persons With Respect to the Merger...............
 Expenses..............................................................
RIGHTS OF DISSENTING SHAREHOLDERS MARKET AND DIVIDEND INFORMATION......
 MFC's Capital Stock...................................................
 First Western's Capital Stock.........................................
CAPITALIZATION SELECTED FINANCIAL INFORMATION..........................
 MountainBank Financial Corporation....................................
 First Western Bank....................................................
 Pro forma Combined....................................................
 Comparative Per Share Data............................................
MOUNTAINBANK FINANCIAL CORPORATION.....................................
 General...............................................................
 MFC Financial Statements; Available Information.......................
 Management's Discussion and Analysis of
  Financial Condition and Results of Operations........................
 Beneficial Ownership of Securities....................................
 Board of Directors....................................................
 Directors' Compensation...............................................
 Executive Officers....................................................
 Management Compensation...............................................
 Transactions with Related Parties.....................................
FIRST WESTERN BANK.....................................................
 General...............................................................
 First Western Financial Statements;
  Available Information................................................
 Management's Discussion and Analysis of
   Financial Condition and Results of Operations.......................
 Beneficial Ownership of Securities....................................
 Board of Directors....................................................
 Directors' Compensation...............................................
 Executive Officers....................................................
 Management Compensation...............................................
 Transactions with Related Parties.....................................
 Change in Accountants.................................................
SUPERVISION AND REGULATION.............................................
CAPITAL STOCK OF MFC AND
 FIRST WESTERN.........................................................
 Capital Stock of MFC..................................................
 Differences in Capital Stock..........................................
INDEMNIFICATION........................................................
VALIDITY OF SECURITIES.................................................
EXPERTS................................................................
PROPOSALS FOR
 ANNUAL MEETING OF SHAREHOLDERS........................................

CONSOLIDATED FINANCIAL STATEMENTS OF
 MOUNTAINBANK FINANCIAL CORPORATION....................................      F-1
FINANCIAL STATEMENTS OF
 FIRST WESTERN BANK....................................................      F-31
UNAUDITED PRO FORMA CONDENSED
 CONSOLIDATED FINANCIAL STATEMENTS.....................................      F-59

APPENDIX A - Agreement and Plan of
 Reorganization and Merger.............................................      A-1
APPENDIX B - Article 13 of Chapter 55 of the
 North Carolina General Statutes Relating to
 the Rights of Dissenting Shareholders.................................      B-1
APPENDIX C - Fairness Opinion of
 The Carson Medlin Company.............................................      C-1

                                    SUMMARY

     The following is a brief summary of the information in this document. The summary is not intended to be complete, and it may not contain all the information that is important to you. To better understand the merger that will be voted on by First Western's shareholders at the special meeting, we urge you to read this entire document carefully. Each item in this summary includes a page reference directing you to a more complete discussion of the information in that item.

                         The Special Meeting of Shareholders

The Special Meeting      First Western plans to hold its special meeting on
                         December ___, 2001, at 2:00 p.m. at The Pinebridge Inn which is located at 101 Pinebridge Avenue in Spruce
                         Pine, North Carolina. At the meeting (the "Special
                         Meeting"), First Western's shareholders will vote on a proposal to approve a merger agreement and plan of merger between First Western, MFC and MountainBank that provides for First Western to be merged into MountainBank. (See "The Special Meeting of First
                         Western's Shareholders" on page _____.)

                         You can vote at First Western's special meeting if you owned First Western common stock at the close of business on November 9, 2001. On that date, there were 1,375,682 outstanding shares of First Western's common stock. You may cast one vote for each share of First Western common stock that you owned of record on that date.

                                   The Merger

Parties to the Merger    First Western is a North Carolina banking corporation.
                         The mailing address of its principal office is 601 West
                         Bypass, Burnsville, North Carolina 28714, and its telephone number at that address is (828) 682-1115.
                         (See "First Western Bank" on page _____.)

                         MountainBank also is a North Carolina banking corporation and is a subsidiary of MFC. The mailing address of its principal office is 201 Wren Drive, Hendersonville, North Carolina 28792, and its telephone number at that address is (828) 693-7376. (See "MountainBank Financial Corporation" on page _____.)

                         MFC is a North Carolina business corporation that is registered with the Federal Reserve Board as a bank holding company and is the parent company of MountainBank. The mailing address of its principal office is 201 Wren Drive, Hendersonville, North Carolina 28792, and its telephone number at that address is (828) 693-7376. (See "MountainBank Financial Corporation" on page _____.)

The Merger Agreement     The terms and conditions of the merger are provided for
                         in the merger agreement (the "Merger Agreement") entered into on September 17, 2001, between First
                         Western, MFC and MountainBank. A copy of the Merger
                         Agreement is attached as Appendix A to this Proxy
                         Statement/Prospectus.

Effect of the Merger          When the merger becomes effective (the "Effective
                              Time"):

                         . First Western will be merged into MountainBank (the "Merger"), and

                         . each outstanding share of First Western's common stock ("First Western Stock") held by its shareholders (other than shareholders who "dissent") will be converted into the right to receive 0.50 shares of MFC's common stock ("MFC Stock"). MountainBank will be the surviving corporation in the Merger. (See "The Merger" on page _____ and "Rights of Dissenting Shareholders" on page _____.)

Conversion of
First Western Stock           At the Effective Time, each share of First Western
                              Stock you hold (unless you "dissent")
                              automatically will be converted into 0.50 shares of MFC Stock. (See "The Merger -- Conversion of
                              First Western Stock" on page _____.)

MFC will Pay Cash for
Fractional Shares             If the conversion of your First Western Stock
                              results in a fraction of a share of MFC Stock, MFC will pay you cash rather than issuing the fractional share. (See "The Merger -- Treatment of
                              Fractional Shares" on page _____.)

First Western's Board of
Directors Recommends
that you vote "FOR" the
the Merger Agreement          First Western's Board of Directors has approved
                              the Merger Agreement and believes the Merger is in the best interests of First Western and its shareholders. First Western's Board of Directors recommends that you vote "FOR" approval of the Merger Agreement. (See "The Merger --
                              Recommendation" and "-- Background of and Reasons for the Merger" on page _____.)

Opinion of First Western's
Financial Advisor             First Western's Board of Directors retained The
                              Carson Medlin Company ("Carson Medlin") as its financial advisor in connection with its consideration of the Merger. Carson Medlin has provided First Western's Board of Directors with its written opinion which states that it believes the consideration to be received by First
                              Western's shareholders in connection with the Merger as provided in the Merger Agreement is fair from a financial point of view. A copy of the opinion is attached as Appendix C to this Proxy
                              Statement/Prospectus. (See "The Merger -- Opinion of First Western's Financial Advisor" on page
                              _____.)

First Western's Shareholders
must Approve the Merger       In order to complete the Merger, the holders of at
                              least two-thirds of the total outstanding shares of First Western Stock must vote to approve the Merger Agreement at the Special Meeting. (See "The
                              Merger -- Required Shareholder Approvals" on page
                              _____.) First Western's directors and executive officers beneficially own and have a right to vote an aggregate of 170,460 shares of First Western
                              Stock which amounts to approximately 12.4% of the total outstanding shares.

Banking Regulators also
must Approve the Merger     The Merger also is subject to approval by the North
                            Carolina Commissioner of Banks, the FDIC, and the North Carolina Banking Commission. An application for each of those regulatory approvals has been filed. (See "The Merger -- Required Regulatory
                            Approvals" on page _____.)

There are Certain other
Conditions to the Merger    In addition to required shareholder and regulatory
                            approvals, various other conditions described in the Merger Agreement must be satisfied in order for the Merger to be completed. (See "The Merger --
                            Conditions to the Merger" on page _____.)

Termination of the
Merger Agreement            Before the Merger is completed, the Merger Agreement
                            may be terminated by the mutual agreement of First
                            Western, MFC and MountainBank and, under certain conditions described in the Merger Agreement, it also may be terminated by either First Western or MFC alone. (See "The Merger -- Termination of the
                            Merger Agreement" on page _____.)

Effective Time              If all required regulatory approvals are received
                            and First Western's shareholders approve the Merger
                            Agreement, First Western and MFC expect that the Merger will become effective during the later part of the fourth quarter of 2001 or the early part of the first quarter of 2002. (See "The Merger --
                            Closing Date and Effective Time" on page _____.)

Directors                   If they remain directors of First Western at the
                            Effective Time, then four of First Western's current directors will be appointed to serve as directors of MountainBank, and two of those directors will be appointed to serve as directors of MFC. (See "The
                            Merger -- Interests of Certain Persons with Respect to the Merger" on page _____.)

Interests of
Certain Persons             Certain of First Western's executive officers and
                            directors have interests in the Merger and will receive certain benefits that are in addition to their interests as shareholders of First Western generally. (See "The Merger -- Interests of Certain
                            Persons with Respect to the Merger" on page _____.)

Accounting Treatment        The Merger will be treated as a "purchase" for
                            accounting purposes. (See "The Merger -- Accounting
                            Treatment" on page ____.)

Income Tax Consequences     First Western and MFC expect that the Merger will be
                            treated as a "tax-free reorganization" for federal income tax purposes. First Western and MFC have received a written opinion from legal counsel to that effect. (See "The Merger -- Certain Income Tax
                            Consequences" on page _____.)

Rights of
Dissenting Shareholders     If the Merger is completed, North Carolina law gives
                            you the right to dissent and to receive the "fair value" of your shares of First Western Stock in cash. If you wish to dissent, you must, among other things:

                      . give to First Western, before the vote on the Merger Agreement is taken at the Special Meeting, timely written notice of your intent to dissent and demand payment for your shares if the Merger is completed;

                      .     not vote your shares in favor of the Merger
                            Agreement;

                      . demand payment and deposit your share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenters' notice" that will be sent to you by First Western; and,

                      . otherwise satisfy the requirements of the North Carolina statutes which are attached as Appendix B to this Proxy Statement/Prospectus.

                            In order to dissent, you must follow carefully the requirements of the North Carolina statutes (including giving the required written notice before the vote on the Merger is taken at the Special Meeting). Those steps are summarized under the caption "Rights of Dissenting Shareholders" on page _____, and a copy of the North Carolina statutes is attached as Appendix B to this Proxy Statement/Prospectus.

There are Differences
Between MFC Stock and
First Western Stock         When you receive MFC Stock for your First Western
                            Stock, you will become a shareholder of MFC. There are certain differences under North Carolina law that you should be aware of between the rights of holders of First Western Stock and the rights of shareholders of MFC. (See "Capital Stock of MFC and
                            First Western -- Differences in Capital Stock" on page _____.)

Recent Developments         MFC's Board of Directors has approved an amendment
                            to MFC's Articles of Incorporation. The amendment
                            (which must be approved by MFC's shareholders) would authorize MFC to issue up to 2,000,000 shares of preferred stock and would authorize the MFC's Board to issue shares of the new preferred stock from time to time in the future, in one or more series, and to fix and determine the relative rights and preferences of those shares, or of each series of shares, at the time of issuance and without the approval of MFC's shareholders. MFC has called a special meeting of its shareholders for the purpose of voting on the proposed amendment. If the proposed amendment is approved by MFC's shareholders, MFC may sell shares of preferred stock in the future as one method of increasing its capital. ("Capital Stock of MFC and First Western -- Capital Stock of MFC" on page ____.)

Risk Factors                There are some risk factors that you should consider
                            before you decide how to vote on the Merger. (See
                            "Risk Factors" on page _____.)

                   Selected Historical Financial Information

MountainBank Financial Corporation

     The following table contains certain selected historical consolidated financial information for MFC on the dates and for the periods indicated. This selected financial information has been derived from, and you should read it in conjunction with, MFC's audited consolidated financial statements and unaudited interim consolidated financial statements, together with related financial statement footnotes, which are included in this Proxy Statement/Prospectus. (See "Consolidated Financial Statements of MountainBank Financial Corporation" on page F-1.)

     The information as of and for the six months ended June 30, 2001 and 2000, has not been audited but, in the opinion of MFC's management, contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of MFC's financial condition and results of operations for those periods. The results of operations for the six- month period ended June 30, 2001, are not necessarily indicative of the results to be expected for the remainder of the year or any other period.

                                               As of and for the six months         As of and for the year ended
                                                      ended June 30,                         December 31,
                                              ------------------------------   ----------------------------------------
                                                 2001                 2000       2000      1999       1998    1997 (1)
                                              ---------            ---------   --------  --------    -------   --------
                                                           (Dollars in thousands, except per share amounts)
Selected balance sheet data:
   Gross loans..............................  $ 320,139            $ 133,186      $200,380  $ 89,745    $48,360   $ 18,079
   Securities...............................     43,435               29,435        35,416    18,588      6,171        503
   Total assets.............................    405,698              182,192       259,109   127,211     58,634     23,754
   Deposits.................................    345,732              157,604       233,338   113,886     50,360     16,779
   Stockholders' equity.....................     19,062               15,478        18,210    10,222      6,177      5,975
Selected results of  operations:
   Net interest income......................  $   5,409            $   2,814      $  6,805  $  3,190    $ 1,714   $    428
   Provision for loan losses................      1,492                  785         1,905       827        471        281
   Non-interest income......................        870                  642         1,318       782        469        103
   Non-interest expense.....................      3,570                1,935         4,579     2,820      1,583        579
   Income taxes.............................        420                  221           583         -          -          -
   Net income...............................        797                  515         1,056       326        130       (329)
Per share:
   Net income:
      Basic.................................  $    0.43            $    0.34      $   0.62  $   0.26    $  0.12   $  (0.30)
      Diluted...............................       0.39                 0.31          0.57      0.23       0.11      (0.30)
    Book value..............................      10.17                 9.29          9.73      7.09       6.75       5.49
Selected ratios:
   Return on average assets.................       0.52% (2)            0.67% (2)     0.57%     0.37%      0.30%     (3.68)%
   Return on average stockholders' equity...       8.43% (2)            8.52% (2)     7.14%     3.93%      2.13%    (10.60)%
   Average stockholders' equity to
     average total assets...................       6.21%                7.92%         7.99%     9.33%     13.91%     25.16 %

_______________________________

(1)  MountainBank was incorporated and began banking operations during June
     1997.
(2)  Annualized.

First Western Bank

     The following table sets forth certain selected historical financial information for First Western on the dates and for the periods indicated. This selected financial information has been derived from, and you should read it in conjunction with, First Western's audited financial statements and unaudited interim financial statements, together with the related financial statement footnotes, which are included in this Proxy Statement/Prospectus. (See "Financial Statements of First Western Bank" on page F-31.)

     The information as of and for the six months ended June 30, 2001 and 2000, has not been audited but, in the opinion of First Western's management, contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of First Western's financial condition and results of operations for those periods. The results of operations for the six- month period ended June 30, 2001, are not necessarily indicative of the results to be expected for the remainder of the year or any other period.

                                             As of and for the six months                As of and for the year ended
                                                    ended June 30,                               December 31,
                                             ----------------------------       --------------------------------------------
                                                2001             2000              2000        1999       1998      1997 (1)
                                             ---------         ---------        --------      -------   --------   ---------
                                                               (Dollars in thousands, except per share amounts)
Selected balance sheet data:
   Gross loans.............................  $  60,840        $  46,626          $52,029      $39,642   $ 36,065   $     29

   Securities..............................      9,667           12,070           12,413        8,936      3,808          -

   Total assets............................     77,534           70,117           71,839       63,089     55,075      8,076

   Deposits................................     60,704           55,990           56,918       48,180     39,789        547

   Stockholders' equity....................     13,406           13,714           13,472       13,831     13,735      7,529

Selected results of operations:
   Net interest income.....................  $   1,550        $   1,289          $ 2,726      $ 2,274   $    696   $     30

   Provision for loan losses...............        114              173              199           66        132          -

   Non-interest income.....................        367              271              612          327        102          -

   Non-interest expense....................      1,675            1,440            3,049        2,299      1,527        165

   Income taxes............................         64             (392)            (349)           -          -          -

   Net income..............................         65              338              439          236       (861)      (135)

Per share:
   Net income (loss) (basic and diluted)...  $    0.05        $    0.23          $  0.30      $  0.16   $  (1.18)  $  (0.19)

   Book value..............................       9.76             9.36             9.66         9.17       9.11      10.40

Selected ratios:
   Return on average assets................       0.17% (2)        1.04% (2)        0.65%        0.39%     (4.63)%    (1.67)%

   Return on average stockholders' equity..       0.97% (2)        4.90% (2)        3.20%        1.72%    (11.93)%    (1.80)%

   Average stockholders' equity to
    average total assets...................      17.99%           21.33%           20.25%       21.97%     38.77%     93.23%

_______________________________

(1) First Western was incorporated and began banking operations during December 1997.
(2)  Annualized.

Selected Unaudited Pro Forma Combined Financial Information

     The following table sets forth certain selected historical combined financial information for MFC on a pro forma basis on the dates and for the periods indicated. The pro forma information has been prepared assuming that the Merger had been completed on June 30, 2001, for balance sheet data, and on January 1, 2000, for results of operations data, using the "purchase" method of accounting. This information has been prepared based on estimates of the fair values of First Western's tangible and identifiable intangible assets and liabilities. The final purchase accounting adjustments may be materially different from those used in preparing the pro forma data presented below. Any decrease in the net fair value of the assets and liabilities of First Western as compared to the information shown below will have the effect of increasing the amount of the purchase price allocable to goodwill. (See "The Merger -- Accounting Treatment" on page _____.) The pro forma information is not necessarily indicative of the operating results or financial condition of the combined company that would have occurred had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. You should read the information below in conjunction with MFC's and First Western's audited financial statements and unaudited interim financial statements, together with the related financial statement footnotes, and the Unaudited Pro Forma Condensed Combined Financial Statements and related notes and assumptions, which are included in this Proxy Statement/ Prospectus. (See "Consolidated Financial Statements of MountainBank Financial Corporation" on page F-1, "Financial Statements of First Western Bank" on page F-31, and "Unaudited Pro Forma Condensed Combined Financial Statements" on page F-59.)

                                                              As of and for the
                                                               six months ended         For the year ended
                                                                June 30, 2001           December 31, 2000
                                                              -----------------         ------------------
                                                            (Dollars in thousands, except per share amounts)
Selected balance sheet data:
   Gross loans............................................        $  380,979

   Securities.............................................            53,102

   Total assets...........................................           485,059

   Deposits...............................................           406,435

   Stockholders' equity...................................            32,795

Selected results of  operations:
   Net interest income....................................        $    6,959                   $ 9,531

   Provision for loan losses..............................             1,606                     2,104

   Non-interest income....................................             1,237                     1,930

   Non-interest expense...................................             5,276                     7,693

   Income taxes...........................................               484                       614

   Net income.............................................               830                     1,050

Per share:
   Net income (basic).....................................        $     0.32                   $  0.43

   Book value.............................................             12.81                     12.43

Selected ratios:
   Return on average assets...............................              0.44% (1)                 0.42%

   Return on average stockholders' equity.................              5.14% (1)                 3.69%

   Average stockholders' equity to average total assets...              8.53%                    11.27%

_______________________________

(1)    Annualized.

Comparative Per Share Data

     The following table includes data relating to MFC Stock and First Western Stock, including book values, cash dividends declared and net income per share, on the dates and for the periods presented:

 .    for MFC and First Western on a historical basis;

 .    for MFC on a pro forma combined basis; and,

 .    on an equivalent per share of First Western Stock basis.

     The pro forma combined and equivalent per share information combines the MFC information together with the proposed Merger with First Western as though the Merger had occurred on June 30, 2001 and December 31, 2000 in the case of book value per share and on January 1, 2000, in the case of net income. The pro forma data in the table assumes that the Merger is accounted for using the "purchase" method of accounting. (See "The Merger -- Accounting Treatment" on page ____.) The pro forma data is not indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented. You should read the information below in conjunction with MFC's and First Western's audited financial statements and unaudited interim financial statements, together with the related footnotes, which are included in this Proxy Statement/Prospectus. (See "Consolidated Financial Statements of MountainBank Financial Corporation" on page F-1, and "Financial Statements of First Western Bank" on page F-31.) You also should read the notes and assumptions used to prepare the "Unaudited Pro Forma Condensed Combined Financial Statements" that appear in this Proxy Statement/Prospectus beginning on page F-59.

                                                            As of and for the        As of and for the
                                                            six months ended             year ended
                                                             June 30 , 2001          December 31, 2000
                                                            -----------------        -----------------
Book value per share:
   MFC....................................................        $10.17                    $ 9.73

   First Western..........................................          9.76                      9.66

   Pro forma combined....................................          12.81                     12.43

   Pro forma equivalent per share for First Western (1)..           6.41                      6.22

Cash dividends per share:  (2)............................             -                         -

Net income per share:
    MFC...................................................        $ 0.43                    $ 0.62

    First Western.........................................          0.05                      0.30

    Pro forma combined....................................          0.32                      0.43

    Pro forma equivalent per share for First Western (1)..          0.16                      0.22

__________________________

(1) Pro forma equivalent per share amounts have been calculated by multiplying the "Pro forma combined" amounts by the exchange rate of 0.50 shares of MFC Stock for each share of First Western Stock.
(2) In the case of "Cash dividends per share," no historical, "Pro forma combined" or "Pro forma equivalent per share for First Western" amounts are shown since neither MFC nor First Western has paid any cash dividends.


     The following table lists the market values of MFC Stock and First Western Stock on August 27, 2001 (the day preceding the first public announcement of the Merger), and the equivalent per share market value of First Western Stock based on the terms of the Merger.
                                                         Equivalent per share
                         MFC Stock  First Western Stock  of First Western Stock
                         ---------  -------------------  ----------------------
   Market value........    $27.95          $9.00                  $13.98

                                 RISK FACTORS

     In deciding how to vote on the Merger, you will be making an investment decision to take MFC Stock in exchange for your First Western Stock. In addition to normal investment risks, there are certain factors that you should be aware of in making your decision. In addition to the other information in this document, you should carefully consider the risk factors described below.

     In addition to the risks described below, MFC and First Western may be affected by the events of September 11, 2001, in New York, Washington, D.C. and Pennsylvania, as well as actions taken by the United States in response. At this time, it is not known how these events will affect the banking and financial services industries or the economic conditions in the United States generally or in MFC's and First Western's primary markets in particular. Their results of operations and financial condition could be adversely impacted if those events and other related events cause either a decline in the United States economy generally or in the economies of their primary markets in particular. There can be no assurance that positive trends, developments or projections discussed in this Proxy Statement/Prospectus will continue or be realized or that negative trends or developments will not have significant downward effects on MFC's or First Western's results of operations or financial condition.

Because the market price of MFC Stock may fluctuate, you cannot be sure of the market value of the MFC Stock that you will receive in the Merger.

     Upon completion of the Merger, each share of First Western Stock will be converted into 0.50 shares of MFC Stock. The exchange ratio is fixed and will not be adjusted for changes in the market price of either First Western Stock or MFC Stock. So, changes in the price of MFC Stock prior to the Merger will affect the market value that First Western's shareholders will receive on the date of the Merger, just as those changes will affect the market value of the MFC Stock that MFC's shareholders now hold and will continue to hold after the Merger is completed. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in MFC's business, operations and prospects, and regulatory considerations. Many of these factors are beyond MFC's control. Neither First Western nor MFC is permitted to terminate the Merger Agreement as a result of changes in the market price of either company's common stock.

     The prices of First Western Stock and MFC Stock at the closing of the Merger may vary from their prices on the date the Merger Agreement was signed, on the date of this Proxy Statement /Prospectus, and on the date of the Special Meeting. As a result, the value represented by the exchange ratio also may be different on each of those dates. Because the date the Merger is completed will be after the date of the Special Meeting, at the time you vote on the Merger Agreement you will not know the market value of the MFC Stock that you will hold upon completion of the Merger. (See "Market and Dividend Information" on page _____.)

MFC currently does not pay cash dividends on MFC Stock.

     Neither MFC nor First Western have paid any cash dividends. Following the Merger, you will not receive any cash dividends on the MFC Stock you receive until MFC begins to pay cash dividends. MFC cannot predict when or if it will begin to pay dividends. (See "Market and Dividend Information" on page _____.)

Combining First Western and MountainBank may be more difficult, costly or time-consuming than we expect.

     Until completion of the Merger, First Western and MountainBank will operate independently. When MFC and First Western begin to integrate their operations, it is possible that there will be disruptions in each company's ongoing operations. MFC and First Western use the same provider for their data processing services, which will make the consolidation of First Western's account records into MFC's system easier. However, inconsistencies in the two companies' business procedures, controls, account terms, product descriptions, and personnel policies could create problems that affect MFC's relationships with its and First Western's customers, that cause MFC and First Western to lose key employees, or that affect their ability to realize all anticipated benefits of the Merger. MFC and MountainBank do not have previous experience completing a merger or integrating another bank's operations into their own.

First Western's directors and officers may have interests in the Merger that differ from the interests of First Western's other shareholders.

     First Western's directors and executive officers have interests in the Merger other than their interests as First Western shareholders. These interests may cause them to view the Merger proposal differently that you may view it. (See "The Merger -- Interests of Certain Persons with Respect to the Merger" on page _____.)

We may record additional allowance for loan losses in connection with the Merger.

     The determination of the appropriate level of any bank's allowance for loan losses is a subjective process that involves both quantitative and qualitative factors. MFC's and First Western's preliminary analysis performed during due diligence has revealed that there are certain differences in the methodologies employed by First Western and MFC in determining the levels of their respective allowances for loan losses. MFC has selected its methodology for the combined company. In connection with preparations for combining First Western and MountainBank, MFC will complete its analysis of their allowances for loan losses and further analyze the attributes of the combined loan portfolio. Based on its preliminary analysis, MFC expects that First Western will record an additional provision for loan losses in its results of operations prior to completion of the Merger. The actual addition to the allowance will be determined and recorded immediately prior to the Merger and will be based on a comprehensive analysis of the loan portfolio taking into account credit conditions existing at that time. MFC and First Western currently do not believe that the increase in First Western's allowance for loan losses will exceed $350,000.

Future results of the combined companies may materially differ from the unaudited pro forma condensed combined financial statements presented in this document.

     Future results of the combined companies may be materially differ from those shown in the unaudited pro forma condensed combined financial statements included in this document. Those unaudited pro forma condensed combined financial statements only show a combination of MFC's and First Western's historical results. MFC estimates that the combined company will record approximately $1,700,000 in restructuring charges, Merger-related charges and purchase accounting adjustments. The charges may be higher or lower than estimated, depending upon how costly or difficult it is to integrate the two companies. These charges may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

MFC Needs Additional Capital.

     Rapid growth in MountainBank's assets resulting from its internal expansion and de novo branch offices has reduced its capital ratios, and continued growth will further reduce its capital ratios. On June 30, 2001, while MountainBank's capital ratios were above the minimum levels required by federal banking guidelines, one of its ratios had declined to a level that results in its being classified as "adequately capitalized" rather than "well capitalized" under those guidelines and, on a consolidated basis, one of MFC's capital ratios was below the minimum level required by the federal banking guidelines. As a result, MFC needs additional capital. It already has had to begin to control MountainBank's growth by restricting its lending activities and selling loans to control its asset size in order to prevent MountainBank from becoming "undercapitalized" and to minimize further declines in MFC's capital ratios. The Merger will have a positive effect on MFC's capital ratios as a result of First Western's excess capital. However, the Merger alone will not provide all the additional capital needed by MFC. If MFC is not able to further increase its capital, it will have to continue restricting MountainBank's growth, and MFC may be required by its regulators to adopt a plan to achieve an adequate level of capital. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page _____, "Supervision and Regulation--Capital Adequacy" on page _____and "--Prompt Corrective Action" on page _____.)

     Even if it is able to increase its capital, there is no assurance that MFC will not be required to raise even more capital in the future in order to fund additional growth or to satisfy regulatory requirements. If it is required to raise additional capital in the future, that additional capital may not be available to it, or it may not be able to raise additional capital on terms favorable to it. If MFC sells additional shares of MFC Stock or preferred stock in the future to raise capital, those sales could dilute the interests of holders of MFC Stock. MFC cannot predict the effect on its shareholders of any future sales of MFC Stock or other forms of capital stock. See "Capital Stock of MFC and First Western--Capital Stock of MFC" on page _____.)

     MountainBank's classification at a level below "well capitalized" will cause its FDIC deposit insurance assessment rate to increase in the future until it restores and maintains its capital at a "well capitalized" level. A higher assessment rate will result in an increase in the assessments MountainBank pays the FDIC for deposit insurance, which will have an adverse effect on MFC's operating results.

MFC's Increased Loan Volume resulting from Recent Growth makes Loan Quality more Difficult to Control.

     MFC has grown rapidly. While growth in earning assets is desirable in a bank, it can have adverse consequences if it is not well managed. For example, rapid increases in loans could result in future loan losses if a bank is not able to properly underwrite increasing volumes of loans as they are made and to adequately monitor a larger loan portfolio to detect and deal with loan problems as they occur. MFC's loan portfolio has increased substantially within a relatively short period of time. Collection problems with some loans often do not arise until those loans have been in existence for a period of time, so MFC cannot assure you that it will not have collection problems in the future relating to loans included in the large amount of its loans that currently are performing according to their terms but which have been on its books for only a short period of time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations " on page _____.

If it Incurs Credit Losses, there is no Assurance that MFC's Loan Loss Allowance will be Adequate.

     MFC uses underwriting procedures and criteria designed to minimize its loan delinquencies and losses, but the nature of lending is such that there is no assurance that all MFC's borrowers will repay their loans, and banks routinely incur losses in their loan portfolios. Regardless of the underwriting criteria MFC uses, it will experience loan losses from time to time in the ordinary course of its business as a result of various factors beyond its control. These factors include, among other things, changes in market, economic, business or personal conditions, or other events (including changes in market interest rates), that affect the abilities of its borrowers to repay their loans and the value of properties that collateralize loans.

     MFC maintains an allowance for loan losses based on its current judgments about the credit quality of its loan portfolio. In determining the amount of the allowance, MFC's management and Board of Directors consider relevant
internal and external factors that affect loan collectibility.   However, if
delinquency levels increase or MFC incurs future loan losses as a result of adverse general economic conditions or other factors, there is no assurance that its allowance for loan losses will be adequate to cover resulting losses. Even if the allowance is adequate, charging future loan losses against the allowance will mean that MFC will have to increase its provision to the allowance which will reduce its net income. So, without regard to the adequacy of MFC's allowance, loan losses will have an adverse affect on its operating results and, depending on the size of those losses, the effect on its operating results could be material. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page _____.)

A Significant Portion of MFC's Loan Portfolio is Secured by Real Estate.

     A significant percentage of MFC's loan portfolio consists of loans secured by first or junior liens on real estate, and it has a significant amount of construction and development loans. So future events or circumstances that adversely affect real estate values or the real estate market in MFC's banking market would adversely affect its loan portfolio and the value of the collateral securing its real estate loans. A reduction in the value of MFC's collateral for a loan could impair its ability to fully collect that loan if the borrower could not repay the loan and MFC had to foreclose on the collateral.

MFC's Reliance on Time Deposits could affect its Liquidity and Operating
Results.

     Among other sources of funds, MFC relies heavily on deposits to provide funds with which to make loans and provide for its other liquidity needs. Because MFC's loan demand has exceeded the rate at which it has been able to build core deposits, it has relied heavily on time deposits, including certificates of deposit it obtained on the Internet, as a source of funds.
Those deposits (particularly the deposits obtained on the Internet) may not be viewed as being as stable as other types of deposits, and, in the future, those depositors may not renew their time deposits when they mature, or MFC may have to pay a higher rate of interest in order to keep those deposits or to replace them with other deposits or with funds from other sources. Not being able to keep or replace those deposits as they mature would adversely affect MFC's liquidity. Paying higher deposit rates to keep or replace those deposits would have a negative effect on MFC's interest margin and its operating results. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page _____.)

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS
                               AND OTHER MATTERS

     This Proxy Statement/Prospectus includes forward-looking statements. These statements usually will contain words such as "may," "will," "expect," "likely," "estimate," or similar terms. First Western and MFC have based these forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things, the factors discussed in "Risk Factors" above. Therefore, the events described in any forward-looking statements in this document might not occur, or they might occur in a different way than they are described in the statements.

     In deciding how to vote on the Merger, you should rely only on the information contained in this document. The information contained in this document regarding First Western has been furnished by it, and the information contained regarding MFC and MountainBank has been furnished by MFC. Neither First Western nor MFC has authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this document is accurate as any date other than the date on the front cover. MFC is not offering MFC Stock to any person in any state where the offer or sale of the stock is not permitted.

              THE SPECIAL MEETING OF FIRST WESTERN'S SHAREHOLDERS

General

     This Proxy Statement/Prospectus is being furnished to First Western's shareholders in connection with the solicitation by First Western's Board of Directors of appointments of proxy for use at the Special Meeting and at any adjournments of the meeting. The Special Meeting will be held on ___________, December ____, 2001, at 2:00 p.m. at The Pinebridge Inn located at 101 Pinebridge Avenue in Spruce Pine, North Carolina. This Proxy Statement/Prospectus is being mailed to First Western's shareholders on or about November ___, 2001.

Purposes of First Western Special Meeting

     The purposes of the Special Meeting are:

 .    to consider and vote on a proposal to approve the Merger Agreement and the transactions described in it, including the Merger; and

 .    to transact any other business that may properly be presented for action at the Special Meeting. (See "The Merger" on page _____.)

     A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference.

Solicitation and Voting of Proxies

     A form of appointment of proxy is included with this Proxy Statement/Prospectus which names Charles L. Ownbey and Martin J. Shuford (the "Proxies") to act as proxies and represent First Western's shareholders at the Special Meeting. First Western's Board of Directors requests that you sign and date an appointment of proxy and return it to First Western in the enclosed envelope.

     If you correctly execute an appointment of proxy and return it to First Western before the Special Meeting, then the shares of First Western Stock you hold of record will be voted by the Proxies according to your directions in the appointment of proxy. If you sign and return an appointment of proxy but do not give any voting directions, then your shares will be voted by the Proxies "FOR" approval of the Merger Agreement and Merger. Under North Carolina law generally, no business may be brought before the Special Meeting unless it is described in the notice of meeting that accompanies this Proxy Statement/Prospectus, and First Western's Board of Directors is not aware of any other business that will be brought before the First Western Special Meeting other than the proposal to approve the Merger Agreement and the Merger. But, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote shares represented by your appointment of proxy according to their best judgment.

     The costs of this solicitation of appointments of proxy for the Special Meeting, including costs of preparing and mailing this Proxy Statement/Prospectus, will be shared equally by First Western and MFC. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by officers, employees and directors of First Western, without additional compensation.

Revocation of Appointments of Proxy

     If you execute an appointment of proxy, you can revoke it at any time before the voting takes place at the Special Meeting by filing with First Western's Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Special Meeting and announcing an intention to vote in person.

Record Date

     The close of business on November 9, 2001, is the record date (the
"Record Date") for determining which First Western shareholders are entitled to receive notice of and to vote at the Special Meeting. You must have been a record holder of First Western Stock on the Record Date in order to be eligible to vote at the Special Meeting.

Voting Securities

     First Western's voting securities are the outstanding shares of First Western Stock. There were 1,375,682 outstanding shares of First Western Stock on the Record Date. At the Special Meeting, you may cast one vote for each share you held of record on the Record Date on each matter to be voted on by shareholders.

     On the Record Date, the directors and executive officers of First Western and their affiliates beneficially owned and were entitled to vote an aggregate of 170,460 shares, or approximately 12.4%, of the outstanding shares of First Western Stock. The directors and executive officers of First Western are expected to vote their shares for approval of the Merger Agreement and the Merger. Additional information regarding the beneficial ownership of First Western Stock by First Western's directors, executive officers and principal shareholders is included in this Proxy Statement/Prospectus under the caption "First Western Bank -- Beneficial Ownership of Securities" on page _____.

Votes Required for Approval

          Under North Carolina law, the affirmative vote of the holders of at least two-thirds of the total outstanding shares of First Western Stock is required to approve the Merger Agreement and the Merger. Broker non-votes and abstentions will have the same effect as votes against the Merger Agreement and the Merger.

                                   THE MERGER

     The following is a summary of information about the Merger and certain of the important terms and conditions of the Merger Agreement. This summary is not intended to be a complete description of all facts regarding the Merger. You should carefully read the Merger Agreement and all the other documents attached to this Proxy Statement/Prospectus for more information.

General

     At the Special Meeting, a proposal will be introduced for First Western's shareholders to approve the Merger Agreement and the Merger. The Merger Agreement provides for First Western to be merged into MountainBank.

The Merger

     When the transactions described in the Merger Agreement become effective (the "Effective Time"), (i) First Western will be merged into and its existence will be combined with that of MountainBank (the "Merger"), (ii) First Western will cease to exist as a separate company, and (iii) as further described below, each outstanding share of First Western Stock held by First Western's shareholders (other than shareholders who "dissent" as further described below) will be converted into the right to receive 0.50 shares of MFC Stock. MountainBank will be the surviving corporation in the Merger and will continue to exist as a subsidiary of MFC. It will carry on its and First Western's business at their existing offices, all under the supervision and regulation of the North Carolina Commissioner of Banks (the "Commissioner") and the Federal Deposit Insurance Corporation (the "FDIC"). (See "-- Conversion of First Western Stock" below, and "Rights of Dissenting Shareholders" on page _____.) First Western's deposit accounts will become deposit accounts of MountainBank and will continue to be insured by the FDIC to the maximum amount permitted by law. (See "MountainBank Financial Corporation" on page _____.)

Conversion of First Western Stock

     At the Effective Time, each outstanding share of First Western Stock you hold of record (unless you "dissent") automatically will be converted into the right to receive 0.50 shares of MFC Stock. (See "Rights of Dissenting Shareholders" on page _____.)

     Changes in the market value of MFC Stock or First Western Stock prior to the Effective Time will not result in a change in the rate at which First Western Stock is converted into MFC Stock. However, if there is a change in the number of outstanding shares of First Western Stock or MFC Stock prior to the Effective Time as a result of a stock dividend, stock split, reclassification or other subdivision or combination of outstanding shares, then an appropriate and proportionate adjustment will be made in the number of shares of MFC Stock into which each of your shares of First Western Stock will be converted. First Western and MFC currently are not aware of any change (completed or proposed) in the outstanding shares of First Western Stock or MFC Stock which would result in an adjustment.

Surrender and Exchange of Certificates

     Following the Effective Time, the certificates that previously evidenced your shares of First Western Stock ("Old Certificates") will represent only your right to receive certificates ("New Certificates") evidencing the shares of MFC Stock into which your shares of First Western Stock have been converted. At the Effective Time, First Western's stock transfer books will be closed and no further transfer of First Western Stock or of your Old Certificates will be recognized or registered. As soon as possible following the Effective Time, you will be sent transmittal forms with instructions for forwarding your Old Certificates for surrender to MFC, or to an agent designated by MFC to act as its exchange agent. Upon your proper surrender to MFC or its agent of your Old Certificates (together with properly completed transmittal forms), you will receive the New Certificates evidencing the MFC Stock into which your First Western Stock has been converted, together with a check for any fractional share to which you otherwise would be entitled. If you properly exercise your dissenters' rights, the process for submitting your Old Certificates and receiving cash for the "fair value" of your shares is described in this Proxy Statement/Prospectus under the caption "Rights of Dissenting Shareholders" on page _____.

     Until your Old Certificates are surrendered to MFC or its exchange agent as described above, they will be considered for all purposes to represent only your right to receive the New Certificates evidencing the MFC Stock into which your First Western Stock has been converted. However, after the Effective Time, and regardless of whether you have surrendered your Old Certificates, you will be entitled to vote and to receive any distributions (for which the record date is after the Effective Time) on the number of whole shares of MFC Stock into which your First Western Stock has been converted, but no distributions actually will be paid to you unless and until your Old Certificates are physically surrendered to MFC or its exchange agent. Upon surrender and exchange of your Old Certificates, MFC will pay the amount, without interest, of any distributions which became payable on the shares of MFC Stock represented by those Old Certificates after the Effective Time but which had not been paid to you. (See "Market and Dividend Information -- MFC's Capital Stock" on page _____.)

     If your Old Certificates have been lost, stolen or destroyed, you will be required to furnish to MFC evidence satisfactory to it of your ownership of your First Western Stock and of the loss, theft or destruction of your certificates. You also will be required to furnish appropriate and customary indemnification (which may include an indemnity bond issued by a surety) in order to receive the New Certificates to which you are entitled.

     You should not forward your Old Certificates to MFC or its exchange agent until you receive instructions to do so.

Treatment of Fractional Shares

     No fraction of a share of MFC Stock, or any scrip or certificate representing any fractional share, will be issued to you in connection with the Merger, and no right to vote or to receive any distribution will attach to any fractional share. If you otherwise would be entitled to receive a fraction of a share, then, following the Effective Time, and upon the surrender and exchange of your Old Certificates, you will receive cash (without interest) from MFC in the place of that fractional share in an amount equal to that fraction multiplied by the average of the closing prices of MFC Stock on the OTC Bulletin Board on the ten trading days immediately preceding the Effective Time.

Recommendation of First Western's Board of Directors

     First Western's Board of Directors has approved the Merger Agreement and believes the Merger is in the best interests of First Western and First Western's shareholders. The Board of Directors recommends that First Western's shareholders vote to approve the Merger Agreement and the Merger.

Background of and Reasons for the Merger

     Background. First Western opened for business in 1997, completed the acquisition of Mitchell Savings Bank in 1998, and recently has expanded its market with a de novo office. From time to time First Western's management and Board of Directors have received informal inquiries from other financial institutions as to their interest in a possible affiliation transaction. Following a number of those inquiries during the first and second quarters of 2001, First Western's management contacted The Carson Medlin Company ("Carson Medlin") in May 2001. Management and Carson Medlin discussed a number of issues facing First Western, including the costs of developing a broader product line, substantial investment in new technology, and other expenditures potentially necessary to remain competitive. As a result of its discussions with Carson Medlin, First Western's management determined the need for a review of First Western's strategic options available for its future operations, and in May 2001 First Western engaged Carson Medlin to prepare an analysis, evaluation and financial comparison of those options (the "Strategic Evaluation").

     In June 2001, Carson Medlin delivered the Strategic Evaluation to First Western's management and met with the Board of Directors to discuss its conclusions contained in the Strategic Evaluation. Based on certain assumptions, including First Western's future performance and institutions with which First Western might affiliate, the Strategic Evaluation concluded that an affiliation transaction could result in a higher financial value for the investments of First Western's shareholders than remaining unaffiliated. As a result of several follow-up discussions among First Western's management and Board and Carson Medlin, the Board decided that it would be desirable for First Western to conduct preliminary merger-related discussions with a limited number of potential affiliates, including MFC, that had previously expressed an interest in a merger in order to determine their interest in an actual transaction.

     On July 3, 2001, First Western engaged Carson Medlin to assist in preparing a confidential informational document on First Western (the "Confidential Memorandum") and to contact and initiate discussions with three financial institutions that had recently expressed an interest in an affiliation with First Western (the "Prospects").

     In mid-July, First Western and Carson Medlin completed the Confidential Memorandum and, after obtaining confidentiality agreements from the Prospects, delivered the Confidential Memorandum to each of them. In late July, First Western's management and Carson Medlin met with each of the Prospects to discuss their respective operations, plans for the future and a potential merger with First Western. During the first week of August 2001, First Western received written indications of interest (the "Initial Offers"), including proposed basic financial terms, from each of the Prospects. On August 7, 2001, First Western's Board met with Carson Medlin to review and discuss Carson Medlin's analysis and evaluation of the Initial Offers. Upon determining that the Initial Offer from MFC, though superior to those of the other two Prospects, was inadequate, the Board directed management and Carson Medlin to continue discussions with MFC with the objective of negotiating a higher offer. Those discussions continued among the managements and certain directors of First Western and MFC and Carson Medlin. On August 23, 2001, Carson Medlin delivered its analysis of MFC's revised offer, which included the exchange ratio and its opinion, delivered verbally, that the exchange ratio was fair, from a financial point of view, to First Western's shareholders. On August 28, 2001, First Western and MFC announced publicly their agreement in principal to merge. On September 17, 2001, MFC, MountainBank and First Western executed the Merger Agreement.

     First Western's Reasons for the Merger. First Western's Board of Directors, with the assistance of its outside financial and legal advisors, evaluated certain financial, legal and market considerations relevant to the decision to approve and recommend the Merger Agreement. The terms of the Merger Agreement, including the exchange ratio, are the result of arm's-length negotiations between representatives of First Western and MFC. In reaching its conclusion that the Merger Agreement and the Merger are in the best interests of First Western and its shareholders, First Western's Board of Directors carefully considered various factors, including:

 .    the exchange ratio, including the fact that First Western shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of MFC Stock in the Merger;

 .    a comparison of the terms of the Merger Agreement with comparable transactions, both in the southeastern United States and elsewhere;

 .    information concerning the business, financial condition, results of operations and prospects of

     First Western, MFC and MountainBank;

 .    competitive factors and trends toward consolidation in the banking industry;

 .    the enhanced potential for increased access to the public capital markets and stock liquidity to First Western's shareholders as a result of the Merger;

 .    the review by First Western's Board of Directors with its legal and financial advisors of the provisions of the Merger Agreement;

 .    Carson Medlin's opinion that the exchange ratio is fair, from a financial point of view;

 .    alternatives to the Merger, including continuing to operate First Western on a stand-alone basis, in view of First Western's existing product line, economic conditions and the prospects for community banking and competition in the financial services industry; and

 .    the value to be received by First Western's shareholders in the Merger in relation to the historical per share trading prices, book value, and earnings of First Western Stock.

     First Western's Board of Directors concluded that, by affiliating with a larger financial institution with greater resources, First Western will be better able to serve its customers and communities and remain competitive. A larger organization also will provide more diverse career opportunities for First Western's employees. The Board of Directors also considered the separate arrangements with certain of First Western's officers and concluded that the terms of those arrangements are reasonable. (See "The Merger -- Interests of Certain Persons with Respect to the Merger" on page ____.)

     While each member of First Western's Board of Directors individually considered the foregoing and other factors, the Board did not collectively assign specific or relative weights to the factors considered and did not make any specific determination with respect to any individual factor. First Western's Board collectively made its determination with respect to the Merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the Merger is in the best interests of First Western's shareholders.

     MFC's Reasons for the Merger. MountainBank originally was organized as a commercial bank and first began operating on June 26, 1997, with one banking office in Hendersonville, North Carolina. Since then it has grown at a faster rate (through internal growth as well as through the expansion of its banking markets through the opening of eight de novo branch offices) than its organizers originally projected. Despite the sale of additional shares of MountainBank's common stock on two occasions since its initial subscription offering in connection with its organization, continued rapid growth has reduced MountainBank's capital ratios to a level at which it must again supplement its capital in order to continue to grow and to satisfy regulatory capital requirements.

     MFC's management views the acquisition of First Western as benefitting MFC and its shareholders in two ways. First, because First Western has excess capital, the Merger helps MFC in its overall plan to increase and maintain an adequate level of capital to fund its growth. At the same time, the Merger provides MFC with the opportunity to establish an additional branch office in Buncombe County, and to logically extend MFC's banking markets into Yancey and Mitchell Counties, without incurring the start-up costs normally associated with de novo branch offices.

Opinion of First Western's Financial Advisor

     General. First Western engaged Carson Medlin to serve as its financial adviser and to render its opinion as to the fairness, from a financial point of view, of the exchange ratio received by First Western's shareholders in the Merger. First Western selected Carson Medlin as its financial adviser on the basis of Carson Medlin's historical relationship with First Western and Carson Medlin's experience and expertise in advising community banks in similar transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

     Representatives of Carson Medlin provided an analysis to First Western's Board of Directors at a meeting held on September 12, 2001, during which the terms of the Merger Agreement were discussed and approved. Carson Medlin has delivered its written opinion as of that date that the exchange ratio provided for in the Merger Agreement is fair, from a financial point of view, to First Western's shareholders. Carson Medlin subsequently confirmed its opinion by delivering its opinion dated as of November ___, 2001, which is included in this Proxy Statement/Prospectus.

     You should consider the following when reading the discussion of the Carson Medlin opinion in this document:

 .    The summary of Carson Medlin's opinion set forth below is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix C to this Proxy Statement/Prospectus. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion.

 .    Carson Medlin's opinion does not address the merits of the acquisition relative to other business strategies, whether or not considered by First Western's Board, nor does it address the decision by First Western's Board to proceed with the Merger.

 .    Carson Medlin's opinion to First Western's Board is not a recommendation to any First Western shareholder as to how he or she should vote at the First Western Special Meeting.

     No limitations were imposed by First Western's Board of Directors or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

     The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin's opinion.

     In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Western and MFC and may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

     Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of First Western or MFC, nor was it furnished with any appraisals.

     Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of First Western or MFC; and it has assumed that the allowances of First Western and MFC are in the aggregate adequate to cover potential losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

     In rendering its opinion, Carson Medlin made the following assumptions:

 .    that the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

 .    that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on First Western, MFC or on the anticipated benefits of the Merger;

 .    that First Western had provided it with all of the information prepared by
     First Western or its other representatives that might be material to Carson Medlin in its review; and

 .    that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgement of the management of First Western as to the future operating and financial performance of First Western.

     In connection with its opinion dated September 12, 2001, Carson Medlin reviewed:

 .    the Merger Agreement;

 .    MFC's audited consolidated financial statements for the three years ended
     December 31, 2000;

 .    First Western's audited financial statements for the three years ended
     December 31, 2000;

 .    MFC's unaudited consolidated financial statements for the six months ended
     June 30, 2001;

 .    First Western's unaudited financial statements for the six months ended
     June 30, 2001; and

 .    financial and operating information with respect to the business, operations and prospects of MFC and First Western.

     In addition, Carson Medlin:

 .    held discussions with members of management of MFC and First Western regarding the historical and current business operations, financial condition and future prospects of their respective companies;

 .    reviewed the historical market prices and trading activity for the common stocks of MFC and First Western;

 .    compared the results of operations of MFC and First Western with those of certain financial institutions which it deemed to be relevant;

 .    compared the financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions; and,

 .    conducted such other studies, analyses, inquiries and examinations as
     Carson Medlin deemed appropriate.

     The following is a summary of all material analyses performed by Carson Medlin in connection with its opinion provided to First Western's Board of Directors as of September 12, 2001. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

     Summary of Merger and Analysis. Carson Medlin reviewed the terms of the proposed Merger, including the form of consideration, the price per share of MFC Stock and the price paid to First Western shareholders pursuant to the proposed Merger. Under the terms of the Merger Agreement, First Western shareholders will receive 0.50 shares of MFC Stock for each outstanding First Western Share. Based on MFC's 30-day average stock price of $27.10 as of August 27, 2001 (the date preceding the announcement of an agreement in principal), First Western shareholders will receive $13.55 per share for each outstanding share of First Western Stock.

     Carson Medlin calculated that the indicated consideration paid to First Western shareholders represented:

 .    a 50.5% premium to First Western's market value one month prior to announcement and a 23.2% premium to First Western's initial public offering;

 .    151% of First Western's tangible book value at June 30, 2001;

 .    113.1 times First Western's estimated earnings for 2001;

 .    30.6% of First Western's total deposits at June 30, 2001;

 .    a 10.9% premium on First Western's core deposits at June 30, 2001; and

 .    24.0% of First Western's total assets of First Western at June 30, 2001.

     Industry Comparative Analysis. In connection with rendering its opinion, Carson Medlin compared selected operating results of both First Western and MFC to those of 33 traded community commercial banks in Florida, Georgia, Louisiana, North Carolina, South Carolina, Virginia and West Virginia, established in the past five years which are listed in the Eastern De Novo Bank Review, a proprietary research publication prepared by Carson Medlin quarterly since 1998. The banks reviewed by Carson Medlin range in asset size from $40 million to $409 million and in shareholders' equity from approximately $4 million to $41 million. Carson Medlin considers this group of de novo financial institutions more comparable to First Western and MFC than larger, more widely traded community and regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization, and leverage (loans to deposits) of First Western and MFC to these financial institutions. Carson Medlin noted the following performance based on results at or for the three months ended March 31, 2001 (most recent available).

                                                 MFC      First Western     Average for Peer Group
                                               -------    --------------    -----------------------
Return on average assets, pretax............     1.04%         0.31%                0.61%

Interest spread.............................     3.69%         3.20%                3.32%

Equity to assets............................     6.00%        18.00%               10.00%

Loans to deposits...........................    97.00%        91.00%               80.00%

Price to book value at June 30, 2001........     2.53 X        0.88 X               1.24 X

     This comparison indicated that First Western's financial performance was above the peer group for capitalization and loans to deposits and below the peer group for profitability. Carson Medlin noted that MFC's financial performance was above the peer group for each factor analyzed, with the exception of capitalization. MFC Stock traded at a significant premium to book value and to the peer group average at June 30, 2001, while First Western Stock traded at a discount to book value and the peer group average. Carson Medlin noted that the market value multiples for both companies had not materially changed as of September 12, 2001.

     Comparable Transaction Analysis. Carson Medlin reviewed certain information related to the following selected merger transactions involving commercial banks in the southeast United States announced since January 1, 2000 with assets less than $100 million:

             Seller                        State                         Buyer                         State
---------------------------------      --------------      ----------------------------------      --------------
Village Banc of Naples                 Florida             Harris Bankcorp, Inc.                   Illinois

Commerce Bancshares, Inc.              Tennessee           Private Investor                        Tennessee

Heritage Bancorp, Inc.                 Virginia            Cardinal Financial Corp                 Virginia

Perry County Bank                      Alabama             West Alabama Capital Corp.              Alabama

Stockmans Bank of Harman               West Virginia       Highlands Bankshares, Inc.              West Virginia

Citizens Southern Bank, Inc.           WestVirginia        First Community Bancshares              Virginia

Ridgeway Bancshares, Inc.              South Carolina      RHBT Financial Corp.                    South Carolina

Bank of Gibson                         Georgia             Private Investor                        Georgia

Friendship Community Bank              Florida             PAB Bankshares, Inc.                    Georgia

Walton Bank & Trust Co.                Georgia             First Sterling Banks, Inc.              Georgia

First Bank Holding Co.                 Florida             SouthTrust Corporation                  Alabama

First Security Bank                    Florida             United Financial Holdings               Florida

Freedom Bancshares, Inc.               West Virginia       WesBanco, Inc.                          West Virginia

Tri-County Bank                        Florida             ABC Bancorp                             Georgia

Farmers Bank                           Georgia             Persons Banking Co., Inc.               Georgia

Citrus Financial Services, Inc.        Florida             CIB Marine Bancshares, Inc.             Wisconsin

Pine Level Bank                        North Carolina      Heritage Bancshares, Inc.               North Carolina

Belfast Holding Company                Tennessee           First Pulaski National Corporation      Tennessee

BOC Financial Corp.                    North Carolina      Bank of Davie                           North Carolina

     In evaluating these factors, Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices at the time of announcement to the book value, earnings, total and core deposits and total assets of the acquired institutions.

Purchase Price as a Percentage of Tangible Book Value                 Low            High            Average
-------------------------------------------------------             -------        -------          --------
Comparable Transactions.......................................         114%           311%              174%

Range of Values (based on FWBN tangible
   book value of $8.95 per share at June 30, 2001)............      $10.20         $27.83            $15.57

     Based on MFC's 30-day average price of $27.10 prior to announcement of the Merger and a 0.50 exchange ratio, First Western's shareholders would receive $13.55 per share of First Western Stock, or 151% of tangible book value. This consideration is below the average for the range of the comparable transactions.

Purchase Price as a Multiple of Earnings                             Low             High           Average
----------------------------------------------------                -----          -------          -------
Comparable Transactions.......................................        7.6             31.7             18.7

Range of values (based on First Western
   earnings per share of $0.12 estimated for 2001)............      $0.91            $3.80            $2.24

     Based on the terms of the transaction at announcement, First Western's shareholders would receive $13.55 per share of First Western Stock, or 113.1 times estimated 2001 earnings, which is well above the average for the comparable transactions. Carson Medlin noted that First Western had only been in operation for slightly more than three years and had not yet established significant profitability which rendered any price to earnings multiples essentially meaningless. As such, Carson Medlin did not place any weight on this measure in its analysis.

                                                                           Comparable Transactions
                                                                       ------------------------------
                                                  First Western
Other Pricing Multiples                             Indicator            Low       High      Average
-----------------------------------------         --------------       -------    ------    ---------
Purchase Price % of Total Deposits...........          30.6%            12.3%     34.9%       21.1%

Core Deposit Premium (on stated equity)                10.9%             3.0%     21.8%        9.4%

Purchase Price % of Total Assets.............          24.0%            10.1%     26.9%       18.1%

     The purchase price as a percentage of total deposits implied by the Merger is 30.6%, which is above the average of the range for the comparable transactions. The core deposit premium, which is the aggregate transaction value minus stated book value divided by core deposits, is 10.9% which is above the average of the range for the comparable transactions. The purchase price as a percentage of total assets implied by the Merger is 24.0%, which is also above the average of the range for the comparable transactions.

     No company or transaction used in Carson Medlin's analyses is identical to First Western or the proposed Merger. Accordingly, the results of these analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of First Western and other factors that could affect the value of the companies to which they have been compared.

     Contribution Analysis. Carson Medlin reviewed the relative contributions in terms of various balance sheet and income statement components to be made by MFC and First Western to the combined institution based on (i) balance sheet data at June 30, 2001, and (ii) 2000 pre-tax and 2001 estimated net income. The income statement and balance sheet components analyzed included total assets, total deposits, shareholders' equity, and pre-tax and net income. The following table compares the pro forma ownership of MFC and First Western shareholders in the combined company based upon the exchange ratio with each company's respective contribution to each element of this analysis.

                                           MFC   First Western
                                           ----  --------------

Implied pro forma ownership...........      73%             27%

Contribution to combined company:
   Total assets.......................      84%             16%

   Total deposits.....................      81%             19%

   Shareholders equity................      58%             42%

   2000 pre-tax income................      95%              5%

   2001 estimated net income..........      93%              7%

     Shareholder Claims Analysis. Carson Medlin compared the ownership of one share of First Western Stock to the ownership of the number of shares of MFC Stock to be received in the Merger from the perspective of claims on various balance sheet and income statement variables. Carson Medlin found that First Western's shareholders would have a claim to $1.23 per share of First Western Stock of estimated combined pro forma 2001 core earnings compared to $0.33 per share of First Western Stock on a stand alone basis. Based on the exchange ratio of 0.50, First Western's shareholders would have had a claim to $129.5 million of June 30, 2001 total assets compared to $77.5 million stand alone before the Merger. First Western's shareholders would have a claim to $6.30 per share of First Western Stock of June 30, 2001 pro forma book value, compared to $9.76 before the Merger.

     Present Value Analysis. Carson Medlin calculated the present value of First Western assuming that First Western remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of First Western's future growth of assets, earnings and dividends and assumed a terminal price to book value multiple from 1.80 to 2.20 times. These values were then discounted to present value utilizing discount rates of 14% to 16%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as First Western Stock would demand in light of the potential appreciation and risks.

 Discount rate        Present Value Analysis (in dollars per share)
---------------       ---------------------------------------------

                       1.80      1.90      2.00      2.10     2.20
                      ------    ------    ------    ------   ------

    14%........       $11.19    $11.76    $12.33    $12.90   $13.47

    15%........       $10.73    $11.28    $11.82    $12.37   $12.91

    16%........       $10.30    $10.82    $11.34    $11.86   $12.38

     On the basis of these assumptions, Carson Medlin calculated that the present value of First Western as an independent bank ranged from $10.30 per share to $13.47 per share. The consideration to be paid to First Western shareholders at announcement was $13.55 per share which is above the high end of the range indicated under the present value analysis.

     Carson Medlin noted that it included present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

     Historical Stock Performance Analysis. Carson Medlin reviewed and analyzed the historical trading prices and volumes of First Western Stock and MFC Stock over recent periods. MFC Stock trades on the OTC Bulletin Board and was trading around $27.00 per share immediately prior to announcement of the Merger. First Western Stock trades on the NASDAQ SmallCap Market and was trading around $9.00 per share just prior to the Merger announcement. Both First Western Stock and MFC Stock trading volume has been modest over the period analyzed, averaging less than 1,000 shares per day.

     The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of First Western or MFC, could materially affect the assumptions used in preparing the opinion.

     In connection with its opinion, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its September 12, 2001, opinion by performing procedures to update certain of such analyses and reviewing the assumptions on which its analyses were based and the factors considered in connection therewith.

Effect of Merger on Outstanding Shares of MFC Stock

     The shares of MFC Stock that are held by its shareholders at the Effective Time will remain outstanding and not be changed by the Merger. The Merger will not affect any rights of MFC's current shareholders. However, because MFC is expected to issue a total of approximately 687,841 new shares of MFC Stock to First Western's shareholders, the Merger will dilute the relative percent interests of MFC's current shareholders. It is expected that, following the Merger, MFC's current shareholders will hold approximately 73.1%, and First Western's former shareholders will hold approximately 26.9%, of MFC's outstanding shares.

Required Shareholder Approval

     Under North Carolina banking law, the Merger Agreement and the Merger must be approved by the holders of at least two-thirds of the total outstanding shares of First Western Stock in order for the Merger to be completed.

Required Regulatory Approvals

     The Merger is subject to approval by the North Carolina Commissioner of Banks, the North Carolina Banking Commission and the FDIC. The Merger Agreement provides that First Western's and MFC's respective obligations to complete the Merger are conditioned on receipt of all required regulatory approvals of the transactions described in the Merger Agreement. An application for each required regulatory approval has been filed and is pending. Management of First Western and MFC currently are not aware of any reason, condition or circumstance that might lead to a denial of any of their applications.

Conduct of Business Pending the Merger

     The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, and except as otherwise permitted by the Merger Agreement or consented to by MFC and MountainBank, First Western will, among various other things:

 .    conduct its business in the usual manner, preserve its organization intact, keep available the services of its present officers, employees and agents, and preserve relationships with its customers and others it does business with;

 .    maintain its properties and assets in customary repair, order and condition;

 .    maintain its books and records in the usual, regular and ordinary manner;

 .    comply with laws, ordinances, regulations and standards that apply to its business;

 .    periodically provide MFC with various information regarding its business and operations, and promptly advise MFC of any material change in its financial condition, business or affairs;

 .    prior to the Effective Time, make accruals or accounting entries or create reserves on its books, or make additional provisions to its allowance for loan losses, that MFC considers necessary, appropriate or desirable in anticipation of the Merger, and charge-off loans that MFC considers to be losses or believes should be charged-off under generally accepted accounting principles, banking regulations or MFC's loan administration policies and procedures; and,

 .    prior to the Effective Time, review its credit files, correct any documentation and compliance deficiencies, and implement MFC's credit file policies and procedures for all new loans, and conform its existing credit files for loans in excess of $25,000 to those policies and procedures.

     Additionally, the Merger Agreement provides that, between the date of the Merger Agreement and the Effective Time, First Western may not, among various other things (and with certain exceptions):

 .    amend its Articles of Incorporation or Bylaws, make any changes in its capital stock, issue any additional capital stock or other securities, grant options to purchase its capital stock or other securities, or purchase or redeem any of its outstanding shares;

 .    make any changes in its accounting methods, practices or procedures, or in the nature of its business or the manner in which it does business;

 .    acquire or merge with, or acquire substantially all the assets of, any other company;

 .    agree to buy or sell any real property or, above certain amounts, any personal property, or mortgage, pledge or otherwise subject to a lien any of its tangible assets, or, except in the ordinary course of business, incur any indebtedness;

 .    waive or compromise any rights in its favor of any substantial value, except for money or money's worth, or waive or compromise any rights in its favor with respect to its officers, directors, shareholders or members of their families;

 .    except in accordance with its customary salary administration and review procedures, increase the compensation of, or pay any bonuses or additional compensation to, its officers, directors, employees or consultants;

 .    enter into certain types of contracts described in the Merger Agreement, including without limitation employment or consulting contracts not immediately terminable without cost or other liability on no more than 30 days' notice, compensation or employee benefit plans or agreements, single contracts calling for expenditures in excess of $5,000, or any other contracts other than in the ordinary course of business; or

 .    make, renew, extend or modify the terms of a loan or extension of credit, or commit itself to take any of those actions, involving a borrower with which it has a $25,000 or greater credit exposure without the prior approval of MountainBank's lending personnel.

Dividends

     The Merger Agreement provides that, prior to the Effective Time, First Western may not declare or pay any cash dividend or make any other distributions to its shareholders.

Prohibition on Solicitation

     The Merger Agreement provides that, except under certain circumstances, First Western may not:

 .    encourage, solicit or attempt to initiate discussions, negotiations or offers with or from any other person relating to a merger or other acquisition of First Western or the purchase or acquisition of any First Western Stock or all or any significant part of First Western's assets, or provide assistance to any person in connection with such an offer;

 .    except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning First Western or its business, or give any other person access to First Western's properties, facilities, books or records; or

 .    enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

Accounting Treatment

     The Merger will be treated as a "purchase" under generally accepted accounting principles. Under the purchase method of accounting, at the Effective Time First Western's assets and liabilities will be recorded at their respective fair values and added to those of MFC. The excess of the cost over the fair value of the assets acquired will be recorded as goodwill on MFC's books. MFC's financial statements after the Effective Time will reflect the assets and liabilities of First Western, but MFC's financial statements will not be restated retroactively to reflect First Western's historical financial position or results of operations.

     All unaudited pro forma condensed combined financial information contained in this Proxy Statement/Prospectus has been prepared using the purchase method to account for the Merger. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the fair values of First Western's tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and Merger-related charges are subject to final decisions related to combining First Western and MFC. Accordingly, the final purchase accounting adjustments, restructuring and Merger-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the net fair value of the assets and liabilities of First Western as compared to the information shown in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.

Certain Income Tax Consequences

     Consummation of the Merger is conditioned on receipt by MFC and First Western of a written opinion (the "Tax Opinion") of MFC's legal counsel, Ward and Smith, P.A., to the effect that the Merger will constitute a tax-free reorganization under Section 368 of the Internal Revenue Code (the "Code"). The following discussion summarizes MFC's and First Western's current understanding of the material federal income tax consequences of the Merger as described in the Tax Opinion that generally will apply to holders of First Western Stock.

      The Tax Opinion and this summary do not cover all aspects of federal income taxation that may apply to First Western's shareholders, and they do not cover the tax consequences of the Merger under state, local or other tax laws, or special tax consequences to First Western shareholders who may be affected by special individual circumstances. Further, the Tax Opinion and this summary do not address the tax consequences of the Merger in the case of the holders of outstanding options to purchase First Western Stock. Your individual circumstances may affect the tax consequences of the Merger to you, and you should consult your own tax advisor in order to make an individual evaluation of the federal, state or local tax consequences of the Merger in your particular circumstances and, among other things, the tax return reporting requirements, application and effect of federal, foreign, state, local and other tax laws on you, and the implications of any proposed changes in the tax laws.

     You should be aware that the Tax Opinion is not binding on the Internal Revenue Service (the "IRS"), and there is no assurance that in the future the IRS will not disagree with or take a position contrary to that set forth in the Tax Opinion on any particular aspect of the tax consequences of the Merger. If the IRS were to take a position contrary to that set forth in the Tax Opinion, that could result in adverse tax consequences to you.

     The Tax Opinion and this summary are based on currently existing provisions of the Code, existing and proposed Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change could be retroactive and cause the tax consequences of the Merger to MFC, First Western, MountainBank or First Western's shareholders to be different from those described in the Tax Opinion.

     Subject to the limitations and qualifications referred to above and in the Tax Opinion, the Tax Opinion states, among other things, that:

 .    The Merger of First Western with and into MountainBank, and the issuance of
     MFC Stock in exchange for First Western Stock in connection with the Merger as described in the Merger Agreement, will constitute a tax-free reorganization under Section 368(a) of the Code;

 .    First Western's shareholders who receive MFC Stock in exchange for their
     First Western Stock in the Merger and do not exercise dissenters' rights will not recognize any gain or loss on the receipt of MFC Stock (except to the extent that they receive cash in lieu of fractional shares);

 .    The basis of the MFC Stock received by First Western's shareholders in the
     Merger will be the same as the basis of the shares of their First Western Stock surrendered in exchange for the MFC Stock (excluding fractional shares for which cash is received);

 .    The holding period of the MFC Stock received by First Western's shareholders in the Merger will include the period for which the First Western Stock surrendered in exchange for the MFC Stock was considered to have been held, provided that the First Western Stock is held as a capital asset at the Effective Time; and,

 .    Neither MFC nor MountainBank will recognize a gain solely as a result of the Merger, except that gain or loss may be recognized on the recapture of tax attributes, including but not limited to the recapture of bad debt reserves.

     In general, cash received by First Western's shareholders who exercise dissenters' rights under North Carolina law, or in exchange for fractional shares of MFC Stock, will be treated as amounts distributed in redemption of their shares, the federal income tax consequences of which will be governed by
Section 302 of the Code. However, it is possible that Section 302 of the Code will not apply, in which case such a distribution could be treated as a dividend pursuant to Section 301 of the Code. The tax consequences of the distribution, whether it is treated as a dividend or as received in exchange for stock, will vary depending upon the circumstances of the individual shareholder.

     You are urged to consult your own tax advisor regarding the specific tax consequences to you of the Merger and the exchange of your First Western Stock for MFC Stock.

Conditions to the Merger

     Completion of the Merger is subject to various conditions described in the Merger Agreement, including:

 .    approval of the Merger Agreement by First Western's shareholders;

 .    receipt of all required regulatory approvals, and MFC's approval of any conditions or requirements imposed on it or MountainBank by any regulatory agency as a condition to its approval of the Merger;

 .    receipt of the Tax Opinion;

 .    receipt by First Western of the First Western Fairness Opinion, and receipt by MFC of a similar opinion from its financial advisor to the effect that the terms of the Merger Agreement are fair to MFC shareholders from a financial point of view (the "MFC Fairness Opinion"), and, prior to consummation of the Merger, receipt of confirmations that the First Western Fairness Opinion and the MFC Fairness Opinion remain in effect; and,

 .    approval by First Western's and MFC's respective legal counsel of the form and substance of all legal matters related to the Merger.

     Additionally, under the Merger Agreement, First Western's and MFC's separate obligations to complete the Merger are subject to various other conditions, including:

 .    performance by the other party of its various covenants, agreements and conditions under the Merger Agreement;

 .    absence of any breach of any of the other party's representations or warranties contained in the Merger Agreement;

 .    compliance by the other party with all laws and regulations that apply to the transactions described in the Merger Agreement;

 .    receipt of agreements from persons who are "affiliates" of First Western and certain of their related parties regarding restrictions on the MFC Stock they receive for their First Western Stock; and,

 .    receipt of a written opinion of the other party's legal counsel as to various matters.

Waiver; Amendment of Merger Agreement

     Any term or condition of the Merger Agreement (except as to matters of shareholder and regulatory approvals and other approvals required by law) may be waived in writing, either in whole or in part, by First Western, MountainBank or MFC if its Board of Directors determines that the waiver would not adversely affect its interests or the interests of its shareholders. The Merger Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by First Western's shareholders, by an agreement in writing approved by a majority of the Boards of Directors of First Western, MFC and MountainBank. Approval of the Merger Agreement by First Western's shareholders will authorize First Western's Board of Directors to grant any waiver, or to agree to any amendment, modification or supplement, as described above. However, following approval of the Merger Agreement by First Western's shareholders, no change may be made in the number of shares of MFC Stock into which each share of First Western Stock will be converted at the Effective Time unless that change also is approved by First Western's shareholders.

Termination of the Merger Agreement

     Prior to the Effective Time, the Merger Agreement may be terminated by the mutual agreement of First Western and MFC. The Merger Agreement also may be terminated by either First Western or MFC alone, by action of its Board of Directors, if among other things:

 .    any of the conditions to its obligations have not been satisfied in all material respects or effectively waived by it in writing by February 28, 2002;

 .    the other party has violated or failed to fully perform any of its obligations, covenants or agreements under in the Merger Agreement in any material respect;

 .    any of the other party's representations or warranties were false or misleading in any material respect when made, or there occurs any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, might cause any of the other party's representations or warranties to become false or misleading in any material respect;

 .    First Western's shareholders do not approve the Merger Agreement and Merger at the Special Meeting; or

 .    the Merger does not become effective on or before February 28, 2002, or by a later date agreed upon in writing by First Western and MFC.

     Additionally, MFC can terminate the Merger Agreement if the Special Meeting is not held by December 28, 2001.

Closing Date and Effective Time

     After all conditions described in the Merger Agreement have been satisfied, the closing of the Merger will be held on a date (the "Closing Date") agreed upon by First Western and MFC after the expiration of the waiting periods required by federal regulatory authorities following receipt of their approvals. The Effective Time of the Merger will be the date and time specified in Articles of Merger filed by MountainBank with the North Carolina Secretary of State (or, if a time is not specified, then at the time the Articles of Merger are filed). Although there is no assurance as to whether or when the Merger will occur, it currently is expected that it will become effective during the later part of the fourth quarter of 2001 or the early part of the first quarter of 2002.

Interests of Certain Persons With Respect to the Merger

     As further described below, members of First Western's management and Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of First Western generally.

     Election of First Western's Directors as Directors of MFC and MountainBank. MountainBank and MFC have agreed that, if they remain directors of First Western at the Effective Time, William A. Banks, Jerry Duncan, David R. McIntosh and Van
F. Phillips, current directors of First Western, will be appointed to serve as directors of MountainBank, and Mr. Banks and Mr. Phillips will be appointed to serve as directors of MFC. Mr. Phillips also will be appointed to serve as Vice Chairman of MFC. Those individuals will be compensated for their services as directors of MFC and MountainBank on the same basis as MFC's and MountainBank's other directors. For their services as directors, MountainBank's directors currently receive a monthly retainer of $100 and fees of $650 for attendance at each Board meeting and $100 for attendance at each meeting of a committee on which they serve. Directors currently do not receive any additional compensation for their services as members of MFC's Board of Directors. First Western currently pays each of its directors $400 per regular Board meeting (regardless of whether or not they attend), and $65 for attendance at each meeting of a Board committee. (See "MountainBank Financial Corporation -- Directors' Compensation" on page _____, and "First Western Bank -- Directors' Compensation" on page _____.) After their initial appointment, the continued service of First Western's directors as directors of MFC and MountainBank will be subject to MFC's and MountainBank's normal director nomination and election processes.

     Change in Control Payments. Ronnie E. Deyton (First Western's President and Chief Executive Officer), Charles L. Ownbey (First Western's Senior Vice President) and Martin J. Shuford (First Western's Senior Vice President) each currently is employed by First Western under an employment agreement which provides for a term that is extended by one additional year on each anniversary of the execution of the agreement, unless proper written notice is received.
The salaries for 2001 for Mr. Deyton, Mr. Ownbey and Mr. Shuford are $100,000, $88,482 and $77,490, under their respective employment agreements. Upon termination of their employment, or the occurrence of a "termination event," in connection with, or within twenty-four months after, a "change in control" of First Western, each agreement provides that the officer will be entitled to receive 299% of his then "base amount" as defined in Section 280G(b)(3) of the Code. As defined in the employment agreements, a "termination event" will occur if the officer is assigned any duties or responsibilities that are inconsistent with or constitute a demotion or reduction in his position, duties, responsibilities, status or compensation at the time of the change in control or if there is a change in his reporting responsibilities or titles with First Western in effect at the time of the change in control.

     Mr. Deyton will become an employee of MountainBank upon completion of the Merger, but he has agreed to accept a reduction in his position, duties and compensation. Mr. Ownbey's and Mr. Shuford's employment will cease upon completion of the Merger. Immediately prior to completion of the Merger, First Western will make change in control payments to Mr. Deyton, Mr. Ownbey and Mr. Shuford under their respective employment agreements. It is currently estimated that those payments will amount to $234,479, $221,961 and $172,976, respectively.

     Employment of First Western's President. In order to assure itself of his assistance and continued services following the Effective Time, MountainBank has agreed that it will enter into a new employment agreement with Mr. Deyton in the place of his existing agreement with First Western. The proposed new agreement would provide for Mr. Deyton to be employed by MountainBank on a part-time basis as a Senior Vice President for a two-year term of employment and at a base salary of $30,000 per year. The employment agreement provides that Mr. Deyton may not "compete" (as defined in the agreement) against MountainBank in Henderson County, Yancey County, Mitchell County or Buncombe County, North Carolina, during the term of employment and for a period of five years following its termination and, in return, for MountainBank to make additional payments to Mr. Deyton in the amount of $103,396 per year during the five-year restriction period following termination of the term of employment.

     Other Employees. Provided they remain employed by First Western at the Effective Time, MountainBank will attempt in good faith to locate suitable positions with MountainBank for which employment may be offered to all other employees of First Western. However, MountainBank will have no obligation to employ or provide employment to any employee of First Western, and any employment offered to an employee of First Western will be in a position, at a location within MountainBank's branch system, and for a rate of compensation, as MountainBank will determine in its sole discretion. The employment of each First Western employee (other than Mr. Deyton) by MountainBank will be on an "at-will" basis.

     Outstanding First Western Stock Options. First Western previously has granted options to certain of its officers and directors to purchase shares of First Western Stock. The Merger Agreement provides that, at the Effective Time, outstanding options held by First Western's directors, and options held by officers and employees who become officers or employees of MountainBank at the Effective

Time, will be assumed by MFC and converted into options to purchase MFC Stock. The conversion will be made such that, following the Effective Time, each option will provide for the purchase of 0.50 shares of MFC Stock for each share of First Western Stock previously covered by the option, and the exercise price of the option will be appropriately adjusted. First Western has agreed to obtain from each holder of an option to be assumed by MFC, and will deliver to MFC, a written agreement in a form specified by MFC confirming and agreeing to the conversion of that person's option as described above. Options held by officers and employees that are not assumed by MFC will become vested and may be exercised in full pursuant to their terms immediately prior to the Effective Time.

     Employee Benefits. First Western's employees who become employees of MountainBank at the Effective Time (including Mr. Deyton) will be entitled to receive all employee benefits and to participate in all benefit plans provided by MountainBank on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of MountainBank. In addition, First Western's employees will be given credit for their years of service with First Western for all purposes under MountainBank's employee benefit plans.

     Directors' and Officers' Liability Insurance. First Western and MountainBank have agreed that, to the extent it can be purchased at a cost to which they both agree, then immediately prior to the Effective Time First Western will purchase "tail" coverage, effective at the Effective Time, under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy.

Expenses

     The Merger Agreement provides that First Western, MountainBank and MFC each will pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including all filing fees, printing and mailing costs and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the Merger Agreement or otherwise in connection with the Merger. The costs of preparing, printing and distributing this Proxy Statement/Prospectus will be divided equally between First Western and MFC.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Under Article 13 of the North Carolina Business Corporation Act ("Article 13"), if you object to the Merger Agreement and Merger, you may "dissent" and become entitled to be paid the fair value of your shares of First Western Stock if the Merger is completed. The following is only a summary of the rights of a dissenting shareholder. If you intend to exercise your right to dissent (your "Diss[Bters' Rights"), you should carefully review the following summary and comply with all requirements of Article 13. A copy of Article 13 is attached as Appendix B to this document and is incorporated into this discussion by reference. You also should consult with your attorney. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS' RIGHTS WILL BE FURNISHED BY FIRST WESTERN TO YOU.

     If you intend to exercise Dissenters' Rights, you should be aware that cash paid to you likely will result in your receipt of taxable income. (See "The Merger - Certain Income Tax Consequences" on page ____.)

     Article 13 provides in detail the procedure which you must follow if you wish to exercise Dissenters' Rights. In summary, to exercise Dissenters'
Rights:

 .    you must give to First Western, and First Western must actually receive, before the vote on the Merger is taken at the First Western Special Meeting, written notice of your intent to demand payment for your shares if the Merger is completed (a "Notice of Intent"); and

 .    you must not vote your shares in favor of the Merger at the First Western
     Special Meeting.

     In other words, you do not have to vote against the Merger, or even vote at all, in order to exercise Dissenters' Right, but you may not vote in favor of the Merger, and in all cases you must give the required written notice. Your failure to satisfy these requirements will result in your not being entitled to exercise Dissenters' Rights and receive payment for your shares under Article
13. Even if you vote against the Merger (either in person or by appointment of proxy), you still have to send the required Notice of Intent in order to exercise Dissenters' Rights. You should remember that (as described under the caption "The Special Meeting of First Western's Shareholders - Solicitation and Voting of Proxies" on page _____) if you return a signed appointment of proxy but fail to provide instructions as to the manner in which your shares are to be voted, you will be considered to have voted in favor of the Merger and you will not be able to assert Dissenters' Rights. If you do not return a proxy card or otherwise vote at all at the Special Meeting, you will not be treated as waiving your Dissenters' Rights.

     If you intend to dissent, your Notice of Intent should be mailed or delivered to First Western's President, Ronnie E. Deyton, at First Western's corporate office at 600 West By-Pass (Post Office Box 187) in Burnsville, North Carolina 28714, or it may be hand delivered to the President of First Western at the First Western Special Meeting (before the voting begins). In order for a Notice of Intent sent by mail to be effective, it must actually be received by First Western at its address prior to the First Western Special Meeting. A Notice of Intent which is hand delivered must be received prior to the vote on the Merger at the First Western Special Meeting.

     If you deliver a Notice of Intent and the Merger is approved by First Western's shareholders at the First Western Special Meeting (or at any adjournment of the meeting), then, within ten days following that approval, First Western will send you a written notice (a "Dissenters' Notice"), by registered or certified mail, return receipt requested, so long as you have satisfied the requirements to exercise Dissenters' Rights. The Dissenters' Notice will:

 .    state where your payment demand must be sent, and where and when your share certificates must be deposited;

 .    supply a form you can use for demanding payment, and be accompanied by a copy of Article 13; and,

 .    specify a date by which First Western must receive your payment demand
     (which may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is mailed).

     After receipt of the Dissenters' Notice, you must deliver to First Western a written demand for payment (a "Payment Demand") and deposit your share certificates with First Western by the date set forth in and in accordance with the terms and conditions of the Dissenters' Notice. Otherwise, you will not be entitled to payment for your shares under Article 13. If you deliver a Payment Demand and deposit your share certificates as required by the Dissenters' Notice, you will retain all other rights as a shareholder until those rights are canceled or modified by completion of the Merger.

     As soon as the Merger is completed, or within 30 days after receipt of your Payment Demand (whichever is later), MFC will pay you (provided that you have satisfied all requirements to exercise Dissenters' Rights) the amount MFC estimates to be the fair value of your shares, plus interest accrued to the date of payment. MFC's payment will be accompanied by:

 .    certain of MFC's most recent available financial statements;

 .    an explanation of how MFC estimated the fair value of your shares and how the interest was calculated;

 .    a statement of your rights if you are dissatisfied with MFC's payment; and,

 .    a copy of Article 13.

     If the Merger is not completed within 60 days after the date set for you to demand payment and deposit your share certificates, First Western must return your deposited certificates, and if the Merger is completed later, First Western must send you a new Dissenters' Notice and repeat the Payment Demand procedures described above.

     If you believe that the amount paid by MFC as described above is less than the fair value of your shares of First Western Stock or that the interest due is incorrectly calculated, or if MFC fails to make payment to you within 30 days after receipt of your Payment Demand, or if First Western fails to complete the Merger and does not return your deposited certificates within 60 days after the date set for demanding payment, then you may notify MFC, or First Western if the Merger has not been completed, in writing of your own estimate of the fair value of your shares of First Western Stock and the amount of interest due and may demand payment of your estimate (a "Further Payment Demand"). In any such event, if you fail to take any such action within the 30 days after MFC makes payment for your shares or fails to perform timely, you will be deemed to have waived your rights under Article 13 and to have withdrawn your dissent and demand for payment.

     If you have taken all required actions and your demand for payment remains unsettled, you may file a lawsuit within 60 days after the earlier of the date of MFC's payment or the date of your Further Payment Demand (where the shareholder is dissatisfied with MFC's payment or MFC has failed to make payment or First Western has failed to return your stock certificates). If you take no action within that 60-day period, you will be deemed to have withdrawn your dissent and demand for payment. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and it has discretion to make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by MFC. Court costs, appraisal, and counsel fees may be assessed by the court as it deems equitable.

     Article 13 contains certain additional provisions and requirements that apply in the case of dissents by nominees who hold shares for others, and by beneficial owners whose shares are held in the names of other persons.

                        MARKET AND DIVIDEND INFORMATION

First Western's Capital Stock

     First Western first issued First Western Stock during 1997 in connection with its initial incorporation and the commencement of its banking operations. First Western Stock was listed on the Nasdaq SmallCap Market (under the trading symbol "FWBN") during the first quarter of 1999. However, there is not an active public trading market for First Western Stock. Prior to its listing on the Nasdaq SmallCap Market, First Western Stock was listed on the OTC Bulletin Board under the symbol "FWBN." On September 30, 2001, there were approximately _________ holders of record of First Western Stock.

     The following table lists high and low published prices of First Western Stock (as reported on the Nasdaq SmallCap Market).

                                                            Price
                                                       ---------------

  Year          Quarterly period                        High     Low
--------  -----------------------------                -------  ------

  1999    First quarter..............................   $10.50   $8.00
          Second quarter.............................     9.50    6.50
          Third quarter..............................     9.13    7.00
          Fourth quarter.............................     9.00    6.38
  2000    First quarter..............................     8.75    4.75
          Second quarter.............................     9.88    5.75
          Third quarter..............................    10.25    7.50
          Fourth quarter.............................     9.50    8.00
  2001    First quarter..............................     8.75    8.38
          Second quarter.............................     8.95    8.50
          Third......................................    12.25    8.25
          Fourth (through ______, 2001)..............

     First Western has not paid any cash dividends to date. Management of First Western expects that, for the foreseeable future, any profits resulting from First Western's operations will be retained as additional capital to support its operations and growth and that it will not pay any cash dividends.

     If the Merger is not completed, any declaration and payment of cash dividends by First Western in the future will be subject to First Western's Board of Directors' evaluation of First Western's operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. Also, the payment of cash dividends by First Western in the future will be subject to certain other legal and regulatory limitations (including the requirement that First Western's capital be maintained at certain minimum levels) and will be subject to ongoing review by banking regulators. See "Supervision and Regulation - Payment of Dividends" on page _____, and "Description of Capital Stock - Differences in Capital Stock" on page _____.)

MFC's Capital Stock

     MFC first issued MFC Stock during March 2001 in exchange for the outstanding shares of MountainBank's common stock in connection with MFC's initial incorporation as MountainBank's parent holding company. MFC Stock is listed on the OTC Bulletin Board (under the trading symbol "MBFC"). However, there is not an active public trading market for MFC Stock. Prior to the organization of MFC, MountainBank's common stock was listed on the OTC Bulletin Board, but neither was there an active public trading market for that stock. On September 30, 2001, there were approximately _____ holders of record of MFC Stock.

     The following table lists high and low published prices of MFC Stock for each calendar quarter since April 1, 2001, and, prior to that, the high and low published prices for MountainBank's common stock for each calendar quarter since December 31, 1998. All prices are as reported on the OTC Bulletin Board. They represent reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                                 Price
                                                            ----------------

  Year          Quarterly period                             High      Low
--------  -----------------------------                     -------  -------

  1999    First quarter.................................     $12.66   $10.00
          Second quarter................................      13.34    11.66
          Third quarter.................................      14.66    13.00
          Fourth quarter................................      14.66    13.04
  2000    First quarter.................................      17.60    11.60
          Second quarter................................      15.51    12.00
          Third quarter.................................      17.11    15.20
          Fourth quarter................................      20.50    15.20
  2001    First quarter.................................      24.80    16.80
          Second quarter................................      31.50    21.00
          Third.........................................
          Fourth (through ______, 2001).................


     MFC has not yet paid any cash dividends on MFC Stock. MFC is a holding company, and its only source of revenue is dividends it receives from MountainBank. Therefore, MFC's ability to pay dividends to its shareholders is subject to MountainBank's ability to pay dividends to it. MountainBank's ability to pay dividends to MFC will continue to depend on its earnings and financial condition, capital requirements, general economic conditions, compliance with regulatory requirements that apply to North Carolina banks, and other factors. Also, dividends by MountainBank are subject to various laws and regulatory restrictions, including the requirement that its capital be maintained at certain minimum levels and that it only pay dividends from its retained earnings. MFC expects that, for the foreseeable future, profits resulting from MountainBank's operations will be retained by it as additional capital to support its operations and growth and that any dividends paid by MountainBank to MFC will be limited to amounts needed to pay any separate expenses of MFC or to make required payments on MFC's debt obligations.

     In the future, MFC's ability to pay dividends also will be subject to its Board of Directors' evaluation of its own separate factors, including MFC's earnings and financial condition, capital requirements, debt service requirements, and regulatory restrictions applicable to bank holding companies. Additionally, if MFC borrows additional money in the future, covenants contained in a loan agreement between it and its lender could restrict or condition its payment of cash dividends based on various financial considerations or factors. Therefore, there is no assurance that, for the foreseeable future, MFC will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular time, or that it will pay dividends at all. See "Supervision and Regulation - Payment of Dividends" on page ____, and "Description of Capital Stock - Differences in Capital Stock" on page ____.

                                CAPITALIZATION

     The following table sets forth:

 .    MFC's unaudited historical consolidated capitalization on June 30, 2001,

 .    First Western's unaudited historical capitalization on June 30, 2001, and

 .    MFC's unaudited pro forma consolidated capitalization as of June 30, 2001, assuming the Merger had been completed on that date (with no shareholder of First Western exercising Dissenters' Rights).

     This unaudited financial information is based on and should be read in conjunction with MFC's and First Western's audited financial statements and unaudited interim financial statements, together with the related financial statement footnotes, and the Unaudited Pro Forma Condensed Combined Financial Statements, and related notes and assumptions, which are included in this Proxy Statement/Prospectus under the captions "Consolidated Financial Statements of MountainBank Financial Corporation" on page F-1, "Financial Statements of First Western Bank" on page F-31, and "Unaudited Pro Forma Condensed Combined Financial Statements" on page F-59.

                                              At June 30, 2001 (Unaudited)
                                         ---------------------------------------
                                            MFC     First Western    Pro forma
                                         (actual)      (actual)     combined (2)
                                         ---------  --------------  ------------
Shareholders' equity:
   Preferred stock (1).................   $   -0-         $   -0-       $   -0-
   Common stock........................     7,494           6,866        10,241
   Surplus.............................     9,404           6,803        20,390
   Retained earnings...................     1,979            (419)        1,979
   Accumulated other
     comprehensive income..............       185             156           185
                                          -------         -------       -------
        Total shareholders' equity.....   $19,062         $13,406       $32,795
                                          =======         =======       =======

_______________________________

(1)  First Western's current Articles of Incorporation provide for the issuance
     of both common and preferred stock.   MFC's Articles of Incorporation
     currently provide for the issuance of common stock only. However, MFC's Board of Directors has approved a proposed amendment to MFC's Articles of Incorporation which would authorize MFC to issue up to 2,000,000 shares of preferred stock. The amendment would authorize the Board to issue shares of the new preferred stock from time to time in the future, in one or more series, and to fix and determine the relative rights and preferences of those shares, or of each series of shares, at the time of issuance and without the approval of MFC's shareholders. (See "Capital Stock of MFC and First Western -- Capital Stock of MFC" on page _____.) The amendment is subject to the approval of MFC's shareholders.
(2) Numbers in the column headed "Pro forma combined" have been calculated assuming that the Merger became effective on June 30, 2001.

                       MOUNTAINBANK FINANCIAL CORPORATION

General

     Business. MFC is a bank holding company that was organized under North Carolina law during January 2001. It is the parent company of MountainBank, and its primary business activity is its investment in and managing the business of MountainBank. MountainBank is a North Carolina-chartered bank which first began banking operations during June 1997. Its deposits are insured by the FDIC. MFC and MountainBank each is headquartered in Hendersonville, North Carolina, and they are engaged in a general, community-oriented commercial and consumer banking business. On June 30, 2001, MFC had total consolidated assets of approximately $405.7 million, total consolidated loans of approximately $320.1 million, total consolidated deposits of approximately $345.7 million, and total consolidated shareholders' equity of approximately $19.1 million. MFC's and MountainBank's headquarters are located at 201 Wren Drive, Hendersonville, North Carolina 28792, and their telephone number at that address is (828) 693-7376.

     The Reorganization. MFC was organized by the directors of MountainBank for the sole purpose of becoming MountainBank's parent holding company. On March 30, 2001, MFC and MountainBank completed a share exchange in which each outstanding share of MountainBank's common stock was exchanged for one share of MFC Stock, and MountainBank became MFC's wholly-owned subsidiary. MountainBank's shareholders had approved that reorganization on February 20, 2001.

     Banking Offices. MountainBank has nine full-service banking offices located in the towns of Hendersonville (two offices) and Fletcher (Henderson County), Columbus (Polk county), Forest City and Lake Lure (Rutherford County), Asheville (Buncombe County), Waynesville (Haywood County) and Marion (McDowell County), North Carolina.

     Services. MountainBank's operations are primarily retail oriented and directed toward individuals and small- and medium-sized businesses located in its banking markets. The majority of its customers are residents of or do business in its banking markets, but it also makes loans to and has deposit relationships with individuals and business customers in areas outside its immediate banking market (including northwestern South Carolina). MountainBank also solicits deposits on the Internet through Express Data Corporation's Quick-Rate CD Clearinghouse. It provides most traditional commercial and consumer banking services, but its principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. Its primary source of revenue is interest income derived from its lending activities.

     Banking Market. MountainBank's current banking market consists of Henderson, Rutherford, McDowell, Haywood, Polk and Buncombe Counties, which are situated in the southwestern mountains and foothills of North Carolina.

     Competition. MountainBank competes for deposits in its banking market with other commercial banks, savings banks and other thrift institutions, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, MountainBank competes with all other financial institutions and with consumer finance companies, mortgage companies and other lenders. Commercial banking in MountainBank's banking market and in North Carolina as a whole is extremely competitive. North Carolina is the home of two of the largest commercial banks in the United States, each of which has branches located in MountainBank's banking market, and numerous other commercial banks, thrift institutions and credit unions also have offices in its banking market.

     Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of MountainBank's competitors have greater resources, broader geographic markets, more extensive branch networks, and higher lending limits, than it does. They also can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than MountainBank can. In terms of assets, MountainBank is larger than First Western, but it is not one of the larger commercial banks in North Carolina, and there is no assurance that it will be or continue to be an effective competitor in its banking market. However, management believes that community banks can compete successfully by providing personalized service and making timely, local decisions, and that further consolidation in the banking industry is likely to create additional opportunities for community banks to capture deposits from affected customers who may become dissatisfied as their financial institutions grow larger. Also, it believes that the continued growth of MountainBank's banking market affords an opportunity to capture new deposits from new residents.

     In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking, a North Carolina commercial bank may be required to compete not only with other North Carolina-based financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions, establish or acquire branch offices in North Carolina, or otherwise offer financial services across state lines, thereby adding to the competitive atmosphere of the industry in general.

     To counter MountainBank's competitive disadvantages, it tries to differentiate itself from its larger competitors with its focus on relationship banking, personalized service, direct customer contact, and its ability to make credit and other business decisions locally. It also depends on its reputation as a community bank in its banking market and its involvement in the communities it serves, the experience of its senior management team, and the quality of its associates. Management believes that these factors aid in MountainBank's growth and are a major factor in furthering its ability to respond more efficiently to its customers' needs.

     Employees. On June 30, 2001, MountainBank employed 103 full-time employees (including its executive officers) and five part-time employees. It is not a party to any collective bargaining agreement with its employees, and it considers its relations with its employees to be good.

     Legal Proceedings. From time to time MFC and MountainBank may become involved in legal proceedings occurring in the ordinary course of their businesses. However, subject to the uncertainties inherent in any litigation, MFC believes there currently are no pending or threatened proceedings that are likely to result in a material adverse change in its consolidated financial condition or operations.

     Properties. MFC and MountainBank own no real property. MountainBank leases the facilities housing its and MFC's headquarters, each of its banking offices, and its administration/operations facility. On June 30, 2001, MFC's consolidated investment in premises and banking equipment (cost less accumulated depreciation) was approximately $2.8 million.

Information and Reports

     MFC's audited consolidated financial statements as of and for the years ended December 31, 2000 and 1999, and its unaudited consolidated interim statements of condition, statements of income, and statements of cash flows, as of and for the six-month periods ended June 30, 2001 and 2000, are included in this Proxy Statement/Prospectus under the caption "Consolidated Financial Statements of MountainBank Financial Corporation" on page F-1.

     MFC is subject to the informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and it files reports and other information, including annual reports, quarterly reports and proxy statements, with the Securities and Exchange Commission under the 1934 Act. You may read and copy any reports, proxy statements and other information filed by MFC with the SEC under the 1934 Act at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. MFC's SEC file number is 000-32547. Its filings with the SEC also are available to the public from the SEC's website at http://www.sec.gov. You may call the SEC at 1-800-SEC-0330 for further information.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     Management's discussion and analysis is provided to assist you in understanding and evaluating MFC's financial condition and its results of operations. The following discussion should be read in conjunction with MFC's financial statements and related notes which also are included in this proxy statement/prospectus.

   Table 1.  Net Interest Income and Average Balances (dollars in thousands).

                                            Year Ended                     Year Ended                    Year Ended
                                         December 31, 2000             December 31, 1999              December 31, 1998
                                    -----------------------------  ----------------------------  ----------------------------
                                    Average    Interest   Yield/   Average   Interest   Yield/   Average   Interest   Yield/
                                    Balance    Inc/Exp     Cost    Balance   Inc/Exp     Cost    Balance   Inc/Exp     Cost
                                    --------  ----------  -------  -------  ----------  -------  -------  ----------  -------
Interest earning assets:
 Interest bearing  deposits
  with other depositories           $  8,144     $   505    6.20%  $ 4,778      $  258    5.39%  $     -     $     -       -%
 Investment Securities                27,436       1,865    6.80%    9,178         513    5.59%    2,527         138    5.46%
 Federal funds sold                    3,944         241    6.11%    6,473         331    5.11%    5,993         327    5.46%
 Loans                               136,846      13,210    9.65%   63,396       5,650    8.91%   32,635       3,014    9.24%
                                    --------     -------           -------      ------    ----   -------     -------    ----
  Total interest-earning
   assets                            176,370      15,821            83,825       6,752            41,155       3,479
                                    --------     -------           -------      ------           -------     -------
  Yield on average interest-
   earning assets                                           8.97%                         8.05%                         8.45%
                                                            ====                          ====                          ====

Noninterest-earning assets:
 Cash and due from banks               5,024                         2,993                         1,253
 Property and equipment                1,886                         1,336                         1,205
 Interest receivable and other         1,839                           729                           302
                                    --------                       -------                       -------
  Total noninterest-earning
  assets                               8,749                         5,058                         2,760
                                    --------                       -------                       -------
  Total assets                      $185,119                       $88,883                       $43,915
                                    ========                       =======                       =======

Interest-bearing liabilities:
 Demand deposits                    $ 11,174         152    1.36%  $ 6,324         111    1.76%  $ 2,824          52    1.84%
 Savings deposits                     38,241       1,750    4.58%   27,927       1,274    4.56%   10,677         494    4.63%
 Time deposits                       104,427       6,894    6.60%   36,822       2,059    5.59%   19,437       1,128    5.80%
 Obligation under capital lease          776          68    8.76%      794          62    7.81%      812          62    7.64%
 Fed funds purchased/
   Repurchase agreements               2,586         152    5.88%    1,444          55    3.81%      690          29    4.20%
                                    --------     -------    ----   -------      ------    ----   -------     -------    ----
  Total interest-bearing
  liabilities                        157,204       9,016            73,311       3,561            34,440       1,765
                                    --------     -------           -------      ------           -------     -------
  Cost on average interest-
   bearing liabilities                                      5.74%                         4.86%                         5.12%
                                                            ====                          ====                          ====

Noninterest bearing liabilities:
 Demand deposits                      11,079                         5,629                         3,020
 Interest payable and other            2,036                         1,654                           345
                                    --------                       -------                       -------
  Total noninterest-bearing
   liabilities                        13,115                         7,283                         3,365
                                    --------                       -------                       -------
  Total liabilities                  170,319                        80,594                        37,805
Stockholders' equity                  14,800                         8,289                         6,110
                                    --------                       -------                       -------
  Total liabilities and
  stockholders' equity              $185,119                       $88,883                       $43,915
                                    ========                       =======                       =======
Net interest income                              $ 6,805                        $3,191                       $ 1,714
                                                 =======                        ======                       =======
Net yield on interest-
 earning assets                                             3.86%                         3.81%                         4.16%
                                                            ====                          ====                          ====

        Table 2.  Rate/Volume Variance Analysis (dollars in thousands).

                                          2000 Compared to 1999        1999 Compared to 1998
                                      ------------------------------  ------------------------
                                      Interest        Interest        Interest      Interest
                                       Income/        Variance         Income/      Variance
                                       Expense      Attributed to      Expense   Attributed to
                                      Variance    Rate      Volume    Variance   Rate   Volume
                                      ---------  -------  ----------  --------  ------  ------

Interest-earning assets:
Interest bearing deposits in other
  Depositories                          $  247   $   66    $    181     $  258  $   -   $  258
Investments securities                   1,352      332       1,020        375      5      370
Federal funds sold                         (90)      39        (129)         4    (23)      27
Loans                                    7,560    1,013       6,547      2,636   (136)   2,772
                                        ------   ------    --------     ------  -----   ------
  Total                                 $9,069    1,450       7,619      3,273   (154)   3,427
                                        ------   ------    --------     ------  -----   ------

Interest-bearing liabilities:
Demand deposits                             41      (45)         86         59     (6)      65
Savings deposits                           476        8         468        780    (20)     800
Time deposits                            4,835    1,055       3,780        931    (77)   1,008
Obligation under capital lease               6        7          (1)         -      -        -
Federal funds purchased/Repurchase
 agreements                                 97       54          43         26     (6)      32
                                        ------   ------    --------     ------  -----   ------
 Total                                   5,455    1,079       4,376      1,796   (109)   1,905
                                        ------   ------    --------     ------  -----   ------
 Net interest income                    $3,614   $  371    $  3,243     $1,477  $ (45)  $1,522
                                        ======   ======    ========     ======  =====   ======

     Analysis of Financial Condition. Average earning assets have increased 110.4% from 1999 to 2000. Average earning assets represented 95.3% of total average assets at December 31, 2000 compared to 94.3% at the end of 1999. With the exception of Federal funds sold, all categories of average assets increased during 2000. The most significant of these increases was recorded in MFC's loan account. Average loans increased $73.5 million or 115.9% over 1999. The following table illustrates the growth of various balance sheet components.

     Table 3.  Average Asset Mix (dollars in thousands)

                                               Average            Average
                                               Balance      %     Balance     %
                                               --------  -------  -------  -------
Earning assets:
Loans, net                                     $136,846   73.92%  $63,396   71.33%
Investment securities                            27,436   14.82%    9,178   10.32%
Federal funds sold                                3,944    2.13%    6,473    7.28%
Interest bearing deposits with depositories       8,144    4.40%    4,778    5.38%
                                               --------  ------   -------  ------
 Total earning assets                           176,370   95.27%   83,825   94.31%
                                               --------  ------   -------  ------

Non-earning assets:

Cash and due from banks                           5,024    2.72%    2,993    3.37%
Property and equipment                            1,886    1.02%    1,336    1.50%
Other assets                                      1,839    0.99%      729    0.82%
                                               --------  ------   -------  ------
 Total non-earning assets                         8,749    4.73%    5,058    5.69%
                                               --------  ------   -------  ------
 Total assets                                  $185,119  100.00%  $88,883  100.00%
                                               ========  ======   =======  ======

     During 2000, average net loans represented 73.92% of total average assets compared to 71.33% at the end of 1999. As a result of the continued high growth rate of MFC's loan portfolio, these assets comprised a larger percentage of the total asset base. It is management's intent to pull the growth of MFC's balance sheet forward through growth of the loan portfolio rather than growing its liability base and then investing in lower yielding assets such as securities and overnight investments. Management believes that this is the most prudent strategy for profitable growth and foresees continued rapid growth for both the loan portfolio and the balance sheet as a whole over the next several quarters. As MFC expands its geographic market presence, access to high quality loans is expected to continue to drive overall growth. During the next fiscal year, management intends to begin complementing deposit growth with wholesale funding to supply adequate liquidity for anticipated growth of the loan portfolio.

     Net Interest Income. As with most community banks, MFC's primary source of income is net interest income, which is defined as the difference between income generated by MFC's earning assets less expense incurred on its interest bearing liabilities. Table 1 above summarizes the major components of net interest income for the years ended December 31, 2000, 1999 and 1998. Compared with 1999, MFC's net interest income increased substantially during 2000. Overall growth of MFC's balance sheet was the principal contributing factor for the 113.3% increase in net interest income. During 2000, both net interest income and yields on interest-earning assets increased substantially. Net interest income increased $3.61 million while yields on interest earning assets increased 92 basis points. These increases resulted primarily from an increased percentage of loans carried on the balance sheet and an increase in the yield on MFC's loan portfolio. During 2000, 73.9% of MFC's average assets were invested in its loan portfolio as compared with 71.3% on average during 1999. The second principal factor was an increase in overall loan yields. This resulted from the ability to acquire higher yielding loan assets as MFC expanded it geographic market base and more aggressively accessed fees relating to originating and servicing loans. To fund loan demand, MFC relied primarily on certificates of deposit. As a result, MFC's cost of funds increased 88 basis points to 5.74% from 4.86% during 1999. Through the end of 2000, management had not used wholesale funding such as borrowings from the Federal Home Loan Bank. It is the intention of management to begin incorporating wholesale funding during 2001 as a tool to aid in managing MFC's cost of funding and maintaining or improving its net interest rate margin.

     Provision for Credit Losses and Credit Losses. As a result of the continued rapid growth of MFC's loan portfolio, its provision for loan losses represents one of its largest expenses. During 2000, MFC provided $1.9 million for possible loan losses. This compares to $826,500 in 1999 and $471,100 in 1998. Provisions are made to MFC's allowance for credit losses, which is maintained to provide for possible future losses. Loan losses and recoveries are charged directly to this allowance, which is evaluated on at least a quarterly basis by management to determine its adequacy to meet any known or anticipated future losses. Factors considered in determining the adequacy of the allowance include the estimated collectability of past due loans, the volume of new loans, composition of the loan portfolio, industry standards and current as well as projected economic conditions. Specific reserves for individual loans are established in addition to the basic reserve as deemed necessary based on evaluation of individual credits. At three and one half years old, MFC's loan portfolio is beginning to establish a limited historical trend, however, with continued growth and expansion into new markets, estimates of future portfolio performance remain quite subjective. Therefore, while it is the opinion of management and the Board of Directors that MFC's allowance for loan losses is adequate to absorb any anticipated loan losses as of the report date, no assurances can be made that any future losses may not be significant and may require additional provisions. At December 31, 2000, 1999 and 1998, MFC's allowance for loan losses totaled $3.00 million, $1.25 million, and $752,000, respectively, representing 1.50%, 1.39% and 1.55% of gross loans.

     During 2000, MFC experienced limited loan losses, the net total of which amounted to $145,000 for the year. The most significant charge off experienced during the year was a $40,000 write down of a commercial lending relationship. At December 31, 2000, no credit relationships were identified as having significant risk for material loss. While MFC has experienced limited credit losses to date, the rapid growth of its loan portfolio, unknown future economic conditions and industry standards indicate future credit losses are to be expected in the normal course of business. It is management's intent to control and limit such losses through adherence to current policies and procedures which have been created with an intent to maintain a high level of credit quality.

     Other Income. In addition to net interest income, MFC derives revenues from a variety of financial products and services offered to its customer base. The majority of noninterest income results from origination fees and released service rights on sold mortgage loans, from service charges on deposit accounts including charges for insufficient funds, sale of checks, and fees charged for nondeposit services and from premiums generated through the sale of insurance products. Additionally, during the first quarter of fiscal 2000, MFC recorded income of $151,000 from the sale of a government guaranteed loan. This income is considered to be non-recurring in nature. During 2000, MFC entered into an arrangement with Salomon Smith Barney to offer investment products to customers. As this service was available for only a portion of the year, income generated from this arrangement was nominal. Table 4 describes non-interest income for the years ended December 31, 2000, 1999 and 1998.

          Table 4. Sources of Noninterest Income (dollars in thousands).

                                            For the periods ended December 31,
                                            ----------------------------------

                                             2000           1999          1998
                                            ------         ------        ------
Service charges on deposit accounts         $  461         $ 231         $ 100
Fees on mortgage loans sold                    499           493           321
Other service charges and fees                  60            35            22
Other income                                   298            23            26
                                            ------         -----         -----
                                            $1,318         $ 782         $ 469
                                            ======         =====         =====

     Non-interest Expense. The major components of non-interest expense for the years ended December 31, 2000, 1999 and 1998 are listed in Table 5.

        Table 5.  Sources of Noninterest Expense (dollars in thousands).


                                            For the periods ended December 31,
                                            ----------------------------------

                                             2000           1999          1998
                                            ------         ------        ------
Salary and benefits                         $2,417         $1,397        $  807
Occupancy expenses                             316            210           174
Furniture/equipment expenses                   349            196            72
Professional service fees                      148            145           132
Data and credit card processing fees           298            206           107
Advertising and business promotion             222            117            55
Printing and related supplies                  108             95            51
Other expenses                                 721            454           184
                                            ------         ------        ------
                                            $4,579         $2,820        $1,582
                                            ======         ======        ======


     Management calculates MFC's overhead efficiency ratio as noninterest expense divided by adjusted total revenue (net interest income before provision for loan losses plus noninterest income). This ratio is used to determine the efficiency of MFC's overall operation. During 2000 this ratio declined to 56.4% from 71.0% in 1999 and from 72.5% in 1998. The continued positive trend in this ratio was impacted by the continued progress of MFC toward full leverage of its equity base and continued attention to managing noninterest expense. Now that full leverage of the balance sheet has been effectively achieved, improvements in efficiency measurements are expected to slow as compared to prior year improvements.

     Loans. Average net loans totaled $136.8 million during the year ended December 31, 2000, representing an increase of 115.9% as compared with 1999. Management intends to continue to let loan growth dictate the pace of MFC's
overall growth rate.   With continued expansion of MFC's geographic market area,
aggressive marketing efforts and the strong acceptance of MFC within the communities it serves, management expects MFC's loan growth, and consequently, its overall growth to continue at a relatively rapid rate, albeit slower on a percentage basis than previous years.

     The majority of growth in MFC's loan portfolio has been centered in real estate and commercial loans. These loans comprised nearly 90% of the total loan portfolio at December 31, 2000. The amount of loans outstanding by type at December 31, 2000 and December 31, 1999 and the maturity distribution for variable and fixed rate loans as of December 31, 2000 are presented in Tables 6 and 7, respectively.

            Table 6.  Loan Portfolio Summary (dollars in thousands).

                                            December 31, 2000   December 31, 1999
                                            ------------------  ------------------
                                             Amount       %      Amount      %
                                            ---------  -------  --------  --------

Construction and development                 $ 32,602   16.27%   $13,480    15.02%
1-4 family residential                         36,963   18.45%    20,480    22.82%
Farmland                                          385    0.19%       565     0.63%
Nonfarm, nonresidential                        78,489   39.17%    27,799    30.98%
Multifamily residential                           596    0.30%       455     0.51%
                                             --------   -----    -------   ------

 Total real estate                            149,035   74.38%    62,779    69.96%

Loans to finance agricultural production          996    0.50%       218     0.24%
Commercial and industrial                      29,381   14.66%    17,471    19.47%
Consumer                                       20,968   10.46%     9,277    10.33%
Other                                               -       -%         -        -%
                                             --------   -----    -------   ------
 Total                                       $200,380   100.0%   $89,745   100.00%
                                             ========   =====    =======   ======

    Table 7.  Maturity and Repricing Schedule of Loans (dollars in thousands).


                              Commercial    Residential                Total
                             Financial and     Real               ----------------
                             Agricultural     Estate     Others    Amount     %
                             -------------  -----------  -------  --------  ------
Fixed rate loans:

 Three months or less              $ 6,934      $   590  $ 1,426  $  8,950   4.47%
 Over three months to
  twelve months                      9,620          698    1,536    11,854   5.92%
 Over one year to five
  years                             66,907       15,859   10,436    93,202  46.51%
 Over five years                    15,146        2,012    2,343    19,501   9.73%
                                   -------      -------  -------  --------  -----
   Total fixed rate loans          $98,607      $19,159  $15,741  $133,507  66.63%
                                   -------      -------  -------  --------  -----


                                 Commercial    Residential                 Total
                                Financial and     Real               -----------------
                                Agricultural     Estate     Others    Amount      %
                                -------------  -----------  -------  --------  -------
Variable rate loans:
 Three months or less                $ 42,441      $12,179  $ 2,843  $ 57,463   28.67%
 Over three months to
  twelve months                           805        1,707    1,831     4,343    2.17%
 Over one year to
  five years                                -        4,514      553     5,067    2.53%
 Over five years                            -            -        -         -       -
                                     --------      -------  -------  --------  ------

   Total variable rate loans         $ 43,246      $18,400  $ 5,227  $ 66,873   33.37%
                                     --------      -------  -------  --------  ------

Total loans:

 Three months or less                $ 49,375      $12,769  $ 4,269  $ 66,413   33.14%
 Over three months to
  twelve months                        10,425        2,405    3,367    16,197    8.09%
 Over one year to
   five years                          66,907       20,373   10,989    98,269   49.04%
 Over five years                       15,146        2,012    2,343    19,501    9.73%
                                     --------      -------  -------  --------  ------
   Total loans                       $141,853      $37,559  $20,968  $200,380  100.00%
                                     ========      =======  =======  ========  ======

     Interest rates charged on loans vary with the degree of risk, maturity and amount of the loan. Competitive pressures, money market rates, availability of funds, and government regulation also influence interest rates. On average, MFC's loan portfolio yielded 9.65% during 2000 as compared to an average yield of 8.91% during 1999.

     Investment Securities. MFC uses its investment portfolio as a tool to provide liquidity, manage interest rate risk and provide supplemental earnings. During 2000, market demand continued to require management to fix rates on a sizeable portion (approximately two-thirds) of MFC's loan portfolio for terms up to five years. As a result, floating rate securities continued to comprise the majority of assets in MFC's investment portfolio. Also, management continues to accept credit risk only in MFC's loan portfolio, therefore, only U.S. Treasury and U.S. Government Agency debt instruments have been purchased to date.

     With MFC's rapid growth since its inception and with continuing growth expected by management, the need to manage liquidity through the investment portfolio has been acknowledged by classifying all of its investment securities as available for sale. Accordingly, these securities may be sold from time to time to increase liquidity or re-balance the interest rate sensitivity profile of MFC's balance sheet as deemed necessary. Table 8 presents the investment portfolio at December 31, 2000 by major type of investments and maturity ranges.

     At December 31, 2000, the market value of the investment portfolio was $35.9 million, representing a $211,000 or 0.59% appreciation as compared to book value. At December 31, 1999 the market value of the investment portfolio was $18.6 million or $59,000 below book value.

            Table 8.  Investment Securities (dollars in thousands).

December 31, 2000, Available for Sale

                                                         One Year     After Five
                                         In One Year   Through Five     Through    After Ten             Market
                                           or Less         Years       Ten Years     Years      Total     Value
                                         ------------  -------------  -----------  ----------  --------  -------
Investment securities:

U.S. Government agencies                 $         -   $              $              $ 9,385   $ 9,385   $ 9,344
U.S. Government agency
 pools (MBS)                                       -              -            -      25,006    25,006    25,260
Municipals                                         -            814            -           -       814       812
Restricted equity securities                       -              -            -         453       453       453
                                         -----------   ------------   ----------     -------   -------   -------
  Total                                  $         -   $        814   $        -     $34,844   $35,658   $35,869
                                         ===========   ============   ==========     =======   =======   =======

Weighted average yields:

U.S. Government agencies                           -%              %            %       6.86%     6.86%
U.S. Government agencies
 pools (MBS)                                       -%             -%           -%       6.64%     6.64%
Municipals (tax equivalent)                        -%          7.32%           -%          -%     7.32%
Restricted equity securities                       -%             -%           -%       5.57%     5.57%
                                         -----------   ------------   ----------     -------   -------
  Consolidated                                     -%          7.32%           -%       6.69%     6.70%
                                         ===========   ============   ==========     =======   =======

December 31, 1999, Available for Sale

                                                         One Year     After Five
                                         In One Year   Through Five    Through     After Ten             Market
                                           or Less        Years       Ten Years      Years      Total     Value
                                         -----------   ------------   ----------   ---------   -------   -------
Investment securities:

U.S. Government agencies                 $             $      2,000   $    1,983     $ 7,392   $11,375   $11,303
U.S. Government agencies
 pools (MBS)                                       -              -            -       7,272     7,272     7,285
Restricted equity securities                       -              -            -         167       167       167
                                         -----------   ------------   ----------     -------   -------   -------
  Total                                  $             $      2,000   $    1,983     $14,831   $18,814   $18,755
                                         ===========   ============   ==========     =======   =======   =======

Weighted average yields:

U.S. Treasury Note                                 -%          7.17%        5.86%       5.95%     6.27%
U.S. Government agencies                           -%             -%           -%       5.19%     5.19%
U.S. Government agencies
 pools (MBS)                                       -%             -%           -%       7.25%     7.25%
                                         -----------   ------------   ----------     -------   -------
  Consolidated                                      %          7.17%        5.86%       5.68%     5.95%
                                         ===========   ============   ==========     =======   =======

     Average overnight investments totaled $12.1 million or 6.53% of average assets for the year ended December 31, 2000. At December 31, 1999, overnight investments totaled $11.3 million. Federal funds sold and interest bearing deposits with banks represent the most liquid portion of MFC's invested funds and generally the lowest yielding portion of earning assets. Management expects to begin using wholesale funding to supplement deposit growth during the upcoming year, and accordingly, expects to further reduce its level of overnight and other short term investments.

     Deposits. Since the inception of MFC, deposits acquired in its local market areas have been its principal source of funding lending and investing activities. Management considers acquisition of core deposits as one of the most fundamental sources of increased franchise value. While management strives to drive overall balance sheet growth through the loan origination of high quality loan assets, MFC's primary advertising and mass media marketing efforts are geared toward attracting deposits. It continues to be management's opinion that generation of quality loan assets can be materially impacted by the level of service provided to the customer. However, a significant portion of depositors are viewed as more rate sensitive than service oriented. MFC's strategy remains providing these customers with both competitive rates and exceptional service. This strategy is considered the primary causal factor for the rapid deposit growth experienced by MFC over the past three years.

      Due to the popularity of MFC's primary market area as a favored retirement destination, a higher percentage of its certificates of deposit are concentrated in CDs over $100,000 as compared to peer institutions. Due to the market demographics within MFC's primary area of operations, management generally differentiates little between jumbo CDs and smaller denomination certificates in
projecting retention rates for certificates.   During 2000, certificates of
deposit comprised 63.2% of MFC's average deposit base as compared with 51.0% during 1999.

      Average deposits for the year ended December 31, 2000 totaled $164.9 million as compared with $76.7 million for the same period in 1999. MFC's percentage of interest bearing deposits decreased slightly to 93.3% in 2000 as compared with 92.7% in 1999. Management desires to decrease this ratio further as additional emphasis is placed on the cross-selling of demand deposit accounts and increasing MFC's account per customer ratio. Demand deposits are generally considered the most difficult deposit account to acquire, however, management remains intent on emphasizing acquisition of demand deposits as one of MFC's primary goals. Therefore, it is anticipated that the percentage of interest bearing deposits will continue to trend downward slowly. Average deposits for the periods ended December 31, 2000 and December 31, 1999 are summarized in Table 9 below.

                 Table 9.  Deposit Mix (dollars in thousands).

                                     December 31, 2000   December 31, 1999
                                     ------------------  ------------------
                                      Average            Average
                                      Balance      %     Balance      %
                                     ---------  -------  --------  --------
Interest-bearing deposits:
NOW Accounts                          $ 11,174    6.78%   $ 6,324     8.25%
Money Market                            36,221   21.96%    26,816    34.96%
Savings                                  2,020    1.22%     1,111     1.45%
Certificates of deposit                104,427   63.32%    36,822    48.00%
                                      --------  ------    -------   ------
  Total interest-bearing deposits      153,842   93.28%    71,073    92.66%
Noninterest-bearing deposits            11,079    6.72%     5,629     7.34%
                                      --------  ------    -------   ------
  Total deposits                      $164,921  100.00%   $76,702   100.00%
                                      ========  ======    =======   ======

     At December 31, 2000, certificates of deposit denominated in amounts of $100,000 or more totaled $66.4 million as compared with $25.9 million at December 31, 1999. This represents an increase of nearly $40.5 million. The percentage of total deposits represented by these certificates increased to 28.5% at December 31, 2000 as compared with 22.8% at December 31, 1999. Table 10 provides maturity information relating to Certificates of Deposit of $100,000 or more at December 31, 2000.

     The following table analyzes time deposits of $100,000 or more at December 31, 2000 and 1999

        Table 10.  Large time deposit maturities (dollars in thousands).

                                                             2000     1999
                                                          -------  -------

   Remaining maturity of three months or less             $23,220  $ 7,413
   Remaining maturity over three through twelve months     38,379   15,944
   Remaining maturity over twelve months                    4,788    2,580
                                                          -------  -------
     Total time deposits of $100,000 or more              $66,387  $25,937
                                                          =======  =======

     Capital Adequacy. As a result of the retention of earnings and a successful equity offering of approximately $7.5 million completed during 2000, stockholders' equity increased to $18.2 million at December 31, 2000 as compared to $10.2 million at December 31, 1999, an increase of $8.0 million or 78.4 %. Stockholders' equity as a percentage of total assets amounted to 7.03% at December 31, 2000.

     Regulatory guidelines relating to capital adequacy provide minimum risk-based ratios which assess capital adequacy while encompassing all credit risks, including those related to off-balance sheet activities. Capital ratios under these guidelines are computed by weighing the relative risk of each asset category to derive risk-adjusted assets. The risk-based capital guidelines require minimum ratios of core (Tier 1) capital (common stockholders' equity) to risk-weighted assets of 4.0% and total regulatory capital (core capital plus allowance for loan losses up to 1.25% of risk-weighted assets) to risk-weighted assets of 8.0%. As of December 31, 2000 MFC had a ratio of Tier 1 capital to risk-weighted assets of 8.64% and a ratio of total capital to risk-weighted assets of 9.89%. All capital ratio levels indicate that, at December 31, 2000, MFC was well capitalized. At December 31, 2000 MFC had 1,497,615 shares of common stock outstanding that were held by approximately 1,650 stockholders.

     Nonperforming and Problem Assets. Certain credit risks are inherent in making loans, particularly commercial and consumer loans. Management's intent with regard to maintaining a high level of credit quality is to identify, quantify and assess these risks and to manage them effectively. MFC's internal credit underwriting policies and procedures are designed to provide a high level of credit quality while allowing the lending function to be responsive to the needs of its customers. These policies and procedures include officer and customer limits, periodic loan documentation review, on-going credit review and follow up on exceptions to credit policies.

     Nonperforming assets at December 31, 2000 and 1999 are analyzed in Table
11.

            Table 11.  Nonperforming Assets (dollars in thousands).

                                                              December 31,
                                                              ------------
                                                               2000   1999
                                                              -----  -----
Nonaccrual loans                                              $ 266   $270
Loans past due 90 days or more and still accruing interest        -      -
Other real estate owned                                           -      -
                                                              -----  -----
                                                              $ 266  $ 270
                                                              =====  =====

     Nonaccrual loans comprised .13% and .30% of outstanding gross loans at December 31, 2000 and 1999, respectively.

     Liquidity and Interest Rate Sensitivity. MFC's asset and liability management goals are principally the maintenance of adequate liquidity, the management of interest rate risk and the maximization of net interest income via competitive pricing of both assets and liabilities. Liquidity is the ability to convert assets to cash or generate alternative liabilities in order to fund deposit withdrawals or net increases in loans without significant adverse impact on MFC's income statement. Interest rate risk management aims to manage the pricing and duration of assets and liabilities so that the effects of interest rate changes do not result in wide fluctuations of either MFC's net interest income or the market values of assets and liabilities.

     Liquidity is provided by cash flows from maturing investments, loan payments and maturities, federal funds sold, and unpledged investment securities. On the liability side of the balance sheet, liquidity sources include core deposits, the ability to increase large denomination certificates from both retail and wholesale sources, federal fund lines from correspondent banks, borrowings from the Federal Home Loan Bank as well as the Federal Reserve Bank and also the ability to generate funds through the issuance of long-term debt and equity.

     MFC's liquidity ratio (the level of current liquid assets less reserve requirements divided by total deposits plus short-term liabilities) was 26.67% at December 31, 2000, compared to 30.06% at December 31, 1999. The ratios are considered to be adequate by management.

     Next to credit risk, interest rate risk is considered one of the more significant risks requiring on-going monitoring and management. Interest rate risk is defined as the effect that changes in interest rates would have on net interest income as interest-sensitive assets and liabilities either reprice or mature. Management attempts to correlate the repricing of MFC's portfolios of earning assets and interest-bearing liabilities so as to afford protection from significant erosion of net interest margin resulting from changes in interest rates. Table 12 below shows the sensitivity of MFC's balance sheet at December 31, 2000 and is not necessarily indicative of the position on other dates. On that date, MFC appeared to be cumulatively asset-sensitive (earning assets subject to interest rate changes exceeding interest-bearing liabilities subject to changes in interest rates).

     Matching sensitive positions alone does not ensure MFC has no interest rate risk. The repricing characteristics of assets are different from the repricing characteristics of funding sources. Thus, net interest income can be impacted by changes in interest rates even if the repricing opportunities of assets and liabilities are perfectly matched.

          Table 12.  Interest Rate Sensitivity (dollars in thousands).

                                          December 31, 2000 Maturities
                                ----------------------------------------------------
                                 1 - 3     4 - 12    13 - 60    Over 60
                                Months     Months     Months     Months      Total
                                -------   --------   --------   ---------   --------
Earning assets:
Loans                           $66,413   $ 16,196   $ 98,269   $  19,502   $200,380

Investments                       9,797      8,518     17,554           -     35,869

Interest bearing deposits
 with banks                       3,668          -          -           -      3,668
Federal Funds Sold                9,220          -          -           -      9,220
                                -------   --------   --------   ---------   --------

  Total                         $89,098   $ 24,714   $115,823   $  19,502   $249,137
                                =======   ========   ========   =========   ========

Interest-bearing deposits:

NOW accounts                    $13,706   $      -   $      -   $       -   $ 13,706

Money market                     32,179          -          -           -     32,179

Savings                           2,593          -          -           -      2,593

Certificates of Deposit          38,119    115,124     15,481         605    169,329

Repurchase agreements/Fed
 funds purchased                  3,145          -          -           -      3,145

Other                                 -          -          -         760        760
                                -------   --------   --------   ---------   --------
  Total                         $89,742   $115,124   $ 15,481   $   1,365   $221,712
                                =======   ========   ========   =========   ========

Interest sensitivity gap        $  (644)  $(90,410)  $100,342   $  18,137   $ 27,425

Cumulative interest
 sensitivity gap                $  (644)  $(91,054)  $  9,288   $  27,425   $ 27,425

Ratio of sensitive assets to
sensitive liabilities             99.28%     21.48%    748.16%   1,428.72%    112.37%

Cumulative ratio of
 sensitive assets to
 sensitive liabilities            99.28%     55.55%    104.22%     112.37%    112.37%

                        Table 13.  Key Financial Ratios.

                            December 31,   December 31,   December 31,
                               2000           1999           1998
                            ------------   ------------   ------------

Return on average assets            0.57%          0.37%          0.30%
Return on average equity            7.14%          3.93%          2.13%

Equity to assets                    7.03%          8.04%         10.53%

     Changes in Financial Condition at June 30, 2001 Compared with December 31, 2000. MFC continued to experience very rapid growth during the first six months of 2001. During that period, total assets increased $147.1 million, or 56.80%, while earning assets increased $148.1 million, or 59.44%, over the same six month period. Loans, MFC's largest earning asset, increased $119.8 million, or 59.77%, during the period, primarily as a result of the continuing penetration of its current geographic markets and the opening of new offices. Short-term interest bearing accounts increased substantially at June 30, 2001 principally as a result of a certificate of deposit campaign conducted via MFC's Internet banking site. This liquidity was acquired to fund lending efforts over the next several months. These deposits, totaling approximately $51 million, were acquired at costs lower than those of CDs generated through MFC's retail distribution channel at the time of the campaign and represent an initial step in broadening MFC's wholesale funding sources. While management does not anticipate significant ongoing Internet campaigns, deposit acquisition via the Internet has been incorporated into MFC's funding and liquidity plans and is expected to be utilized periodically. MFC's securities portfolio increased $4.1 million or 11.39% during the period as some additional funding was used to acquire pledgeable assets. During the second quarter, MFC invested in guaranteed insurance contracts bearing interest rates above those available in the government guaranteed bond market. These contracts are variable rate in nature.

     Deposits increased $112.9 million, or 48.38%, from December 31, 2000 to June 30, 2001, with non-interest bearing demand deposits increasing $10.3
million, or 66.36%, over the same six month period.   Interest bearing deposits,
primarily certificates of deposit, increased $102.6 million, or 47.09%. A sizeable portion of this increase resulted from the Internet CD campaign described above which was conducted during the second quarter. At June 30, 2001, MFC's loan to deposit ratio was 92.47% as compared to 85.88% at December 31, 2000.

     During the first six months of the year, new liabilities were added to MFC's balance sheet. A $25 million advance from the Federal Home Loan Bank of Atlanta was entered into during the second quarter. This ten year wholesale funding arrangement bears a fixed cost of 4.53% but may be repriced to a floating rate of LIBOR flat if three month LIBOR exceeds 7% at any quarter end following the first anniversary of the inception of this advance. Management believes that the diversification of funding sources is crucial in managing funding costs as deposits become more commoditized. It is anticipated that wholesale funding strategies, such as FHLB borrowings and the use of the Internet, will continue to play a role in MFC's funding plan by supplementing funding acquired via tradition retail channels. The note payable of $5.0 million reported on the June 30, 2001 balance sheet represents a mezzanine borrowing from a correspondent bank. This borrowing was used primarily by the parent company to purchase additional stock from MountainBank thereby enhancing the bank's capital ratios. It is expected that this borrowing will be liquidated in the second half of 2001 through the acquisition of additional common stock and Trust Preferred debt. During the first six months of 2001, common stock outstanding increased 1,523 shares, or .10% as a result of stock option exercises.

     Liquidity, Interest Rate Sensitivity, Capital Adequacy and Market Risks. The objectives of MFC's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operations of MFC and regulatory requirements. Management's goal is to maintain sufficient liquidity for these purposes while limiting the market volatility of MFC's available for sale securities portfolio and returning a positive spread to the Federal funds rate over time. At June 30, 2001, management considered MFC's liquidity position to be adequate to meet expected liquidity demands.

     Management and the Board of Directors view the monitoring and managing of MFC's asset/liability position to be of strategic importance. MFC's aggressive plans for growth necessitate relatively aggressive pricing policies for both assets and liabilities. Thus, managing interest rate risk, interest margins and the overall leverage of MFC's balance sheet becomes increasingly important as growth and expansion into other markets continues. Management considers MFC's deposit base to be generally stable and not overly vulnerable to volatility experienced in national financial markets in recent years; however, MFC does realize the importance of minimizing such volatility while at the same time balancing growth and earnings capacity as well as maximizing shareholder value. During the first half of 2001, the velocity of MFC's loan production accelerated thus requiring modifications to MFC's liquidity plan. As discussed above, new sources of funding have been added which are expected to both provide supplemental funding to support ongoing loan production and assist in the overall management of funding costs. It is management's opinion that the addition of these funding sources has strengthened MFC's liquidity management process.

     MFC uses several modeling techniques to measure interest rate risk. Its primary method is the simulation of net interest income under varying interest rate scenarios. Management believes this methodology is preferable in that it takes into account the pricing strategies management would undertake in response to rate changes, whereas other methods such as interest rate shock analysis do not take these into consideration.

     Periodically, MFC also utilizes traditional gap analysis to measure interest rate sensitivity. Gap analysis measures the difference or gap between the volume of interest-earning assets and interest-bearing liabilities repricing over a specific time period. This method, however, addresses only the magnitude of funding mismatches and does not address the magnitude or relative timing of rate changes and is not considered as precise as MFC's simulation model. MFC's balance sheet is asset-sensitive over the short term (approximately one year), and then shifts to liability-sensitive in future periods. The result of this is that, in the near term, more assets than liabilities are subject to immediate repricing as market rates change. Because most of MFC's securities portfolio, all overnight investments and approximately one-third of its loan portfolio, bear variable rates, they reprice more rapidly than rate sensitive interest-bearing deposits. During periods of rising rates, this results in increased net interest income. However, in periods of sustained rising rates, the fixed rate component of MFC's loan portfolio would begin to negatively impact net interest income after the first year of such conditions and would result in lower net interest income than in a flat rate scenario. The opposite would be expected during periods of declining rates.

     While MFC's balance sheet has grown substantially over the first six months of 2001, the mix of its rate-sensitive assets and liabilities has not changed sufficiently to result in a material change in its interest rate sensitivity since reported at December 31, 2000.

     At June 30, 2001, MFC's equity to assets ratio stood at 6.18%. As a result of the rapid growth experienced during the first six months of 2001, MFC's capital ratios have declined. In response, management and the Board of Directors have adopted a capital plan which, when executed during the second half of 2001, is expected to generate additional Tier I capital of between $19 million to $22 million, effectively doubling MFC's core capital. Management expects this capital to be sufficient to support anticipated near-term growth.

     Results of Operations for the Three and Six Month Periods Ended June 30, 2001 Compared with the Same Periods in 2000. During the three month period ended June 30, 2001, net interest income increased $1.4 million, or 86.44%, from the same period last year. The increase is primarily attributable to the overall growth and increased volume of MFC's balance sheet and the continuing strong loan demand experienced in MFC's primary lending markets. During the period, average gross loans increased $155.8 million, or 127.90%, resulting in an increase of $3.5 million or 122.39% in interest earned on loans.

     Interest on securities and overnight investments increased $172,000, or 39.19%, due to higher average volumes invested during the quarter. Average securities and overnight investments were $51.783 million compared to $39.411 million during 2000, an increase of $12.372 million or 31.39%. Interest expense increased $2.3 million, or 117.15%, primarily due to the overall increase in volume of deposits. Interest-bearing deposits averaged $260.3 million compared to $137.7 million last year, an increase of $122.6 million, or 89.05%.

     During the first six months of 2001, net interest income increased substantially to $5.4 million from $2.8 million, representing a change of $2.6 million or 92.18%. Again, this increase resulted primarily from continued growth, particularly with regard to MFC's loan portfolio which averaged $249.5 million compared to $111.0 million last year, an increase of $138.5 million, or 124.83%. Interest on securities and overnight investments increased $471,000, or 60.38%, due to significantly higher average volumes invested during the period. Average securities and overnight investments were $47.8 million compared to $36.4 million last year, an increase of $11.4, or 31.27%.

     Interest expense increased $4.2 million or 123.45%, again, primarily due to growth in MFC's balance sheet. Additionally, during the first six months of the year, MFC has experienced some migration of deposits from money market accounts to certificates of deposits and the difference in rate between these two products has become more pronounced. Interest-bearing deposits averaged $244.0 million compared to $127.2 million last year, an increase of $117.6 million, or 92.44%.

     Management determines the allowance for loan losses based on a number of factors including reviewing and evaluating MFC's loan portfolio in order to identify potential problem loans, credit concentrations and other risk factors connected to the loan portfolio as well as current and projected economic conditions locally and nationally. Upon loan origination, management evaluates the relative quality of each loan and assigns a corresponding loan grade. All loans are periodically reviewed to determine both the initial and ongoing accuracy of these loan grades. The loan grading system assists management in determining the overall risk in the loan portfolio.

     Management realizes that general economic trends greatly affect loan losses and no assurances can be made that further charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period or that further evaluation of the loan portfolio based on conditions then prevailing may not require sizable additions to the allowance, thus necessitating similarly sizable charges to operations. During the three and six month periods ended June 30, 2001, management determined a charge to operations of $865,000 and $1.5 million, respectively, was sufficient to bring the loan loss reserve to a balance considered to be adequate to absorb estimated potential losses in the portfolio. At June 30, 2001 the loan loss reserve was 1.38% of loans outstanding. Excluding government guaranteed, sold and cash collateralized loans, the allowance for loan losses was 1.42%.

     At June 30, 2001 and 2000, MFC had $348,500 and $87,300, respectively, in loans that were considered to be impaired under SFAS No. 114. All of these credits were on a non-accruing basis.

     For the quarter ended June 30, 2001, noninterest income totaled $503,100, up $229,000, or 83.95%, from $273,500 earned in the same period of 2000. Fees on deposit accounts increased $89,900 or 79.72% during the second quarter as compared with the second quarter of 2000. Origination fees generated from the origination and sale of mortgage loans increased $86,500. Fees from other services increased $53,200 or 92.14% in the second quarter of 2001 in comparison to the same period in 2000. This increase resulted primarily from increased sales of commissioned insurance products.

     Second quarter 2001 noninterest expenses totaled $2.1 million, up $1.0 million or 97.11%, from $1.1 million in the same quarter of 2000. Personnel costs increased $530,100 or 93.4% resulting from staffing increases required as MFC has opened new offices and grown its infrastructure to support its retail banking network. Other non-interest expenses totaled $684,700 during the second quarter of 2001, up $340,100, or 98.69%, from $344,600 in the same quarter a year ago. Of the $340,100 increase, $74,300 was attributed to increases in data processing and data telecom fees. Additionally, printing and supplies expense recorded a $79,700 increase during the period.

     For the six months ended June 30, 2001, noninterest income totaled $870,200, up $228,300, or 35.57%, from $641,800 earned in the first six months of 2000. During the period, service charges on deposit accounts increased $142,400, or 68.08% while fees on mortgage originations increased from $196,700 to $320,300, an increase of $123,600, or 62.82%.

     Total noninterest expenses were $3.6 million during the first six months of 2001, representing an increase of $1.6 million, or 84.42%, from $1.9 million in the same period of 2000. As was the case for the second quarter, year-to-date increases in the various overhead captions were principally impacted by the continuing growth of MFC and the building of infrastructure to support ongoing expansion. For the period, personnel expense totaled $1.9 million, up $824,700, or 79.62%, from $1.0 million in the same period of 2000. Year-to-date occupancy expense increased $250,300, or 83.39%. Other non-interest expense totaled $1.2 million for the six months ended June 30, 2001, up $559,100, or 93.22%, from $599,800 in the same period of 2000. Of the $559,100 increase in other non-interest expenses, $160,800 related to increases in data processing and data telecom fees and $73,200 related to printing and supplies.

     Accounting and Regulatory Matters. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 was amended by SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Effective January 1, 2001, the Bank adopted the Standard. The adoption of the Standard had no effect on the Bank's financial statements and current disclosures.

     In September 2000, FASB issued SFAS No. 140, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 140 replaces SFAS No. 125 "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 140 revises the standards for accounting for securitizations and other transfer of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement became effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. The adoption of the Standard had no effect on the Bank's financial statements and current disclosures.

     On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The statement became effective on July 1, 2001. The adoption of the standard had no effect on the Bank's financial statements and current disclosures.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was approved by the FASB. SFAS No. 142 changes the accounting of goodwill from an amortization method to an impairment-only approach. Amortization of goodwill recorded in business combinations, which occurred prior to June 30, 2001 will cease effective January 1, 2002. The statement further requires that the fair value of goodwill and other intangible assets with indefinite lives be tested for impairment upon adoption of this statement, annually and upon the occurrence of certain events. The Bank's management estimates that the adoption of SFAS No. 142 will result in the elimination of annual amortization expense related to any goodwill which might result from the proposed MFC and First Western merger, however, the impact of related impairment, if any, on the Bank's financial position or results of operations has not been determined.

     From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

Beneficial Ownership of Common Stock

     The following table described the beneficial ownership of MFC Stock as of October ___, 2001, by MFC's current directors and certain executive officers, individually, and by all its current directors and executive officers as a group.

                                                                    Percent of class (2)
                                                                  ------------------------

               Name of                   Amount and nature of                 As adjusted
          beneficial owner             beneficial ownership (1)   Current   for the Merger
-------------------------------------  ------------------------   --------  --------------
William H. Burton....................            44,325             2.35%       1.72%

J. W. Davis..........................            58,300             3.06%       2.25%

Kenneth C. Feagin....................            33,411             1.77%       1.30%

Danny L. Ford........................            33,867             1.80%       1.32%

Boyd L. Hyder........................            89,914             4.75%       3.48%

J. Edward Jones......................            15,180              .81%        .59%

Ronald R. Lamb.......................            21,452             1.14%        .83%

H. Steve McManus.....................            74,497             3.97%       2.91%

Vincent K. Rees......................            16,620              .88%        .64%

Catherine H. Schroader...............            63,653             3.36%       2.47%

Maurice A. Scott.....................            32,796             1.74%       1.27%

William B. Taylor....................            23,752             1.26%        .92%

All current directors and executive
  officers as a group (13 people)....           516,832            25.25%      18.90%

(1) Except as otherwise noted, the individuals named and included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned. Individuals named and included in the group have shared voting and investment power with respect to certain of the listed shares as follows: Mr. Burton - 6,305; Mr. Ford - 15,600; Mr. Hyder - 312; Mr. Lamb - 4,225; Mr. McManus - 10,125; Mr. Rees - 720; Ms. Schroader - 21,960; Mr. Scott - 250; and all persons included in the group - 59,497. The listed shares also include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Mr. Burton -15,835; Mr. Davis - 31,300; Mr. Feagin - 15,981; Mr. Ford - 8,367; Mr. Hyder - 19,070;
     Mr. Jones - 9,295; Mr. Lamb - 8,817; Mr. McManus - 1,797; Mr. Rees - 15,900; Ms. Schroader - 18,533; Mr. Scott - 14,296; Mr. Taylor - 8,671; and
     all persons included in the group - 173,802.
(2) Percentages are calculated based on 1,873,461 total shares currently outstanding, and 2,561,302 shares outstanding as adjusted for the effect of the Merger, plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or persons included in the group pursuant to currently exercisable stock options.

Board of Directors

     MFC's Bylaws provide for a Board of Directors made up of not less than eight nor more than 20 directors. The Board may set and change the number of directors from time to time within those limits. The Board is divided into three classes and directors are elected to staggered three-year terms. The terms of directors in one class expire each year and directors in that class are elected for new three-year terms. The eleven current members of MFC's Board of Directors are listed in the following table.

                                                       First
                              Position(s)            elected /
                               with MFC            current term                      Principal occupation
     Name and age            and the Bank           expires (1)                     and business experience
----------------------  -----------------------  ----------------    ----------------------------------------------------------
William H. Burton              Director             1997 / 2003      President and Chief Executive Officer,
      (46)                                                           Cafe Enterprises, Inc. (regional restaurant company)

J. W. Davis (2)            President, Chief         1997 / 2004      Executive officer of MFC and the Bank
      (54)                Executive Officer
                            and Director

Danny L. Ford                  Director             1999 / 2004      Self-employed cattle rancher; formerly, head football
      (52)                                                           coach, University of Arkansas (1993-1997)

Kenneth C. Feagin              Director             1997 / 2002      President, Ken Feagin Truck & Trailer Sales; Partner,
      (46)                                                           Martin-Feagin Ford Lincoln Mercury; formerly, partner
                                                                     and owner, Bryan Easler Ford (automobile dealerships)
                                                                     (1980-2001)

Boyd L. Hyder                  Chairman             1997 / 2003      President and owner, B&A Hyder Trucking, Inc. (trucking
      (59)                                                           company)

J. Edward Jones                Director             1998 / 2002      President, Sutherland Insurance & Realty Company
      (66)                                                           (general insurance and real estate)

Ronald R. Lamb                 Director             1997 / 2002      Owner, Lamb Fruit Co., Inc. and Ottanola Farms (apple
      (65)                                                           production and sales)

H. Steve McManus               Director             2000 / 2002      President, Beacon Food Services, Inc. (restaurant),
      (59)                                                           McManus Development LLC, and Moon McManus
                                                                     Developers LLC (residential real estate developers);
                                                                     formerly, Chief Executive Officer, Hardee's Food Systems,
                                                                     Inc. (1995-1997)

Catherine H. Schroader         Director             1997 / 2003      Co-owner and manager, Schroader's Honda, Inc.
      (64)                                                           (motorcycle dealership)

Maurice A. Scott               Director             1997 / 2003      Retired; previously served as Plant Manager for Monsanto
      (56)                                                           Company (chemical manufacturer) (1981-1997)

William B. Taylor              Director             1999 / 2004      Chief Executive Officer, President and Manager, Taylor
      (58)                                                           Land and Cattle, Inc. (cattle ranching and real estate
                                                                     development and sales) and Taylor Contracting Co., Inc.
                                                                     (grading contractor)

------------------

(1) Each person first became a director of MFC during January 2001 at the time it was incorporated. Each director previously served, and continues to serve, as a director of MountainBank. The term "First elected" refers to the year in which each individual first took office as a director of MountainBank.
(2) Mr. Davis' employment agreement provides that he be nominated each year for election as a director.

Directors' Compensation

     Director Fees. MountainBank pays each of its directors a monthly retainer of $100 and fees of $650 for his or her attendance at each meeting of its Board of Directors and $100 for attendance at each meeting of a committee of the Board. Directors currently do not receive any additional compensation for their services as members of MFC's Board of Directors.

     Director Stock Options. Since the incorporation of the MountainBank during 1997, options have been granted to MFC's current directors pursuant to the 1997 Director Stock Option Plan which was approved by shareholders during 1998. At the time the Reorganization became effective, those options and the Plan were assumed by MFC and the options were converted into options to purchase MFC Stock. The numbers of shares of MFC Stock covered by options currently held by MFC's directors under the Plan are as follows: Mr. Burton - 20,287; Mr. Feagin- 20,582; Mr. Ford - 14,602; Mr. Hyder - 25,440; Mr. Jones - 12,886; Mr. Lamb -12,717; Mr. McManus - 5,391; Ms.
Schroader - 22,254; Mr. Scott -18,554; and Mr. Taylor - 15,515.

Executive Officers

     J. W. Davis, age 54, serves as President and Chief Executive Officer of MFC and MountainBank. He was first employed by MountainBank's organizers during 1996 to coordinate and direct its initial organization, and he was elected President when MountainBank opened for business during 1997. Previously, Mr. Davis was employed for 15 years with NationsBank where he held various positions, the most recent of which was Senior Vice President and Regional Executive for that bank's western South Carolina branches. He has a total of 32 years of banking experience.

     Vincent K. Rees, age 34, has served as MountainBank's Chief Lending Officer since it opened for business during 1997. He was elected Executive Vice President of the bank during 1999. He previously was employed for seven years by NationsBank where he served as Vice President and in various positions in branch management, credit analysis, and consumer and commercial lending. Mr. Rees has a total of 12 years of banking experience.

     Gregory L. Gibson, age 44, serves as MFC's Chief Financial Officer and as MountainBank's Senior Vice President and Chief Financial Officer. He became a full-time employee of MountainBank during 2000, but he previously had served as Chief Financial Officer on a part-time basis since 1999. From 1997 until he was employed by MountainBank, he operated his own public accounting and financial institutions consulting firm (which was retained by MountainBank to provide it with financial consulting services). From 1994 to 1997, he was employed as Senior Vice President of Bank of Mecklenburg, Charlotte, North Carolina. Mr. Gibson is a certified public accountant and has 21 years of experience in the banking industry. He has served as an executive officer of six community banks and bank holding companies.

Executive Compensation

     Cash Compensation. The following table shows the cash and certain other compensation received or deferred by MountainBank's Chief Executive Officer and Executive Vice President for each of the listed years. MFC's executive officers are the same as those of MountainBank, and they are paid by MountainBank for their services as bank officers and employees. MFC does not pay its officers any separate compensation for their services as officers of the holding company.

                                       SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------

                                          Annual Compensation             Long term compensation
                                 -------------------------------------    ----------------------

      Name and                                          Other annual             Securities           All other
principal position(s)     Year   Salary (1)   Bonus   compensation (2)      underlying options      compensation
---------------------     ----   ----------  -------  ----------------    ----------------------    -------------
 J. W. Davis (3)          2000   $144,000    $75,000              -0-               12,500             $5,500 (4)
   President and Chief
   Executive Officer      1999    128,000     25,000              -0-                 -0-               4,100

                          1998    113,989     15,000              -0-               36,000              3,467

Vincent K. Rees           2000     78,333     35,000              -0-                7,500              1,961 (4)
   Executive Vice
   President              1999     65,625     11,500              -0-                 -0-               1,640

                          1998     59,519     10,000              -0-               18,000              1,488

-----------------------

(1) Includes amounts deferred at each officer's election pursuant to MountainBank's Section 401(k) plan.
(2) In addition to compensation paid in cash, MountainBank's executive officers receive certain personal benefits. The value of non-cash benefits received by each named officer during 2000 did not exceed 10% of his cash compensation.
(3) Mr. Davis serves as President and Chief Executive Officer of MountainBank pursuant to an employment agreement which provides for a term of three years (which, absent notice of non-renewal from either party, is extended by one additional year on each anniversary date of the agreement), annual base salary, an annual bonus, and certain other benefits. In the event there is a "change in control" (as defined in the agreement) of MountainBank which is not approved by at least two-thirds of its directors who are not affiliated with the acquiring person, or if, following any approved change in control, and without his consent, Mr. Davis is required to move his residence or principal job location more than 50 miles from Hendersonville, his salary or benefits are reduced, or his responsibilities or authority are reduced below the level associated with his current position, then he may terminate his employment and be entitled to continue to receive salary, bonuses and employee benefits for a period of three years. The agreement may be terminated by MountainBank for "just cause" (as defined in the agreement).
(4) For 2000, consists of, for Mr. Davis, MountainBank's $3,100 contribution to the Section 401(k) plan for his account and $2,400 in directors' fees, and, for Mr. Rees, the bank's contribution to the Section 401(k) plan for his account.

     Employee Stock Options. Since MountainBank was organized during 1997, options have been granted to its executive officers pursuant to its 1997 Employee Stock Option Plan which was approved by shareholders during 1998. The following tables contain information about stock options granted by MountainBank during 2000 to the executive officers named above in the Summary Compensation Table, and about all options held by those executive officers on December 31, 2000. When MFC became the parent company of MountainBank on March 30, 2001, it assumed the bank's obligations under all outstanding options and the Plan and converted the options into options to purchase MFC Stock rather than MountainBank's common stock.

                                  OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------

                                                                                     Potential realizable
                                                                                       value at assumed
                                                                                     annual rates of stock
                                                                                       price appreciation
                             Individual grants                                          for option term
-----------------------------------------------------------------------------       -----------------------

                                    % of total
               No. of securities     options
                  underlying        granted to      Exercise or
                    options        employees in     base price     Expiration
    Name        granted (#) (1)    fiscal year     ($/share) (1)      date            5% ($)      10% ($)
-------------  -----------------   ------------   --------------   ----------       ----------   ----------
J. W. Davis         12,500            21.0%           $16.00        10/15/10         $125,779     $318,748

V. K. Rees           7,500            12.6%            16.00        10/15/10           75,467      191,249

------------------

(1) The options were granted on October 16, 2000, and become exercisable as to one-fifth of the covered shares on October 16 of each year, beginning in 2001, and they expire ten years following the date of grant. The numbers of shares and exercise prices have been adjusted to reflect the five-for-four split in the bank's common stock which became effective on March 30, 2001.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------

                                                    Number of securities                 Value of unexercised
                                                   underlying  unexercised               in-the-money options
                                                options at fiscal year-end (2)        at fiscal year-end (2) (3)
                                               --------------------------------      ----------------------------

                Shares acquired      Value
    Name          on exercise      Realized    Exercisable        Unexercisable      Exercisable    Unexercisable
------------    ---------------    --------    -----------        -------------      -----------    -------------
J. W. Davis           (1)              -         31,300               48,500           $450,407        $474,815

V. K. Rees            (1)              -         15,900               25,500            228,801         238,170

--------------

(1)  No options were exercised during 2000.
(2) All share and dollar amounts have been adjusted, or calculated based on a market value or exercise price that has been adjusted, for the five-for-four stock split which became effective on March 30, 2001.
(3) Represents the aggregate fair market value on December 31, 2000, of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares. On October _____, 2001, the numbers of exercisable and unexercisable shares, respectively, were ______ and _____ for Mr. Davis, and _____ and _____ for Mr. Rees. On that date, the value of the Mr. Davis' exercisable and unexercisable options were $_______ and $________, respectively, and the value of Mr. Rees' exercisable and unexercisable options were $________ and $________, respectively, based on the then current last known sales price per share of MFC Stock.

Transactions with Management

     MountainBank has had, and will continue to have in the future, banking transactions in the ordinary course of business with certain of its and MFC's directors and executive officers and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1997, and in connection with MountainBank's initial organization, its Chairman, Boyd L. Hyder, constructed and leased to the bank its main banking and executive offices in Hendersonville, North Carolina. The bank's lease agreement calls for an initial term of 20 years (with two five-year renewal options) and current rental payments of $6,700 per month (with rent adjustments each five years based on the consumer price index). Before entering into the lease arrangement, the bank's Board of Directors obtained an independent estimate of the rental value of the building and compared the terms of the lease to lease terms on comparable properties. Additionally, during 1998, MountainBank entered into a lease agreement with Mr. Hyder for approximately 2,400 square feet of space in Four Seasons Shopping Center that is used as the bank's administration/operations facility. During 2000, the space leased from Mr. Hyder was increased to approximately 4,800 square feet and, during 2001, the leased space again was increased to approximately 6,800 square feet. The lease agreements for that additional space call for initial terms of ten years (with one five-year renewal option) and aggregate additional rental payments of $3,200 per month. The Board of Directors believes the terms of each of these lease arrangements with Mr. Hyder are comparable to those it could have obtained in a lease of similar facilities from an unrelated lessor.

                              FIRST WESTERN BANK

General

     Business. First Western is a North Carolina-chartered commercial bank that first began banking operations on December 15, 1997. Its deposits are insured by the Bank Insurance Fund of the FDIC to the maximum amount permitted by law. On June 30, 2001, First Western's unaudited interim financial statements reflected total assets of approximately $77.5 million, total loans of approximately $60.8, total deposits of approximately $60.7 million, and total shareholders' equity of approximately $13.4 million.

     First Western is a community-oriented financial institution which offers a variety of financial services to meet the needs of the communities it serves. Its operations are primarily retail oriented and directed to individuals and small- to medium-sized businesses located in its market area. While its deposits and loans are derived primarily from customers in its banking market, it also makes loans and has deposit relationships with individual and business customers in areas surrounding its immediate banking market. First Western currently does not accept deposits over the Internet. First Western provides most traditional commercial and consumer banking services, including personal and commercial checking and savings accounts, money market accounts, certificates of deposit, individual retirement accounts and related business and individual banking services. Its lending activities are concentrated in residential lending, but it also makes commercial loans to small- to medium-sized businesses located primarily in its market area for various purposes, and it makes various consumer-type loans to individuals, including installment loans and equity lines of credit. First Western's primary source of revenue is interest income it derives from its lending activities.

     First Western's principal executive offices are located at 600 West Bypass, Burnsville, North Carolina 28714, and its telephone number is (828) 682-1115.

     Banking Offices. In addition to First Western's main office in Burnsville (Yancey County), North Carolina, it operates two branch offices in Spruce Pine (Mitchell County), North Carolina, and one branch office in Weaverville (Buncombe County), North Carolina.

     Banking Market. First Western's principal banking market consists of the area immediately surrounding its banking offices, including portions of Yancey, Mitchell, and Buncombe Counties, and is located in the mountains of North Carolina north of the City of Asheville.

     Competition. First Western competes for deposits in its banking market with other commercial banks, savings banks and other thrift institutions, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, First Western competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders.

     Commercial banking in the First Western's banking market and in North Carolina as a whole is extremely competitive. North Carolina is the home of two of the largest commercial banks in the United States, each of which has branches located in the First Western's banking market, and five other commercial banks, thrift institutions and credit unions also are represented in its banking market.

     Interest rates, both on loans and deposits, and prices of fee-based services, are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of First Western's competitors have greater resources, broader geographic markets and higher lending limits than First Western, and they can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than can First Western. To counter these competitive disadvantages, First Western depends on its reputation as a community bank in its local market, its direct customer contact, its ability to make credit and other business decisions locally, and its personalized service.

     In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking, a North Carolina commercial bank may be required to compete not only with other North Carolina-based financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions, establish or acquire branch offices in North Carolina, or otherwise offer financial services across state lines, thereby adding to the competitive atmosphere of the industry in general. In terms of assets, First Western is one of the smaller commercial banks in North Carolina, and there is no assurance that First Western will be or continue to be an effective competitor in the current financial services environment.

     Employees. On June 30, 2001, First Western had 36 full-time employees (including its executive officers) and eight part-time employees. First Western and its employees are not parties to any collective bargaining agreement, and it considers its relations with its employees to be good.

     Legal Proceedings. From time to time, First Western may become involved in legal proceedings occurring in the ordinary course of its business. However, subject to the uncertainties inherent in any litigation, management of First Western believes there currently are no pending or threatened proceedings that are reasonably likely to result in a material adverse change in First Western's consolidated financial condition or operations.

     Properties. First Western's main office in Burnsville and its branch office in Weaverville are located in facilities owned by First Western, and its two branch offices in Spruce Pine are in leased facilities. On June 30, 2001, First Western's investment in premises and banking equipment (cost less accumulated depreciation) was approximately $3.7 million.

First Western Financial Statements; Other Available Information

     First Western's audited financial statements as of and for the years ended December 31, 2000 and 1999, and its unaudited consolidated interim statements of condition, statements of income, and statements of cash flows, as of and for the six-month periods ended June 30, 2001 and 2000, are included in this Proxy Statement/Prospectus under the caption "Financial Statements of First Western Bank" on page F-31.

     First Western is subject to the informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"), and it files reports and other information, including annual reports, quarterly reports and proxy statements, with the FDIC under the 1934 Act. You may inspect and copy any reports, proxy statements and other information filed by First Western with the FDIC under the 1934 Act at the offices of the FDIC's Registration, Disclosure and Securities Operations Unit located at 550 17/th/ Street, N.W., Room F-6043, Washington, DC 20429. You also may obtain copies of those reports and other documents by contacting the FDIC by telephone at (202) 898-8913 or by facsimile at (202) 898-3909.

Management's Discussion and Analysis of Financial Condition and Results of Operations

         Management's discussion and analysis is provided to assist in understanding and evaluating First Western's results of operations and financial condition. First Western was incorporated and began operations in December of 1997. References herein to operations in 1997 relate to the period from December 1, 1997 (date of incorporation) through December 31, 1997. First Western began accepting deposits on December 15, 1997. The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this Proxy Statement/Prospectus.

         Results of Operations. The following discussion relates to the results of operations for the year ended December 31, 2000 compared to the year ended December 31, 1999, the year ended December 31, 1999 compared to the year ended December 31, 1998 and the year ended December 31, 1998 compared to the period ended December 31, 1997.

         2000 Compared to 1999. For the year ended December 31, 2000, net income was $438,539 or $.30 per share compared to $235,609 or $.16 per share for the year ended December 31, 1999. The 2000 earnings produced a return on average assets of 0.65% and a return on average equity of 3.20%.

         Net interest income increased 19.85% to $2,725,950 in 2000 compared to $2,274,376 in 1999. Interest income increased 18.74% to $4,968,264 in 2000 compared to $4,184,149 in 1999. Interest income increased as the result of increases in average interest earning assets and average interest rates earned on interest earning assets. Average interest earning assets were $60,938,744 in 2000, an increase of $3,669,953 or 6.41% as compared to $57,268,791 in 1999. The increase in average interest earning assets can be primarily attributed to the growth in average loans of $7,829,168 to $45,260,450 in 2000 as compared to $37,431,282 in 1999. The increase in average loans during the year was somewhat offset by decreases in lower yielding assets such as federal funds sold and interest bearing deposits at other institutions. As a result, the average interest rate earned on interest earning assets increased by 84 basis points to 8.15% in 2000 compared to 7.31% in 1999. Interest expense increased 17.41% to $2,242,314 in 2000 compared to $1,909,773 in 1999. Interest expense increased as a result of increases in average interest bearing liabilities and average interest rates incurred on interest bearing liabilities. Average interest bearing liabilities increased $3,735,468 or 8.90% to $45,706,009 in 2000 compared to $41,970,541 in 1999. Average interest-bearing deposits increased by 8.87% to $45,683,703 in 2000 from $41,960,541 in 1999.

         Provision for loan losses increased by $132,400 to $198,500 in 2000 compared to $66,100 in 1999. The increase in the provision for loan losses can be attributed to the increase in gross loans outstanding of $12,462,556 to $52,267,647 as of December 31, 2000 compared to $39,805,091 as of December 31, 1999. The ending balance in the allowance for loan losses of $714,215 is the amount that management has determined to be adequate to provide for potential losses inherent in the loan portfolio as of December 31, 2000.

         Other income was $611,560 in 2000, an increase of $284,562, or 87.02% compared to $326,998 in 1999. For the year ended December 31, 2000, service charges on deposit accounts increased $86,105 or 60.74%, which can be attributed to higher average balances of deposit accounts, and an overall larger number of accounts compared to the same period in 1999. Other service charges and fees increased by $132,631, or 82.62%, in 2000, which included increases in commissions earned on the sale of credit life, accident, and health insurance of $56,872 and in mortgage loan origination fees of $37,731. Other income increased by $65,826 in 2000 primarily attributable to the gain of $53,267 on the sale of a fixed asset. Other expenses totaled $3,049,232, an increase of $749,567, or 32.59%, in 2000. The increase in other expenses can be attributed to increases in salaries and benefits of $327,842, occupancy expenses and equipment expenses of $153,499, advertising expenses of $69,923 and data processing costs of $41,762. The increases in those items mentioned above can be attributed to the opening of the new corporate headquarters in Burnsville, the opening of the Wal-Mart in-store branch and the opening of the Weaverville branch office.

         During 2000, First Western reversed the valuation allowance in the amount of $391,439 that was reserved against deferred tax assets as of December 31, 1999, which contributed to an overall income tax benefit in the amount of $348,761. At December 31, 1999, management believed the realization of the valuation allowance was not reasonably assured. Based upon the taxable income being generated in 2000 and management's expectations of continued profitability, management now believes the realization of the deferred tax asset is more likely than not.

         1999 Compared to 1998. For the year ended December 31, 1999, net income was $235,609 or $.16 per share compared to a net loss of $861,215 or $1.18 per share for the year ended December 31, 1998. The 1999 earnings provided a return on average assets of 0.39% and a return on average equity of 1.72%.

         Net interest income increased 226.81% to $2,274,376 in 1999 compared to $695,929 in 1998. The increase in interest income and interest expense can be primarily attributed to First Western completing its acquisition of Mitchell Bancorp, Inc. ("Mitchell") that was accounted for by the purchase method of accounting and was effective December 31, 1998. Accordingly, the results of operations of Mitchell for the year ended December 31, 1998 were excluded from the accompanying financial statements. Interest income increased 263.56% to $4,184,149 in 1999 compared to $1,150,869 in 1998. Interest income increased as the result of increases in average interest earning assets and average interest rates earned on interest earning assets. Average interest earning assets were $57,268,791 in 1999, an increase of $40,408,625 or 239.67% as compared to
$16,860,166 in 1998. The increase in average interest earning assets can be primarily attributed to the growth in average loans of $32,764,132 to $37,431,282 in 1999 as compared to $4,667,150 in 1998. Interest expense increased 319.79% to $1,909,773 in 1999 compared to $454,940 in 1998. Interest expense increased as a result of increases in average interest earning liabilities. Average interest earning liabilities increased $32,695,991 or 352.53% to $41,970,541 in 1999 compared to $9,274,550 in 1998. Average interest-bearing deposits increased by 359.85% to $41,960,541 in 1999 from $9,124,550 in 1998. The increase in volume was partially offset by a decrease in average interest rates paid on interest bearing liabilities of 36 basis points to 4.55% in 1999 compared to 4.91% in 1998.

         Provision for loan losses decreased by $65,500 to $66,100 in 1999 compared to $131,600 in 1998. Although the provision for loan losses decreased by $65,500, the ratio of allowance for loan losses to gross loans was approximately 1.40% for each of the years ended December 31, 1999 and 1998. The ending balance in the allowance for loan losses of $562,083 was the amount that management had determined to be adequate to provide for potential losses inherent in the loan portfolio as of December 31, 1999.

         Other income was $326,998 in 1999, an increase of $225,123, or 221.04% compared to $101,855 in 1998. For the year ended December 31, 1999, service charges on deposit accounts increased $83,063, or 141.52%, in 1999, which can be attributed to higher volumes of deposit accounts, and an overall larger number of accounts compared to the same period in 1998 which can be primarily attributed to the acquisition of Mitchell and the overall increase in deposit customers during 1999. Other service charges and fees increased by $142,265 in 1999, which can be primarily attributed to an increase of $112,201 in mortgage loan origination fees. Other expenses totaled $2,299,665, an increase of $833,724 or 56.87%, in 1999 compared to $1,465,941. The increase in other expenses can be primarily attributed to increases in salaries and benefits of $360,863, advertising expenses of $26,201 and data processing costs of $174,721. The increases in those items mentioned above can be attributed to the acquisition of Mitchell of which operations were reported for the entire year of 1999.

         1998 Compared to 1997. Net loss for the year ended December 31, 1998 was $861,215 or $1.18 per share compared to $135,251 or $.19 per share for the period ended December 31, 1997. The net loss for the first full year of operations was in line with management expectations as the deployment of capital and the development of deposits evolved to levels necessary to support First Western's basic infrastructure. Net interest income increased to $695,929 in 1998, compared to $30,004 the period ended December 31, 1997. Other income increased to $101,855 from $92 for the period ended December 31, 1997. Other expenses increased to $1,465,941 in 1998 from $165,347 in 1997.

     Net Interest Income. Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, which primarily are deposits in First Western) represents the most significant portion of First Western's earnings. It is management's ongoing policy to optimize and increase net interest income. Net interest income totaled $2,725,950, $2,274,376 and $695,929 in 2000, 1999 and 1998, respectively, representing increases of 19.85% for 2000 over 1999, 226.81% for 1999 over 1998, and 2219.45% for 1998 over 1997. Average earning assets increased by 6.41% in 2000 and 239.67% in 1999. The net yield on average earning assets (net interest income divided by average earning assets) increased 50 basis points to 4.47% in 2000 from 3.97% in 1999. The net yield on average earning assets increased 48 basis points in 1999 over 1998. Increases in 1998 over 1997 are primarily due to the short period of operations in 1997 compared to a full year in 1998.

     Average interest-bearing liabilities increased by 8.90% in 2000 and 352.52% in 1999. The average interest rate paid on these deposits increased by 36 basis points in 2000 and decreased by 36 basis points in 1999. The spread on interest bearing funds was 3.24% in 2000, 2.76% in 1999 and 1.92% in 1998 and First Western will continue efforts to maximize this spread through management of both loan and deposit rates and mix in order to achieve overall earnings growth.

     The following table presents the daily average balances, interest income/expense, and average rates on interest-earning assets and interest-bearing liabilities of First Western for the last three years.


                                                                           (Dollars in Thousands)
                                                                           Year Ended December 31,
                                           ---------------------------------------------------------------------------------------
                                                      2000                          1999                          1998
                                           ---------------------------- ----------------------------- ----------------------------
                                                       Interest  Average             Interest  Average            Interest Average
                                             Average   Income/  Interest  Average    Income/  Interest  Average   Income/  Interest
                                             Balance   Expense   Rate     Balance    Expense   Rate     Balance   Expense   Rate
     Assets:
       Loans (1)                             $45,260    $4,017    8.88%    $37,431    $3,164   8.45%    $ 4,667   $  489   10.48%
       Taxable securities                     11,305       680    6.02%      4,786       241   5.04%      1,794      102    5.69%
       Federal funds sold                      3,128       193    6.17%     11,251       576   5.12%      4,081      220    5.39%
       Interest-bearing balances
        at other institutions                  1,246        78    6.26%      3,800       203   5.34%      6,319      340    5.38%
                                             -------    ------    ----     -------    ------   ----     -------   ------    ----
           Total interest-earning assets      60,939     4,968    8.15%     57,268     4,184   7.31%     16,861    1,151    6.83%
       Cash and due from banks                 2,012                         2,112                          901
       All other assets                        4,688                         3,152                          856
                                             -------                       -------                      -------
           Total assets                      $67,639                       $62,532                      $18,618
                                             =======                       =======                      =======
     Liabilities and Shareholders' Equity:
       Interest-bearing deposits             $45,706    $2,242    4.91%    $41,961    $1,909   4.55%    $ 9,125   $  440    4.82%
       Other borrowings                           -          -        -         10         1  10.00%        150       15   10.00%
                                             -------    ------    ----     -------    ------   ----     -------   ------    ----
           Total interest-bearing
             liabilities                      45,706     2,242    4.91%     41,971     1,910   4.55%      9,275      455    4.91%

     Noninterest-bearing deposits              7,538                         5,734                        2,077
     Other liabilities                           701                         1,089                           48
     Shareholders' equity                     13,694                        13,738                        7,218
                                             -------                       -------                      -------
           Total liabilities and
             shareholders' equity            $67,639                       $62,532                      $18,618
                                             =======                       =======                      =======
     Interest rate spread (2)                                     3.24%                        2.76%                        1.92%
     Net interest income                                $2,726                        $2,274                      $  696
                                                        ------                        ------                      ------
     Net yield on earning assets (3)                              4.47%                        3.97%                        4.13%

     (1)   Non-accrual loans have been included.

     (2) The interest rate spread is the average interest-earning assets rate less the average interest-bearing liabilities rate.

     (3) Net yield on earning assets is computed by dividing net interest income by average earning assets.

         Changes in interest income and interest expense can result from changes in both volume and rates. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning and interest-bearing liabilities and from changes in yields and rates.

                                                                           (Dollars in Thousands)
                                              ------------------------------------------------------------------------------
                                                      2000 Compared to 1999                   1999 Compared to 1998
                                              -------------------------------------   --------------------------------------
                                                 Volume(1)    Rate(1)     Total          Volume(1)    Rate(1)      Total
         Interest-earning assets:
           Loans                                   $   679      $   174    $   853       $   3,102     $ (427)    $ 2,675
           Taxable securities                          359           80        439             160        (21)        139
                                                   -------      -------    -------       ---------     ------     -------
                 Total                               1,038          254      1,292           3,262       (448)      2,814
           Federal funds sold                         (458)          75       (383)            377        (21)        356
           Interest-bearing balances
            at other institutions                     (146)          21       (125)           (135)        (2)       (137)
                                                   -------      -------    -------       ---------     ------     -------
         Total interest income                     $   434      $   350    $   784       $   3,504     $ (471)    $ 3,033
                                                   =======      =======    =======       =========     ======     =======
         Interest-bearing liabilities:
           Interest-bearing deposits               $   177      $   157    $   334       $   1,538     $  (69)    $ 1,469
           Other borrowings                              -           (1)        (1)            (14)         -         (14)
                                                   -------      -------    -------       ---------     ------     -------
         Total interest expense                    $   177      $   156    $   333       $   1,524     $  (69)    $ 1,455
                                                   =======      =======    =======       =========     ======     =======

         (1) The rate/volume variances for each category have been allocated equally on a consistent basis between rate and volume.

         Liquidity. "Liquidity" refers to the ability of First Western to generate adequate amounts of cash to meet its cash needs. First Western actively manages the levels, types, and maturities of earning assets in relation to the sources available. The objectives of First Western's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, to meet the basic needs for ongoing operations of First Western, and to meet regulatory requirements. First Western satisfies its liquidity requirements primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposit that are less than $100,000. First Western considers these deposits to be a stable portion of its liquidity mix. They are the result of generally stable, ongoing consumer and commercial banking relationships. At December 31, 2000 core deposits totaled $45,532,717 or 78.01% of First Western's total liabilities.

         The other principal method of funding utilized by First Western consists of large-denomination certificates of deposit ($100,000 or more), and federal funds purchased. It is First Western's policy to emphasize core deposit growth as the cost of funds are normally lower for these types of deposits as compared to the cost of funds related to certificate of deposits ($100,000 or more) and federal funds purchased.

         Capital Resources. Future growth and expansion of First Western are dictated by the ability to create capital, which is generated principally by earnings. Adequacy of First Western's capital is also monitored to ensure compliance with regulatory requirements. As of December 31, 2000, First Western's total capital to risk weighted assets was 25.09%. Management considers First Western to be well capitalized and expects to be able to meet future needs caused by growth and expansion, as well as capital requirements implemented by the regulatory agencies.

         Management is not aware of any current recommendations by the regulatory authorities, which, if implemented, would have a material effect on liquidity, capital resources, or operations.

         Historically, First Western has made both consumer and commercial loans within its market area of Yancey and Mitchell counties of North Carolina. Total loans, net of the allowance for loan losses and net of deferred loan origination fees, at December 31, 2000 and December 31, 1999 were $51,314,564 and $39,079,445 respectively, representing increases of 31.31% for 2000 over 1999 and 9.92% for 1999 over 1998. First Western has a diversified loan portfolio with no significant concentrations to any one borrower or industry. The amounts of loans outstanding at December 31, 2000 and 1999, by category, are shown in
Note 3 of the Notes to the Financial Statements included herein.

         Interest Rate Sensitivity. The ability to maximize net interest income depends largely upon achieving a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities that either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which First Western's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising rates, a negative gap within shorter maturities would result in a decrease in net interest income. Conversely, during a period of falling interest rates, negative gap within shorter maturities would result in an increase in net interest income.

         The following table presents First Western's interest sensitivity gap between interest-earning assets and interest-bearing liabilities at December 31, 2000.

                                                                            (Dollars in Thousands)
                                              ---------------------------------------------------------------------------
                                                           One to   Three to    One to      Three     Over
                                                            Three    Twelve     Three      to Five    Five
                                              Immediate    Months    Months     Years       Years    Years        Total
Interest-bearing due from banks               $     -      $  270   $      -    $     -     $    -   $     -      $   270
Securities (at amortized cost):
  US Government agencies                            -         667      3,076      5,474          -       982       10,199
  Mortgage-backed securities                        -          68        208        241        211       467        1,195
Loans (gross)                                  11,364       5,112      9,206      7,996      5,515    13,075       52,268
                                              -------      ------   --------    -------     ------   -------      -------
Total interest-earning assets                 $11,364      $6,117   $ 12,490    $13,711     $5,726   $14,524      $63,932
                                              =======      ======   ========    =======     ======   =======      =======
Interest-bearing liabilities
Savings accounts                              $   580      $    -   $      -    $ 2,318     $    -   $     -      $ 2,898
NOW accounts                                      408           -          -      3,670          -         -        4,078
Money market accounts                           2,049           -          -      4,781          -         -        6,830
Time deposits of $100,000 or more                   -       2,424      7,017      1,945          -         -       11,386
Other time deposits                                 -       4,426     16,770      2,238        224         -       23,658
Other borrowings                                  710           -          -          -          -         -          710
                                              -------      ------   --------    -------     ------   -------      -------
Total interest bearing liabilities            $ 3,747       6,850   $ 23,787    $14,952     $  224   $     -      $49,560
                                              =======      ======   ========    =======     ======   =======      =======
Interest sensitivity gap                      $ 7,617      $ (733)  $(11,297)   $(1,241)    $5,502   $14,524      $14,372
                                              =======      ======   ========    =======     ======   =======      =======

         In addition to gap analysis, First Western measures interest rate risk through the simulation of net interest income under varying rate scenarios and the theoretical impact of immediate and sustained rate changes referred to as "rate shocks." The following table summarizes the estimated theoretical impact on First Western's net interest income and market value of equity from hypothetical "rate shocks" of plus and minus 1%, 2%, 3%, and 4% compared to the estimated theoretical impact of rates remaining unchanged. The effects of these hypothetical interest rate changes are based upon numerous assumptions including relative and estimated levels of key interest rates. "Rate shock" modeling does not take into account the pricing strategies management would undertake in response to the depicted sudden rate changes. Additionally, management does not believe rate changes of the magnitude described are likely in the forecast period presented.

                                                              (Dollars in thousands)
                                    ---------------------------------------------------------------------------
                  Hypothetical            Estimated Resulting                    Estimated Resulting
           Immediate and Sustained     Theoretical Tax Equivalent                Theoretical Market
                Rate Change               Net Interest Income                      Value of Equity
                                    ----------------------------------   --------------------------------------
                                                               %                                    %
                                       Amount                Change        Amount                 Change

                    4%                 $2,990                 1.01%       $10,581                (18.14)%
                    3%                  2,984                 0.81%        11,164                (13.62)%
                    2%                  2,978                 0.61%        11,724                 (9.29)%
                    1%                  2,969                 0.30%        12,316                 (4.71)%
                    0%                  2,960                 0.00%        12,925                  0.00%
                   (1)%                 2.936                (0.81)%       13,444                  4.02%
                   (2)%                 2,902                (1.96)%       13,848                  7.14%
                   (3)%                 2,869                (3.07)%       14,270                 10.41%
                   (4)%                 2,834                (4.26)%       14,690                 13.66%

         Maturities and Sensitivities of Loans to Changes in Interest Rates. The following table presents the maturity distribution of First Western's loans as of December 31, 2000, including the maturity distribution of variable and fixed rate loans.

                                                                           (Dollars in Thousands)
                                                                   Loan Maturities and Rate Sensitivities
                                                   ----------------------------------------------------------------
                                                                         One             Five
                                                       Within          to Five          Years
                                                      One Year          Years          or More          Total
Predetermined rate, maturity greater
  than one year                                      $    5,026       $  11,215       $  24,663       $  40,904
Variable rate maturing within one year                   11,364               -               -          11,364
                                                     ----------       ---------       ---------       ---------
                                                     $   16,390       $  11,215       $  24,663       $  52,268
                                                     ==========       =========       =========       =========

         Allowance and Provisions for Loan Losses. The allowance for loan losses represents management's estimate of an amount adequate to provide for potential losses inherent in the loan portfolio. Management determines the allowance for loan losses based on a number of factors, including a review and evaluation of First Western's loan portfolio, and current and projected economic conditions locally and nationally. The allowance is monitored and analyzed in conjunction with First Western's loan analysis and grading program, and provisions for loan losses are made to maintain an adequate allowance for loan losses.

         The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance.

         The provision for loan losses is the amount necessary to adjust the allowance for loan losses to the amount that management has determined to be adequate to provide for potential losses inherent in the loan portfolio. First Western made provisions for loan losses of $198,500 for the year ended December 31, 2000 and $66,100 for the year ended December 31, 1999.

         Management realizes that general economic trends greatly affect loan losses, and no assurances can be made that future charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period, or that future evaluations of the loan portfolio based on conditions then prevailing will not require sizable additions to the allowance, thus necessitating similarly sizable charges to income. Management does consider however, the allowance for loan losses to be adequate for the reporting periods, in their best judgment, evaluation, and analysis of the loan portfolio.

         Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been disclosed do not; 1) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources or, 2) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

         The following table presents the allocation of the allowance for loan losses by category.

                                                                        (Dollars in thousands)
                                                                              December 31,
                                        -------------------------------------------------------------------------------------
                                                    2000                         1999                         1998
                                        ---------------------------  ---------------------------  ---------------------------
                                                        Percent                      Percent                      Percent
                                                        of Loans                     of Loans                     of Loans
                                                        to Total                     to Total                     to Total
                                           Amount        Loans          Amount        Loans          Amount        Loans
         Residential real estate
           loans                          $     180      46.92%        $     100      62.11%        $    100       62.32%
         Commercial loans                       300      38.47%              200      26.99%             175       14.95%
         Land loans                              30       3.88%               25       4.68%              25       11.40%
         Consumer loans                          80      10.73%              215       6.22%             200       11.33%
         Unallocated                            124       0.00%               22       0.00%              13        0.00%
                                          ---------     ------         ---------      -----         --------      ------
         Total                                  714     100.00%              562     100.00%             513      100.00%
                                          =========     ======         =========     ======          =======      ======

         The allowance for loan losses was 1.37% and 1.41% of gross loans outstanding at December 31, 2000 and 1999, respectively. For 2000 and 1999, the ratio of net charge-offs during the year to average loans outstanding was less than 1% for each year.

         The following table presents activity in the allowance for loan loss.

                                                                           (Dollars in Thousands)
                                                                          Years Ended December 31,
                                                                      --------------------------------
                                                                        2000         1999       1998
         Balance, beginning of year                                   $  562       $  513     $    -
         Provision for loan losses                                       199           66        132
         Allowance from Mitchell                                           -            -        381
         Loans charged off:
          Commercial, financial, and agricultural                        (28)          (2)         -
          Consumer                                                       (29)         (24)         -
         Recoveries:
          Commercial                                                       2            -          -
          Consumer                                                         8            9          -
                                                                      ------       ------     ------

         Balance, end of year                                         $  714       $  562     $  513
                                                                      ======       ======     ======


         Interest accruals on loans are discontinued when management believes, after consideration of economic and business conditions and collection efforts, that collection of interest is doubtful. Additionally, all loans contractually past due 90 days or more and not in the process of collection or adequately secured are placed on non-accrual status.

         The following table presents nonperforming assets at the indicated dates.

                                                                                (Dollars in Thousands)
                                                                                     December 31,
                                                                        ----------------------------------------
                                                                           2000            1999           1998
         Nonaccrual loans                                                  $ 316           $ 489          $ 583
                                                                           =====           =====          =====

         Investment Securities. First Western's investment portfolio is comprised primarily of U.S. Government Agency securities. Management considers its investment securities to be a source of interest income, and not a trading account to be used to enhance First Western's income through speculative buying and selling of investments.

         See Note 2 of the Notes to Financial Statements included herein for a summary of First Western's security portfolio composition at December 31, 2000.

          The following table presents in summary form the maturities and weighted average yields of First Western's available for sale and held to maturity securities at December 31, 2000.

                                                                       (Dollars in Thousands)
                                        ------------------------------------------------------------------------------------
                                                                  After One Year      After Five Years
                                          Within                    But Within           But Within                After
                                         One Year                   Five Years           Ten Years               Ten Years
                                        ---------------------  -------------------  --------------------  ------------------
                                          Amount     Yield       Amount    Yield      Amount    Yield      Amount   Yield
          Available for sale
            U.S. Government agency         $ 2,244     6.40%      $ 5,474   6.91%     $    982    7.19%     $    -      -
            Mortgage-backed securities           -     0.00%            -   0.00%          916    7.34%          -      -
            FHLMC stock                          -     0.00%            -   0.00%            -    0.00%        860      -
                                           -------                -------             --------              ------
          Total                            $ 2,244     6.40%      $ 5,474   6.91%     $  1,898    7.26%     $  860      -
                                           =======                =======             ========              ======

          Held to maturity
            U.S. Government agency         $ 1,500     5.36%      $     -   0.00%     $      -    0.00%     $    -      -
            Mortgage-backed securities           -     0.00%            -   0.00%          279    5.96%          -      -
                                           -------                -------             --------              ------
          Total                            $ 1,500     5.36%      $     -   0.00%     $    279    5.96%     $    -      -
                                           =======                =======             ========              ======

         All securities are stated at amortized cost.

         Deposits. First Western continuously monitors market pricing, competition, rates and internal interest rate spreads to work toward growth and profitability. Because deposits are the principal source of funds for continued growth, First Western attempts to structure rates so as to promote deposit and asset growth, while at the same time increasing the overall profitability of First Western.

         The daily average amounts of deposits and the average rates paid for the year ended December 31, 2000 are summarized below. The table includes certificates of deposit of $100,000 and over, which at December 31, 2000 totaled $11,385,666. Of that total, $2,570,043 had scheduled maturities within three months, $7,016,384 after three but within twelve months and $1,799,239 after twelve months but within 36 months.

                                                                          (Dollars in Thousands)
                                                                         Years Ended December 31,
                                             -------------------------------------------------------------------------------
                                                 2000                       1999                       1998
                                             ------------------------   -------------------------  -------------------------
                                                Amount       Rate          Amount        Rate         Amount        Rate
          Demand deposits                    $  7,538          -         $  5,734          -        $  2,077          -
          NOW's                                 3,607       0.62%           2,725       0.69%          1,146       1.32%
          Savings                               2,881       1.98%           2,765       2.07%            421       1.88%
          MMDA's                                7,721       3.97%           8,615       3.85%          1,547       4.51%
          Time                                 31,472       5.90%          27,856       5.39%          6,011       5.78%
                                             --------                    --------                   --------
                                             $ 53,219                    $ 47,695                   $ 11,202
                                             ========                    ========                   ========

          Acquisition. Effective December 31, 1998, First Western completed the acquisition of Mitchell for $9,727,450 cash plus 781,377 shares of common stock with a total value of $7,032,393. The Mitchell acquisition has been accounted for by the purchase method of accounting, and accordingly, the results of operations of Mitchell for the year ended December 31, 1998 were excluded from the accompanying financial statements. Assets and liabilities assumed have been recorded at their estimated fair values. The excess of purchase price over the estimated fair value of net assets acquired of $1,354,746 was allocated to goodwill and is being amortized on a straight-line basis over a twelve-year period.

          Impact of Inflation. The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

          Because the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

          While the effect of inflation on banks is normally not as significant as is its effect on those businesses that have large investments in plant and inventories, inflation does have an effect on banks.

          During periods of high inflation, there are normally corresponding increases in the money supply and banks normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

          Forward Looking Statements. The discussions presented in this annual report contain statements that could be deemed forward looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward looking statements are statements that include projection, prediction, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of First Western and its management about future events. Factors that could influence the accuracy of such forward looking statements include, but are not limited to, the financial success or changing strategies of First Western's customers or vendors, actions of government regulators, the level of market interest rate, and the general economic conditions.

         Changes in Financial Condition: June 30, 2001 Compared to December 31, 2001. Total assets increased $5,695,739 or 7.93%, from December 31, 2000 to June 30, 2001. Cash and cash equivalents decreased $57,146 or 2.36% at June 30, 2001 as compared to December 31, 2000. Investment securities decreased $2,745,626 or 22.12%. The change in cash and cash equivalents and investment securities during the first six months can be attributed to net investment maturities and excess cash that were used to fund loan growth during the first six months of 2001. Loans, the largest category of total assets, increased $8,728,648, or 17.01%. The declining interest rate environment and First Western's presence in the Weaverville market has contributed to increases in loan originations during the first six months of 2001.

         Total liabilities increased $5,760,839, or 9.87% from December 31, 2000 to June 30, 2001. Deposits, the largest category of total liabilities, increased $3,786,061, or 6.65% at June 30, 2001 as compared to December 31, 2000. Demand, NOW, money market, and savings accounts increased $2,249,626, or 10.28%. Time deposits increased $1,536,435, or 4.38%, from December 31, 2000 to June 30, 2001. First Western's gross loan to deposit ratio was 100.67% and 91.83% as of June 30, 2001 and December 31, 2000, respectively. Management believes that the increase in deposits can be attributed to the competitive interest rates offered by First Western and consumers transferring funds from the sluggish equity markets. Other borrowings increased by $1,844,179 or 259.74% due to an increase in securities sold under agreements to repurchase in the amount of $1,983,179 offset by a decrease of $139,000 in federal funds purchased.

         Common stock outstanding decreased by 22,000 shares or 1.58%, at June 30, 2001 as compared to December 31, 2000. First Western repurchased 22,000 shares under the stock repurchase plan at an average price of $8.60 per share. Earnings for the first six months were retained which resulted in a decrease of $64,526, or 13.33% in the accumulated deficit as of June 30, 2001 as compared to December 31, 2000. Accumulated other comprehensive income, net of deferred income taxes, increased $59,524, or 61.40% at June 30, 2001 as compared to December 31, 2000 primarily because the value of securities available-for-sale rose when interest rates declined during the period.

         Three-Month Periods Ended June 30, 2001 and June 30, 2000. Net interest income increased $147,508 or 22.11% over the second quarter of 2000. Total interest income increased $262,282 or 21.94% from $1,195,613 for the three months ended June 30, 2000 to $1,457,895 for the three months ended June 30, 2001. This change reflects increases in the average balances of interest-earning assets along with an increase in the yield on average interest-earning assets. Average earning assets increased $9,061,263 and yields increased 45 basis points from 7.98% to 8.43%. Interest and fees on loans increased $331,594 or 34.63% from $957,509 to $1,289,103 as a result of a $13,829,339 or 31.26% increase in average loans outstanding from $44,238,814 to $58,068,153. Interest on securities increased $7,938 offset by a decrease of $77,250 in interest in fed funds sold and interest on deposits with other banks. The decrease in interest income on federal funds sold can be attributed to a decrease in federal funds sold during the period as excess cash was used to fund loan growth during the period. Interest expense increased $114,774 or 21.72% from $528,376 for the three months ended June 30, 2000 to $643,150 for the three months ended June 30, 2001. This increase was the result of higher volumes of interest-bearing liabilities combined with an increase in the average cost of funds. Average interest-bearing liabilities increased $8,190,987 from $44,655,648 to $52,846,635 while the cost of funds increased 12 basis points from 4.76% to 4.88%.

         The provision for loan losses for the three-month period ended June 30, 2001 was $113,600 compared to $130,000 for the three-month period ended June 30, 2000. See the heading of Allowance and Provision for Loan Losses on page 10 for a more detailed discussion.

         Other income increased $73,149 or 48.95% from $149,446 for the three months ended June 30, 2000 to $222,595 for the same period in 2001. The increase was attributable to higher service charges and fees earned on deposit accounts, other service charges and fees and other income. The increase in service charges on deposit accounts can be attributed to a higher number of deposit accounts compared to the same period in 2000. The increase in other service charges and fees can be attributed primarily to increases in merchant discount income. The increase in other income of $62,503 is primarily the result of gains on the sale of securities of $60,059.

         Other expenses increased $61,271 or 7.76% from $789,526 to $850,797 for the three months ended June 30, 2001compared to the same period in the prior year. The increase in other expenses can be attributed to increases in salaries and wages and occupancy expense, offset by decreases in employee benefits and other expenses. Salaries and wages expense increased primarily due to the opening of the new branch office in Weaverville along with yearly payroll increases. Occupancy expense increased due to the opening of a new corporate headquarters and the opening of the Weaverville branch. Employee benefits decreased for the period due to a one-time insurance premium assessment that was paid in April 2000 for $28,471. Other expenses decreased $19,459 or 5.61% primarily due to decreased general expenses, legal fees, advertising, telephone, postage, and printing costs.

         Income before income taxes was $72,943 for the three-month period ended June 30, 2001 compared to a loss of $102,843 for the comparable period in 2000. Income tax expense was $35,000 for the three months ended June 30, 2001 compared to an income tax benefit of $391,439 during the same period in 2000. For the period ended June 30, 2001, the effective tax rate was 47.98%. The primary reason for the tax provision being in excess of the amount computed by applying the statutory federal tax rate to income before income taxes was an adjustment for non-deductible goodwill in the amount of $29,417 for the three month period ended June 30, 2001. First Western reported a tax benefit during the second quarter of 2000, which was the result of the reversal of a tax valuation allowance. Net income for the quarter was $37,943.

         Six-Month Periods Ended June 30, 2001 and June 30, 2000. Net interest income increased $261,385 or 20.29% over the first six months of 2000. Total interest income increased $582,182 or 25.52% from $2,281,154 for the six months ended June 30, 2000 to $2,863,336 for the six months ended June 30, 2001. This change reflects increases in the average balances of interest-earning assets along with an increase in the yield on average interest-earning assets. Average earning assets increased $9,650,397 and yields increased 63 basis points from 7.87% to 8.50%. Interest and fees on loans increased $672,780 or 36.89% from $1,823,553 to $2,496,333 as a result of a $13,228,924 or 31.07% increase in average loans outstanding from $42,579,639 to $55,808,563. Interest on securities increased $64,022 offset by a decrease of $154,620 in interest in fed funds sold and interest on deposits with other banks. The decrease in interest income on federal funds sold can be attributed to a decrease in federal funds sold during the period as excess cash was used to fund loan growth during the period. Interest expense increased $320,797 or 32.32% from $992,620 for the six months ended June 30, 2000 to $1,313,417 for the six months ended June 30, 2001. This increase was the result of higher volumes of interest-bearing liabilities combined with an increase in the average cost of funds. Average interest-bearing liabilities increased $8,644,818 from $43,208,694 to $51,853,512 while the cost of funds increased 49 basis points from 4.62% to 5.11%.

         The provision for loan losses for the six-month period ended June 30, 2001 was $113,600 compared to $172,500 for the six-month period ended June 30, 2000.

         Other income increased $96,129 or 35.50% from $270,780 for the six months ended June 30, 2000 to $366,909 for the same period in 2001. The increase was attributable to higher service charges and fees earned on deposit accounts, other service charges and fees and other income. The increase in service charges on deposit accounts can be attributed to a higher number of deposit accounts compared to the same period in 2000. The increase in other service charges and fees can be attributed primarily to increases in mortgage loan fees, merchant discount income, ATM fees, and check cashing fees. The increase in other income of $49,213 is primarily the result of gains on the sale of securities of $60,059 offset by a decrease of $9,496 in miscellaneous income.

         Other expenses increased $234,400 or 16.28% from $1,440,202 to $1,674,602 during the six-month period ended June 30, 2001 as compared to the six months ended June 30, 2000. The increase in other expenses can be attributed to increases in salaries and wages, employee benefits, occupancy expense, and other expenses. Salaries and wages expense and employee benefits increased primarily due to the opening of the new branch office in Weaverville, increased health insurance premiums, along with other additions to staff. Occupancy expense increased due to the opening of a new corporate headquarters, the relocation of the Downtown Spruce Pine branch, and the opening of the Weaverville branch. Other expenses increased $12,463 or 1.98% primarily due to increases in consulting fees, deposit write-up amortization, maintenance agreements, and merchant services expense offset by decreases in general expenses, advertising, legal fees, and accounting fees.

         Income before income taxes was $128,626 for the six-month period ended June 30, 2001 compared to a loss of $53,388 for the comparable period in 2000. Income tax expense was $64,100 for the six months ended June 30, 2001 compared to an income tax benefit of $391,439 during the same period in 2000. For the period ended June 30, 2001, the effective tax rate was 49.83%. The primary reason for the tax provision being in excess of the amount computed by applying the statutory federal tax rate to income before income taxes was an adjustment for non-deductible goodwill in the amount of $58,834. Net income for the quarter was $64,526.

         Liquidity and Market Risks. "Liquidity" refers to the ability of First Western to generate adequate amounts of cash to meet its cash needs. First Western actively manages the levels, types, and maturities of earning assets in relation to the sources available. The objectives of First Western's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, to meet the basic needs for ongoing operations of First Western, and to meet regulatory requirements. First Western satisfies its liquidity requirements primarily through two categories of funds. The first is core deposits, which include demand deposits, savings accounts and certificates of deposit that are less than $100,000. First Western considers those deposits to be a stable portion of First Western's liquidity mix. They are the result of generally stable, ongoing consumer and commercial banking relationships. At June 30, 2001, core deposits totaled $ 47,620,944 or 74.26% of First Western's total liabilities.

         The other principal methods of funding utilized by First Western consist of large-denomination certificates of deposit ($100,000 or more), federal funds purchased, and repurchase agreements. It is First Western's policy to emphasize core deposit growth.

         First Western has not experienced a material change in the mix of its rate-sensitive assets and liabilities or in interest rates in the market that it believes would result in a material change in its interest rate sensitivity since reported at December 31, 2000.

         Allowance and Provisions for Loan Losses. The allowance for loan losses represents management's estimate of an amount adequate to provide for potential losses inherent in the loan portfolio. Management determines the allowance for loan losses based on a number of factors, including a review and evaluation of First Western's loan portfolio, and current and projected economic conditions locally and nationally. The allowance is monitored and analyzed in conjunction with First Western's loan analysis and grading program, and provisions for loan losses are made to maintain an adequate allowance for loan loss.

         The following table presents an analysis of changes in the allowance for loan losses for the six months ended June 30, 2001.

                                                                                  Six Months Ended
                                                                                     June 30,
                                                                         --------------------------------
                                                                               2001            2000
         Allowance for loan losses, beginning of the period                 $714,215        $562,083
         Charge-offs                                                         (31,723)        (30,295)
         Recoveries                                                              740               -
         Provision for loan losses                                           113,600         172,500
                                                                            --------        --------
         Allowance for loan losses, end of the period                       $796,832        $704,288
                                                                            ========        ========

         There was an $113,600 provision for loan losses for the six-month period ended June 30, 2001 compared to a provision of $172,500 for the six-month period ended June 30, 2000. First Western determined that to support loan growth and the deterioration of the overall economic climate that affects credit quality, that an increase in the allowance for loan losses was required. As noted in the table above, net charge-offs for the six months ended June 30, 2001 were $30,983, or .06% of average loans outstanding compared to $30,295, or .07% of average outstanding loans in the same period 2000. The provision for loan losses is the amount necessary to adjust the allowance for loan losses to the amount that management has determined to be adequate to provide for potential losses inherent in the loan portfolio

         The allowance for loan losses is created by direct charges to operation. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance.

         As of June 30, 2001, First Western had nonperforming assets of $585,241 compared to $402,432 at June 30, 2000. The allowance for loan losses was $796,832 or 1.31% of total loans at June 30, 2001 compared to $704,288 or 1.51%
of total loans at June 30, 2000. The allowance coverage of nonperforming loans was 136.15% and 175.01% as of June 30, 2001 and 2000, respectively.

         Management realizes that general economic trends greatly affect loan losses, and no assurances can be made that future charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period, or that future evaluations of the loan portfolio based on conditions then prevailing will not require sizable additions to the allowance, thus necessitating similarly sizable charges to income. Management does consider however, allowance for loan losses to be adequate for the reporting periods in their best judgment, evaluation, and analysis of the loan portfolio.

         Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been disclosed do not: (i) represent or result from trends or uncertainties which management reasonably expect will materially impact future operation results, liquidity, or capital resources or, (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

         Accounting and Regulatory Matters. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 was amended by SFAS No. 138, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Effective January 1, 2001, First Western adopted the Standard. The adoption of the Standard had no effect on First Western's financial statements and current disclosures.

         In September 2000, FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement became effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. The adoption of the Standard had no effect on First Western's financial statements and current disclosures.

         On June 29, 2001, SFAS No. 141, Business Combinations, was approved by FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The statement became effective on July 1, 2001. The adoption of the standard had no effect on First Western's financial statements and current disclosures.

         On June 29, 2001, SFAS No. 142, Goodwill and Other Intangible Assets, was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill recorded in business combinations, which occurred prior to June 30, 2001 will cease effective January 1, 2002. The statement further requires that the fair value of goodwill and other intangible assets with indefinite lives be tested for impairment upon adoption of this statement, annually and upon the occurrence of certain events. First Western's management estimates that the adoption of SFAS No. 142 will result in the elimination of annual amortization expense related to goodwill in the amount of $117,468, however, the impact of related impairment, if any, on First Western's financial position or results of operations has not been determined.

         From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of First Western and monitors the status of changes to and proposed effective dates of exposure drafts.

         Factors That May Affect Future Results. The foregoing discussion contains certain forward-looking statements about First Western's financial condition and results of operations, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as to the date hereof. First Western undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Beneficial Ownership of Securities

     The following table describes the beneficial ownership of First Western Stock as of September 30, 2001, by First Western's current directors and Chief Executive Officer, individually, and by all its current directors and executive officers as a group. On October ____, 2001, Van F. Phillips (who is included in the table) was the only person known to management of First Western to beneficially own more than 5% of the outstanding shares of First Western Stock.


          Name and address               Amount and nature of    Percent of
         of beneficial owner           beneficial ownership (1)   class (2)
-------------------------------------  ------------------------  -----------

Robert L. Bailey.....................               22,235             1.61%
William A. Banks.....................               16,405             1.19%
Walter G. Church.....................               16,810             1.22%
Ronnie E. Deyton.....................               36,680             2.67%
Jerry Duncan.........................               17,435             1.26%
F. Warren Hughes.....................               14,315             1.04%
David R. McIntosh....................               15,936             1.16%
Ray V. Miller........................               23,880             1.73%
Ronnie C. Odom.......................               21,780             1.58%
Van F. Phillips......................               86,923             6.32%
Jack Dean Pitman.....................               30,961             2.25%
All current directors and executive
  officers as a group (13 persons)...              337,660            24.58%

----------------------

(1) Except as otherwise noted, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. Bailey -10,000 shares; Mr. Church - 3,000 shares; Mr. Duncan
     - 655 shares; Mr. McIntosh - 456 shares; Mr. Miller - 1,600 shares; Mr. Odom - 9,000 shares; Mr. Phillips - 65,407 shares; Mr. Pitman - 13,800 shares; and all individuals included in the group - 109,399 shares. The listed shares include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Mr. Bailey - 11,780 shares; Mr. Banks - 11,780 shares; Mr. Church - 6,500 shares; Mr. Deyton - 26,480 shares; Mr. Duncan - 11,780 shares; Mr. Hughes - 11,780 shares; Mr. McIntosh -11,780 shares; Mr. Miller - 11,780 shares; Mr. Odom - 11,780 shares; Mr. Phillips - 11,780 shares; Mr. Pitman - 11,780 shares; and all individuals included in the group - 167,200 shares.
(2) Percentages are calculated based on 1,375,682 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options.


Board of Directors

     First Western's Bylaws provide that its Board of Directors will consist of not less than ten nor more than 15 members divided into three classes, with each class elected to staggered three-year terms. The Board of Directors is authorized to set and change the actual number of First Western's directors from time to time within those limits. The eleven current members of the Board of Directors are listed in the following table.

                                                        First
                                                       elected /
                               Position(s) with      current term                Principal occupation and
   Name and age                   First Western      expires (1)                    business experience
--------------------        --------------------     --------------    -------------------------------------------------
Robert L. Bailey            Director                1997 / 2004        President and Chief Executive Officer, New Buck
       (56)                                                            Corporation (wood stove manufacturers)

William A. Banks            Director                1997 / 2004        President, BanCo Lumber, Inc. (logging/lumber
       (77)                                                            manufacturing)

Walter G. Church            Director                1999 / 2004        Member of the North Carolina House of
       (74)                                                            Representatives

Ronnie E. Deyton            President, Chief        1997 / 2004        Executive officer of First Western Bank
       (54)                 Executive Officer
                            and Director

Jerry Duncan (2)            Director                1997 / 2003        President, Maryland Home Center, Inc. (retail sales
       (57)                                                            of manufactured homes), Spruce Pine, NC; Vice
                                                                       President, Vision Mortgage (consultant)

F. Warren Hughes            Director                1997 / 2003        Clerk of Superior Court, Yancey County
       (45)

David R. McIntosh           Director                1997 / 2003        Sole proprietor and manager, David's Limited
       (55)                                                            (retail clothing); Co-owner, Heritage Lumber Co.
                                                                       (retail building supplies)

Ray V. Miller               Director                1997 / 2002        President, "C" Cablevision, Inc. and Cablevision
       (68)                                                            Industries, Inc., Myrtle Beach, SC

Ronnie C. Odom              Director                1997 / 2002        President, Industrial Installations, Inc. (general
       (51)                                                            mechanical contractors)

Van F. Phillips             Director                1997 / 2002        Vice President, Great Meadows, Inc. (real estate
       (49)                                                            development)

Jack Dean Pitman (2)        Director                1997 / 2002        President, Grassy Creek Hardware & Building
       (56)                                                            Supply Co.; President, Yancey Mobile Home Sales

-------------------

(1) The term "First elected" refers to the year in which each individual first took office as a director. With the exception of Mr. Church, each Director has served since First Western's incorporation during 1997.
(2)  Jerry Duncan is the uncle of Jack Dean Pitman.

Directors' Compensation

     Director Fees. For their services as directors, First Western's directors are paid $400 per regular Board of Directors meeting regardless of whether or not they attended, unless they missed more than two meetings, and $65 for all Board committee meetings actually attended.

     Director Stock Options. First Western has granted to each of its current directors options to purchase shares of First Western Stock pursuant to its 1998 Nonstatutory Stock Option Plan and 1999 Nonstatutory Stock Option Plan which were approved by First Western's shareholders during 1998 and 1999, respectively. Under the 1998 Plan, options to purchase 6,600 shares were granted to each director during 1998 at a price of $11.00 per share. Under the 1999 Plan, options to purchase 6,500 shares were granted to each director during 1999 at a price of $9.50 per share. Each option expires ten years following the date of grant (or earlier upon certain events described in the plan). (See "The Merger -- Interests of Certain Persons with Respect to the Merger" on page _____.)

Executive Officers

     Ronnie E. Deyton, age 54, serves as First Western's President and Chief Executive Officer. He was one of the three original primary organizers of First Western beginning in January 1997 and later was employed by First Western's Board of Directors in his current position at the time First Western commenced operations on December 15, 1997. He previously served as Vice President and Senior Market Officer of Centura Bank from 1996 to 1997, and prior to that, he was employed as Vice President and Area Executive for Mitchell and Yancey Counties for First Commercial Bank.

     Charles L. Ownbey, age 68, serves as First Western's Senior Vice President of Loan Administration. He was one of the three original primary organizers of First Western beginning in January 1997 and later was employed by First Western's Board of Directors in his current position at the time First Western commenced operations on December 15, 1997. He previously served as Regional Commercial Credit Support Manager for Centura Bank in Asheville, North Carolina. Prior to that, he served as Senior Vice President of Loan Administration at First Commercial Bank, also in Asheville.

     Martin J. Shuford, age 61, serves as First Western's Senior Vice President for Business Development. He was one of the three original primary organizers of First Western beginning in January 1997 and later was employed by First Western's Board of Directors in his current position at the time First Western commenced operations on December 15, 1997. Until his retirement in 1995, he had previously served as Area Manager of Burnsville, Bakersville, and Spruce Pine for First Commercial Bank, Asheville, North Carolina.

Executive Compensation

     Cash Compensation. The following table shows cash and certain other compensation paid to or deferred by First Western's Chief Executive Officer for the years indicated.

                                      SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------
                                        Annual compensation          Long term compensation
                                -----------------------------------  ----------------------
     Name and                                       Other annual        Securities        All other
principal position(s)     Year  Salary (1)  Bonus  compensation (2)  underlying options  compensation
------------------------  ----  ----------  -----  ----------------  ------------------  -------------
Ronnie E. Deyton          2000    $92,653    $-0-       $-0-                  -0-     $5,970 (3)
   President and Chief
   Executive Officer

                          1999     83,450     -0-        -0-              14,000          -0-
                          1998     71,500     -0-        -0-              22,600          -0-

-------------------

(1)  Includes amounts of salary deferred by Mr. Deyton under First Western's
     Section 401(k) plan.
(2) In addition to compensation paid in cash, First Western's executive officers receive certain personal benefits. The value of non-cash benefits received each year by Mr. Deyton did not exceed 10% of his cash compensation for that year.
(3)  Includes the amount of directors' fees paid to Mr. Deyton for 2000.

     Employee Stock Options. First Western has granted to certain of its officers and employees options to purchase shares of First Western Stock pursuant to its 1998 Incentive Stock Option Plan and 1999 Incentive Stock Option Plan which were approved by First Western's shareholders during 1998 and 1999, respectively.

     The following table contains information regarding outstanding options held by First Western's Chief Executive Officer on December 31, 2000, under the Plans.


                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                               Number of
                                                               securities                    Value of
                                                               underlying                   unexercised
                                                              unexercised                   in-the-money
                                                               options at                     options
                                                              December 31,                at December 31,
                                                                  2000                        2000 (2)
                                                           ----------------              ----------------
                                 Share
                                acquired      Value
        Name                   on exercise    realized  Exercisable  Unexercisable    Exercisable      Unexercisable
------------------           -------------  ----------  -----------  -------------    -----------      -------------
Ronnie E.  Deyton                   (1)           -        19,160         17,440          $-0-               $-0-

-------------------

(1)  No options were exercised during 2000.
(2) On December 31, 2000, the options had no value as the fair market value of the shares underlying unexercised options held on that date (based on the then current last known sales price per share of $8.50 for First Western Stock) was less than the aggregate exercise price of the options (at $11.00 per share for an aggregate of 22,600 shares and $9.50 per share for an aggregate of 14,000 shares). On October _____, 2001, the numbers of shares as to which the options were exercisable and unexercisable were 26,480 and 10,120, respectively, and the values of the exercisable and unexercisable options were $_______ and $________, respectively, based on the then current last known sales price per share of First Western Stock.

     Employment Agreement; Change-in-Control Arrangement. Ronnie E. Deyton is employed as President and Chief Executive Officer of First Western pursuant to an employment agreement entered into on June 1, 1998, which provides for an initial term of three years. Absent notice from either party, the term is extended by one additional year on each anniversary date of the agreement. The agreement provides for an initial annual base salary of $71,500, subject to at least annual review, and Mr. Deyton is eligible for discretionary bonuses as determined by the Board of Directors. Mr. Deyton's annual base salary under the agreement for 2001 is $100,000. The agreement also provides for participation in employee benefit programs and compensation plans offered by First Western for all employees and fringe benefits normally associated with Mr. Deyton's position. In addition, Mr. Deyton is entitled to term insurance providing a death benefit of up to $250,000. Mr. Deyton's employment may be terminated by First Western for "cause" (as defined in the agreement).

     Upon the occurrence of a "termination event" within twenty-four months following a "change in control" of First Western (as those terms are defined in the agreement), Mr. Deyton may terminate the employment agreement and become entitled to receive, among other things, payment in cash of an amount equal to 299% of his then current "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.

     The Merger will result in a "change in control" of First Western and a "termination event" as those terms are defined in the agreement. (See "The Merger -- Interests of Certain Persons with Respect to the Merger" on page _____.)

Transactions with Related Parties

     First Western has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its current directors, executive officers and principal shareholders, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The highest aggregate outstanding balance of loans to First Western's current directors, executive officers, and their associates, as a group, during 2000, was $5,599,532 which represented approximately 40.67% of First Western's then current equity capital accounts. The balance of loans to those persons on September 30 2001, was $3,785,770 which represented approximately 28.28% of First Western's equity capital accounts. Of those loans, two of First Western's current directors and their respective associates each had aggregate outstanding loans during 2000 which exceeded 10% of First Western's equity capital accounts. Van F. Phillips' highest aggregate outstanding loan balance during 2000, was $2,281,516 which represented approximately 16.98% of First Western's then current equity capital accounts. The balance of his loans on September 30, 2001, was $1,927,516 which represented approximately 14.40% of First Western's equity capital accounts. Robert L. Bailey's highest aggregate outstanding loan balance during 2000, was $2,295,859 which represented approximately 16.68% of First Western's then current equity capital accounts. The balance of his loans on September 30, 2001, was $866,966 which represented approximately 6.48% of First Western's equity capital accounts.

                           SUPERVISION AND REGULATION

     The business and operations of MFC, MountainBank and First Western are subject to extensive federal and state governmental regulation and supervision. The following is a summary of some of the basic statutes and regulations that apply to MFC, MountainBank and First Western, but it is not a complete discussion of all the laws that affect their businesses.

Regulation of MFC

     MFC is a bank holding company registered with the Federal Reserve Board (the"FRB") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). It is subject to supervision and examination by, and the regulations and reporting requirements of, the FRB. Under the BHCA, MFC's activities are limited to banking, managing or controlling banks, or engaging in any other activities which the FRB determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHCA prohibits MFC from acquiring direct or indirect control of more than 5.0% of the outstanding voting stock, or substantially all of the assets, of any financial institution, or merging or consolidating with another bank holding company or savings bank holding company, without prior approval of the FRB. Additionally, the BHCA prohibits MFC from engaging in, or acquiring ownership or control of more than 5.0% of the outstanding voting stock of any company engaged in, a nonbanking activity unless that activity is determined by the FRB to be closely related and a proper incident to banking. In approving an application by MFC to engage in a nonbanking activity, the FRB must consider whether that activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

     There are a number of obligations and restrictions imposed by law on a bank holding company and its insured depository institution subsidiaries that are designed to minimize potential loss to depositors and the FDIC insurance funds. For example, if a bank holding company's insured depository institution subsidiary becomes "undercapitalized," the bank holding company is required to guarantee (subject to certain limits) the subsidiary's compliance with the terms of any capital restoration plan filed with its federal banking agency. Also, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support those institutions in circumstances where it otherwise might not do so, absent such policy. Under the BHCA, the FRB may require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary if the FRB determines that the activity or control constitutes a serious risk to the financial soundness and stability of a depository institution subsidiary of the bank holding company.

Regulation of MountainBank and First Western

     MountainBank and First Western each is an insured, North Carolina-chartered bank that is not a member of the Federal Reserve System. Their deposits are insured by the FDIC's Bank Insurance Fund, and they are subject to supervision and examination by, and the regulations and reporting requirements of, the FDIC and the Commissioner, which are their primary federal and state banking regulators.

     As insured banks, MountainBank and First Western each is prohibited from engaging as a principal in an activity that is not permitted for national banks unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards. Insured banks also are prohibited from directly acquiring or retaining any equity investment of a type or in an amount not permitted for national banks.

     The FDIC and the Commissioner have broad powers to enforce laws and regulations that apply to MountainBank and First Western and to require corrective action of conditions that affect their safety and soundness. Among others, these powers include issuing cease and desist orders, imposing civil penalties, and removing officers and directors.

     Though neither is a member of the Federal Reserve System, the business of both MountainBank and First Western is influenced by prevailing economic conditions and governmental policies, both foreign and domestic, and by the monetary and fiscal policies of the FRB. The actions and policy directives of the FRB determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing and also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on MountainBank and First Western of future changes in economic conditions and monetary and fiscal policies are not predictable.

     MountainBank, as the surviving bank in the Merger, will continue to be an insured, North Carolina-chartered non-member bank, subject to the same supervision, examination and reporting requirements as currently apply to both it and First Western.

Gramm-Leach-Bliley Act

     The federal Gramm-Leach-Bliley Act (the "GLB Act") was adopted by Congress during 1999 and dramatically changed various federal laws governing the banking, securities and insurance industries. The GLB Act has expanded opportunities for banks and bank holding companies to provide services and engage in other revenue-generating activities that previously were prohibited to them.

     With respect to bank holding companies, the GLB Act in general (i) expands opportunities to affiliate with securities firms and insurance companies; (ii) overrides certain state laws that would prohibit certain banking and insurance affiliations; (iii) expands the activities in which banks and bank holding companies may participate; (iv) requires that banks and bank holding companies engage in some activities only through affiliates owned or managed in accordance with certain requirements; (v) reorganizes responsibility among various federal regulators for oversight of certain securities activities conducted by banks and bank holding companies; and (vi) requires banks to adopt and implement policies and procedures for the protection of the financial privacy of their customers, including procedures that allow customers to elect that certain financial information not be disclosed to certain persons.

     The GLB Act has expanded opportunities for MFC, MountainBank and First Western to provide other services and obtain other revenues in the future but, at present, it has not had a significant effect on their operations as they are presently conducted. However, this expanded authority also may present each of them with new challenges as their larger competitors are able to expand their services and products into areas that are not feasible for smaller, community oriented financial institutions. The economic effects of the GLB Act on the banking industry, and on competitive conditions in the financial services industry generally, may be profound.

Payment of Dividends

     Under federal law, MountainBank and First Western, as insured banks, each is prohibited from making any capital distributions, including paying a cash dividend, if it is, or after making the distribution it would become, "undercapitalized" as that term is defined in the Federal Deposit Insurance Act (the "FDIA"). Additionally, if in the opinion of the FDIC an insured bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), the FDIC may require, after notice and hearing, that the bank cease and desist from that practice. The federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. (See
"-Prompt Corrective Action" below.) The federal agencies have issued policy statements which provide that insured banks generally should only pay dividends out of current operating earnings, and under the FDIA no dividend may be paid by an FDIC-insured bank while it is in default on any assessment due the FDIC. The payment of dividends by MountainBank and First Western also may be affected or limited by other factors, such as requirements that their regulators have authority to impose on them to maintain their capital above regulatory guidelines.

     Under North Carolina banking law, a bank may pay dividends only out of its undivided profits. If a bank's surplus is less than 50% of its paid-in capital stock, it may not declare a cash dividend until it has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid-in capital stock. However, no cash dividends may be paid at any time by a bank when it is insolvent or when payment of a dividend would render it insolvent or be contrary to its Articles of Incorporation. Additionally, there are statutory provisions regarding the calculation of undivided profits from which dividends may be paid.

     MFC is authorized to pay dividends such as are declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. However, since MFC's only source of funds with which it could pay dividends to its shareholders would be dividends it receives from MountainBank, MFC's ability to pay dividends effectively is subject to the same limitations that apply to MountainBank.

Capital Adequacy

     MFC, MountainBank and First Western each is required to comply with the capital adequacy standards established by the FRB in the case of MFC, and by the FDIC in the case of MountainBank and First Western. The FRB and the FDIC have promulgated risk-based capital and leverage capital guidelines for determining the adequacy of the capital of a bank holding company or a bank, and all applicable capital standards must be satisfied for a bank holding company or a bank to be considered in compliance with these capital requirements.

     Under the risk-based capital measure, the minimum ratio ("Total Capital Ratio") of an entity's total capital ("Total Capital") to its risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder ("Tier 2 Capital") may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves. On June 30, 2001, MountainBank's and First Western's Total Capital Ratios, at 8.13% and 21.99%, respectively, and their ratios of

Tier 1 Capital to risk-weighted assets ("Tier 1 Capital Ratio"), at 6.88% and 20.70%, respectively, were above the minimum required levels under the FDIC's standards. On the same date, MFC's Total Capital Ratio was 6.78% which was below the minimum required level under the FRB's standards, although its Tier 1 Capital Ratio, at 5.53%, was above the FRB's minimum level. A bank holding company that does not satisfy minimum capital requirements may be required to adopt and implement a plan acceptable to the FRB to achieve an adequate level of capital.

     Under the leverage capital measure, the minimum ratio (the "Leverage Capital Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, is 3.0% for entities that meet certain specified criteria, including having the highest regulatory rating. All others generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimum. The FDIC's guidelines also provide that banks experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels without significant reliance on intangible assets, and the FDIC has indicated that it will consider a bank's "Tangible Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. On June 30, 2001, MFC's, MountainBank's and First Western's Leverage Capital Ratios were 5.59%, 6.95% and 16.22%, respectively, which exceeded the required minimum levels.

     Failure to meet capital guidelines could subject a bank holding company or bank to a variety of enforcement remedies, including the issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed on FDIC-insured banks that fail to meet applicable capital requirements. (See "-- Prompt Corrective Action" below.)

     The FRB and the FDIC also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of an entity's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against their exposure to losses resulting from that risk.

Prompt Corrective Action

     Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized"). The regulators are required to take certain mandatory supervisory actions, and they are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of any actions taken will depend upon the capital category in which an institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulators to appoint a receiver or conservator for an institution that is critically undercapitalized.

     Under the final agency rules implementing the prompt corrective action provisions, an institution is deemed to be "well capitalized" if it (i) has a Total Capital Ratio of 10.0% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency. An institution is considered to be "adequately capitalized" if it has a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0%, is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%, is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

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

     An institution that is categorized as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" is required to submit an acceptable capital restoration plan to its federal banking agency. An "undercapitalized" institution also is generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any "undercapitalized" depository institution to take any of the actions it is required to or may take with respect to a "significantly undercapitalized" institution as described above if it determines that those actions are necessary to carry out the purpose of the law. On June 30, 2001, First Western had the requisite capital levels to qualify as "well capitalized," while MountainBank was classified as "adequately capitalized" on that date.

Reserve Requirements

     Pursuant to regulations of the FRB, all FDIC-insured banks must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.7 million of transaction accounts, but reserves equal to 3.0% must be maintained on the aggregate balances of those accounts between $4.7 million and $47.8 million, and reserves equal to 10.0% must be maintained on aggregate balances in excess of $47.8 million. Those percentages are subject to adjustment by the FRB. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the bank's interest-earning assets.

FDIC Insurance Assessments

     The FDIC currently uses a risk-based assessment system that takes into account the risks attributable to different categories and concentrations of assets and liabilities for purposes of calculating deposit insurance assessments to be paid by insured banks. The risk-based assessment system categorizes banks as "well capitalized," "adequately capitalized" or "undercapitalized." These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including banks that are "undercapitalized," "significantly undercapitalized" and "critically undercapitalized" for prompt corrective action purposes. Banks also are assigned by the FDIC to one of three supervisory subgroups within each capital group, with the particular supervisory subgroup to which a bank is assigned being based on a supervisory evaluation provided to the FDIC by the bank's primary federal banking regulator and information which the FDIC determines to be relevant to the bank's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the bank's state supervisor). A different insurance assessment rate (ranging from zero to 31 basis points) applies to each of the nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups). A bank's assessment rate is determined based on the capital category and supervisory subgroup to which it is assigned.

     A bank's deposit insurance may be terminated by the FDIC upon a finding that the bank has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment

     Under the Community Reinvestment Act ("CRA"), as implemented by regulations of the federal bank regulatory agencies, an insured bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal bank regulatory agencies, in connection with their examination of insured banks, to assess the banks' records of meeting the credit needs of their communities, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of certain applications by those banks. All insured banks are required to make public disclosure of their CRA performance ratings. MountainBank and First Western each received a "satisfactory" rating in its most recent CRA examination.

                    CAPITAL STOCK OF MFC AND FIRST WESTERN

Capital Stock of MFC

     Authorized Capital. MFC's authorized capital stock currently consists of 10,000,000 shares of $4.00 par value common stock, of which 1,873,461 shares were issued and outstanding on September 30, 2001.

     MFC's Board of Directors has approved a proposed amendment to MFC's Articles of Incorporation which, if approved by MFC's shareholders, would authorize MFC to issue up to 2,000,000 shares of no par value preferred stock. As proposed to be amended, the Articles of Incorporation would authorize MFC's Board of Directors to issue shares of the new preferred stock from time to time, to create separate series of preferred stock within that class, and to determine the numbers of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by its resolution and without any further shareholder approval. MFC has called a special meeting of its shareholders to be held on ___________, 2001, for the shareholders to vote on a proposal to approve the amendment.

     Any shares of preferred stock issued by MFC likely would have certain preferences over, or special terms that differed from, the outstanding shares of MFC Stock. Among other things, those preferences and special terms might include:

 .    the right to receive dividends (which may be cumulative or noncumulative)
     at a stated rate before any dividend could be paid on MFC Stock;

 .    the right to receive a stated distribution upon any liquidation of MFC before any distribution could be made to holders of MFC Stock;

 .    if they are voting shares, special voting rights, including rights to vote as a separate group or class in matters submitted for a vote of MFC's shareholders;

 .    terms providing for the conversion of shares of preferred stock into shares of MFC Stock, either automatically or at the option of the holders of the preferred stock, at specified rates; and

 .    terms providing for the redemption of shares of the preferred stock, either at the option of MFC or the holders of those shares or both, or upon the happening of a specified event, and, if they are redeemable, the redemption prices and the conditions and times upon which redemption may take place.

     The issuance of any shares of preferred stock in the future would dilute the relative percentage equity interests of the current holders of MFC Stock. MFC's current shareholders do not have preemptive rights to acquire any additional shares of capital stock issued by MFC, and they would have no right to purchase a proportionate share, or any portion of, of any shares of preferred stock issued by MFC.

     Voting Rights. Holders of MFC Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders.

     The North Carolina Control Share Acquisition Act, in general, provides that shares of voting stock of a corporation (to which that Act applies) acquired in a "control share acquisition" ("Control Shares") will have no voting rights unless those rights are granted by resolution adopted by the holders of at least a majority of the outstanding shares of the corporation entitled to vote in the election of directors, excluding shares held by the person who has acquired or proposes to acquire the Control Shares and excluding shares held by any officer or director who is also an employee of the corporation. "Control Shares" are defined as shares of a corporation acquired by any person which, when added to the shares already owned by that person, would entitle the person (except for the application of the Act) to voting power in the election of directors equal to or greater than (i) one-fifth of all voting power, (ii) one-third of all voting power, or (iii) a majority of all voting power. "Control share acquisition" means the acquisition by any person of beneficial ownership of Control Shares with certain exceptions, including an acquisition pursuant to certain agreements of merger or consolidation to which the corporation is a party, and purchases of shares directly from the corporation.

     Charter Amendments. Subject to certain conditions, an amendment to MFC's charter, including an amendment to increase or change MFC's authorized capital stock, may be effected if the amendment is recommended to MFC's shareholders by the Board of Directors and if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment.

     Merger, Share Exchange, Sale of Assets and Dissolution. In general, North Carolina law requires that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a business corporation be recommended to its shareholders by its board of directors and be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of its voting stock.

     However, under the North Carolina Shareholder Protection Act, the affirmative vote of the holders of 95% of MFC's outstanding voting shares (voting as a single class, but excluding shares owned by an "interested shareholder") is required to approve certain business combinations between MFC and an entity which owns more than 10% of MFC's voting shares.

     Dividends. Holders of MFC Stock are entitled to dividends if and when declared by MFC's Board of Directors from funds legally available, whether in cash or in stock. (See "-- Differences in Capital Stock" below.)

     Liquidation. Holders of MFC Stock are entitled, upon a liquidation, dissolution or winding up of MFC, to participate ratably in the distribution of assets legally available for distribution to holders of common stock.

     Miscellaneous. Holders of MFC Stock do not have preemptive rights to acquire other or additional shares which might be issued by MFC in the future or any redemption or sinking fund rights. First-Citizens Bank & Trust Company currently serves as the registrar and transfer agent for MFC Stock.

Differences in Capital Stock

     General. Upon completion of the Merger, First Western's shareholders will receive MFC Stock for their First Western Stock and will become shareholders of MFC. Certain legal distinctions exist between owning First Western Stock and owning MFC Stock.

     First Western is a North Carolina banking corporation, and the rights of the holders of First Western Stock are governed by its Articles of Incorporation, Chapter 53 of the North Carolina General Statutes which is applicable to banks ("Chapter 53"), and, to the extent not inconsistent with Chapter 53, by Chapter 55 of the North Carolina General Statutes which is applicable to business corporations ("Chapter 55"). MFC is a North Carolina business corporation, and the rights of the holders of its capital stock are governed solely by its Articles of Incorporation and Chapter 55. There are differences in

Chapter 53 and Chapter 55. Therefore, in some ways, the rights of First Western's shareholders are different from those of MFC's shareholders. While it is not practicable to describe all differences, those basic differences which MFC's and First Western's managements believe will have the most significant effect on the rights of First Western's shareholders when they become MFC shareholders are discussed below.

     The following is only a general summary of certain differences in the rights of holders of MFC Stock and those of holders of First Western Stock. You should consult with your own legal counsel with respect to specific differences and changes in your rights as a shareholder which will result from the Merger.

     Dividends. First Western's shareholders are entitled to dividends if and when declared by First Western's Board of Directors, subject to the restrictions described below. Pursuant to Chapter 53, First Western may pay dividends only out of its undivided profits. Should at any time its surplus be less than 50% of its paid-in capital stock, First Western may not declare a cash dividend until it has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid-in capital stock. However, no cash dividends may be paid at any time by a bank when it is insolvent or when payment of a dividend would render it insolvent or be contrary to its Articles of Incorporation. Additionally, there are statutory provisions regarding the calculation of undivided profits from which dividends may be paid, and banking regulators may restrict or prohibit the payment of dividends by banks which have been found to have inadequate capital. (See "Supervision and Regulation -- Payment of Dividends" on page _____.)

     Pursuant to Chapter 55, MFC is authorized to pay dividends such as are declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. However, while there are fewer legal restrictions under Chapter 55 on MFC's ability to pay dividends than apply to First Western under Chapter 53, MFC's principal asset is its ownership of all of the outstanding capital stock of MountainBank, and its sole source of funds for the payment of dividends on MFC Stock in the future would be dividends it receives (as MountainBank's sole shareholder) from MountainBank on the MountainBank capital stock it holds. Therefore, MFC's ability to pay dividends is subject to MountainBank's ability to pay dividends and, since MountainBank is subject to Chapter 53, MFC's ability to pay dividends effectively is subject to the same restrictions on dividends that apply to both MountainBank and First Western.

     Merger, Share Exchange, Sale of Assets or Dissolution. Pursuant to Chapter 53, First Western may not merge or consolidate with, or sell substantially all of its assets to, any other entity, or be dissolved, without the prior approval of the holders of at least two-thirds of its outstanding shares.

     Pursuant to Chapter 55, the merger of MFC with, or a sale of substantially all of MFC's assets to, any other entity, or a dissolution of MFC, requires the prior approval of by only a majority of the votes entitled to be cast by the holders of MFC's voting stock. Furthermore, Chapter 55 provides that the prior approval of MFC's shareholders is not required to effect a merger of another entity into a subsidiary of MFC, provided that MFC remains in control of its subsidiary following consummation of that transaction. Assuming that a sufficient number of shares of capital stock have been authorized in MFC's Articles of Incorporation, it is possible that future acquisitions by MFC could be effected through the merger of a third party bank or other entity with or into MountainBank or another subsidiary of MFC, including acquisitions involving the issuance of MFC Stock, without the approval of MFC's shareholders.

     MFC and First Western both are subject to the North Carolina Shareholder Protection Act which requires the affirmative vote of the holders of 95% of their outstanding voting shares (voting as a single class, but excluding shares owned by an "interested shareholder") to approve business combinations between either of them and an entity which owns more than 10% of their voting shares.

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

     Repurchase of Capital Stock. Under Chapter 53, First Western must obtain the prior approval of holders of two-thirds of its outstanding shares, as well as the prior approval of the Commissioner and the FDIC, before it can repurchase any of its shares of capital stock.

     Under Chapter 55, MFC may repurchase its capital stock by action of its Board of Directors without the prior approval of its shareholders. However, as a bank holding company, MFC is required to give the FRB at least 45 days prior written notice of the purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for that purchase or redemption, when aggregated with the net consideration paid by MFC for all purchases or redemptions of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of MFC's consolidated net worth as of the date of the notice. The FRB may permit a purchase or redemption to be accomplished prior to expiration of the 45-day notice period if it determines that the repurchase or redemption would not constitute an unsafe or unsound practice and that it would not violate any applicable law, rule, regulation or order, or any condition imposed by, or written agreement with, the FRB.

     Assessability.   Shares of First Western Stock generally are not
assessable. However, under Chapter 53, if First Western's capital becomes impaired due to losses or any other cause, and if its surplus and undivided profits are not sufficient to make good that impairment, the Commissioner may require First Western's Board of Directors to assess the holders of First Western Stock for the amount of the impairment. A shareholder's failure to pay such an assessment could result in a forced sale of the shareholder's stock with the proceeds being applied first to payment of the assessment.

     Under Chapter 55, shares of MFC Stock generally are not assessable (although the shares of MountainBank's common stock held by MFC are subject to the same assessment provisions of Chapter 53 that apply to First Western Stock).

     Regulation of Transferability. The capital stock of First Western, unlike that of MFC, is exempt from the registration requirements of the federal Securities Act of 1933 Act (the "1933 Act") and the North Carolina Securities Act. The effect on First Western of that exemption is to allow First Western to sell shares of First Western Stock without registration under those laws. In contrast, the public sale by MFC of its stock, and resales of its stock by certain persons who are at the time of resale "affiliates" of MFC, are required to be registered under the 1933 Act and the North Carolina Securities Act or meet certain statutory and regulatory requirements to qualify for other exemptions from registration. These requirements also will apply to persons who were "affiliates" of First Western at the time of the Special Meeting at which First Western's shareholders vote on approval of the Merger Agreement and the Merger. (See "The Merger -- Restrictions on Resale of MFC Stock Received by Certain Persons.")

     In the case of a person who is an affiliate of First Western before the Merger, for a period of two years following the Effective Time that person may not resell or transfer any MFC Stock into which his or her First Western Stock is converted unless (i) the resale or transfer has been registered by MFC under the 1933 Act, (ii) the resale or transfer is made in compliance with Rule 145 promulgated under the 1933 Act (which permits limited sales under certain circumstances), or (iii) another exemption from the registration requirements of the 1933 Act is available for that resale or transfer. Rule 145 is the method used most commonly by affiliates of acquired companies to resell securities they receive in transactions similar to the Merger.

     In the case of persons who become affiliates of MFC in connection with or at any time following the Merger, similar restrictions will apply to all shares of MFC Stock held by those persons (whether or not those shares were acquired in connection with the Merger). Those restrictions will continue in effect for as long as those persons continue to be affiliates of MFC.

     The above restrictions are expected to apply to the directors and executive officers of First Western and MFC (and to any relative or spouse of any such person or any relative of any such spouse,

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

any of whom live in the same home as such person, and any trusts, estates, corporations, or other entities in which such persons have a 10% or greater beneficial or equity interest), and may apply to any current shareholder of First Western or MFC that owns an amount of stock sufficient to be considered to "control" First Western or MFC or that otherwise is an "affiliate" of First Western or MFC.

     Instructions will be given by MFC to its stock transfer agent to restrict the transfer of shares of MFC Stock held by its and First Western's affiliates, and the certificates evidencing MFC Stock held by affiliates will contain an appropriate legend pertaining to these restrictions. MFC is under no obligation to register the resale or transfer of MFC Stock by its or First Western's affiliates or to take any other action necessary in order to make an exemption from the registration requirements of the 1933 Act available to its or First
Western's affiliates.   (See "The Merger -- Restrictions on Resale of MFC Stock
Received by Certain Persons.")

     As a condition to consummation of the Merger, each shareholder of First Western who is considered by MFC to be an affiliate of First Western, or who is expected to become an affiliate of MFC in connection with the Merger, and each of those persons' related parties who are covered by these restrictions on resale, must execute and deliver to MFC a written agreement to the effect that they will not offer, sell, pledge, transfer or otherwise dispose of any MFC Stock received in connection with the Merger except in compliance with the restrictions.

                                INDEMNIFICATION

General

     Permissible Indemnification. Chapter 55 allows a corporation, by charter, bylaw, contract, or resolution, to indemnify or agree to indemnify its officers, directors, employees, and agents and any person who is or was serving at the corporation's request as a director, officer, employee, or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities as summarized herein. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     The corporation may indemnify such person against liability expenses incurred only where such person conducted himself or herself in good faith and reasonably believed (i) in the case of conduct in his or her official corporate capacity, that his or her conduct was in the corporation's best interests, and
(ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     Mandatory Indemnification. Unless limited by the corporation's charter, Chapter 55 requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

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

     Advance for Expenses. Expenses incurred by a director, officer, employee, or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced, unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     Parties Entitled to Indemnification. Chapter 55 defines "director" to include former directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by First Western and MFC

     The Bylaws of First Western and MFC provide for indemnification of their respective directors and officers to the fullest extent permitted by North Carolina law and require the Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under North Carolina law, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. First Western and MFC each currently maintain a directors' and officers' liability insurance policy and its coverage is applicable to all their respective directors and officers.

                             VALIDITY OF SECURITIES

     The validity of the MFC Stock to be issued in connection with the Merger is being passed upon for MFC by Ward and Smith, P.A., Raleigh, North Carolina. Certain legal matters relating to the Merger will be passed upon for First Western by Maupin Taylor & Ellis, P.A., Raleigh, North Carolina.

                                    EXPERTS

     The consolidated financial statements of MFC as of December 31, 2000, 1999 and 1998, and for the years then ended, which are included in this Proxy Statement/Prospectus, have been audited by Larrowe & Company PLLC, independent accountants, as indicated in their report which is included herein.

     The financial statements of First Western as of December 31, 2000 and 1999, and for the three years then ended, which are included in this Proxy Statement/Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in MFC's

Registration Statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 PROPOSALS FOR ANNUAL MEETINGS OF SHAREHOLDERS

     If the Merger is completed, then First Western will not have a 2002 annual meeting of shareholders. However, in the event that the Merger is not completed, First Western currently expects that its next annual meeting of shareholders would be held during April 2002. Any proposal of a First Western shareholder intended to be presented for action at that annual meeting would have to be received by First Western in writing at its main office in Burnsville, North Carolina, no later than November 13, 2001, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by First Western in connection with that meeting.

     In order for a proposal to be included in First Western's proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of First Western Stock entitled to be voted on that proposal at its annual meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

     If First Western has a 2002 annual meeting, then written notice of a shareholder proposal intended to be presented at that meeting, but which is not intended to be included in First Western's proxy statement and form of appointment of proxy, must be received by First Western at its main office in Burnsville, North Carolina, no later than January 28, 2002, in order for that proposal to be considered timely received for purposes of the discretionary authority of the proxies at that meeting to vote on other matters presented for action by shareholders at the meeting.

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

                     CONSOLIDATED FINANCIAL STATEMENTS OF
                      MOUNTAINBANK FINANCIAL CORPORATION


                  Index to Consolidated Financial Statements

                                                                                           Page
                                                                                           ----
Audited Consolidated Financial Statements

  Independent Auditors' Report..........................................................    F-2

  Consolidated Balance Sheets -- December 31, 2000 and 1999.............................    F-3

  Consolidated Statements of Income -- For the years ended
    December 31, 2000, 1999 and 1998....................................................    F-4

  Consolidated Statements of Changes in Stockholders' Equity -- For the years
    ended December 31, 2000, 1999 and 1998..............................................    F-5

  Consolidated Statements of Cash Flows -- For the years ended
    December 31, 2000, 1999 and 1998....................................................    F-6

  Notes to Consolidated Financial Statements............................................    F-7


Unaudited Interim Consolidated Financial Statements

  Consolidated Balance Sheets (Unaudited) -- June 30, 2001 and December 31, 2000........    F-24

  Consolidated Statement of Operations (Unaudited) -- For the
    six and three months ended June 30, 2001 and 2000...................................    F-25

  Consolidated Statements of Cash Flows (Unaudited) -- For the six months ended
    June 30, 2001 and 2000..............................................................    F-26

  Consolidated Statements of Changes in Stockholders' Equity -- For the six months
    ended June 30, 2001 and 2000........................................................    F-27

  Notes to Consolidated Financial Statements (Unaudited)................................    F-28

                         Independent Auditor's Report


Board of Directors and Stockholders
MountainBank Financial Corporation

We have audited the accompanying consolidated balance sheets of MountainBank Financial Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements give retroactive effect to the merger of MountainBank Financial Corporation and MountainBank on March 30, 2001, which has been accounted for in a manner similar to pooling-of-interests as described in
Note 17 to the consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of MountainBank Financial Corporation and subsidiary after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MountainBank Financial Corporation and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.


/s/ Larrowe & Company, PLC

Galax, Virginia
January 25, 2001, except for Note 17, as to which the date is March 30, 2001

--------------------------------------------------------------------------------
MoutainBank Financial Corporation
Consolidated Balance Sheets
December 31, 2000 and 1999
--------------------------------------------------------------------------------

Assets                                                     2000          1999
                                                       ------------  ------------
Cash and due from banks                                $  7,797,745  $  4,298,207
Interest bearing deposits with banks                      3,667,612    11,260,158
Federal funds sold                                        9,220,000     1,570,000
Investment securities available for sale                 35,415,821    18,587,525
Restricted equity securities                                453,300       167,200
Loans, net of allowance for loan losses $3,006,842
 in 2000 and $1,247,068 in 1999                         197,372,973    88,498,368
Property and equipment, net                               2,322,157     1,636,121
Accrued income                                            2,007,804       824,402
Other assets                                                851,608       368,900
                                                       ------------  ------------
   Total assets                                        $259,109,020  $127,210,881
                                                       ============  ============

Liabilities and Stockholders' Equity

Liabilities
 Noninterest-bearing deposits                          $ 15,531,055  $  6,782,066
 Interest-bearing deposits                              217,807,421   107,104,095
                                                       ------------  ------------
   Total deposits                                       233,338,476   113,886,161

 Securities sold under agreements to repurchase           3,145,147     1,267,522
 Obligations under capital lease                            759,804       780,484
 Accrued interest payable                                 2,840,440       826,707
 Other liabilities                                          814,734       227,515
                                                       ------------  ------------
   Total liabilities                                    240,898,601   116,988,389
                                                       ------------  ------------

 Commitments and contingencies

Stockholders' equity
 Common stock, $4 par value; 10,000,000 shares
  authorized; 1,871,938 and 1,442,433 shares issued
  and outstanding in 2000 and 1999, respectively          7,487,752     5,769,730
 Surplus                                                  9,400,906     4,385,302
 Retained earnings                                        1,182,510       126,541
 Accumulated other comprehensive income (loss)              139,251       (59,081)
                                                       ------------  ------------
   Total stockholders' equity                            18,210,419    10,222,492
                                                       ------------  ------------
   Total liabilities and stockholders' equity          $259,109,020  $127,210,881
                                                       ============  ============


See Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
MoutainBank Financial Corporation
Consolidated Balance Sheets
December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                       2000        1999        1998
                                                   -----------  ----------  ----------
Interest income
 Loans and fees on loans                           $13,210,158  $5,649,738  $3,014,080
 Federal funds sold                                    241,412     331,405     327,280
 Investment securities, taxable                      1,857,850     513,415     137,749
 Investment securities, nontaxable                       6,708           -           -
 Deposit with banks                                    504,981     257,071           -
                                                   -----------  ----------  ----------
  Total interest income                             15,821,109   6,751,629   3,479,109
                                                   -----------  ----------  ----------

Interest expense
 Deposits                                            8,795,951   3,444,426   1,673,831
 Securities sold under agreements to repurchase        152,766      54,853      28,718
 Other borrowed funds                                   67,720      61,968      62,098
                                                   -----------  ----------  ----------
  Total interest expense                             9,016,437   3,561,247   1,764,647
                                                   -----------  ----------  ----------
  Net interest income                                6,804,672   3,190,382   1,714,462

Provision for loan losses                            1,905,000     826,500     471,118
                                                   -----------  ----------  ----------
  Net interest income after provision for loan
        losses                                       4,899,672   2,363,882   1,243,344
                                                   -----------  ----------  ----------

Noninterest income
 Service charges on deposit accounts                   460,984     230,715      99,886
 Mortgage origination income                           499,212     493,077     320,951
 Gain on sale of loans                                 150,977           -           -
 Other service charges and fees                         60,240      35,018      22,629
 Other income                                          146,514      22,893      25,848
                                                   -----------  ----------  ----------
  Total noninterest income                           1,317,927     781,703     469,314
                                                   -----------  ----------  ----------

Noninterest expense
 Salaries and employee benefits                      2,416,831   1,396,715     807,381
 Occupancy                                             315,702     209,841     173,718
 Equipment                                             348,619     196,212      72,283
 Data processing                                       298,178     157,521      59,089
 Other general and administrative                    1,199,182     859,468     470,086
                                                   -----------  ----------  ----------
  Total noninterest expense                          4,578,512   2,819,757   1,582,557
                                                   -----------  ----------  ----------
  Income before income taxes                         1,639,087     325,828     130,101

Income tax expense                                     583,118           -           -
                                                   -----------  ----------  ----------
  Net income                                       $ 1,055,969  $  325,828  $  130,101
                                                   ===========  ==========  ==========

Basic earnings per share                           $       .62  $      .26  $      .12
                                                   ===========  ==========  ==========
Diluted earnings per share                         $       .57  $      .23  $      .11
                                                   ===========  ==========  ==========
Weighted average shares outstanding                  1,701,426   1,270,721   1,092,780
                                                   ===========  ==========  ==========


See Notes to Consolidated Financial Statements

================================================================================
MountainBank Financial Corporation
Consolidated Statements of Changes in Stockholder's Equity
For the years ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------


                                                                                          Accumulated
                                       Common Stock                          Retained        Other
                                 --------------------------                  Earnings    Comprehensive
                                    Shares        Amount       Surplus      (Deficit)     Income (Loss)     Total
                                 -------------  -----------  -----------  --------------  -------------  ------------
 Balance, December 31, 1997           756,343   $3,025,370   $3,277,877   $    (329,388)  $      1,618   $ 5,975,477

 Comprehensive income
 Net income                                 -            -            -         130,101              -       130,101
 Net change in unrealized
  appreciation on
  investment securities
  available for sale                        -            -            -               -         20,843        20,843
                                                                                                         -----------
 Total comprehensive income                                                                                  150,944

 Stock options exercised                5,715       22,860       27,432               -              -        50,292
 Stock split, effected in the
  form of a dividend                  152,400      609,600     (609,600)              -              -             -
 Fractions redeemed                         -            -         (130)              -              -          (130)
                                    ---------   ----------   ----------   -------------   ------------   -----------
 Balance, December 31, 1998           914,458    3,657,830    2,695,579        (199,287)        22,461     6,176,583

 Comprehensive income
 Net income                                 -            -            -         325,828              -       325,828
 Net change in unrealized
  appreciation on
  investment securities
  available for sale                        -            -            -               -        (81,542)      (81,542)
                                                                                                         -----------
 Total comprehensive income                                                                                  244,286

 Shares issued                        280,434    1,121,735    2,627,813               -              -     3,749,548
 Stock options exercised                7,159       28,635       23,880               -              -        52,515
 Stock split, effected in the
  form of a dividend                  240,382      961,530     (961,530)                                           -
 Fractions redeemed                                                (440)                                        (440)
                                    ---------   ----------   ----------   -------------   ------------   -----------
 Balance, December 31, 1999         1,442,433    5,769,730    4,385,302         126,541        (59,081)   10,222,492

 Comprehensive income
 Net income                                 -            -            -       1,055,969              -     1,055,969
 Net change in unrealized
  appreciation on
  investment securities
  available for sale                        -            -            -               -        198,332       198,332
                                                                                                         -----------
 Total comprehensive income                                                                                1,254,301

 Fractional shares
  purchased                               (81)        (323)         323               -              -             -
 Shares sold                          426,331    1,705,325    5,005,128               -              -     6,710,453
 Stock options exercised                3,255       13,020       10,153               -              -        23,173
                                    ---------   ----------   ----------   -------------   ------------   -----------
 Balance, December 31, 2000         1,871,938   $7,487,752   $9,400,906   $   1,182,510   $    139,251   $18,210,419
                                    =========   ==========   ==========   =============   ============   ===========

See Notes to Consolidated Financial Statements

================================================================================
MountainBank Financial Corporation
Consolidated Statements of Changes in Stockholder's Equity
For the years ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

                                                                        2000           1999           1998
                                                                   -------------   ------------   ------------
Cash flows from operating activities
 Net income                                                        $   1,055,969   $    325,828   $    130,101
 Adjustments to reconcile net income
  to net cash provided by operations:
   Depreciation and amortization                                         298,096        185,897        120,668
   Provision for loan losses                                           1,905,000        826,500        471,118
   Deferred income taxes                                                (536,147)       (97,591)      (136,514)
   Accretion of discount on securities, net of
    amortization of premiums                                             (33,062)        (5,570)           893
 Changes in assets and liabilities:
  Accrued income                                                      (1,183,402)      (473,653)      (236,525)
  Other assets                                                           (18,298)      (110,778)       (13,981)
  Accrued interest payable                                             2,013,733        269,138        447,598
  Other liabilities                                                      587,219         94,703        117,261
                                                                   -------------   ------------   ------------
      Net cash provided by operating activities                        4,089,108      1,014,474        900,619
                                                                   -------------   ------------   ------------

Cash flows from investing activities
 Net (increase) decrease in federal funds sold                        (7,650,000)    (1,250,000)     3,250,000
 Net (increase)decrease in interest-bearing deposits with banks        7,592,546    (11,260,158)             -
 Purchases of investment securities                                  (24,435,517)   (14,923,637)    (7,141,340)
 Sales of investment securities                                                -        500,000              -
 Maturities of investment securities                                   7,624,252      1,764,056      1,492,987
 Net increase in loans                                              (110,779,605)   (41,717,141)   (30,280,979)
 Purchases of property and equipment                                    (984,132)      (532,842)      (298,299)
                                                                   -------------   ------------   ------------
      Net cash used in investing activities                         (128,632,456)   (67,419,722)   (32,977,631)
                                                                   -------------   ------------   ------------

Cash flows from financing activities
 Net increase in noninterest-bearing deposits                          8,748,989      2,090,510      3,126,338
 Net increase in interest-bearing deposits                           110,703,326     61,435,915     30,454,719
 Net increase in securities sold under agreements
  to repurchase                                                        1,877,625        663,000        551,524
 Repayment of obligations under capital lease                            (20,680)       (22,124)       (18,364)
 Proceeds from the issuance of common stock, net                       6,733,626      3,801,623         50,162
                                                                   -------------   ------------   ------------
      Net cash provided by financing activities                      128,042,886     67,968,924     34,164,379
                                                                   -------------   ------------   ------------
      Net increase in cash and cash equivalents                        3,499,538      1,563,676      2,087,367

Cash and cash equivalents, beginning                                   4,298,207      2,734,531        647,164
                                                                   -------------   ------------   ------------
Cash and cash equivalents, ending                                  $   7,797,745   $  4,298,207   $  2,734,531
                                                                   =============   ============   ============

Supplemental disclosures of cash flow information
 Interest paid                                                     $   7,002,704   $  3,292,109   $  1,317,049
                                                                   =============   ============   ============
 Income taxes paid                                                 $     620,965   $     90,843   $     45,000
                                                                   =============   ============   ============

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies

Organization

MountainBank Financial Corporation (the Company) was incorporated as a North Carolina corporation on January 10, 2001 to acquire the stock of MountainBank (the Bank). The Bank was acquired by the Company on March 30, 2001.

MountainBank was organized and incorporated under the laws of the State of North Carolina on June 25, 1997 and commenced operations on June 26, 1997. The Bank currently serves Henderson, Polk, Rutherford, and Buncombe counties, North Carolina and surrounding areas through seven banking offices. As a state chartered bank which is not a member of the Federal Reserve, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

The accounting and reporting policies of the Company and the Bank follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank, which is wholly owned. All material intercompany transactions and balances have been eliminated in consolidation.

Business segments

The Company reports its activities as a single business segment. In determining the appropriateness of segment definition, the Company considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially all of the Bank's loan portfolio consists of loans in its market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced to an extent by the retirement, manufacturing and agricultural segments.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank's allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Trading securities

The Bank does not hold securities for short-term resale and therefore does not maintain a trading securities portfolio.

Securities held to maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. All securities held by the Bank at December 31, 2000 and 1999 were classified as available for sale.

Securities available for sale

Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses.

Loans held for sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Discounts and premiums on any purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on any purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Property and equipment

Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

                                              Years
                                              -----
          Buildings and improvements          5-40
          Furniture and equipment             3-10

For assets recorded under the terms of capital leases, the present value of future minimum lease payments is treated as cost.

Foreclosed properties

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Stock-based compensation

The Bank accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income taxes

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Basic earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted earnings per share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive income

Annual comprehensive income reflects the change in the Bank's equity during the year arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of stockholder's equity rather than as income or expense.

Financial instruments

Any derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

The Bank does not utilize interest-rate exchange agreements or interest-rate futures contracts.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: The carrying amounts of short-term debt approximate their fair values.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximates fair value.

Reclassifications

Certain reclassifications have been made to the prior years' financial statements to place them on a comparable basis with the current year. Net income and stockholders' equity previously reported were not affected by these reclassifications.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 2.  Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $336,000 and $3,417,000 for the periods including December 31, 2000 and 1999, respectively.

Note 3.  Securities

Debt and equity securities have been classified in the balance sheets according to management's intent. The carrying amounts of securities (all available-for-sale) and their approximate fair values at December 31 follow:

                                       Amortized   Unrealized  Unrealized     Fair
2000                                     Cost        Gains       Losses       Value
----                                  -----------  ----------  ----------  -----------
 Available for sale

 U.S. Treasury securities             $         -    $      -     $     -  $         -
 U.S. Government agency securities      9,385,060      21,397      62,487    9,343,970
 State and municipal securities           813,947         547       2,793      811,701
 Mortgage-backed securities            25,005,827     268,965      14,642   25,260,150
 Restricted equity securities             453,300           -           -      453,300
                                      -----------    --------     -------  -----------
                                      $35,658,134    $290,909     $79,922  $35,869,121
                                      ===========    ========     =======  ===========

1999
----

 Available for sale

 U.S. Treasury securities             $         -    $      -     $     -  $         -
 U.S. Government agency securities     11,374,722      21,924      93,818   11,302,828
 Mortgage-backed securities             7,271,884      12,813           -    7,284,697
 Restricted equity securities             167,200           -           -      167,200
                                      -----------    --------     -------  -----------
                                      $18,813,806    $ 34,737     $93,818  $18,754,725
                                      ===========    ========     =======  ===========

Investment securities with amortized cost of approximately $7,200,000 and $2,900,000 at December 31, 2000 and 1999, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

There were no realized gains or losses on the sale or maturity of investment securities for the periods ended December 31, 2000, 1999 and 1998.


The scheduled maturities of investment securities (all available for sale) at December 31, 2000 were as follows:

                                           Amortized      Fair
                                             Cost         Value
                                          -----------  -----------
Due in one year or less                   $         -  $         -
Due after one year through five years         813,978      811,701
Due after five years through ten years      2,951,650    2,967,600
Due after ten years                        31,439,206   31,636,520
Restricted equity securities                  453,300      453,300
                                          -----------  -----------
                                          $35,658,134  $35,869,121
                                          ===========  ===========

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 4.  Loans Receivable

The major components of loans in the balance sheets at December 31, 2000 and 1999, are as follows (in thousands):

                                                            2000       1999
                                                        ----------   --------

Commercial                                              $   29,381   $ 17,471
Real estate:
 Construction and land development                          32,602     13,480
 Residential, 1-4 families                                  36,971     20,480
 Residential, 5 or more families                               596        455
 Farmland                                                      385        565
 Nonfarm, nonresidential                                    78,493     27,727
Agricultural                                                   996        218
Consumer                                                    20,968      9,277
Other                                                            -          -
                                                        ----------   --------
                                                           200,392     89,673

Unearned loan origination fees, net of costs                   (12)        72
                                                        ----------   --------
                                                           200,380     89,745

Allowance for loan losses                                   (3,007)    (1,247)
                                                        ----------   --------
                                                        $  197,373   $ 88,498
                                                        ==========   ========

Note 5.  Allowance for Loan Losses

An analysis of the changes in the allowance for loan losses is as follows:

                                                 2000         1999       1998
                                           ----------   ----------   --------

Balance, beginning                         $1,247,068   $  751,816   $280,698

Provision charged to expense                1,905,000      826,500    471,118
Recoveries of amounts charged off               4,800          630          -
Amounts charged off                          (150,026)    (331,878)         -
                                           ----------   ----------   --------
Balance, ending                            $3,006,842   $1,247,068   $751,816
                                           ==========   ==========   ========

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 5.  Allowance for Loan Losses, continued

The following is a summary of information pertaining to impaired loans at December 31:

                                                                                     2000        1999
                                                                                  ----------  ----------
Impaired loans without a valuation allowance                                      $        -  $        -
Impaired loans with a valuation allowance                                             79,945     291,526
                                                                                  ----------  ----------
     Total impaired loans                                                         $   79,945  $  291,526
                                                                                  ==========  ==========

Valuation allowance related to impaired loans                                     $   60,516  $   21,555
                                                                                  ==========  ==========

                                                                           2000      1999        1998
                                                                         -------  ----------  ----------
Average investment in impaired loans                                     $21,393  $  142,117  $  410,678
                                                                         =======  ==========  ==========
Interest income recognized for the year                                  $   492  $    2,432  $   22,593
                                                                         =======  ==========  ==========
Interest income recognized on a cash basis for the year                  $   492  $    2,432  $   22,593
                                                                         =======  ==========  ==========

The Bank is not committed to lend additional funds to debtors whose loans have been modified.

Note 6.  Property and Equipment

Components of property and equipment

Components of property and equipment and total accumulated depreciation at December 31, 2000 and 1999 are as follows:
                                                           2000       1999
                                                        ----------  ----------

Land, buildings and improvements                        $1,221,110  $1,075,486
Furniture and equipment                                  1,751,863     913,355
                                                        ----------  ----------
   Property and equipment, total                         2,972,973   1,988,841

Less accumulated depreciation                              650,816     352,720
                                                        ----------  ----------
   Property and equipment, net of depreciation          $2,322,157  $1,636,121
                                                        ==========  ==========

Capital lease

The Bank leases its primary banking office under the provisions of an agreement with the Chairman of the Bank's Board of Directors which is accounted for as a capital lease. Minimum lease payments relating to the building have been capitalized as its cost. The lease calls for monthly payments of $6,700 per month for the first five years of the term with five-year segment adjustments based on changes in the CPI, and expires June 30, 2017. The lease also provides the Bank an option for two consecutive five-year renewal periods at the expiration of the original 20 year term. The banking office under capital lease at December 31, 2000 has a cost of $836,883, accumulated amortization of $147,200 and a net book value of $689,683. Amortization relating to the leased property is included in depreciation expense.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 6.  Property and Equipment, continued

The future minimum lease payments under capital lease and the net present value of the future minimum lease payments at December 31, 2000 and 1999 are as follows:

                                                          2000         1999
                                                       ----------   ----------

Total minimum lease payments                           $1,326,600   $1,407,000
Amount representing interest                             (566,796)    (626,516)
                                                       ----------   ----------
Obligation under capital lease                         $  759,804   $  780,484
                                                       ==========   ==========

Operating leases

The Bank leases five branch facilities under operating leases which commenced on March 1, 1998, May 10, 1999, December 1, 1999, November 1, 2000 and September 1, 2000 and expire March 2003, August 2009, November 2009, October 2005, and August 2003, respectively. The leases call for minimum monthly payments of $2,670, $1,800, $1,200, $2,100, and $1,000, respectively.

The Bank also leases an operations center under an operating lease with the Chairman of the Bank's Board of Directors. The lease commenced on December 1, 1998 and continues for a period of five years with monthly lease payments of $1,050.

Rental expense under operating leases was $168,141 and $103,539 for 2000 and 1999, respectively. Future minimum commitments under noncancellable leases are as follows:

                                                      Operating    Capital
                                                       Leases      Leases
                                                      ---------  ----------

2001                                                   $117,840  $   80,400
2002                                                    117,840      80,400
2003                                                     86,090      80,400
2004                                                     61,200      80,400
2005                                                     57,000      80,400
Thereafter                                              133,800     924,600
                                                       --------  ----------
                                                       $573,770  $1,326,600
                                                       ========  ==========

Note 7.  Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2000 and 1999 was $66,386,988 and $25,936,405, respectively.

At December 31, 2000, the scheduled maturities of time deposits are as follows:

                2001                   $153,252
                2002                     12,384
                2003                      3,096
                2004                        423
                2005                        181
             Thereafter                       -
                                       --------
                                       $169,336
                                       ========

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 8.  Short-term Debt

Short-term debt consists of securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date. Additional information at December 31, 2000 and 1999 and for the periods then ended is summarized below:

                                                               2000         1999
                                                            ----------   ----------
Outstanding balance at December 31                          $3,145,147   $1,267,522
                                                            ==========   ==========
Year-end weighted average rate                                    5.98%        4.78%
                                                            ==========   ==========
Daily average outstanding during the period                 $2,069,879   $1,424,335
                                                            ==========   ==========
Average rate for the period                                       5.89%        3.79%
                                                            ==========   ==========
Maximum outstanding at any month-end during the period      $3,267,082   $1,943,402
                                                            ==========   ==========

The Bank has established various credit facilities to provide additional liquidity if and as needed. These consist of unsecured lines of credit in the aggregate amount of $2,000,000 and secured lines of credit of approximately $37,000,000. There were no amounts outstanding under these arrangements as of December 31, 2000 and 1999.

Note 9.  Fair Value of Financial Instruments

The estimated fair values of the Company's financial instruments are as follows (dollars in thousands):


                                                  December 31, 2000            December 31, 1999
                                              -------------------------    -------------------------
                                                Carrying         Fair        Carrying         Fair
                                                 Amount         Value         Amount         Value
                                              ---------------  --------    ---------------  --------
Financial assets
 Cash and cash equivalents                         $  7,798    $  7,798        $  4,298     $  4,298
 Interest-bearing deposits                            3,668       3,668          11,260       11,260
 Federal funds sold                                   9,220       9,220           1,570        1,570
 Securities, available-for-sale                      35,416      35,416          18,588       18,588
 Restricted equity securities                           453         453             167          167
 Loans, net of allowance for loan losses            197,373     197,317          88,498       87,559

Financial liabilities
 Deposits                                           233,338     228,522         113,886      111,039
 Short-term debt                                      3,145       3,145           1,268        1,268
 Long-term debt                                         760         760             780          780

Off-balance-sheets assets (liabilities)
 Commitments to extend credit and
  standby letters of credit                               -           -                  -         -

Note 10.  Earnings per Share

The following table details the computation of basic and diluted earnings per share for the periods ended December 31, 2000, 1999 and 1998:

                                                                  2000        1999        1998
                                                               ----------  ----------  ----------
Net income (loss) (income available to common shareholders)    $1,055,969  $  325,828  $  130,101
                                                               ==========  ==========  ==========

Weighted average common shares outstanding                      1,701,426   1,270,721   1,092,780
Effect of dilutive securities, options                            162,862     115,402      46,146
                                                               ----------  ----------  ----------
Weighted average common shares outstanding, diluted             1,864,288   1,386,123   1,138,926
                                                               ==========  ==========  ==========

Basic earnings per share                                       $      .62  $      .26  $      .12
                                                               ==========  ==========  ==========
Diluted earnings per share                                     $      .57  $      .23  $      .11
                                                               ==========  ==========  ==========

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 11.  Stock Options

On December 8, 1997, the Bank adopted a qualified incentive stock option plan which reserves up to 60,000 (108,000 adjusted for the December 1998 and 1999 and March 2001 stock splits) shares for the benefit of certain of the Bank's employees. Options granted under this plan are exercisable at no less than fair market value of the Bank's common stock at the date of grant, vest according to the terms of each particular grant and expire in no more than ten years. On October 16, 2000, the Bank amended the plan to reserve up to 63,268 (79,085 adjusted for the March 2001 stock split) additional shares for the benefit of certain of the Bank's employees.

Also on December 8, 1997, the Bank adopted a non-qualified stock option plan which reserves up to 60,000 (108,000 adjusted for the December 1998 and 1999 and March 2001 stock splits) shares for purchase by directors. Options granted under this plan are exercisable at no less than fair market value of the Bank's common stock at the date of grant, vest according to the terms of each particular grant and expire in no more than ten years. On October 16, 2000, the Bank also amended this plan to reserve up to 63,268 (79,085 adjusted for the March 2001 stock split) additional shares for purchase by directors.

Activity under Bank plans during the periods ended December 31, 2000, 1999 and 1998 is summarized below:

                                     Qualified Plan         Non-Qualified Plan
                              --------------------------   --------------------
                                 Available     Available
                                 For Grant      Granted    For Grant   Granted
                              ---------------  ----------  ----------  --------

Balance, December 31, 1997         30,000        30,000       4,998    55,002

 Granted                          (17,000)       17,000           -         -
 Exercised                              -          (160)          -    (4,412)
 Forfeited                          4,820        (4,820)      6,761    (6,761)
 Stock split                        3,564         8,404       2,352     8,766
                                  -------       -------     -------   -------
Balance, December 31, 1998         21,384        50,424      14,111    52,595

 Granted                          (22,388)       22,388     (14,111)   14,111
 Exercised                              -          (432)          -    (5,295)
 Forfeited                          1,004        (1,004)          -         -
 Stock split                            -        14,275           -    12,282
                                  -------       -------     -------   -------
Balance, December 31, 1999              -        85,651           -    73,693

 Amendment to plan                 63,268             -      63,268         -
 Granted                          (51,864)       51,864     (63,268)   63,268
 Exercised                              -        (2,201)          -         -
 Forfeited                          4,260        (4,260)          -         -
 Stock split                        3,916        32,764           -    34,240
                                  -------       -------     -------   -------
Balance, December 31, 2000         19,580       163,818           -   171,201
                                  =======       =======     =======   =======

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 11.  Stock Options, continued

Additional information related to options for the periods ended December 31, 2000, 1999 and 1998 is detailed below:

                                                             2000       1999      1998
                                                           --------   --------   -------
Outstanding options:
 Weighted average exercise price, beginning of the year    $   7.79   $   6.17   $  6.11
 Weighted average exercise price, end of the year          $  10.54   $   7.79   $  6.17
 Range of exercise prices:
  From                                                     $   6.11   $   6.11   $  6.11
  To                                                       $  16.00   $  13.34   $  9.17
 Weighted averaged remaining contractual life in months         100        101       107

Exercisable options outstanding at December 31:
 Number                                                     178,303     89,120    48,725
 Weighted average exercise price                           $   7.16   $   6.54   $  6.17

Weighted average exercise price of options:
 Granted during the year                                   $  16.00   $  12.10   $  6.52
 Exercised during the year                                 $   7.12   $   6.11   $  6.11
 Forfeited during the year                                 $  10.78   $   8.71   $  6.40
 Expired during the year                                   $      -   $      -   $     -

Grant-date fair value:
 Options granted during the year                           $918,778   $296,010   $95,085

Significant assumptions used in determining
 fair value of options granted:
 Risk-free interest rate                                       5.25%       6.0%      6.0%
 Expected life in years                                          10         10        10
 Expected dividends                                               -          -         -
 Expected volatility                                           0.85%      1.40%     1.35%

Results of operations:
 Compensation cost recognized in income for all
  stock-based compensation awards                          $      -   $      -   $     -
                                                           ========   ========   =======
 Pro forma net income, based on SFAS No. 123               $449,576   $ 29,818   $35,016
                                                           ========   ========   =======
 Pro forma earnings per common share,
  based on SFAS No. 123                                    $   0.26   $   0.02   $  0.03
                                                           ========   ========   =======

Note 12.  Benefit Plans

Defined contribution plans

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees at least 21 years of age who have completed three months of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank contribution was approximately $24,572, $13,629, and $10,332 for 2000, 1999 and 1998, respectively.

Cafeteria plan

The Bank adopted a cafeteria plan on December 18, 2000 which provides its employees with a choice between compensation and certain qualified benefit plans including medical reimbursement, group accident and health insurance, dependent care assistance, and group term life insurance. The plan does not go into effect until 2001.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 13.  Income Taxes

Current and deferred income tax components

The components of income tax expense are as follows:

                                                    2000        1999        1998
                                                 ----------   ---------   --------
Current                                          $1,119,265   $ 211,233   $136,514
Deferred                                           (490,229)    (97,591)   (72,054)
Deferred tax asset valuation allowance change       (45,918)   (113,642)   (64,460)
                                                 ----------   ---------   --------
                                                 $  583,118   $       -   $      -
                                                 ==========   =========   ========

Rate reconciliation

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate to income tax expense included in the statements of income follows:

                                                   2000        1999       1998
                                                 --------   ---------   --------
Tax at statutory federal rate                    $557,290   $ 110,782   $ 44,234
State income tax, net of federal benefit           80,818       2,945     20,136
Tax exempt interest                                (6,033)          -          -
Other                                              (3,039)        (85)        90
Deferred tax asset valuation allowance change     (45,918)   (113,642)   (64,460)
                                                 --------   ---------   --------
                                                 $583,118   $       -   $      -
                                                 ========   =========   ========

Deferred income tax analysis

The components of net deferred tax assets (substantially all Federal) at December 31, 2000 and 1999, are summarized as follows:


                                                            2000       1999
                                                         ---------   --------

Deferred tax assets                                      $ 940,932   $424,867
Deferred tax liabilities                                  (128,774)   (31,202)
Deferred tax asset valuation allowance                           -    (45,918)
                                                         ---------   --------
 Net deferred tax asset                                  $ 812,158   $347,747
                                                         =========   ========

The tax effects of each significant item creating deferred taxes are summarized below:

                                                            2000       1999
                                                         ---------   --------

Net unrealized appreciation on securities
 available for sale                                      $ (71,736)  $      -
Allowance for loan losses                                  903,761    361,457
Pre-opening expenses                                        37,171     63,410
Other                                                            -     (7,655)
Depreciation                                               (50,895)   (22,867)
Accretion of bond discount                                  (6,143)      (680)
                                                         ---------   --------
                                                         $ 812,158   $393,665
                                                         =========   ========

Note 14.  Commitments and Contingencies

Litigation

In the normal course of business the Bank is involved in various legal proceedings. After consultation with legal counsel, management believes that any liability resulting from such proceedings will not be material to the financial statements.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 14.  Commitments and Contingencies, continued

Financial instruments with off-balance-sheet risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank's commitments (approximately) at December 31, 2000 and 1999, is as follows:

                                                           2000         1999
                                                       -----------  -----------

Commitments to extend credit                           $39,351,000  $12,908,000
Standby letters of credit                                1,498,000            -
                                                       -----------  -----------
                                                       $40,849,000  $12,908,000
                                                       ===========  ===========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of credit risk

Substantially all of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of approximately $2,000,000. Although the Bank has a reasonably diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in and around its market area. A significant amount of the real estate loans set forth in Note 4 are secured by commercial real estate. In addition, the Bank has a loan concentration relating to customers who are in the business of land development and loans secured by commercial real estate. Total loans to this industrial group amounted to approximately $84,502,000 at December 31, 2000 and $31,601,000 at December 31, 1999.

The Bank from time to time has cash and cash equivalents on deposit with financial institutions which exceed federally-insured limits.

Other commitments

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, provisions for termination and Bank obligations in the event of merger or acquisition.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 15.  Regulatory Restrictions

Dividends

The Company's dividend payments are made from dividends received from the Bank. The Bank, as a North Carolina chartered bank, may pay dividends only out of its undivided profits as determined pursuant to North Carolina General Statutes
Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

Intercompany Transactions

The Bank's legal lending limit on loans to the Company are governed by Federal Reserve Act 23A, and differ from legal lending limits on loans to external customers. Generally, a bank may lend up to 10% of its capital and surplus to its Parent, if the loan is secured. If collateral is in the form of stocks, bonds, debentures or similar obligations, it must have a market value when the loan is made of at least 20% more than the amount of the loan, and if obligations of a state or political subdivision or agency thereof, it must have a market value of at least 10% more than the amount of the loan. If such loans are secured by obligations of the United States or agencies thereof, or by notes, drafts, bills of exchange or bankers' acceptances eligible for rediscount or purchase by a Federal Reserve Bank, requirements for collateral in excess of the loan amount do not apply. Under this definition, the legal lending limit for the Bank on loans to the Company was approximately $1,821,000 at December 31, 2000. No 23A transactions were deemed to exist between the Company and the Bank at December 31, 2000.

Capital requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the regulations. Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, the Bank met the criteria to be considered adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 15.  Regulatory Restrictions, continued

Capital requirements, continued

The Bank's actual capital amounts and ratios are also presented in the table (in thousands).

                                                                                             To Be Well
                                                                       Required            Capitalized Under
                                                                     For Capital           Prompt Corrective
                                                Actual            Adequacy Purposes        Action Provisions
                                           ---------------       -------------------       ------------------
                                           Amount   Ratio          Amount     Ratio          Amount    Ratio
                                           -------  ------       -----------  ------       ----------  ------
December 31, 2000:
 Total Capital
  (to Risk-Weighted Assets)                $20,693    9.9%          *$16,741   *8.0%         *$20,926  *10.0%
 Tier I Capital
  (to Risk-Weighted Assets)                $18,072    8.6%          *$ 8,371   *4.0%         *$12,556  * 6.0%
 Tier I Capital
  (to Average Assets)                      $18,072    7.6%          *$ 9,565   *4.0%         *$11,956  * 5.0%

December 31, 1999:
 Total Capital
  (to Risk-Weighted Assets)                $11,424   12.5%          *$ 7,299   *8.0%         *$ 9,124  *10.0%
 Tier I Capital
  (to Risk-Weighted Assets)                $10,282   11.3%          *$ 3,650   *4.0%         *$ 5,475  * 6.0%
 Tier I Capital
  (to Average Assets)                      $10,282    8.7%          *$ 4,734   *4.0%         *$ 5,917  * 5.0%

* greater than or equal to

Note 16.  Transactions with Related Parties

Loans

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows:

                                                          2000          1999
                                                       ----------   -----------

Balance, beginning                                     $2,048,318   $ 1,654,782

New loans                                               2,103,478     1,889,600
Repayments                                               (812,424)   (1,496,064)
Relationship changes                                            -             -
                                                       ----------   -----------
Balance, ending                                        $3,339,372   $ 2,048,318
                                                       ==========   ===========

Building lease

The Bank has entered into certain lease agreements with the Chairman of the Bank's Board of Directors for the rental of a bank building and office space for bank operations. (See also Note 6).

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 17.  Subsequent Events

On March 30, 2001, and pursuant to a charter amendment, the Bank effected a five-for-four stock split of the Bank's common stock increasing the number of shares of common stock from 1,497,615 to 1,871,938. Additionally, by way of the same charter amendment, the Bank reduced the post-split par value of the common stock from $5.00 per share to $4.00 per share. All references to the number of common shares and per share amounts in the financial statements have been restated as appropriate to reflect the effect of the split, for all periods presented. Additionally, common stock, capital surplus, and retained earnings have been restated for all periods presented as appropriate to reflect the stock split and the change in par value.

On March 30, 2001, the Bank was acquired by the Company which was formed by the Bank on January 10, 2001, for the purpose of becoming the Bank's parent holding Company. Each outstanding share of the Bank's common stock was exchanged for one share of the Company's common stock with the Bank becoming a wholly-owned subsidiary of the Company. The Company's primary purpose is to serve as the parent of the Bank. This transaction was accounted for in a manner similar to a pooling-of-interests whereby the historical book values of the Bank's accounts were combined with the Company's accounts on the date of the merger.

================================================================================

MountainBank Financial Corporation
Consolidated Balance Sheets
At June 30, 2001 and December 31, 2000
--------------------------------------------------------------------------------

Assets                                                     June 30, 2001  December 30, 2000
                                                           -------------  -----------------
Cash and due from banks                                     $  6,151,127       $  7,797,745
Interest bearing deposits with banks                          22,199,695          3,667,612
Federal funds sold                                            10,039,000          9,220,000
Investment securities available for sale                      43,434,794         35,415,821
Restricted equity securities                                   1,421,200            453,300
Loans, net of allowance for loan losses of $4,424,528
 at June 30, 2001 and $3,006,842 at December 31, 2000        315,714,002        197,372,973
Property and equipment, net                                    2,831,096          2,322,157
Accrued income                                                 2,513,827          2,007,804
Other assets                                                   1,393,476            851,608
                                                            ------------       ------------
   Total assets                                             $405,698,217       $259,109,020
                                                            ============       ============

Liabilities and Stockholders' Equity

Liabilities
 Noninterest-bearing deposits                               $ 25,351,163       $ 15,531,055
 Interest-bearing deposits                                   320,380,568        217,807,421
                                                            ------------       ------------
   Total deposits                                            345,731,731        233,338,476

 Federal funds purchased and
  securities sold under agreements to repurchase               3,603,485          3,145,147
 FHLB advance                                                 25,000,000                  -
 Note payable                                                  5,000,000                  -
 Obligations under capital lease                                 747,986            759,804
 Accrued interest payable                                      5,479,949          2,840,440
 Other liabilities                                             1,073,179            814,734
                                                            ------------       ------------
   Total liabilities                                         386,636,330        240,898,601
                                                            ------------       ------------

 Commitments and contingencies

Stockholders' equity
 Common stock, $4 par value; 10,000,000 shares
  authorized; 1,871,938 and 1,873,461 shares issued and
  outstanding at December 31, 2000 and June 30, 2001           7,493,844          7,487,752
 Surplus                                                       9,404,066          9,400,906
 Retained earnings (deficit)                                   1,979,441          1,182,510
 Unrealized appreciation on investment securities
  available for sale                                             184,536            139,251
                                                            ------------       ------------
   Total stockholders' equity                                 19,061,887         18,210,419
                                                            ------------       ------------
   Total liabilities and stockholders' equity               $405,698,217       $259,109,020
                                                            ============       ============

See Notes to Consolidated Financial Statements

================================================================================

MountainBank Financial Corporation
Consolidated Balance Sheets
For the six and three months ended June 30, 2001 and 2000
--------------------------------------------------------------------------------

                                                Three Months Ended June 30,   Six Months Ended June 30,
                                                ---------------------------  -------------------------
                                                     2001           2000          2001         2000
                                                -------------    ----------  ------------   ----------
Interest income
 Deposits with banks                               $   95,111    $  178,927   $   146,905   $  339,169
 Federal funds sold                                    97,909        63,249       189,403      115,387
 Investment securities, taxable                       514,040       376,406     1,062,026      664,892
 Loans and fees on loans                            6,418,697     2,886,171    11,671,352    5,123,497
                                                   ----------    ----------   -----------   ----------
  Total interest income                             7,125,757     3,504,753    13,069,686    6,242,945
                                                   ----------    ----------   -----------   ----------

Interest expense
 Deposits                                           3,794,146     1,871,445     7,205,011    3,337,074
 Federal funds purchases and securities sold
  under agreements to repurchase                       55,814        33,523       109,328       56,854
 Other borrowed funds                                 332,403        21,032       346,612       34,576
                                                   ----------    ----------   -----------   ----------
  Total interest expense                            4,182,363     1,926,000     7,660,951    3,428,504
                                                   ----------    ----------   -----------   ----------
  Net interest income                               2,943,394     1,578,753     5,408,735    2,814,441
Provision for loan losses                             865,000       395,000     1,492,000      785,000
                                                   ----------    ----------   -----------   ----------
  Net interest income after provision
   for loan losses                                  2,078,394     1,183,753     3,916,735    2,029,441
                                                   ----------    ----------   -----------   ----------

Noninterest income
 Service charges on deposit accounts                  202,590       112,725       351,475      209,106
 Mortgage origination income                          189,506       102,984       320,351      196,747
 Gain on sale of loan                                       -             -             -      150,977
 Other service charges and fees                       110,984        57,762       198,338       85,003
                                                   ----------    ----------   -----------   ----------
 Other income                                         503,080       273,471       870,164      641,833
                                                   ----------    ----------   -----------   ----------

Noninterest expense
 Salaries and employee benefits                     1,097,811       567,723     1,860,573    1,035,841
 Occupancy expense                                    297,299       161,139       550,548      300,202
 Other expense                                        684,748       344,579     1,158,847      599,759
                                                   ----------    ----------   -----------   ----------
  Total noninterest expense                         2,079,858     1,073,441     3,569,968    1,935,802
                                                   ----------    ----------   -----------   ----------
  Income before income taxes                          501,616       383,783     1,216,931      735,472
   Income tax expense                                 210,000       107,940       420,000      220,538
                                                   ----------    ----------   -----------   ----------
     Net income                                    $  291,616    $  275,843   $   796,931   $  514,934
                                                   ==========    ==========   ===========   ==========

Basic earnings per share                           $     0.16    $     0.17   $      0.43   $     0.34
                                                   ==========    ==========   ===========   ==========
Diluted earnings per share                         $     0.14    $     0.16   $      0.39   $     0.31
                                                   ==========    ==========   ===========   ==========
Weighted average shares outstanding                 1,873,461     1,607,509     1,873,461    1,524,970
                                                   ==========    ==========   ===========   ==========

Notes to Consolidated Financial Statements

================================================================================
MountainBank Financial Corporation
Consolidated Statements of Cash Flows
For the six months ended June 30, 2001 and 2000
--------------------------------------------------------------------------------

                                                                   June 20, 2001   June 30, 2000
                                                                   --------------  --------------
Cash flows from operating activities
 Net income (loss)                                                 $     796,931    $    514,934
 Adjustments to reconcile net income (loss)
  to net cash provided by operations:
   Depreciation and amortization                                         225,844         132,605
   Provision for loan losses                                           1,492,000         785,000
   Deferred income taxes                                                       -               -
   Accretion of discount on securities, net of
    amortization of premiums                                                 (39)         (4,509)
 Changes in assets and liabilities:
  Accrued income                                                        (506,023)       (298,620)
  Other real estate owned                                                      -               -
  Other assets                                                          (541,868)       (339,522)
  Accrued interest payable                                             2,639,509         523,649
  Other liabilities                                                      258,445         148,670
                                                                   -------------    ------------
      Net cash provided (used) by operating activities                 4,364,799       1,462,207
                                                                   -------------    ------------

Cash flows from investing activities
 Net (increase) decrease in federal funds sold                          (819,000)      1,570,000
 Net (increase) decrease in interest-bearing deposits with bank      (18,532,083)       (236,237)
 Purchases of investment securities                                  (17,316,055)    (12,197,415)
 Maturities of investment securities                                   8,374,506       1,160,618
 Net increase in loans                                              (119,833,029)    (43,469,503)
 Purchases of property and equipment                                    (734,783)       (306,752)
                                                                   -------------    ------------
      Net cash used in investing activities                         (148,860,444)    (53,479,289)
                                                                   -------------    ------------

Cash flows from financing activities
 Net increase in noninterest-bearing deposits                          9,820,108       1,932,630
 Net increase in interest-bearing deposits                           102,573,147      41,785,288
 Net increase in Federal funds purchased securities sold
  under agreements to repurchase                                         458,338       5,344,451
 Net increase in notes payable                                         5,000,000               -
 Increase in FHLB advances                                            25,000,000               -
 Repayment of obligations under capital lease                            (11,818)         (9,225)
 Proceeds from the exercise of stock options                               9,252               -
 Proceeds from the issuance of common stock, net                               -       4,648,800
                                                                   -------------    ------------
      Net cash provided by financing activities                      142,849,027      53,701,944
                                                                   -------------    ------------
      Net increase in cash and cash equivalents                       (1,646,618)      1,684,862

Cash and cash equivalents, beginning                                   7,797,745       4,298,207
                                                                   -------------    ------------
Cash and cash equivalents, ending                                  $   6,151,127    $  5,983,069
                                                                   =============    ============

Supplemental disclosures of cash flow information
 Interest paid                                                     $   5,021,442    $  2,904,855
                                                                   =============    ============
 Income taxes paid                                                 $     420,000    $    220,538
                                                                   =============    ============


See Notes to Consolidated Financial Statements

================================================================================
MountainBank Financial Corporation
Consolidated Statements of Cash Flows
For the six months ended June 30, 2001 and 2000
--------------------------------------------------------------------------------


                                                                                    Accumulated
                                       Common Stock                    Retained        Other
                                  ----------------------               Earnings    Comprehensive
                                    Shares      Amount      Surplus    (Deficit)   Income (Loss)     Total
                                  ----------  ----------  ----------  -----------  -------------  -----------

Balance, December 31, 1999        1,442,433  $5,769,730  $4,385,302  $  126,541    $   (59,081)   $10,222,492

Comprehensive income
Net income                                -           -           -     514,934              -        514,934
Net change in unrealized
  appreciation on
  investment securities
  available for sale                      -           -           -           -         91,892         91,892
                                                                                                  -----------
Total comprehensive income                -           -           -           -              -        606,826

Shares issued pursuant to
  secondary stock offering          292,493   1,169,975   3,478,825           -              -      4,648,800
                                  ---------  ----------  ----------  ----------    -----------    -----------
Balance, June 30, 2000            1,734,926  $6,939,705  $7,864,127  $  641,475    $    32,811    $15,478,118
                                  =========  ==========  ==========  ==========    ===========    ===========

Balance, December 31, 2000        1,871,938  $7,487,752  $9,400,906  $1,182,510       $139,251    $18,210,419
Comprehensive income
Net income                                -           -           -     796,931              -        796,931
Net change in unrealized
  appreciation on
  investment securities
  available for sale                      -           -           -           -         45,285         45,285
                                                                                                  -----------
Total comprehensive income                -           -           -           -              -        842,216

Shares issued pursuant to
  secondary stock offering
  and Employee and Director
  stock option plans                  1,523       6,092       3,160           -              -          9,252
                                  ---------  ----------  ----------  ----------    -----------    -----------
Balance, June 30, 2001            1,873,461  $7,493,844  $9,404,066  $1,979,441    $   184,536    $19,061,887
                                  =========  ==========  ==========  ==========    ===========    ===========

See Notes to Consolidated Financial Statements

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies

Organization:


     MountainBank Financial Corporation (the "Company") is a single bank holding company incorporated on January 10, 2001 by the Board of Directors of MountainBank (the "Bank"). Prior to its acquisition of the Bank, the Company conducted no business or operations other than those activities related to the acquisition. On March 30, 2001, the Company acquired the Bank under North Carolina law and in accordance with the terms of an Agreement and Plan of Reorganization and Share Exchange dated January 11, 2001 (the "Agreement").

     MountainBank, the Company's wholly owned bank subsidiary, is a state chartered, full service commercial banking institution, insured by the FDIC and incorporated under the laws of North Carolina. The Bank currently operates nine full service banking offices, one loan production office and an administration center. The Bank's full service offices are located in Hendersonville, N.C. (2), Columbus, N.C., Fletcher, N.C., Asheville, N.C., Lake Lure, N.C., Forest City, N.C., Marion, N.C. and Waynesville, N.C. The Bank has received approval from regulators to open an additional branch office in Morganton, N.C. and expects to open this office by year end 2001. The Bank is subject to regulation by the FDIC and the North Carolina State Banking Commission.

Basis of Presentation:

     The financial statements as of June 30, 2001 and for the periods ended June 30, 2001 and 2000, have been prepared by MountainBank Financial Corporation without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the information furnished in the interim financial statements reflects all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows for such interim periods. Management believes that all interim period adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the Company's audited financial statements and the notes thereto as of December 31, 2000, included its Annual Report on Form 10KSB for the fiscal year ended December 31, 2000.

     Statements in this report as to the Company's projections for expansion, capital expenditures, earnings and other such issues as well as for future financial or economic performance of the Company are "forward looking" statements, and are being provided in reliance upon the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results or events to differ materially from those projected, estimated, assumed or anticipated in any such forward looking statements include changes in general economic conditions in the Company's markets, loan losses, including loan losses resulting from adverse economic conditions, increased competition, any loss of the Company's key management personnel, changes in governmental regulations and other factors.

     The accounting and reporting policies of the Company follow generally accepted accounting principles and general practices within the financial services industry. The accounting policies followed are set forth in Note 1 to the Company's 2000 Financial Statements incorporated in the Company's 2000 Form 10KSB.

Commitments and Other Contingencies:

     In the normal course of business there are various commitments and contingent liabilities such as commitments to extend credit, which are not reflected on the financial statements. Management does not anticipate any significant losses to result from these transactions. The unfunded portion of loan commitments and standby letters of credit as of June 30, 2001 was $58.0 million.

================================================================================
MountainBank Financial Corporation
Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Properties and Equipment:

     Bank properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over periods of two to thirty-five years for capital leases and leasehold improvements and from two to twenty years for furniture and equipment.

                     [This page intentionally left blank.]

                            FINANCIAL STATEMENTS OF
                              FIRST WESTERN BANK


                         Index to Financial Statements

                                                                                              Page
                                                                                              ----
Audited Financial Statements

  Independent Auditors' Report.............................................................   F-32

  Balance Sheets -- December 31, 2000 and 1999.............................................   F-33

  Statements of Operations and Comprehensive Income (Loss) -- Years ended
     December 31, 2000, 1999 and 1998......................................................   F-34

  Statements of Changes in Shareholders' Equity -- Years ended
     December 31, 2000, 1999 and 1998......................................................   F-35

  Statements of Cash Flows -- Years ended December 31, 2000, 1999 and 1998.................   F-36

  Notes to Financial Statements -- Years ended December 31, 2000, 1999 and 1998............   F-38


Unaudited Interim Financial Statements

  Balance Sheets -- June 30, 2001 (Unaudited) and December 31, 2000........................   F-53

  Statements Income and Comprehensive Income (Unaudited) --
    Three- and six-month periods ended June 30, 2001 and 2000..............................   F-54

  Statements of Cash Flows (Unaudited) -- Six months ended
     June 30, 2001 and 2000................................................................   F-55

  Notes to Financial Statements (Unaudited) -- Three- and six-month periods
    ended June 30, 2001 and 2000...........................................................   F-56

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of First Western Bank:

We have audited the accompanying balance sheets of First Western Bank (the "Bank") as of December 31, 2000 and 1999 and the related statements of operations and comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Bank at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

January 19, 2001
Raleigh, North Carolina

FIRST WESTERN BANK

BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                                             2000               1999
ASSETS:
  Cash and cash equivalents (Notes 1 and 13):
    Cash and due from banks                                                               $ 2,152,491        $ 3,201,365
    Interest-bearing deposits                                                                 270,456          2,665,135
    Federal funds sold                                                                              -          5,260,000
                                                                                          -----------        -----------
           Total cash and cash equivalents                                                  2,422,947         11,126,500
                                                                                          -----------        -----------
  Investment securities (Notes 1, 2 and 13):
    Available for sale, at fair value (amortized cost of $10,475,611 and
      $4,817,562 at December 31, 2000 and 1999, respectively)                              10,634,393          4,588,180
    Held to maturity, at amortized cost (fair value of $1,769,716 and
      $4,307,288 at December 31, 2000 and 1999, respectively)                               1,778,722          4,347,521
                                                                                          -----------        -----------
           Total investments                                                               12,413,115          8,935,701
                                                                                          -----------        -----------
  Loans, net of allowance for loan losses of $714,215 and $562,083 at
    December 31, 2000 and 1999, respectively (Notes 1, 3 and 13)                           51,314,564         39,079,445
  Premises and equipment, net (Notes 1, 4 and 9)                                            3,814,451          1,973,972
  Accrued interest receivable                                                                 378,637            228,941
  Federal Home Loan Bank stock                                                                246,200            246,200
  Income taxes receivable                                                                           -             53,096
  Goodwill (Note 1)                                                                         1,176,670          1,292,143
  Other assets                                                                                 72,122            152,768
                                                                                          -----------        -----------

TOTAL                                                                                     $71,838,706        $63,088,766
                                                                                          -----------        -----------
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits (Notes 5 and 13):
    Demand                                                                                $ 8,068,635        $ 6,659,888
    NOW accounts                                                                            4,077,517          3,472,532
    Money market accounts                                                                   6,829,967          8,351,942
    Savings                                                                                 2,898,209          2,677,420
    Time deposits of $100,000 or more                                                      11,385,666          9,989,333
    Other time deposits                                                                    23,658,389         17,029,018
                                                                                          -----------        -----------
           Total deposits                                                                  56,918,383         48,180,133
  Federal funds purchased                                                                     710,000                  -
  Accrued interest and other liabilities (Note 7)                                             413,895            622,072
  Deferred income taxes (Note 6)                                                              324,877            455,833
                                                                                          -----------        -----------
           Total liabilities                                                               58,367,155         49,258,038
                                                                                          -----------        -----------
COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS' EQUITY (Notes 1 and 11):
  Preferred stock, no par value, authorized - 1,000,000, none issued                                -                  -
  Common stock, $5.00 par value, authorized - 5,000,000 shares;
    issued and outstanding - 1,395,282 and 1,507,796 shares at
    December 31, 2000 and 1999, respectively                                                6,976,410          7,538,980
  Additional paid-in capital                                                                6,882,093          7,353,565
  Accumulated deficit                                                                        (483,896)          (922,435)
  Accumulated other comprehensive income (loss)                                                96,944           (139,382)
                                                                                          -----------        -----------
           Total shareholders' equity                                                      13,471,551         13,830,728
                                                                                          -----------        -----------
TOTAL                                                                                     $71,838,706        $63,088,766
                                                                                          ===========        ===========

See notes to financial statements.

FIRST WESTERN BANK


STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                             2000               1999             1998
INTEREST INCOME (Note 1):
  Interest and fees on loans                                              $4,016,817        $ 3,163,593       $  489,023
  Interest on deposits with other banks                                       78,477            203,235          340,023
  Interest income on federal funds sold                                      192,558            576,383          220,255
  Interest on securities                                                     680,412            240,938          101,568
                                                                          ----------        -----------       ----------
           Total interest income                                           4,968,264          4,184,149        1,150,869
                                                                          ----------        -----------       ----------
INTEREST EXPENSE (Note 1):
  Deposits                                                                 2,242,314          1,908,709          440,032
  Mortgage payable                                                                 -              1,064           14,908
                                                                          ----------        -----------       ----------
           Total interest expense                                          2,242,314          1,909,773          454,940
                                                                          ----------        -----------       ----------
NET INTEREST INCOME                                                        2,725,950          2,274,376          695,929

PROVISION FOR PROBABLE LOAN LOSSES
  (Notes 1 and 3)                                                            198,500             66,100          131,600
                                                                          ----------        -----------       ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                          2,527,450          2,208,276          564,329
                                                                          ----------        -----------       ----------
OTHER INCOME:
  Service charges on deposit accounts                                        227,862            141,757           58,694
  Other service charges and fees                                             293,156            160,525           18,260
  Other income                                                                90,542             24,716           24,901
                                                                          ----------        -----------       ----------
           Total other income                                                611,560            326,998          101,855
                                                                          ----------        -----------       ----------
OTHER EXPENSES:
  Salaries and wages                                                       1,123,712            868,247          585,459
  Employee benefits                                                          250,240            177,863           99,788
  Occupancy expense                                                          245,173            145,853          142,371
  Equipment expense                                                          157,965            103,786          145,309
  Amortization of goodwill                                                   115,474             62,603                -
  Other (Note 10)                                                          1,156,668            941,313          493,014
                                                                          ----------        -----------       ----------
           Total other expenses                                            3,049,232          2,299,665        1,465,941
                                                                          ----------        -----------       ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                                           89,778            235,609         (799,757)

INCOME TAX BENEFIT (Note 6)                                                  348,761                  -                -

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE (Note 1)                                                    -                  -          (61,458)
                                                                          ----------        -----------       ----------
NET INCOME (LOSS)                                                            438,539            235,609         (861,215)

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX - Unrealized holding gains (losses) on
  securities available for sale                                              236,326           (139,382)               -
                                                                          ----------        -----------       ----------
COMPREHENSIVE INCOME (LOSS)                                               $  674,865        $    96,227       $ (861,215)
                                                                          ==========        ===========       ==========
BASIC PER SHARE AMOUNTS (Note 1):
  Income (loss) before cumulative effect of change in
    accounting principle                                                  $      .30        $       .16       $    (1.10)
  Cumulative effect of change in accounting principle                              -                  -            (0.08)
                                                                          ----------        -----------       ----------
  Net income (loss)                                                       $      .30        $       .16       $    (1.18)
                                                                          ==========        ===========       ==========

See notes to financial statements.

FIRST WESTERN BANK


STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                                                     Common
                                                                                           Common Stock              Stock
                                                            Common Stock                    Subscribed            Subscriptions
                                                    ----------------------------    ---------------------------
                                                       Shares         Amount          Shares           Amount      Receivable
BALANCE, DECEMBER 31, 1997                             723,689     $ 3,618,445         4,849         $ 53,339       $(47,039)
  Net loss                                                   -               -             -                -              -
  Issuance of stock in purchase transaction            781,377       3,906,885             -                -              -
  Conversion of common stock subscriptions               2,730          13,650        (2,730)         (47,039)        41,046
  Common stock subscription refunds                          -               -        (2,119)          (6,300)         5,993
                                                     ---------     -----------      --------         --------       --------
BALANCE, DECEMBER 31, 1998                           1,507,796       7,538,980             -                -              -
  Net income                                                 -               -             -                -              -
  Net unrealized loss on available-for-sale
    securities, net of tax                                   -               -             -                -              -
                                                     ---------     -----------      --------         --------       --------
BALANCE, DECEMBER 31, 1999                           1,507,796       7,538,980             -                -              -
  Net income                                                 -               -             -                -              -
  Repurchase of common stock                          (112,514)       (562,570)            -                -              -
  Net unrealized gain on available-for-sale
    securities, net of tax                                   -               -             -                -              -
                                                     ---------     -----------      --------         --------       --------
BALANCE, DECEMBER 31, 2000                           1,395,282     $ 6,976,410             -         $      -       $      -
                                                     =========     ===========      ========         ========       ========

                                                                        Accumulated
                                                          Additional      Other
                                                           Paid-In    Comprehensive      Accumulated
                                                           Capital     Income (Loss)       Deficit
BALANCE, DECEMBER 31, 1997                               $ 4,200,661    $       -        $ (296,829)
  Net loss                                                         -            -          (861,215)
  Issuance of stock in purchase transaction                3,125,508            -                 -
  Conversion of common stock subscriptions                    27,396            -                 -
  Common stock subscription refunds                                -            -                 -
                                                         -----------    ---------        ----------
BALANCE, DECEMBER 31, 1998                                 7,353,565            -        (1,158,044)
  Net income                                                       -            -           235,609
  Net unrealized loss on available-for-sale
    securities, net of tax                                         -     (139,382)                -
                                                         -----------    ---------        ----------
BALANCE, DECEMBER 31, 1999                                 7,353,565     (139,382)         (922,435)
  Net income                                                       -            -           438,539
  Repurchase of common stock                                (471,472)           -                 -
  Net unrealized gain on available-for-sale
    securities, net of tax                                         -      236,326                 -
                                                         -----------    ---------        ----------
BALANCE, DECEMBER 31, 2000                               $ 6,882,093    $  96,944        $ (483,896)
                                                         ===========    =========        ==========

See notes to financial statements.

FIRST WESTERN BANK


STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                               2000            1999              1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                       $    438,539     $   235,609      $   (861,215)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Provision for loan loss                                                    198,500           66,100          131,600
    Depreciation                                                               242,916          110,649           65,815
    Amortization of (discount) premium on investment
      securities                                                               (41,836)           2,487            1,705
    Amortization of goodwill                                                   115,473           62,603                -
    Gain on asset disposal                                                     (53,267)               -                -
    Deferred income tax benefit                                               (282,794)               -                -
    Increase in accrued interest receivable                                   (149,697)        (138,206)         (67,508)
    Decrease in income taxes receivable                                         53,096          591,404                -
    Decrease (increase) in other assets                                         80,646           58,634         (290,430)
    (Decrease) increase in accrued interest payable and
      other liabilites                                                        (208,172)        (235,591)         120,229
                                                                          ------------     ------------     ------------
           Net cash provided by (used in) operating activities                 393,404          753,689         (899,804)
                                                                          ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of available for sale securities                                (6,689,458)      (3,957,043)      (1,001,075)
  Purchases of held to maturity securities                                           -       (2,500,000)      (1,948,376)
  Maturities of available for sale securities                                1,075,180        1,045,200                -
  Maturities of held to maturity securities                                  2,566,862           97,071                -
  Net increase in loans                                                    (12,433,619)      (3,592,916)      (8,697,015)
  Proceeds from sale of other real estate                                       85,000                -                -
  Cash paid for Mitchell Savings Bank, less cash acquired                            -         (228,032)         427,244
  Capital expenditures                                                      (2,115,128)      (1,400,689)        (122,140)
                                                                          ------------     ------------     ------------
           Net cash used in investing activities                           (17,511,163)     (10,536,409)     (11,341,362)
                                                                          ------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, NOW accounts, and
    savings accounts                                                           712,544        8,655,611        8,769,879
  Net increase (decrease) in time deposits                                   8,025,704         (264,656)       8,555,213
  Net change in federal funds purchased                                        710,000                -                -
  Net (decrease) increase in mortgage notes payable                                  -         (147,492)         147,492
  Refund of stock subscriptions                                                      -                -           (6,300)
  Repurchase of common stock                                                (1,034,042)               -                -
  Issuance of common stock                                                           -                -           41,046
                                                                          ------------     ------------     ------------
           Net cash provided by financing activities                         8,414,206        8,243,463       17,507,330
                                                                          ------------     ------------     ------------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                               (8,703,553)      (1,539,257)       5,266,164

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                         11,126,500       12,665,757        7,399,593
                                                                          ------------     ------------     ------------
  End of year                                                             $  2,422,947     $ 11,126,500     $ 12,665,757
                                                                          ============     ============     ============

FIRST WESTERN BANK


STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                    2000             1999              1998
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest                         $ 2,139,900      $ 1,942,592        $ 394,175
  On December 31, 1998, the Bank purchased all of the            ===========      ===========        =========
    common stock of Mitchell Bancorp, Inc. for cash of
    $9,727,450 and common stock valued at $7,032,393.  The
    fair value of assets acquired was $39,429,999 (including
    cash equivalents of $10,154,695), and liabilities assumed
    totaled $23,337,362.

See notes to financial statements.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - First Western Bank (the "Bank") is a state chartered commercial bank headquartered in Burnsville, North Carolina which provides consumer and commercial banking services in Mitchell and Yancey Counties and surrounding areas. The Bank was incorporated in North Carolina on December 1, 1997 and began accepting deposits and making loans on December 15, 1997.

      Effective December 31, 1998, First Western Bank completed the acquisition of Mitchell Bancorp, Inc. ("Mitchell") for $9,727,450 cash, plus 781,377 shares of common stock with total value of $7,032,393. The Mitchell acquisition was accounted for by the purchase method of accounting and, accordingly, the results of operations of Mitchell for the year ended December 31, 1998 were excluded from the accompanying financial statements. Assets and liabilities assumed have been recorded at their estimated fair values. The excess of purchase price over the estimated fair value of net assets acquired was allocated to goodwill and is being amortized on a straight-line method over a 12-year period. As the acquisition occurred on December 31, 1998, no goodwill amortization was recorded in 1998.

      The following unaudited pro forma information presents the results of operations of the Bank as if the acquisition had taken place January 1, 1998:

                                                      Year Ended
                                                     December 31,
                                                         1998

         Interest and non-interest income            $ 3,818,869

         Net loss                                    $(1,063,215)

         Net loss per share                          $     (1.46)

      These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated.

      Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and interest-bearing deposits with banks. Generally, federal funds sold are purchased and sold for one-day periods.

      Investment Securities - The Bank classifies investment securities into three categories. Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as "held to maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in earnings. Debt securities not classified as either held to maturity securities or trading securities and equity securities not classified as trading securities are classified as "available for sale securities" and reported at fair value, with unrealized gains and losses

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      excluded from earnings and reported as a separate component of shareholders' equity, net of tax and as an item of other comprehensive income. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

      Transfers of securities between classifications are accounted for at fair value. The Bank has not classified any securities as trading securities.

      Realized gains and losses on investment securities are recognized at the time of sale based upon the specific identification method. Premiums and discounts are amortized to expense and accreted to income over the lives of the securities.

      Loans and Allowance for Loan Losses - The Bank grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial and real estate loans throughout Mitchell and Yancey counties. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions of this area.

      Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Loans that are deemed to be impaired (i.e., probable that the Bank will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the present value, market value or fair value of collateral, as appropriate, of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with similar risk characteristics). The total of impaired loans, impaired loans on nonaccrual basis, the related allowance for loan losses, and interest income recognized on impaired loans is disclosed in Note 3.

      Non-accrual loans are those loans on which the accrual of interest has ceased. Loans are placed on nonaccrual status if, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income in the current period. Interest income on nonaccrual loans is recognized only to the extent received in cash. However, where there is doubt regarding the ultimate collectibility of the loan principal, cash receipts, whether designated as principal or interest, are thereafter applied to reduce the carrying value of the loan. Loans are restored to accrual status only when interest and principal payments are brought current and future payments are reasonably assured.

      There were no loans restructured for the years ended December 31, 2000, 1999 and 1998.

      The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience, and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Bank's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      Premises and Equipment and Other Long-Lived Assets - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives (5 to 15 years for furniture and equipment, 20 to 50 years for buildings and building improvements) and, in the case of leasehold improvements, the term of the lease, if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

      The Bank reviews long-lived assets and certain identifiable intangibles to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized.

      Real Estate Acquired by Foreclosure - Real estate acquired by foreclosure is stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or writedowns included in the statements of operations as a component of other expenses.

      Goodwill - Goodwill includes the excess of acquisition costs over fair value of net assets acquired in the purchase of Mitchell Bancorp, Inc. and is being amortized using the straight-line basis over a period of 12 years.

      Income Taxes - Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting bases of assets and liabilities are reflected in the balance sheet at the tax rates expected to be in effect when the differences reverse. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided for deferred tax assets until it is more likely than not that the asset will be realized.

      Interest Income and Expense - The Bank utilizes the accrual method of accounting, except for immaterial amounts of loan income and other fees which are recorded as income when collected. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more.

      The Bank defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan as an adjustment to interest income.

      Start-up Costs - Effective January 1, 1998, the Bank expensed the unamortized balance of previously capitalized start-up costs to conform to a newly issued accounting standard. This expense has been reported as the cumulative effect of a change in accounting principle.

      Stock-Based Compensation - The Bank measures compensation costs related to employee stock options using the intrinsic value of the equity instrument granted (i.e., the excess of the market price at the grant date of the stock to be issued over the exercise price of the option) rather than the fair value of the option granted.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      Common Stock Repurchase Plan - In April 2000, the Bank's shareholders approved a plan to reduce equity capital through the repurchase and retirement of up to 150,000 shares of its outstanding common stock at a price not to exceed $14.00 per share. The Plan covers a period of one year through April 2001. The Bank obtained the necessary regulatory agencies' approvals. During 2000, the Bank purchased 112,514 shares at a total cost of $1,034,042.

      Per Share Amounts - Per share amounts have been computed using both the weighted average number of shares outstanding of common stock for the purposes of computing basic earnings per share and the weighted average number of shares outstanding of common stock plus dilutive common stock equivalents for the purpose of computing diluted earnings per share. The basic earnings per share weighted average shares were 1,464,821 in 2000, 1,507,796 in 1999, and 728,429 in 1998. Since the effect of outstanding stock options would be antidilutive, diluted net income (loss) per share does not differ from basic net income (loss) per share as presented.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

      Reclassifications - Certain 1999 and 1998 balances have been reclassified to conform to 2000 presentation.

      Impact of Newly Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The new standard requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 was amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date for FASB Statement No. 133, which delays the Bank's effective date until January 1, 2001. As of December 31, 2000, management does not believe that SFAS No. 133 will have an effect on the Bank's financial statements and current disclosures.

      In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 revises the standards for accounting for securitization and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. Management does not believe that SFAS No. 140 will have a material effect on the Bank's financial statements and current disclosures.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

2.    INVESTMENT SECURITIES

      The amortized cost, gross unrealized gains and losses, and fair values of investment securities at December 31, 2000 and 1999 are as follows:

                                                     Amortized      Unrealized           Unrealized         Fair
            2000                                       Cost           Gains                Losses           Value
            Available for sale -
              Federal Home Loan Mortgage
                Corporation common stock            $    859,854     $  59,214           $       -     $    919,068

            US Government agency debt
              securities:
              Within one year                          2,243,801             -               2,972        2,240,829
              After one year but within 5 years        5,473,640        78,832                   -        5,552,472
              After 5 years but within 10 years          982,037         8,744                   -          990,781
              Mortgage-backed securities                 916,279        14,964                   -          931,243

            Total                                   $ 10,475,611     $ 161,754           $   2,972     $ 10,634,393
                                                    ============     =========           =========     ============

            Held to maturity -
              US Government agency debt
                securities - within one year        $  1,500,000     $       -           $   5,625     $  1,494,375

            Mortgage-backed securities                   278,722             -               3,381          275,341
                                                    ------------     ---------           ---------     ------------
            Total held to maturity securities       $  1,778,722     $       -           $   9,006     $  1,769,716
                                                    ============     =========           =========     ============

            1999

            Available for sale -
              Federal Home Loan Mortgage
                Corporation common stock            $    859,854     $       -           $ 231,852     $    628,002

            US Government agency debt
              securities:
              Within one year                          1,000,452             8                   -        1,000,460
              After one year but within 5 years        2,957,256         2,462                   -        2,959,718
                                                    ------------     ---------           ---------     ------------
            Total                                   $  4,817,562     $   2,470           $ 231,852     $  4,588,180
                                                    ============     =========           =========     ============

            Held to maturity -
              US Government agency debt
                securities:
                Within one year                     $  2,500,347     $       -           $  12,379     $  2,487,968
                After one year but within 5
                  years                                1,500,000             -              19,219        1,480,781
                                                    ------------     ---------           ---------     ------------
            Total US Government agencies               4,000,347             -              31,598        3,968,749
                                                    ------------     ---------           ---------     ------------
            Mortgage-backed securities                   347,174             -               8,635          338,539
                                                    ------------     ---------           ---------     ------------
            Total held to maturity securities       $  4,347,521     $       -           $  40,233     $  4,307,288
                                                    ============     =========           =========     ============

      As of December 31, 2000, there were no investments with call options.

      There were no gross realized gains or losses on sales of securities in the years ended December 31, 2000, 1999 and 1998.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

3.    LOANS

      Loans at December 31, 2000 and 1999 consisted of the following:

                                                                                      2000               1999
         Residential (1-4 family) real estate loans                              $  24,524,676      $  24,723,056
         Commercial loans                                                           20,108,767         10,743,567
         Land loans                                                                  2,025,454          1,863,433
         Consumer loans                                                              5,608,750          2,475,035
                                                                                 -------------      -------------
                    Subtotal                                                        52,267,647         39,805,091
         Allowance for loan losses                                                    (714,215)          (562,083)
         Net deferred loan origination fees                                           (238,868)          (163,563)
                                                                                 -------------      -------------

         Total                                                                   $  51,314,564      $  39,079,445
                                                                                 =============      =============

      Directors and officers of the Bank and companies with which they are affiliated may be customers of and borrowers from the Bank in the ordinary course of business. At December 31, 2000 and 1999, directors, principal officers, and other related parties had $4,682,273 and $6,782,602 of direct or indirect indebtedness to the Bank, respectively. In the opinion of management, these loans do not involve more than normal risk of collectibility, nor do they present other unfavorable features.

      The changes in the allowance for loan losses consisted of the following:

                                                                            2000            1999            1998
         Allowance, beginning of year                                    $  562,083      $  512,600      $       -
         Provision for loan losses                                          198,500          66,100        131,600
         Write-offs                                                         (56,037)        (25,385)             -
         Recoveries                                                           9,669           8,768              -
         Allowance recorded in connection with loans acquired
           from Mitchell Bancorp, Inc.                                            -               -        381,000
                                                                         ----------      ----------     ----------

         Allowance, end of year                                          $  714,215      $  562,083     $  512,600
                                                                         ==========      ==========     ==========

      Loans considered impaired by management and not currently accruing interest at December 31, 2000 and 1999 totaled $322,787 and $489,326, respectively. For the years ended December 31, 2000, 1999 and 1998, the Bank recognized interest income on those impaired loans of approximately $9,815, $3,852 and $16,628, respectively. No specific allowance for these loans was considered necessary by management.

      The Company is not committed to lend additional funds to debtors whose loans have been modified.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

4.    PREMISES AND EQUIPMENT

      Premises and equipment consisted of the following:

                                                              2000           1999
         Land and land improvements                       $   340,170      $ 356,420
         Buildings and building improvements                2,398,187        151,231
         Furniture and equipment                            1,103,333        599,342
         Construction in progress                             562,277      1,290,038
         Total                                              4,403,967      2,397,031
         Less accumulated depreciation and amortization       589,516        423,059
                                                          -----------    -----------

         Total                                            $ 3,814,451    $ 1,973,972
                                                          ===========    ===========

5.    DEPOSITS

      The scheduled maturities of time deposits of $100,000 or more and other time deposits are as follows:

                                                    2000                1999

         2001                                   $ 28,251,879        $ 13,455,954
         2002                                      2,848,427          11,752,628
         2003                                      2,294,195           1,809,769
         2004                                        805,761                   -
         2005 and thereafter                         843,793                   -
                                                ------------        ------------

         Total                                  $ 35,044,055        $ 27,018,351
                                                ============        ============

      Deposits in excess of $100,000 are not federally insured.


6.    INCOME TAXES

      The components of the income tax benefit for the year ended December 31, 2000 follows:

         Income tax benefit:
           Current                                                   $    65,967
           Deferred                                                      282,794
                                                                     -----------

         Total                                                       $   348,761
                                                                     ===========

      The Bank recorded no income tax benefit or expense for the years ended December 31, 1999 and 1998. A deferred tax provision of $151,838 and a benefit of $90,000 related to unrealized gains and losses on investment securities available for sale during 2000 and 1999, respectively, were allocated to shareholders' equity in the respective years.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      A reconciliation of reported income tax benefit for the years ended December 31, 2000, 1999 and 1998 to the amount of income tax expense (benefit) computed by multiplying income (loss) before income taxes by the statutory federal income tax rate of 34% follows:

                                                                            2000            1999             1998
         Tax expense (benefit) at statutory rate                        $    30,525      $   80,107      $ (292,813)
         Change in income taxes resulting from:
           State income taxes (benefit) net of federal tax
             benefit                                                         (6,362)         10,885         (41,209)
           Change in valuation allowance for deferred tax
             assets                                                        (391,439)        (83,330)        338,631
           Other, net                                                        18,515          (7,662)         (4,609)
                                                                        -----------      ----------      ----------

         Income tax benefit reported                                    $  (348,761)     $        -      $        -
                                                                        ===========      ==========      ==========

      The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities are as follows:

         2000                                                           Assets           Liabilities         Total
         Net operating loss carryforward                              $   160,276        $        -     $   160,276
         First Home Loan Bank stock dividends                                   -           (50,052)        (50,052)
         Basis difference on fixed assets                                   4,975                 -           4,975
         Intangible assets                                                 39,390                 -          39,390
         Unrealized gain on available-for-sale securities                       -           (61,838)        (61,838)
         Purchase accounting adjustments                                        -          (701,760)       (701,760)
         Allowance for loan losses                                        278,656                 -         278,656
         Other, net                                                        21,040           (15,564)          5,476
                                                                      -----------       -----------     -----------

         Total                                                        $   504,337       $  (829,214)    $  (324,877)
                                                                      -----------       -----------     -----------

         1999

         Net operating loss carryforward                              $   258,857        $        -     $   258,857
         First Home Loan Bank stock dividends                                   -           (50,052)        (50,052)
         Basis difference on fixed assets                                       -           (19,310)        (19,310)
         Intangible assets                                                 59,938                 -          59,938
         Unrealized loss on available-for-sale securities                  90,000                 -          90,000
         Purchase accounting adjustments                                        -          (740,438)       (740,438)
         Allowance for loan losses                                        202,001                 -         202,001
         Deferred loan fees                                                63,168                 -          63,168
         Other, net                                                        74,361            (2,919)         71,442
                                                                      -----------       -----------     -----------
                                                                          748,325          (812,719)        (64,394)
         Valuation allowance                                             (391,439)                -        (391,439)
                                                                      -----------       -----------     -----------

         Total                                                        $   356,886       $  (812,719)    $  (455,833)
                                                                      ===========       ===========     ===========

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

7.    EMPLOYEE BENEFIT PLANS

      During 1999, the Bank established a defined contribution 401(k) retirement plan ("retirement plan") covering substantially all employees. In order to participate in the retirement plan, employees must be at least 21 years of age and have completed at least 1,000 hours of service to the Bank. Employees may contribute up to 15% of eligible compensation annually into the retirement plan. The plan does not provide for an employer matching contribution. Employee contributions to the plan totaled $41,993 and $5,845 during 2000 and 1999, respectively.

      During 2000, the Bank terminated the Mitchell defined benefit pension plan assumed in the December 31, 1998 acquisition (Note 1) which covered all full-time employees over the age 20-1/2 who had completed six months of continuous employment. The Plan's participants received lump-sum distributions of their benefits under the Plan. The distribution from the Plan totaled $120,647 during 2000. The total payments made equaled the total value of the plan assets at the time of distribution.


8.    STOCK OPTIONS

      In February 1999 and April 1998, the Bank's shareholders adopted the 1999 and 1998 Incentive Stock Option Plan (the "ISO Plan") and the 1999 and 1998 Nonstatutory Stock Option Plan (the "NSSO Plan"). At December 31, 2000 and 1999, an aggregate of 150,879 shares were reserved for issuance for both the ISO Plan and NSSO Plan. The ISO Plan is for the employees of the Bank only, while both the directors and employees are eligible to receive options under the NSSO Plan. The plans provide for the granting of options to purchase shares of the Bank's common stock at a price not less than the fair market value at the time of the grant of the option. Options granted under the ISO Plans and the 1998 NSSO Plan become exercisable as to one-fifth of the grant per year over a five-year period commencing on the date of grant. Options granted under the 1999 NSSO plan were 100% vested at the date of grant. Upon termination, unexercised options held by employees are rolled back into the plans for future grants. During May 1998, options to purchase 56,750 and 66,000 shares at $11.00 per share were granted under the ISO and NSSO Plans, respectively. During May 1999, options to purchase 38,825 and 71,500 at $9.50 per share were granted under the ISO and NSSO Plans, respectively.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      Certain option information for the years ended December 31, 2000, 1999 and 1998 follows:

                                                                                                  Shares
                                                                                        -------------------------
                                                                                          NSSO             ISO
                                                                                          Plan            Plan
         Outstanding at December 31, 1997                                                     -                 -
           Granted                                                                       66,000            56,570
           Exercised                                                                          -                 -
           Expired or canceled                                                                -                 -
                                                                                        -------            ------

         Outstanding at December 31, 1998                                                66,000            56,570
           Granted                                                                       71,500            38,825
           Exercised                                                                          -                 -
           Expired or canceled                                                                -             2,500
                                                                                        -------            ------

         Outstanding at December 31, 1999                                               137,500            92,895
           Granted                                                                            -                 -
           Exercised                                                                          -                 -
           Expired or canceled                                                                -               250
                                                                                        -------            ------

         Outstanding at December 31, 2000                                               137,500            92,645
                                                                                        =======            ======

      For various price ranges, weighted average characteristics of outstanding stock options as of December 31, 2000 are as follows:

                                                         Outstanding Shares                     Exercisable Options
                                             ---------------------------------------------   -------------------------
            Stock               Range of                                       Weighted                     Weighted
           Option               Exercise                        Remaining      Average                       Average
            Plan                 Prices          Shares        Life (Years)     Price           Shares        Price
         NSSO Plans              $ 11.00         137,500            8.5         $ 11.00         107,200       $ 11.00
         ISO Plans               $  9.50          92,645            8.5         $  9.50          48,030       $  9.50
                                                 -------                                        -------
                              $9.50 - $11.00     230,145            8.5         $ 10.54         155,230       $ 10.54
                                                 =======                                        =======

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      The Bank accounts for compensation costs related to the Bank's stock option plans in accordance with the intrinsic method. Therefore, no compensation cost has been recognized for stock option awards because the options are granted at exercise prices based on the market value of the Bank's stock on the date of grant. Had compensation cost for the Bank's stock option plans been determined consistent with the fair value method, the Bank's pro forma net income and earnings per share for the years ended December 31, 2000, 1999 and 1998 would have been as follows:

                                                                   2000             1999             1998
         Net income (loss):
           As reported                                         $  438,539      $   235,609     $    (861,215)
           Pro forma                                              232,107         (375,300)       (1,023,564)

         Net income (loss) per share:
           As reported:
             Basic                                             $      .30      $       .16     $       (1.18)
             Diluted                                                  .30              .16             (1.18)

           Pro forma:
             Basic                                             $      .16      $      (.25)    $       (1.41)
             Diluted                                                  .16             (.25)            (1.41)

      The fair value of stock options granted by the Bank was estimated through the use of the Black-Scholes option-pricing model applying the following assumptions:

                                                                                            1999        1998
         Risk-free interest rate                                                              6.8%        4.7%
         Expected option life                                                             9 years     9 years
         Expected volatility                                                                   45%         45%
         Expected dividend yield                                                                0%          0%

9.    LEASES

      The Bank leases banking facilities and certain real estate under operating lease agreements. Rental expense charged to operations was $51,017, $69,510, and $64,877 for the years ended December 31, 2000, 1999 and 1998.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      As of December 31, 2000, future minimum lease payments under noncancelable operating leases are as follows:

         Year                                                 Payments
         2001                                                $    50,400
         2002                                                     50,400
         2003                                                     46,050
         2004                                                     16,200
         2005                                                      1,350
                                                              ----------

                                                              $  164,400
                                                              ==========

10.   OTHER INCOME AND EXPENSES

      For the years ended December 31, 2000, 1999 and 1998, items included in other expense that exceeded 1% of total revenues are set forth below:

                                                                        2000            1999            1998
         Items included in other expense:
           Telephone                                              $    57,665     $    60,801     $    26,886
           Advertising                                                110,795          40,872          14,671
           Director's fees                                             61,500               -               -
           Accounting expense                                          82,272          61,460          71,248
           Data processing expense                                    299,538         257,776          83,055
           Merchant services expense                                   61,713          56,582          20,634

11.   REGULATION AND REGULATORY RESTRICTIONS

      The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") and the North Carolina State Banking Commission.

      The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2000, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. Management believes as of December 31, 2000 and 1999, that the Bank meets all capital adequacy requirements to which it is subject. To be categorized as adequately capitalized under the regulatory framework for prompt corrective action, the Bank must maintain the minimum capital ratios as set forth in the table below.

      The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands):

                                                                                                 To Be Well
                                                                                             Capitalized Under
                                                                        For Capital          Prompt Corrective
                                               Actual                Adequacy Purposes       Action Provisions
                                        ----------------------  ------------------------   --------------------
                                           Amount     Ratio          Amount   Ratio            Amount    Ratio
December 31, 2000:
  Total Capital (to Risk Weighted
    Assets)                                 $ 12,839   25.09%         $ 4,094     8%            $ 5,117     10%
  Tier I Capital (to Risk Weighted
    Assets)                                 $ 12,198   23.84%         $ 2,047     4%            $ 3,070      6%
  Tier I Capital (to Average Assets)        $ 12,198   17.57%         $ 2,777     4%            $ 3,472      5%

December 31, 1999:
  Total Capital (to Risk Weighted
    Assets)                                 $ 13,009   34.78%         $ 2,992     8%            $ 3,740     10%
  Tier I Capital (to Risk Weighted
    Assets)                                 $ 12,540   33.43%         $ 1,496     4%            $ 2,244      6%
  Tier I Capital (to Average Assets)        $ 12,540   20.43%         $ 2,456     4%            $ 3,070      5%

12.   COMMITMENTS AND CONTINGENCIES

      The Bank has various financial instruments (outstanding commitments) with off-balance-sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Bank to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 2000 and 1999 was $5,848,214 and $2,450,447, respectively.

      The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.


13.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values (in thousands):

                                                            December 31, 2000           December 31, 1999
                                                        ----------------------------  --------------------------
                                                                        Estimated                   Estimated
                                                            Carrying       Fair         Carrying       Fair
                                                             Amount        Value        Amount         Value
Assets:
  Cash and cash equivalents                                 $  2,423    $  2,423        $11,127     $11,127
  Securities available for sale                               10,634      10,634          4,588       4,588
  Securities held to maturity                                  1,779       1,770          4,348       4,307
  Loans                                                       52,029      51,855         39,642      37,575

Liabililties:
  Demand deposits                                           $ 21,874    $ 21,874       $ 21,162     $21,162
  Time deposits                                               35,044      35,180         27,018      27,018

Off-balance-sheet liabilities - commitments
  to extend credit                                                      $  5,848                    $ 2,450

      The carrying amounts of cash and cash equivalents approximate their fair value.

      The fair value of marketable securities is based on quoted market prices and prices obtained from independent pricing services.


      The fair value of loans estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit rating and for the same remaining maturities.

      The fair value of demand deposits and savings accounts is the amount payable on demand at December 31, 2000. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using rates currently offered for similar deposits with similar maturities.

FIRST WESTERN BANK


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

      The notional amounts of commitments to lend for unused lines of credit, first mortgages, and standby letters of credit approximate their fair values.

      The fair value estimates presented above are based on pertinent information available to management as of December 31, 2000 and 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

FIRST WESTERN BANK

BALANCE SHEETS
JUNE 30, 2001 AND DECEMBER 31, 2000

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          June 30,         December 31,
                                                                                            2001              2000
                                                                                         (Unaudited)

ASSETS:
  Cash and cash equivalents:
  Cash and due from banks                                                                $ 2,294,901        $ 2,152,491
  Interest-bearing deposits                                                                   70,900            270,456
                                                                                         -----------        -----------
           Total cash and cash equivalents                                                 2,365,801          2,422,947
                                                                                         -----------        -----------
  Investment securities:
    Available for sale, at fair value (amortized cost of $9,170,573
      at June 30, 2001 and $10,475,611 at December 31, 2000)                               9,427,040         10,634,393
    Held to maturity, at amortized cost (fair value of $243,493
      at June 30, 2001 and $1,769,716 at December 31, 2000)                                  240,449          1,778,722
                                                                                         -----------        -----------
           Total investments                                                               9,667,489         12,413,115
                                                                                         -----------        -----------
  Loans, net of allowance for loan losses of $796,832 at
    June 30, 2001 and $714,215 at December 31, 2000                                       60,043,212         51,314,564
  Premises and equipment, net                                                              3,678,078          3,814,451
  Accrued interest receivable                                                                356,088            378,637
  Federal Home Loan Bank Stock                                                               246,200            246,200
  Goodwill                                                                                 1,117,837          1,176,670
  Other assets                                                                                59,740             72,122
                                                                                         -----------        -----------
TOTAL                                                                                    $77,534,445        $71,838,706
                                                                                         ===========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits:
    Demand                                                                               $ 9,272,339        $ 8,068,635
    NOW accounts                                                                           4,690,597          4,077,517
    Money market accounts                                                                  6,748,142          6,829,967
    Savings                                                                                3,412,876          2,898,209
    Time deposits of $100,000 or more                                                     13,083,500         11,385,666
    Other time deposits                                                                   23,496,990         23,658,389
                                                                                         -----------        -----------
           Total deposits                                                                 60,704,444         56,918,383
  Overnight and other borrowings                                                           2,554,179            710,000
  Accrued interest payable and other liabilities                                             447,125            413,895
  Deferred income taxes                                                                      422,246            324,877
                                                                                         -----------        -----------
           Total liabilities                                                              64,127,994         58,367,155
                                                                                         -----------        -----------
SHAREHOLDERS' EQUITY:
 Common stock, $5.00 par value, authorized - 5,000,000
    shares; issued and outstanding - 1,373,282 shares at
    June 30, 2001 and 1,395,282 at December 31, 2000                                       6,866,410          6,976,410
  Additional paid-in capital                                                               6,802,943          6,882,093
  Accumulated deficit                                                                       (419,370)          (483,896)
  Accumulated other comprehensive income                                                     156,468             96,944
                                                                                         -----------        -----------
           Total shareholders' equity                                                     13,406,451         13,471,551
                                                                                         -----------        -----------

TOTAL                                                                                    $77,534,445        $71,838,706
                                                                                         ===========        ===========

See notes to financial statements.

FIRST WESTERN BANK

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME - UNAUDITED
THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

------------------------------------------------------------------------------------------------------------------------------------

                                                              Three Months Ended                Six Months Ended
                                                                   June 30,                         June 30,
                                                        -------------------------------  -------------------------------
                                                             2001            2000             2001            2000
INTEREST INCOME:
  Interest and fees on loans                               $ 1,289,103      $  957,509      $ 2,496,333     $ 1,823,553
  Interest on deposits with other banks                            838          18,423            3,146          47,129
  Interest on federal funds sold                                 5,560          65,225           13,816         124,453
  Interest on investment securities                            162,394         154,456          350,041         286,019
                                                           -----------      ----------      -----------     -----------
           Total interest income                             1,457,895       1,195,613        2,863,336       2,281,154
                                                           -----------      ----------      -----------     -----------

INTEREST EXPENSE:
  Deposits                                                     627,384         528,376        1,282,749         992,620
  Overnight and other borrowings                                15,766               -           30,668               -
                                                           -----------      ----------      -----------     -----------
           Total interest expense                              643,150         528,376        1,313,417         992,620
                                                           -----------      ----------      -----------     -----------

NET INTEREST INCOME                                            814,745         667,237        1,549,919       1,288,534

PROVISION FOR POSSIBLE LOAN LOSSES                             113,600         130,000          113,600         172,500
                                                           -----------      ----------      -----------     -----------

NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                             701,145         537,237        1,436,319       1,116,034
                                                           -----------      ----------      -----------     -----------

OTHER INCOME:
  Service charges on deposit accounts                           68,740          60,081          128,077         106,895
  Other service charges and fees                                85,941          83,954          168,496         142,762
  Gain/loss on sale of securities                               60,059               -           60,059               -
  Other income                                                   7,855           5,411           10,277          21,123
                                                           -----------      ----------      -----------     -----------
           Total other income                                  222,595         149,446          366,909         270,780
                                                           -----------      ----------      -----------     -----------

OTHER EXPENSES:
  Salaries and wages                                           323,444         268,758          629,239         517,371
  Employee benefits                                             71,132          82,181          144,130         132,012
  Occupancy expense                                            128,836          91,743          260,084         162,133
  Other                                                        327,385         346,844          641,149         628,686
                                                           -----------      ----------      -----------     -----------
           Total other expenses                                850,797         789,526        1,674,602       1,440,202
                                                           -----------      ----------      -----------     -----------

INCOME (LOSS) BEFORE INCOME TAXES                               72,943        (102,843)         128,626         (53,388)

INCOME TAX EXPENSE (BENEFIT)                                    35,000        (391,439)          64,100        (391,439)
                                                           -----------      ----------      -----------     -----------

NET INCOME                                                      37,943         288,596           64,526         338,051

OTHER COMPREHENSIVE INCOME, NET OF TAX -
  Unrealized holding (losses) gains on securities
  available for sale                                            (6,308)        (31,591)          59,524         (59,789)
                                                           -----------      ----------      -----------     -----------

COMPREHENSIVE INCOME                                       $    31,635      $  257,005      $   124,050     $   278,262
                                                           ===========      ==========      ===========     ===========
BASIC NET INCOME PER COMMON SHARE                          $      0.03      $     0.19      $      0.05     $      0.23
                                                           ===========      ==========      ===========     ===========
DILUTED NET INCOME PER COMMON SHARE                        $      0.03      $     0.19      $      0.05     $      0.23
                                                           ===========      ==========      ===========     ===========


See notes to financial statements.

FIRST WESTERN BANK

STATEMENTS OF CASH FLOWS - UNAUDITED
SIX MONTHS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                               Six Months Ended
                                                                                                   June 30,
                                                                                      -------------------------------------
                                                                                            2001               2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                          $     64,526        $    338,051
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Provision for loan loss                                                                113,600             172,500
    Depreciation                                                                           167,980              82,366
    Amortization of goodwill                                                                58,834              88,636
    Net gain on sales and calls of investments                                             (60,059)                  -
    Amortization of discount on investment securities                                      (58,631)            (15,417)
    Decrease (increase) in accrued interest receivable                                      22,549             (66,869)
    Deferred income taxes                                                                   59,369            (391,439)
    Decrease in other assets                                                                12,381              25,368
    Increase (decrease) in accrued interest payable and other liabilities                   33,230            (238,650)
                                                                                      ------------        ------------
           Net cash provided by (used in) operating activities                             413,779              (5,454)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase in loans                                                                 (8,842,248)         (7,066,673)
  Maturities of investment securities                                                    1,537,670           1,527,973
  Proceeds from sales and calls of investment securities                                 2,438,466                   -
  Purchases of investment securities                                                    (1,014,296)         (4,741,318)
  Capital expenditures                                                                     (31,607)         (2,030,494)
                                                                                      ------------        ------------
           Net cash used in investing activities                                        (5,912,015)        (12,310,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, NOW accounts, and savings accounts                    2,249,626             878,445
  Net increase in time deposits                                                          1,536,435           6,949,669
  Increase in overnight and other borrowings                                             1,844,179                   -
  Cash paid for common stock repurchase                                                   (189,150)           (395,217)
                                                                                      ------------        ------------
           Net cash provided by financing activities                                     5,441,090           7,432,897

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                  (57,146)         (4,883,069)

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                                    2,422,947          11,126,500
                                                                                      ------------        ------------

  End of period                                                                       $  2,365,801        $  6,243,431
                                                                                      ============        =============

SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest                                            $  1,336,536        $    953,120
  Noncash transactions:
  Increase (decrease) in deferred income taxes on unrealized gain or                  $     38,000        $    (35,000)
    losses on securities available-for-sale ("AFS")
  Increase (decrease) on unrealized gain or losses on AFS securities                  $     97,524        $    (94,789)

See notes to financial statements.

FIRST WESTERN BANK

NOTES TO FINANCIAL STATEMENTS
THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION

      The accompanying financial statements of First Western Bank (the "Bank") are unaudited; however, in the opinion of management, all adjustments (consisting only of items of a normal recurring nature) necessary for a fair presentation of the financial position at June 30, 2001 and December 31, 2000 and the results of operations for the three and six-month periods ended June 30, 2001 and 2000, and cash flows for the six-month period have been included. The results for the three and six-month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the full year or any other interim period.

      These financial statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the Bank's annual financial statements and related notes for the period ended December 31, 2000.


2.    COMMITMENTS AND CONTINGENCIES

      In the normal course of business there are various commitments and contingent liabilities such as commitments to extend credit, which are not reflected on the financial statements. Management does not anticipate any significant losses to result from these transactions. The unfunded portion of loan commitments and standby letters of credit as of June 30, 2001 and December 31, 2000 were as follows:

                                                     June 30,       December 31,
                                                       2001            2000

         Unfunded commitments                      $ 7,726,712      $ 5,848,214
         Letters of credit                             122,100           66,232


3.    SHAREHOLDERS' EQUITY

      At the Annual Meeting of Shareholders held April 27, 2000, the shareholders of First Western Bank approved a stock repurchase plan authorizing the Bank to repurchase of up to 150,000 of the Bank's outstanding common stock through April 27, 2001. Acquisition of shares was to be made in accordance with applicable federal securities laws through purchases in both the open market and privately negotiated transactions with the time, manner, and amount of such purchases to be determined by the Bank's Board of Directors. Through the first six months of 2001, the Bank repurchased 18,000 shares under this plan at an average price of $8.61 per share.

      At the Annual Meeting of Shareholders held April 26, 2001, the shareholders of First Western Bank approved a stock repurchase plan authorizing the Bank to repurchase of up to 130,000 of the Bank's outstanding common stock through April 26, 2002. Acquisition of shares was to be made in accordance with applicable federal securities laws through purchases in both the open market and privately negotiated transactions with the time, manner, and amount of such purchases to be determined by the Bank's Board of Directors. Through the first six months of 2001, the Bank repurchased 4,000 shares under this plan at an average price of $8.56 per share.

FIRST WESTERN BANK

NOTES TO FINANCIAL STATEMENTS
THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------


      Earnings per share have been computed using the weighted average number of shares of common stock and potentially dilutive common stock equivalents outstanding. Weighted average shares outstanding totaled 1,375,853 and 1,488,069 during the three months ended June 30, 2001 and 2000, respectively. Weighted average shares outstanding totaled 1,383,177 and 1,497,932 during the six months ended June 30, 2001 and 2000, respectively. There were no potentially dilutive common stock equivalents outstanding during the three and six-month periods ended June 30, 2001 or 2000.


4.    INCOME TAXES

      During the three and six months ended June 30, 2001, the Bank recorded income tax provisions of $35,000 and $64,100, respectively. The primary reason for the tax provisions being in excess of the amount computed by applying the statutory federal tax rate to income before income taxes was an adjustment for non-deductible goodwill. The provisions for current income taxes related to taxable income for the periods ended June 30, 2000 were offset by a deferred income tax benefit.


5.    RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 was amended by SFAS No. 138, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Effective January 1, 2001, the Bank adopted the Standard. The adoption of the Standard had no effect on the Bank's financial statements and current disclosures.

      In September 2000, FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement became effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. The adoption of the Standard had no effect on the Bank's financial statements and current disclosures.

      On June 29, 2001, SFAS No. 141, Business Combinations, was approved by FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The statement became effective on July 1, 2001. The adoption of the standard had no effect on the Bank's financial statements and current disclosures.

FIRST WESTERN BANK

NOTES TO FINANCIAL STATEMENTS
THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------


      On June 29, 2001, SFAS No. 142, Goodwill and Other Intangible Assets, was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill recorded in business combinations, which occurred prior to June 30, 2001 will cease effective January 1, 2002. The statement further requires that the fair value of goodwill and other intangible assets with indefinite lives be tested for impairment upon adoption of this statement, annually and upon the occurrence of certain events. The Bank's management estimates that the adoption of SFAS No. 142 will result in the elimination of annual amortization expense related to goodwill in the amount of $117,468, however, the impact of related impairment, if any, on the Bank's financial position or results of operations has not been determined.

      From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



                    Index to Pro Forma Financial Statements

                                                                                      Page
                                                                                      ----
Pro Forma Condensed Combined Financial Statements
 as of and for the Year Ended December 31, 2000

    Pro Forma Condensed Combined Balance Sheet (Unaudited) -- June 30, 2001.......    F-61

    Pro Forma Condensed Combined Income Statements -- For the six months
    ended June 30, 2001...........................................................    F-62

    Pro Forma Condensed Combined Income Statements -- For the year ended
    December 31, 2000.............................................................    F-63

    Notes to Condensed Combined Financial Statements..............................    F-64

================================================================================
MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

We are providing the following unaudited pro forma condensed combined financial statements to aid you in your analysis of the financial aspects of the proposed merger. The unaudited pro forma condensed combined balance sheet gives effect to the proposed purchase transaction as if it has occurred on June 30, 2001. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2001 and the year ended December 31, 2000 give effect to the merger of MFC and First Western, as if the purchase transaction had occurred January 1, 2000. The statements include pro forma adjustments as described in the notes accompanying the financial statements.

We derived this information from the unaudited consolidated financial statements for the six months ended June 30, 2001 and the audited consolidated financial statements for the year ended December 31, 2000 of MFC and First Western. The unaudited pro forma condensed combined financial statements should be read in conjunction with the unaudited and audited historical consolidated financial statements and related notes of MFC and First Western which are included in this prospectus-proxy statement.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the consolidation had been in effect on the dates indicated, not is it indicative of the future operating results of financial position of the consolidated company. The pro forma adjustments are based on the information and assumptions available at the time of the printing of this prospectus-proxy statement.

================================================================================
MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Financial Statements
June 30, 2001 (in thousands - unaudited)

--------------------------------------------------------------------------------

                                                MountainBank
                                               Financial Corp.  First Western    Pro forma
                                                & Subsidiary         Bank       Adjustments       Combined
                                               ---------------  --------------  ------------      --------
Assets

Cash and cash equivalents                             $  6,151        $ 2,366   $-                $  8,517
Interest-bearing deposits with banks                    22,200              -             -         22,200
Investment securities                                   43,435          9,667             -         53,102
Federal funds sold                                      10,039              -             -         10,039
Loans receivable, net                                  315,714         60,043             -        375,757
Bank premises and equipment, net                         2,831          3,678             -          6,509
Restricted equity securities                             1,421            246             -          1,667
Core deposit intangibles                                     -              -         2,945 /D/      2,945
Goodwill                                                     -          1,118        (2,618)/C/
                                                                                      1,500 /E/          -
Other assets                                             3,907            416             -          4,323
                                                      --------        -------       -------       --------
     Total assets                                     $405,698        $77,534       $ 1,827       $485,059
                                                      ========        =======       =======       ========

Liabilities and Stockholders' Equity

Liabilities
 Deposits                                             $345,731        $60,704       $     -       $406,435
 Borrowings                                             34,352          2,554             -         36,906
 Other liabilities                                       6,553            870         1,500 /E/      8,923
                                                      --------        -------       -------       --------
     Total liabilities                                 386,636         64,128         1,500        452,264
                                                      --------        -------       -------       --------

Stockholders' equity
 Common stock, $4, par value,
  10,000,000 shares authorized,
  pro forma 2,560,102 shares issued                      7,494          6,866        (6,866)/B/     10,241
                                                                                      2,747 /A/
 Surplus                                                 9,404          6,803        (6,803)/B/     20,390
                                                                                     10,986 /A/
 Retained earnings (accumulated deficit)                 1,979           (419)          419 /B/      1,979
 Accumulated other
  comprehensive income                                     185            156          (156)/B/        185
                                                      --------        -------       -------       --------
     Total stockholders' equity                         19,062         13,406           327         32,795
                                                      --------        -------       -------       --------
     Total liabilities and
      stockholders' equity                            $405,698        $77,534       $ 1,827       $485,059
                                                      ========        =======       =======       ========

================================================================================
MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Financial Statements
For the six months ended June 30, 2001 (in thousands - unaudited)

--------------------------------------------------------------------------------

                                                             MountainBank
                                                            Financial Corp.    First Western     Pro forma
                                                             & Subsidiary          Bank         Adjustments    Combined
                                                            ---------------    -------------    -----------    --------
Interest income
 Loans and fees on loans                                         $   11,671   $       2,496     $        -    $    14,167
 Investment securities                                                1,062             350              -          1,412
 Federal funds sold                                                     190              14              -            204
 Deposits with banks                                                    147               3                           150
                                                                 ----------   -------------     ----------    -----------
  Total interest income                                              13,070           2,863              -         15,933
                                                                 ----------   -------------     ----------    -----------

Interest expense
 Deposits                                                             7,205           1,283              -          8,488
 Short-term debt                                                        456              30              -            486
                                                                 ----------   -------------     ----------    -----------
  Total interest expense                                              7,661           1,313              -          8,974
                                                                 ----------   -------------     ----------    -----------
  Net interest income                                                 5,409           1,550              -          6,959

Provision for loan losses                                             1,492             114              -          1,606
                                                                 ----------   -------------     ----------    -----------
  Net interest income after provision for loan losses                 3,917           1,436              -          5,353
                                                                 ----------   -------------     ----------    -----------

Noninterest income
 Service charges on deposit accounts                                    352             128              -            480
 Other service charges and fees                                         198             169            367
 Security gains (losses)                                                  -              60              -             60
 Other                                                                  320              10              -            330
                                                                 ----------   -------------     ----------    -----------
  Total other income                                                    870             367              -          1,237
                                                                 ----------   -------------     ----------    -----------

Noninterest expense
 Salaries                                                             1,861             773              -          2,634
 Occupancy                                                              550             260              -            810
 Other                                                                1,159             641            (58)/G/      1,832
                                                                                                        90 /F/
                                                                 ----------   -------------     ----------    -----------
  Total other expense                                                 3,570           1,674             32          5,276
                                                                 ----------   -------------     ----------    -----------
  Income before income taxes                                          1,217             129            (32)         1,314

Income taxes                                                            420              64              -            484
                                                                 ----------   -------------     ----------    -----------
  Net income                                                     $      797   $          65     $      (32)      $    830
                                                                 ==========   =============     ==========    ===========

Basic earnings per share                                         $     0.43   $        0.05                   $      0.32
                                                                 ==========   =============                   ===========
Weighted average shares outstanding                               1,873,461       1,383,177                     2,565,049
                                                                 ==========   =============                   ===========

================================================================================
MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Financial Statements
For the year ended December 31, 2000 (in thousands - unaudited)

--------------------------------------------------------------------------------

                                             MountainBank
                                            Financial Corp.    First Western      Pro forma
                                             & Subsidiary           Bank         Adjustments         Combined
                                            --------------     -------------     -------------      -----------
   Interest income
    Loans and fees on loans                 $       13,210      $      4,017     $           -       $   17,227
    Investment securities                            1,865               680                 -            2,545
    Federal funds sold                                 241               193                 -              434
    Deposits with banks                                505                78                 -              583
                                            --------------      ------------     -------------       ----------
     Total interest income                          15,821             4,968                 -           20,789
                                            --------------      ------------     -------------       ----------

   Interest expense
    Deposits                                         8,796             2,242                 -           11,038
    Short-term debt                                    220                 -                 -              220
                                            --------------      ------------     -------------       ----------
     Total interest expense                          9,016             2,242                 -           11,258
                                            --------------      ------------     -------------       ----------
     Net interest income                             6,805             2,726                 -            9,531

   Provision for loan losses                         1,905               199                 -            2,104
                                            --------------      ------------     -------------       ----------
     Net interest income after
      provision for loan losses                      4,900             2,527                 -            7,427
                                            --------------      ------------     -------------       ----------

   Noninterest income
    Service charges on deposit accounts                461               228                 -              689
    Other service charges and fees                      60               293                                353
    Security gains (losses)                              -                 -                 -                -
    Other                                              797                91                 -              888
                                            --------------      ------------     -------------       ----------
     Total other income                              1,318               612                 -            1,930
                                            --------------      ------------     -------------       ----------

   Noninterest expenses
    Salaries                                         2,417             1,374                 -            3,791
    Occupancy                                          316               245                 -              561
    Other                                            1,846             1,430              (115)/G/        3,341
                                                                                           180 /F/
                                            --------------      ------------     -------------       ----------
     Total other expense                             4,579             3,049                65            7,693
                                            --------------      ------------     -------------       ----------
     Income before income taxes                      1,639                90               (65)           1,664

   Income taxes (benefit)                              583              (349)              349              614
                                                                                            31 /H/
                                            --------------      ------------     -------------       ----------
     Net income                             $        1,056      $        439     $        (445)      $    1,050
                                            ==============      ============     =============       ==========

   Basic earnings per share                 $         0.62      $       0.30                         $     0.43
                                            ==============      ============                         ==========
   Weighted average shares outstanding           1,701,426         1,464,821                          2,433,836
                                            ==============      ============                         ==========

================================================================================
MountainBank Financial Corporation and First Western Bank
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

Note 1.  Basis of Presentation and First Western Acquisition

Basis of presentation:

The unaudited Pro Forma Condensed Combined Financial Statements give effect to the merger of MFC and First Western in a business combination accounted for as a purchase. As a result of the merger, First Western will be merged into MFC's wholly owned subsidiary, MountainBank.

First Western acquisition:

Each of the outstanding 1,373,282 shares of First Western Common Stock is to be exchanged for .50 shares of MFC Common Stock ($4 par value). The pro forma balance sheet reflects the proposed exchange as if it had occurred on June 30, 2001, based on a market value estimated by MFC's financial advisor of $20 per share at that date. This estimate will be refined and updated as of the date of the exchange and may be more or less than the value indicated in these Pro Forma Condensed Combined Financial Statements, depending upon operating results from July 1, 2001 to the exchange date, changes in market conditions and other factors. Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustments to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of First Western.

                                                                             (in thousands)
Estimated fair value of shares to be issued to First Western shareholders    $      13,733
Estimated transaction costs                                                          1,500
                                                                             -------------
     Total                                                                          15,233
Equity of First Western                                                             13,406
                                                                             -------------
     Excess of cost over book value                                                  1,827
Adjustments to goodwill reflected on
     First Western's financial statements                                            1,118
                                                                             -------------
Core deposit intangible assets                                               $       2,945
                                                                             =============

There is no adjustment to other asset or liability groups as the fair market values and book values are not expected to be materially different at the exchange date.

Note 2. The purchase accounting and pro forma adjustments related to the unaudited pro forma condensed combined balance sheet and income statements are described below:

          A Issuance of 686,641 (1,373,282 X .50) shares, with a par value of $4.00 per share of MFC's common stock with a measurement date value of $20.00.

          B    Elimination of First Western's equity accounts.

          C    Elimination of First Western's goodwill account.

          D To record the core deposit intangible resulting from the purchase of First Western. For pro forma purposes, no goodwill is being estimated as a result of this transaction.

          E    To record the estimated acquisition costs.

          F Amortization of core deposit intangible. MFC estimates that the core deposit intangible will be amortized on a straight line basis over 15 years.

          G    Elimination of First Western goodwill amortization.

          H The income tax effect of the pro forma adjustments reflected in the income statement at the federal statutory rate of 34%.

                                                            APPENDIX A

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 By and Between
                               FIRST WESTERN BANK
                                      and
                                  MOUNTAINBANK
                                      and
                       MOUNTAINBANK FINANCIAL CORPORATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of the 17th day of September, 2001, by and between
                          ----
FIRST WESTERN BANK ("Western"), MOUNTAINBANK ("MountainBank") and MOUNTAINBANK FINANCIAL CORPORATION ("MFC").

          WHEREAS, Western is a North Carolina banking corporation with its principal office and place of business located in Burnsville, North Carolina; and,

          WHEREAS, MountainBank is a North Carolina banking corporation with its principal office and place of business located in Hendersonville, North Carolina; and,

          WHEREAS, MFC is a North Carolina business corporation with its principal office and place of business located in Hendersonville, North Carolina, and is the owner of all the outstanding shares of common stock of MountainBank; and,

          WHEREAS, Western, MountainBank and MFC have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Western to be merged with and into MountainBank in the manner and upon the terms and conditions contained in this Agreement; and,

          WHEREAS, to effectuate the foregoing, Western, MountainBank and MFC desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

          WHEREAS, Western's Board of Directors has approved this Agreement and will recommend to Western's shareholders that they approve the transactions described herein; and,

          WHEREAS, MFC's and MountainBank's Boards of Directors have approved this Agreement and the transactions described herein.

          NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Western, MountainBank and MFC hereby adopt and make this Agreement and mutually agree as follows:

                             ARTICLE I.  THE MERGER

   1.01.  Names of Merging Corporations.  The names of the banking
          -----------------------------
corporations proposed to be merged are FIRST WESTERN BANK ("Western") and MOUNTAINBANK ("MountainBank").

   1.02.  Nature of Transaction; Plan of Merger.  Subject to the provisions of
          -------------------------------------
this Agreement, at the "Effective Time" (as defined in Paragraph 1.07 below), Western will be merged into and with MountainBank (the "Merger") as provided in the plan of merger (the "Plan of Merger") attached as Exhibit A to this Agreement.

     1.03.  Effect of Merger; Surviving Corporation.  At the Effective Time, and
            ---------------------------------------
by reason of the Merger, the separate corporate existence of Western shall cease while the corporate existence of MountainBank as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, MountainBank shall continue to operate as a wholly-owned banking subsidiary of MFC and, as a North Carolina banking corporation, will conduct its business at the then legally established branch and main offices of MountainBank and Western, except to the extent that any of such offices are closed in connection with or following the Merger. The duration of the corporate existence of MountainBank, as the surviving corporation, shall be perpetual and unlimited.

     1.04.  Assets and Liabilities of Western.  At the Effective Time, and by
            ---------------------------------
reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Western (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Western, whether tangible or intangible) shall be transferred to and vest in MountainBank, and MountainBank shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Western (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, MountainBank shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Western (including duties as trustee or fiduciary) as of the Effective Time.

     1.05.  Conversion and Exchange of Stock.
            --------------------------------

            (a) Conversion of Western Stock.  Except as otherwise provided in
                ---------------------------
this Agreement, at the Effective Time all rights of Western's shareholders with respect to all outstanding shares of Western's $5.00 par value common stock ("Western Stock") shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Western, MountainBank, MFC or any Western shareholder, into the right to receive 0.5 shares of MFC's $4.00 par value common stock ("MFC Stock").

            At the Effective Time, and without any action by Western, MountainBank, MFC or any Western shareholder, Western's stock transfer books shall be closed and there shall be no further transfers of Western Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Western Stock (a "Western Certificate") by any holder thereof, and the holders of Western Certificates shall cease to be, and shall have no further rights as, stockholders of Western other than as provided in this Agreement. Following the Effective Time, Western Certificates shall evidence only the right of the registered holders thereof to receive a certificate evidencing the number of shares of MFC Stock into which their Western Stock was converted at the Effective Time or, in the case of Western Stock held by shareholders who properly shall have exercised their right of dissent and appraisal under Article 13 of the North Carolina Business Corporation Act ("Dissenters' Rights"), cash as provided in that statute.

            (b) Exchange and Payment Procedures; Surrender of Certificates.  As
                ----------------------------------------------------------
promptly as practicable, but not more than five business days following the Effective Time, MFC shall send or cause to be sent to each former Western shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Western Certificates to MFC or to an exchange agent appointed by MFC. Upon the proper surrender and delivery to MFC or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Western of his or her Western Certificate(s), and in exchange therefor, MFC shall as soon as practicable issue and deliver to the shareholder a stock certificate evidencing the number of shares of MFC Stock into which the shareholder's Western Stock was converted at the Effective Time.

              Subject to Paragraph 1.05(f), no certificate evidencing MFC Stock shall be issued or delivered to any former Western shareholder unless and until that shareholder shall have properly surrendered to MFC or its agent the Western Certificate(s) formerly representing his or her shares of Western Stock, together with a properly completed Transmittal Letter. Further, until a former Western shareholder's Western Certificates are so surrendered and certificates evidencing the MFC Stock into which his or her Western Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by MFC with respect to that MFC Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Western shareholder. However, upon the proper surrender of the shareholder's Western Certificate, MFC shall pay to the shareholder the amount of any such dividends or other distributions which have accrued but remain unpaid with respect to that MFC Stock.

          (c) Antidilutive Adjustments.  If, prior to the Effective Time,
              ------------------------
Western or MFC shall declare any dividend payable in shares of Western Stock or MFB Stock, respectively, or shall subdivide, split, reclassify or combine the presently outstanding shares of Western Stock or MFC Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of MFC Stock into which each share of Western Stock will be converted at the Effective Time pursuant to this Agreement.

          (d) Dissenters.  Any shareholder of Western who properly exercises
              ----------
Dissenters' Rights shall be entitled to receive payment of the fair value of his or her shares of Western Stock in the manner and pursuant to the procedures provided for in Article 13 of the North Carolina Business Corporation Act. Shares of Western Stock held by persons who exercise Dissenters' Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of Western who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Western Stock shall be deemed to have been converted into MFC Stock as of the Effective Time as provided in Paragraph 1.05(a).

          (e) Fractional Shares.  If the conversion of the shares of Western
              -----------------
Stock held by any shareholder of Western results in a fraction of a share of MFC Stock, then, in lieu of issuing that fractional share, MFC will pay to that shareholder cash in an amount equal to that fraction multiplied by the average of the closing prices of a share of MFC Stock on the OTC Bulletin Board on the ten trading days immediately preceding the Effective Time as reasonably determined by MFC.

          (f) Lost Certificates.  Following the Effective Time, shareholders of
              -----------------
Western whose Western Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive certificates for the MFC Stock into which their Western Stock was converted in accordance with and upon compliance with reasonable conditions imposed by MFC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to MFC.

   1.06.  Articles of Incorporation, Bylaws and Management.  The Articles of
          ------------------------------------------------
Incorporation and Bylaws of MountainBank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of MountainBank as the surviving corporation in the Merger. Except as otherwise may be provided herein, the officers and directors of MountainBank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

   1.07.  Closing; Effective Time.  The consummation and closing of the Merger
          -----------------------
and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MFC's legal counsel, Ward and Smith, P.A., in Raleigh, North Carolina, or at such other place as MFC shall designate, on a date mutually agreeable to Western and MFC (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, Western, MountainBank and MFC shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") specified in Articles of Merger executed by MountainBank and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten
(10) days following the Closing Date.

             ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF WESTERN

     Except as otherwise specifically provided in this Agreement or as "Previously Disclosed" (as defined in Paragraph 10.12) by Western to MFC and MountainBank, Western hereby makes the following representations and warranties to MFC and MountainBank.

     2.01.  Organization; Standing; Power.  Western (i) is duly organized and
            -----------------------------
incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Western; and
(iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on Western.

     2.02.  Capital Stock.  Western's authorized capital stock consists of
            -------------
5,000,000 shares of common stock, $5.00 par value, of which 1,373,282 shares are issued and outstanding and constitute Western's only outstanding securities, and 1,000,000 shares of no par value preferred stock of which no shares have been issued or are outstanding.

            Each outstanding share of Western Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in N.C. Gen. Stat. (S) 53-42), and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Western Stock is registered with the Federal Deposit Insurance Corporation (the "FDIC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Western is subject to the registration and reporting requirements of the 1934 Act.

     2.03.  Principal Shareholders.  Except as listed below, no person or entity
            ----------------------
is known to management of Western to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Western Stock.

            As of the date of this Agreement, the following person owned, beneficially and of record, more than 5% of the outstanding shares of Western
Stock:

                                                 Number
                    Name                       of Shares
               ---------------             -----------------

               Van F. Phillips                   86,923

     2.04.  Subsidiaries.  Western has no subsidiaries, direct or indirect, and,
            ------------
except for equity securities included in its investment portfolio at June 30, 2001, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

     2.05.  Convertible Securities, Options, Etc.   Western does not have any
            ------------------------------------
outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Western Stock or any other securities of Western, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Western Stock or any other securities of Western, or (iii) plan, agreement or other arrangement pursuant to which shares of Western Stock or any other securities of Western, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of Western, have been or may be issued.

     2.06.  Authorization and Validity of Agreement.  This Agreement has been
            ---------------------------------------
duly and validly approved by Western's Board of Directors. Subject only to approval of this Agreement by the shareholders of Western in the manner required by law and required approvals of governmental or regulatory authorities having jurisdiction over Western, MountainBank or MFC (collectively, the "Regulatory Authorities") or the transactions described herein, (i) Western has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement, (ii) all corporate proceedings and approvals required to authorize Western to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Western enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.07.  Validity of Transactions; Absence of Required Consents or Waivers.
            -----------------------------------------------------------------
Subject to approval of this Agreement by the shareholders of Western in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Western with any of its obligations or agreements contained herein, nor any action or inaction by Western required herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Western, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Western is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Western; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on Western, its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on Western's ability to consummate the transactions described herein or to carry on the business of Western as presently conducted; or (iv) result in the acceleration of any material obligation or indebtedness of Western.

            No consents, approvals or waivers are required to be obtained from any person or entity in connection with Western's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Western's shareholders and of Regulatory Authorities.

     2.08.  Western Books and Records.  Western's books of account and business
            -------------------------
records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects

Western's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Western are complete and accurately reflect in all material respects all corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to MFC and its representatives.

     2.09.  Western Reports.  To the "Best Knowledge" (as defined in Paragraph
            ---------------
10.13) of management of Western, since December 15, 1997, Western has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the North Carolina Commissioner of Banks (the "Commissioner"), (ii) the Federal Deposit Insurance Corporation (the "FDIC"), or (iii) any other Regulatory Authorities. All such reports, registrations and statements filed by Western with the Commissioner, the FDIC or any other Regulatory Authorities are collectively referred to in this Agreement as the "Western Reports." To the Best Knowledge of management of Western, the Western Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Western has not been notified that any such Western Reports were deficient in any material respect as to form or content.

     2.10.  Western Financial Statements.  Western has Previously Disclosed to
            ----------------------------
MFC a copy of its audited statements of financial condition as of December 31, 1999 and 2000, and its audited statements of income, stockholders' equity and cash flows for the three years ended December 31, 1998, 1999 and 2000, together with notes thereto (collectively, the "Western Audited Financial Statements"), and its unaudited statements of financial condition as of June 30, 2001, and unaudited statements of income and cash flows for the six-months ended June 30, 2000 and 2001, together with notes thereto (collectively, the "Western Interim Financial Statements"). Following the date of this Agreement, Western promptly will deliver to MFC all other annual or interim financial statements prepared by or for Western. The Western Audited Financial Statements and the Western Interim Financial Statements (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, (ii) are in accordance with Western's books and records, and (iii) present fairly Western's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Western Audited Financial Statements have been audited by Deloitte & Touche, LLP, which serves as Western's independent certified public accountants.

     2.11.  Tax Returns and Other Tax Matters.  (i) Western has timely filed or
            ---------------------------------
caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of management of Western, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Western or its respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the Western Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Western have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department Revenue in the last ten years and Western has not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of Western, no such return or report is subject to adjustment; and (iv) Western has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

   2.12.  Absence of Material Adverse Changes or Certain Other Events.
          -----------------------------------------------------------

          (a) Since June 30, 2001, Western has conducted its businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and there currently exists no condition or circumstance, which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change in or affecting the financial condition of Western or its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

          (b) Since June 30, 2001, and except as described in Paragraph 2.13 below, Western has not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees (with the exception of routine increases in the salaries of certain employees effected by Western at such times and in such amounts as is consistent with its past practices and its salary administration and review policies and procedures in effect prior to June 30, 2001), suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

   2.13.  Absence of Undisclosed Liabilities.  Western does not have any
          ----------------------------------
material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Western Financial Statements or Western Interim Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since June 30, 2001, or (iii) unfunded loan commitments permitted under this Agreement since June 30, 2001, which do not exceed $25,000 in the case of any individual loan or commitment.

   2.14.  Compliance with Existing Obligations.  Western has performed in all
          ------------------------------------
material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws and/or any material contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, operations, capital stock or any property or asset may be affected.

   2.15.  Litigation and Compliance with Law.
          ----------------------------------

          (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of Western, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of Western, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Western or any of its properties, assets or employees.

          (b) Western has all licenses, permits, orders, authorizations or approvals ("Permits") of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Best Knowledge of management of Western, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

          (c) Western is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the Commissioner or the FDIC) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against Western which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of Western; and, Western has not been advised nor has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

          (d) To the Best Knowledge of management of Western, Western is not in violation or default in any material respect under, and it has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by Western). To the Best Knowledge of management of Western, there is no basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

   2.16.  Real Properties.  Western has Previously Disclosed to MFC a listing
          ---------------
of all real property owned by Western (including Western's banking facilities and all other real estate or foreclosed properties, including improvements thereon (collectively, the "Real Property"). With respect to each parcel of Real Property, Western has good and marketable fee simple title to that Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value or marketability of that Real Property or materially detract from, interfere with or restrict the present or future use of that Real Property.

          The Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the parcels of Real Property upon which Western's banking or other offices are situated, or which are used by Western in conjunction with its banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

          With respect to each parcel of Real Property that currently is used by Western as a banking office, all improvements and fixtures included in or on that Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Western's use (or will interfere with MountainBank's use after the Merger) of that Real Property or those improvements and fixtures as a banking office, or that affects the economic value of that Real Property or those improvements and fixtures.

          Western leases space for its banking offices which are located at 2514 Halltown Road, Spruce Pine, North Carolina, and 11995 South 226 Highway, Spruce Pine, North Carolina. Otherwise, Western is not a party (whether as lessee or lessor) to any lease or rental agreement with respect to any real property.

   2.17.  Loans, Accounts, Notes and Other Receivables.
          --------------------------------------------

          (a) All loans, accounts, notes and other receivables reflected as assets on Western's books and records (i) have resulted from bona fide business transactions in the ordinary course of Western's operations, (ii) in all material respects were made in accordance with Western's standard practices and procedures, and (iii) are owned by Western free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (b) All records of Western regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which Western's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Western's records of such loan.

          (c) To the Best Knowledge of management of Western, each loan reflected as an asset on Western's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

          (d) Western has Previously Disclosed to MFC a written listing of (i) each loan, extension of credit or other asset of Western which, as of August 31, 2001, was classified by the Commissioner, the FDIC or Western as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Western otherwise has designated as a special asset, a "potential problem loan," or for special handling, or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, (ii) each loan or extension of credit of Western which, as of August 31, 2001, was past due more than 30 days as to the payment of principal and/or interest, and (iii) each loan as to which any obligor thereon (including the borrower or any guarantor) was in default (other than as a result of nonpayment of principal or interest), was the subject of a proceeding in bankruptcy, or has indicated any inability or intention not to repay such loan or extension of credit in accordance with its terms.

          (e) To the Best Knowledge of management of Western, each of the loans and other extensions of credit of Western (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 2.17(d) above) is collectible in the ordinary course of Western's business in an amount which is not less than the amount at which it is carried on Western's books and records.

          (f) Western's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of Western, is reasonable in view of the size and character of Western's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Western's loan portfolios and other real estate owned.

   2.18.  Securities Portfolio and Investments.  Western has Previously
          ------------------------------------
Disclosed to MFC a listing of all securities owned, of record or beneficially, by Western as of August 31, 2001. All securities owned, of record or beneficially, by Western are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of Western's business to secure public funds deposits), which would materially impair the ability of Western to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Western is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Western has "purchased" securities under agreement to resell, Western has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Western which is secured by such collateral.

          Since June 30, 2001, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of Western's securities portfolio as a whole.

   2.19.  Personal Property and Other Assets.  All banking equipment, data
          ----------------------------------
processing equipment, vehicles, and other personal property used by Western and material to the operation of its business are owned by Western free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Best Knowledge of management of Western, all of Western's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

   2.20.  Patents and Trademarks.  To the Best Knowledge of management of
          ----------------------
Western, Western owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Western has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

   2.21.  Environmental Matters.
          ---------------------

          (a)  As used in this Agreement, "Environmental Laws" shall mean:

               (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any "Superfund" or "Superlien" law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act; and any amendments to any of the same from time to time), and,

               (ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below).

               "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type or quantity, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, or radioactive material.

          (b) Western has Previously Disclosed to MFC copies of all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property and any improvements thereon, the presence of any Hazardous Substance on any of the Real Property, or any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Real Property or involving Western.

            (c) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the Real Property which constitutes a violation of any Environmental Laws, or any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Real Property.

            (d) Western has not violated any Environmental Laws relating to any of the Real Property, and there has been no violation of any Environmental Laws relating to any of the Real Property by any other person or entity for whose liability or obligation with respect to any particular matter or violation Western is or may be responsible or liable.

            (e) Western is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or by any person or entity.

            (f) No facts, events or conditions relating to the Real Property, or the operations of Western at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

            (g) To the Best Knowledge of management of Western (it being understood by MFC and MountainBank that, for purposes of this representation, management of Western has not undertaken a review of each of Western's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws with respect to any Loan Collateral by any person or entity for whose liability or obligation with respect to any particular matter or violation Western is or may be responsible or liable, (ii) Western is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity, and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

     2.22.  Absence of Brokerage or Finders Commissions.  Except for the
            -------------------------------------------
engagement by Western of The Carson Medlin Company and Western's obligations to that firm pursuant to an engagement letter dated July 2, 2001, (i) all negotiations relative to this Agreement and the transactions described herein have been carried on by Western directly (or through its legal counsel) with MFC, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Western or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) Western has not agreed, and has no obligation, to pay any brokerage fee or other commission, fee or other compensation to any person or entity in connection with or as a result of the transactions described herein.

     2.23.  Material Contracts.  Other than a benefit plan or employment
            ------------------
agreement Previously Disclosed to MFC pursuant to Paragraph 2.25, Western is not a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $5,000, (ii) which is not to be performed in full prior to December 31, 2001, (iii) which calls for the provision of goods or services to Western and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Western and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits Western to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Western's business), (vii) which involves the sale of any assets of Western which are used in and material to the operation of its business, (viii) which involves any purchase or sale of real property, or which involves the purchase of any other assets in the amount of more than $5,000 in the case of any single transaction or $15,000 in the case of all such transactions, (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Western, or (x) with any director, officer or principal shareholder of Western (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of Western's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

            Western is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Western.

     2.24.  Employment Matters; Employee Relations.   Western has Previously
            --------------------------------------
Disclosed to MFC a listing of the names, years of credited service and current base salary or wage rates of all of its employees as of August 15, 2001.
Western (i) has in all material respects paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or Western's existing agreements, benefit plans, policies or practices, and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the Best Knowledge of management of Western, asserted that Western is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

            There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of Western, threatened, against Western (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

            Western is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Western and any of its employees, or any pending or threatened proceeding in which it is asserted that Western has committed an unfair labor practice; and, to the Best Knowledge of management of Western, there is no activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25.  Employment Agreements; Employee Benefit Plans.
            ---------------------------------------------

            (a) Western has Previously Disclosed to MFC a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Western for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof or applicable to the administration of any such Plans or the assets thereof, and all amendments thereto, previously have been supplied to MFC Except as Previously Disclosed, Western does not maintain, sponsor, contribute to or otherwise participate in any "Employee Benefit Plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of
Section 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified, and Western is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Western) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

            (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Western, to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any employee benefit plan, contract or arrangement previously maintained by Western. Western has not engaged in a transaction with respect to any Plan that could subject Western to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

            (c) Western has delivered to MFC a true, correct and complete copy (including copies of all amendments thereto) of each retirement Plan maintained by it which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans.

                  The Retirement Plans are qualified under the provisions of
Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) in all material respects all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) in any material respect any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Retirement Plans or the administration thereof currently existing between Western, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Western or beneficiary of any such employee, or any other person or entity. No "reportable event" within the meaning of Section 4043 of ERISA has occurred at any time with respect to the Retirement Plans.

            (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Western with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Western. Western does not presently contribute to a "Multiemployer Plan" and has not contributed to such a plan since December 31, 1995. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Western have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Western have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Western has not provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Western as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

            (e) Except as provided in the terms of the Retirement Plans themselves, there are no restrictions on the rights of Western to amend or terminate any Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant,
(ii) increase any benefits otherwise payable under any plan or agreement, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.26.  Insurance.  Western has Previously Disclosed to MFC a listing of
            ---------
each blanket bond, liability insurance, life insurance or other insurance policy in effect on August 27, 2001, and in which it was an insured party or beneficiary (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Western or as is required by applicable law or regulation; and, in the reasonable opinion of management of Western, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Western. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, Western has complied in all material respects with requirements (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Western is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, and has not failed to pay any premium on, any Policy, and, to the Best Knowledge of management of Western, there has not been any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy, and, to the Best Knowledge of management of Western, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

     2.27.  Insurance of Deposits.  All deposits of Western are insured by the
            ---------------------
Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Western to the FDIC have been paid in full in a timely fashion, and, to the Best Knowledge of management of Western, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28.  Obstacles to Regulatory Approval.  To the Best Knowledge of
            --------------------------------
management of Western, there exists no fact or condition (including Western's record of compliance with the Community Reinvestment Act) relating to Western that may reasonably be expected to prevent or materially impede or delay MFC or Western from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to Western, Western shall promptly (and in any event within three days after obtaining such Knowledge) give notice of such fact or condition to MFC in the manner provided herein.

     2.29.  Disclosure.  To the Best Knowledge of management of Western, no
            ----------
written statement, certificate, schedule, list or other written information furnished by or on behalf of Western to MFC or MountainBank in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                ARTICLE III. REPRESENTATIONS AND WARRANTIES OF
                             MFC AND MOUNTAINBANK

     Except as otherwise specifically described in this Agreement or as Previously Disclosed to Western, MFC and MountainBank hereby make the following representations and warranties to Western.

     3.01.  Organization; Standing; Power.  MFC and MountainBank each (i) is
            -----------------------------
duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as it now is being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein, or in which the transaction of its respective businesses, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on MFC and MountainBank considered as one enterprise.

     3.02.  Capital Stock.  MFC's authorized capital stock consists of
            --------------
10,000,000 shares of common stock, $4.00 par value, of which 1,873,755 shares are issued and outstanding and constitute MFC's only outstanding securities.
The shares of MFC Stock into which shares of Western Stock are converted at the Effective Time pursuant to this Agreement will, at the time of issuance, be duly authorized, validly issued, fully paid and nonassessable.

     3.03.  Authorization and Validity of Agreement.  This Agreement has been
            ----------------------------------------
duly and validly approved by MFC's and MountainBank's Boards of Directors. Subject only to receipt of required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02), (i) MFC and MountainBank each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize MFC and MountainBank to enter into this Agreement and to perform their respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of MFC and MountainBank enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.04.  Validity of Transactions; Absence of Required Consents or Waivers.
            -----------------------------------------------------------------
Subject to receipt of required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02), and except where the same would not have a material adverse effect on MFC and MountainBank considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by MFC or MountainBank with any of their respective obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, MFC's or MountainBank's Articles of Incorporation or Bylaws, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which MFC or MountainBank is bound or by which either of them, or their respective businesses, capital stock or any of their respective properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of MFC's or MountainBank's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on MFC or MountainBank considered as one entity or their respective abilities to consummate the transactions described herein; or (iv) result in the acceleration of any material obligation or indebtedness of MFC or MountainBank.

            No consents, approvals or waivers are required to be obtained from any person or entity in connection with MFC's or MountainBank's execution and delivery of this Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities described in Paragraph 6.02.

     3.05.  MFC Financial Statements.  MFC has Previously Disclosed to Western a
            ------------------------
copy of its audited consolidated statements of financial condition as of December 31, 1999 and 2000, and its audited consolidated statements of income, stockholders' equity and cash flows for the two years ended December 31, 1999 and 2000, together with notes thereto (collectively, the "MFC Audited Financial Statements"), and its unaudited consolidated statements of financial condition as of June 30, 2001, and unaudited consolidated statements of income and cash flows for the six-months ended June 30, 2000 and 2001, together with notes thereto (collectively, the "MFC Interim Financial Statements"). The MFC Audited Financial Statements and the MFC Interim Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (ii) are in accordance with MFC's books and records, and (iii) present fairly MFC's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The MFC Audited Financial Statements have been audited by Larrowe & Company PLLC which serves as MFC's independent certified public accountants.

     3.06.  Absence of Material Adverse Changes or Certain Other Events.  Since
            -----------------------------------------------------------
June 30, 2001, there has been no material adverse change in MFC's consolidated assets, liabilities or operations, and there currently exists no condition or circumstance in MFC's assets, liabilities or operations which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change in or affecting the consolidated financial condition of MFC or its consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

     3.07.  Litigation and Compliance with Law.  There are no actions, suits,
            ----------------------------------
arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge and belief of the executive officers of MFC, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the Best Knowledge of the executive officers of MFC, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting MFC or MountainBank or any of their properties, assets or employees which, if determined adversely, could have a material adverse effect on the ability of MFC or MountainBank to consummate the Merger.

     3.08.  Obstacles to Regulatory Approval.  To the Best Knowledge of the
            --------------------------------
executive officers of MFC and MountainBank, no fact or condition (including MountainBank's record of compliance with the Community Reinvestment Act) relating to MFC or MountainBank exists that may reasonably be expected to prevent or materially impede or delay MFC, MountainBank or Western from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to the executive officers of MFC or MountainBank, MFC or MountainBank promptly (and in any event within three days after obtaining such Knowledge) shall communicate such fact or condition to the Chairman of Western.

     3.09.  Shareholder Approval.  By its execution of this Agreement, MFC
            --------------------
represents that it approves the Merger in MFC's capacity as MountainBank's sole shareholder.

     3.10.  Disclosure.  To the Best Knowledge of the executive officers of MFC
            ----------
and MountainBank, no written statement, certificate, schedule, list or written information furnished by or on behalf of MFC or MountainBank to Western in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                       ARTICLE IV.  COVENANTS OF WESTERN

     4.01.  Affirmative Covenants of Western.  Western hereby covenants and
            --------------------------------
agrees as follows with MFC and MountainBank:

            (a)   Western Shareholders' Meeting. Western agrees to cause a
                  -----------------------------
meeting of its shareholders (the "Western Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Western's shareholders on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to, the Western Shareholders' Meeting (including the solicitation of appointments of proxies), Western will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

            Western will solicit appointments of proxies from its shareholders for use at the Western Shareholders' Meeting and, in connection with that solicitation, it will distribute to its shareholders proxy solicitation materials (a "Proxy Statement") in the form of the "Proxy Statement/Prospectus" described in Paragraph 6.01 below.

            Unless, due to a material change in circumstances after the date hereof, Western's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to Western or to its shareholders, Western covenants that its Board of Directors will recommend to and actively encourage Western's shareholders that they vote their shares of Western Stock at the Western Shareholders' Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement distributed to Western's shareholders in connection with the Western Shareholders' Meeting will so indicate and state that Western's Board of Directors considers the Merger to be advisable and in the best interests of Western and its shareholders.

            (b)   Filing of Proxy Statement. As soon as practicable following
                  -------------------------
the date of this Agreement, Western will file the Proxy Statement in preliminary form with the FDIC under the 1934 Act. Following the preliminary filing, Western will respond to comments of the FDIC with respect to the Proxy Statement, file any necessary amendments thereto, and otherwise will take all such other actions as reasonably shall be necessary, to cause the FDIC to approve the Proxy Statement; provided, however, that Western shall not be required to file any such amendment, or take any such other action, which it shall, in good faith, reasonably consider to be excessively burdensome or to involve excessive expense in relation to the benefits expected to be derived by it from the Merger, or which it, in good faith, reasonably believes would have a material adverse affect on its business.

            (c)   Affiliates Letters.  With respect persons whose shares of MFC
                  ------------------
Stock to be received in connection with the Merger are deemed by MFC to be subject to the transfer restrictions under the 1933 Act described in Paragraph 6.12(a) below, Western will use its best efforts to cause each such person to execute and deliver to MFC prior to the Effective Time a written agreement (an "Affiliate's Agreement") relating to those transfer restrictions. Each Affiliate's Agreement shall be in form and content reasonably satisfactory to MFC and substantially in the form attached as Exhibit B to this Agreement.

            (d)   Conduct of Business Prior to Effective Time.  While the
                  -------------------------------------------
parties recognize that the operation of Western until the Effective Time is the responsibility of Western's Board of Directors and officers, Western agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by MFC's President, Western will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Western agrees that it will:

                  (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                  (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                  (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                  (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

                  (v) not change its existing loan underwriting guidelines, policies or procedures in any material respect except as may be required by law;

                  (vi) continue to maintain in force insurance such as is described in Paragraph 2.26; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                  (vii) promptly provide to MFC such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as MFC reasonably shall request.

            (e)   Periodic Financial and Other Information.  Following the date
                  ----------------------------------------
of this Agreement and until the Effective Time, Western promptly will deliver to
MFC:

                  (i) an income statement and a statement of condition within five days after each month end;

                  (ii) a copy of all interim financial statements within 15 days after each quarter end;

                  (iii) a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority at the time it is filed or made;

                  (iv) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan, all within five days after each calendar month end; and,

                  (v) the following information with respect to loans and other extensions of credit (such assets being referred to in this Agreement as "Loans") as of, and within five days following each calendar month end:

                         (A)  a list of Loans in nonaccrual status;

                         (B) a list of all Loans without principal reduction for a period of longer than one year;

                         (C) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                         (D) a list of each reworked or restructured Loan still outstanding, including original terms, restructured terms and status; and

                         (E) a list of any actual or threatened litigation by or against Western pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                  (vi) the following information by the close of Western's business each Wednesday:

                         (A) a listing of each new Loan made during the prior calendar week;

                         (B)  a listing of each renewal, extension or
                              modification of the terms of an existing Loan effected during the prior calendar week;

                         (C) a listing of each commitment to extend credit issued during the prior calendar week;

                         (D) a then current listing of all Loans past due as to principal or interest; and,

                         (E) a then current listing of all documentation or compliance exceptions relating to Western's Loans.

                (f)      Notice of Certain Changes or Events.  Following the
                         -----------------------------------
execution of this Agreement and up to the Effective Time, Western promptly will notify MFC in writing of and provide to it such information as it shall request regarding (i) any material adverse change in Western's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Western herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of Western's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03.

            (g)   Accruals for Loan Loss Reserve, Expenses and Other Accounting
                  -------------------------------------------------------------
Matters. Western will make such appropriate accounting entries in its books and
-------
records and take such other actions as MFC, in its sole discretion, deems to be required by generally accepted accounting principles, or which MFC otherwise deems to be necessary, appropriate or desirable in anticipation of the Merger, including without limitation additional provisions to Western's Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Western and MFC, Western shall not be required to make any such accounting entries until immediately prior to the Closing.

            (h)   Loan Charge-Offs.  Western will make such appropriate
                  ----------------
accounting entries in its books and records and take such other actions as MFC deems to be necessary, appropriate or desirable to charge-off any loans on Western's books, or any portions thereof, that MFC, in its sole discretion, considers to be losses or that MFC otherwise believes, in good faith, are required to be charged off pursuant to applicable banking regulations, generally accepted accounting principles or otherwise, or that otherwise would be charged off by MountainBank after the Effective Time in accordance with its loan administration and charge-off policies and procedures; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Western and MFC, Western shall not be required to make any such accounting entries or take any such actions until immediately prior to the Closing.

            (i)   Credit Files and Documentation.  Prior to the Effective Time,
                  ------------------------------
and to facilitate the merging of Western's credit files with those of MountainBank, Western will adopt and implement MountainBank's policies and procedures for the creation, content and maintenance of credit files. Western will review each existing credit file relating to an outstanding loan on its book having a principal balance of $25,000 or more and will take all such actions as are necessary or that MFC specifies to conform the content and format of those credit files, and to cause those credit files to contain all items of information and documentation required by, MountainBank's policies and procedures; and, First Western will use its best efforts in good faith to take those same actions with respect to its other credit files.

            (j)   Correction of Credit Documentation and Compliance
                  -------------------------------------------------
Deficiencies. If, during the course of its continuing review of Western's credit
------------
files after the date of this Agreement, MFC notifies Western of situations or circumstances relating to specific loans or credit files that MFC has identified and that MFC, in its discretion, considers to be deficiencies in loan documentation or to constitute violations of applicable banking rules or regulations relating to loans, Western will promptly take all such actions as are necessary or that MFC specifies in order to correct those deficiencies or violations, and each of those deficiencies or violations shall be corrected to MFC's reasonable satisfaction prior to the Effective Time.

            (k)   Consents to Assignment of Leases.  With respect to each lease
                  --------------------------------
or rental agreement pertaining to real or personal property to which Western is a party, Western will obtain the written consent of the other parties to that agreement to the assignment to MFC of Western's rights and obligations under the agreement, each of which consents shall be in a form reasonably satisfactory to MFC.

            (l)   Access.  Western agrees that, following the date of
                  ------
this Agreement and to and including the Effective Time, it will provide MFC and MountainBank and their respective employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files (including credit files and loan documentation and records) and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as MFC or MountainBank shall, in their respective sole discretion, consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the assets and business affairs of Western, preparing for consummation of the Merger and the consolidation of Western's operations into those of MountainBank, determining the accuracy of Western's representations and warranties in this Agreement or its compliance with its covenants in this Agreement, or for any other reason; provided, however, that any investigation or reviews conducted by or on behalf of MFC or MountainBank shall be performed in such a manner as will not interfere unreasonably with Western's normal operations or with its relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties.

            (m)  Deposit Liabilities.  Following the date of this Agreement,
                 -------------------
Western will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

            (n)  Further Action; Instruments of Transfer.  Western covenants and
                 ---------------------------------------
agrees with MFC and MountainBank that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to MFC and MountainBank all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by MFC or MountainBank, in consummating such transactions, and, (iii) will cooperate with MFC and MountainBank in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.02.  Negative Covenants of Western.  Western hereby covenants and agrees
            -----------------------------
that, between the date hereof and the Effective Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of MFC's President.

            (a)  Amendments to Articles of Incorporation or Bylaws. Western will
                 -------------------------------------------------
not amend its Articles of Incorporation or Bylaws.

            (b)  Change in Capitalization. Western will not make any change in
                 ------------------------
its authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine or split any shares of its capital stock or other securities.

            (c)  Sale or Issuance of Shares.  Western will not sell or issue any
                 --------------------------
additional shares of capital stock or other securities, including any securities convertible into capital stock, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Western may issue and sell shares of Western Stock to a director, officer of employee of Western upon that person's exercise of a stock option that was granted prior to, and remained outstanding and in effect on, the date of this Agreement, provided that the stock option is exercisable in accordance with its terms at the time of such exercise and that the sale of Western Stock upon such exercise is in accordance with the terms and conditions of that stock option as in effect on the date of this Agreement.

            (d)  Purchase or Redemption of Shares.  Western will not purchase,
                 --------------------------------
redeem, retire or otherwise acquire any shares of its capital stock.

            (e)  Options, Warrants and Rights. Western will not grant or issue
                 ----------------------------
any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

          (f)  Dividends.  Western will not declare or pay any dividends on its
               ---------
outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

          (g)  Employment, Benefit or Retirement Agreements or Plans.  Except as
               -----------------------------------------------------
required by law, Western will not (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Western without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

          (h)  Increase in Compensation; Bonuses.  Western will not increase the
               ---------------------------------
compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. However, notwithstanding anything contained herein to the contrary, prior to the Effective Time Western may review and make routine increases in the salaries of its employees at such time and in such amounts as is consistent with its past practices and its salary administration and review policies and procedures in effect on the date of this Agreement.

          (i)  Accounting Practices.  Western will not make any changes in its
               --------------------
accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          (j)  Acquisitions; Additional Branch Offices.  Western will not
               ---------------------------------------
directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

          (k)  Changes in Business Practices.  Except as may be required by the
               -----------------------------
Commissioner, the FDIC or any other governmental or other regulatory agency, or as shall be required by applicable law, regulation or this Agreement, Western will not (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

          (l)  Exclusive Merger Agreement.  Unless, due to a material change in
               --------------------------
circumstances after the date hereof, Western's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to Western or to its shareholders, Western will not, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than MFC or MountainBank) relating to a merger or other acquisition of Western or the purchase or acquisition of any Western Stock, any branch office of Western or all or any significant part of Western's assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Western or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of Western or all or any significant part of Western's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

          (m)  Acquisition or Disposition of Assets.  Western will not:
               ------------------------------------

               (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real estate in any amount;

               (ii) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $5,000 for any individual item or asset or in the aggregate for all such items or assets;

               (iii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount;

               (iv) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $5,000 for any individual item or asset or in the aggregate for all such items or assets;

               (v) Enter into any purchase or other commitment or contract for supplies or services which obligates Western for a period longer than 30 days;

               (vi) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

               (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Western or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

          (n)  Debt; Liabilities.  Western will not (i) enter into or become
               -----------------
bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) except in the ordinary course of its business consistent with its past practices, incur any other liability or obligation (absolute or contingent).

          (o) Liens; Encumbrances.  Western will not mortgage, pledge or subject
              -------------------
any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to MFC, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

          (p) Waiver of Rights.  Western will not waive, release or compromise
              ----------------
any rights in its favor against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders, nor will Western waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

          (q) Other Contracts.  Western will not enter into or become bound by
              ---------------
any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Western would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit Western to make expenditures over any period of time of more than $5,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Western's lending operations).

          (r) Deposit Liabilities.  Western will not make any material change in
              -------------------
its current deposit policies and procedures or take any actions designed to materially increase or decrease the aggregate level of its deposits as of the date of this Agreement.

          (s) Foreclosures.  In connection with any foreclosure of a mortgage or
              ------------
deed of trust securing a loan, Western will not bid for or purchase any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.

          (t) Loans, Extensions of Credit and Loan Commitments.  Without the
              ------------------------------------------------
prior approval of lending personnel designated by MountainBank, Western will not
(i) make a Loan, or issue a commitment to make a Loan, in excess of $25,000 or which would cause its credit exposure to that borrower to exceed that amount, or
(ii) renew, extend or modify the terms of, or issue any commitment to renew, extend or modify the terms of, any existing Loan to a borrower to whom it has a credit exposure in excess of $25,000.

                 ARTICLE V.  COVENANTS OF MFC AND MOUNTAINBANK

     MFC and MountainBank hereby covenant and agree as follows with Western:

     5.01   Registration Statement.  As soon as practicable following the date
            ----------------------
of this Agreement, MFC will prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") a registration statement on Form S-4, or other appropriate form (the "MFC Registration Statement") which covers MFC's offer of MFC Stock to Western's shareholders in exchange for their shares of Western Stock as described in this Agreement. The "Prospectus" contained in the MFC Registration Statement will be in the form of the "Proxy Statement/Prospectus" described in Paragraph 6.01 below. Following the filing of the MFC Registration Statement, MFC will respond to comments of the SEC with respect thereto, file any necessary amendments thereto, and take all such other actions as reasonably shall be necessary, to cause the MFC Registration Statement to be declared effective by the SEC; provided, however, that MFC shall not be required to file any such amendment, or take any such other action, which it shall, in good faith, reasonably consider to be excessively burdensome or to involve excessive expense in relation to the benefits expected to be derived by it from the Merger, or which it, in good faith, reasonably reasonably believes would have a material adverse affect on its business.

     5.02.  "Blue Sky" Approvals.  As soon as practicable following the date of
             -------------------
this Agreement, MFC will take all actions, if any, required by applicable state securities or "blue sky" laws (i) to cause the MFC Stock to be issued at the Effective Time, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied, and (ii) to obtain any and all other approvals or consents to the issuance of the MFC Stock that are required under state or federal law.

     5.03.  Employees; Employee Benefits.
            ----------------------------

            (a) Employment of Western Employees.  Provided they remain
                -------------------------------
employed by Western at the Effective Time, MountainBank will attempt in good faith to locate positions with MountainBank for which employment may be offered to as many employees of Western as MountainBank, in its discretion, considers to be feasible. However, notwithstanding anything contained in this Agreement to the contrary, neither MountainBank nor MFC shall have any obligation to employ or provide employment to any employee of Western or to any particular number of such employees, and any employment offered to an employee of Western shall be in such a position, at such location within MountainBank's branch system, and for such rate of compensation, as MountainBank shall determine in its sole discretion. The employment of each former Western employee who becomes an employee of MountainBank at the Effective Time will be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement between MountainBank and any such person or to obligate MountainBank to employ any such person for any specific period of time, in any specific position, or at any specific salary or rate of compensation, or to restrict MountainBank's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

            (b) Employee Benefits.  Except as otherwise provided in this
                -----------------
Agreement, any employee of Western who becomes an employee of MountainBank at the Effective Time (a "New Employee") shall be entitled to receive all employee benefits and to participate in all benefit plans provided by MountainBank on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of MountainBank. Each New Employee shall be given credit for his or her full years of service with Western for purposes of (i) eligibility for participation and vesting in MountainBank's Section 401(k) savings plan, and (ii) for all purposes under MountainBank's other benefit plans (including entitlement to vacation and sick leave). For purposes of MountainBank's health insurance coverage, a New Employee's participation will be without regard to pre-existing condition requirements under MountainBank's health insurance plan, provided that any such pre-existing condition at the Effective Time was covered under Western's health insurance plan at the Effective Time and the New Employees provide evidence of such previous coverage in a form satisfactory to MountainBank's health insurance carrier.

                Any Western employee who is not offered employment by MountainBank at the Effective Time may obtain continued health insurance coverage through the exercise of his or her COBRA rights.

                For the calendar year during which the Effective Time occurs, MountainBank will grant to each New Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which the New Employee would be entitled for that year, based on his or her credited years of service and in accordance with MountainBank's standard leave policies, less (ii) the number of days of sick leave and vacation leave used by the New Employee as an employee of Western during that calendar year.

     5.04.  Directors.  So long as they remain directors of Western at the
            ---------
Effective Time, then, immediately following the Effective Time: (i) the number of members of MFC's Board of Directors will be increased by two, and Van F. Phillips and William A. Banks each will be appointed to serve as a director of MFC, with Van F. Phillips being appointed to serve as Vice Chairman of MFC's Board of Directors, in each case for a term of office extending to the next annual meeting of MFC's shareholders at which its directors are elected; (ii) the number of members of MountainBank's Board of Directors will be increase by four, and Van F. Phillips, William A. Banks, Jerry Duncan, and David R. McIntosh each will be appointed to serve as a director of MountainBank, in each case until the next annual meeting of MountainBank's sole shareholder at which its directors are elected; and (iii) the remaining members of First Western's Board of Directors will be appointed to serve as members of MountainBank's advisory board for its Yancey/Mitchell County branch offices. Following their initial appointments, the continued service of those individuals as directors and/or advisory board members of MFC and/or MountainBank will be subject to the normal nomination and election processes.

     5.05  Employment Agreement.  At the Effective Time, MountainBank will enter
           --------------------
into a employment agreement (the "Employment Agreement") with Ronnie E. Deyton which shall contain terms (including the covenant prohibiting him from competing against MountainBank) substantially as are contained in, and which shall be substantially in the form of, Exhibit C to this Agreement.

     5.06  Further Action; Instruments of Transfer.  MFC and MountainBank each
           ---------------------------------------
covenants and agrees with Western that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Western all documents or instruments required of it herein, and, (iii) will cooperate with Western in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                      ARTICLE VI.  ADDITIONAL AGREEMENTS

     6.01. Preparation and Distribution of Proxy Statement/Prospectus.  Western
           ----------------------------------------------------------
and MFC jointly will prepare a "Proxy Statement/Prospectus" for distribution to Western's shareholders as Western's Proxy Statement described in Paragraph 4.01(b) above and as MFC's Prospectus contained in the MFC Registration Statement as described in Paragraph 5.01 above. The Proxy Statement/Prospectus will (i) be prepared, in all material respects, in such form, and will contain or be accompanied by such information regarding the Western Shareholders' Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein, or otherwise, as is required by the 1933 Act and rules and regulations of the SEC to be included in MFC's Prospectus and as is required by the 1934 Act and rules and regulations of the SEC and the FDIC to be included in Western's Proxy Statement.

           Western and MFC will mail the Proxy Statement/Prospectus, to Western's shareholders on a date mutually agreed upon by Western and MFC, but in no event less than 20 days prior to the scheduled date of the Western Shareholders' Meeting; provided, however, that no such materials shall be mailed to Western's shareholders unless and until the SEC shall have declared the MFC Registration Statement to be effective and the FDIC shall have approved Western's Proxy Statement, and until MFC and Western shall have mutually agreed on the form and content of such materials. The Proxy Statement/Prospectus mailed to Western's shareholders shall be in the form of the final Prospectus contained in the MFC Registration Statement as it is declared effective by the SEC and the Proxy Statement approved by the FDIC.

     6.02. Regulatory Approvals.  Western, MountainBank and MFC each agrees
           --------------------
with the other that, as soon as practicable following the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other transactions described in this Agreement, including without limitation any required applications for the approval of the Commissioner, the FDIC, the Federal Reserve Board (the "FRB") and the North Carolina Banking Commission (the "Commission"). Western, MountainBank and MFC each agrees (i) to use its best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein, and (ii) before the filing of any such application required to be filed, to give each other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees or counsel of Western, MountainBank or MFC be requested by each other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

     6.03. Information for Proxy Statement/Prospectus and Applications for
           ---------------------------------------------------------------
Regulatory Approvals. Western, MountainBank and MFC each covenants with the
--------------------
other that (i) it will cooperate with the other parties in the preparation of the Proxy Statement/Prospectus, and applications for required approvals of Regulatory Authorities, and it will promptly respond to requests by the other parties and their legal counsel for information, and will provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document; (ii) none of the information provided by it for inclusion in any of such documents will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at the time (A) MFC's Registration Statement is filed with and/or declared effective by the SEC, (B) Western's Proxy Statement is filed with the FDIC and/or is approved by the FDIC, (C) the Proxy Statement/Prospectus is mailed to Western's shareholders, or (D) the applications for required approvals of Regulatory Authorities are filed and/or such approvals are granted.

     6.04.  Announcements.  Western, MountainBank and MFC each agrees that no
            -------------
persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, neither Western, MountainBank nor MFC shall be required to obtain the prior consent of the other parties for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law.

     6.05.  Real Property Matters.  At its option and expense, MountainBank may
            ---------------------
cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of the Real Property and improvements thereon (collectively, the "Property Examination") and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the Real Property, together with such other studies, testing and intrusive sampling and analyses as MountainBank shall deem necessary or desirable (collectively, the "Environmental Survey").

            If, in the course of the Property Examination or Environmental Survey, MountainBank discovers a "Material Defect" (as defined below) with respect to the Real Property, MountainBank will give prompt written notice thereof to Western describing the facts or conditions constituting the Material Defect, and MountainBank shall have the option exercisable upon written notice to Western to (i) waive the Material Defect, or (ii) terminate this Agreement.

            For purposes of this Agreement, a "Material Defect" shall include:

               (i) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of Western's representations and warranties contained in Paragraph 2.16 or 2.21, in either such case that MountainBank reasonably believes will affect its use of any parcel of the Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the Real Property, or as to which MountainBank otherwise objects; or

               (ii) the existence of any structural defects or conditions of disrepair in the improvements on the Real Property (including any equipment, fixtures or other components related thereto) that MountainBank reasonably believes would cost an aggregate of $50,000 or more to repair, remove or correct as to all such Real Property;

               (iii) the existence of facts or circumstances relating to any of the Real Property reflecting that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance on, from, under, at, or relating to the Real Property, or
(B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between Western and any other person or entity, as to which, in either such case,

MountainBank reasonably believes, based on the advice of legal counsel or other consultants, that Western could become responsible or liable, or that MountainBank or MFC could become responsible or liable following the Effective Time, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which MountainBank could incur, or for which MountainBank could become responsible or liable, following consummation of the Merger at any time or over any period of time could equal or exceed an aggregate of $50,000 or more as to all such Real Property.

            It is contemplated that MountainBank will conduct the Property Examination and the Environmental Survey following the date of this Agreement and prior to the Effective Time. It is the intent of this Agreement, and Western understands and agrees, that, upon completion of the Property Examination and Environmental Survey, any of the above facts, conditions, circumstances or other matters may be deemed by MountainBank to constitute a "Material Defect," with the result that it may exercise its right to terminate this Agreement, without regard to any knowledge on the part of MFC or MountainBank or their officers or advisors of that Material Defect or the facts, conditions, circumstances or other matters pertaining thereto on the date of this Agreement and without regard to the fact that any such Material Defect or the facts, conditions, circumstances or other matters relating thereto have been disclosed by Western to MountainBank, MFC, or any of their officers or advisors prior to the date of this Agreement (whether pursuant to Paragraph 10.12 below or otherwise).

     6.06.  Termination of Employment Agreements.  The employment agreements
            ------------------------------------
currently in effect between Western and each of Ronnie E. Deyton, Charles Ownbey and Martin Shuford will be terminated effective as of the Effective Time, and First Western may make a payment to each them under the "change in control" provision of his respective agreement which shall not exceed $234,479, $221,961 and $172,976, respectively; provided, however, that in no event shall the payment by First Western to either such person exceed an amount which, when combined with all other payments to such person which are contingent on the Merger, would cause the aggregate amount of such payments to result in the imposition of an excise tax with respect to any such payments under Section 4999 of the Code or would result in the denial of a deduction with respect to any such payments under Section 280G of the Code. Western will obtain from each of those persons, and will deliver to MFC at the Closing, a written termination agreement, in a form specified by MFC (an "Employment Termination Agreement"), to the effect that, in consideration of the above payment received by him from First Western, he confirms and agrees to the termination of his employment agreement with Western, accepts his above payment as full payment and settlement of all compensation, benefits and other payments due him and all First Western's obligations owed to him under his agreement, waives any further rights or benefits thereunder, and releases Western, MFC and MountainBank from any further obligation or liability thereunder.

     6.07.  Treatment of Stock Options.  Western and MFC agree that, as of the
            --------------------------
Effective Time, all options to purchase shares of Western Stock that are outstanding on the date of this Agreement, and which remain in effect and unexercised at the Effective Time (each a "Western Option" and collectively the "Western Options") held under its nonstatutory stock option plan by its directors, or held under its incentive stock option plans by each of its officers and employees as of the date of this Agreement who becomes an officer or employee of MountainBank at the Effective Time, will be assumed by MFC on their then current terms and conditions and be converted into options to purchase shares of MFC Stock, such conversion to be made such that, following the Effective Time, each such Western Option will represent an option to purchase 0.50 shares of MFC Stock, at a purchase price appropriately adjusted to reflect the Merger and the conversion of Western Stock into MFC Stock, for every one share of Western Stock covered by that Western Option prior to the Effective Time. Western will obtain from each person who holds a Western Option to be assumed by MFC, and will deliver to MFC at the Closing, a written agreement, in a form specified by MFC (an "Option Modification Agreement"), to the effect that the holder confirms and agrees to the conversion of his or her Western Option on the terms and in the manner described above. Western Options held by officers or employees who do not become officers or employees of MountainBank will terminate in accordance with their terms in effect on the date of this Agreement.

     6.08.  Treatment of 401(k) Plan.  As may be agreed upon mutually by Western
            ------------------------
and MFC, Western's Section 401(k) plan will either be:

            (i) terminated, in which case each participant in Western's plan on the termination date may elect, upon completion of the termination and the final liquidation of the plan, to receive a distribution of the assets credited to his or her plan account at that time or, if the participant has become a participant in MountainBanks's Section 401(k) plan, to have those assets credited as a "roll-over" to the participant's plan account under MountainBank's plan; or,

            (ii)  merged into MountainBank's Section 401(k) plan.

            Western agrees that, prior to the Effective Time, it will take or cause to be taken such actions as MFC and MountainBank shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate any such plan termination or merger. MountainBank agrees that it will assume, as of the Effective Time, any and all administrative and fiduciary duties of Western with respect to the day-to-day operation of Western's plan, including duties relating to filings with the Internal Revenue Service relating to the plan.

     6.09.  Directors' and Officers' Liability Insurance.  Western and MFC agree
            --------------------------------------------
that, to the extent the same can be purchased at a cost to which they both agree, then immediately prior to the Effective Time Western shall purchase "tail" coverage, effective at the Effective Time, under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy.

     6.10.  Tax Opinion.  Western and MFC each agrees to use its best efforts to
            -----------
cause the Merger, and the conversion of outstanding shares of Western Stock into shares of MFC Stock, on the terms contained in this Agreement, to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to obtain the written opinion of a firm of independent certified public accountants, or a law firm, which shall in either case be mutually satisfactory to them (the "Tax Opinion"), addressed jointly to the Boards of Directors of Western and MFC, to the foregoing effect.

     6.11.  Final Tax Return.  Western and MFC each agrees that MFC will make
            ----------------
all necessary arrangements for its independent accountants, Larrowe & Company PLLC, to prepare, and MFC will cause to be filed, Western's final federal and state income tax returns for the year in which the Effective Time occurs.

     6.12   Restrictions on MFC Stock Issued to Certain Persons.
            ---------------------------------------------------

            (a) Affiliates of Western.  The transfer restrictions provided for
                ---------------------
in Subsection (d) of the SEC's Rule 145 will apply to shares of MFC Stock issued in connection with the Merger to persons who are deemed by MFC to be "underwriters" pursuant to Subsection (c) of that Rule, including without limitation all persons who are "affiliates" of Western (as that term is defined in the SEC's Rule 144(a)) on the date of the Western Shareholders' Meeting and to those persons' related parties. Certificates evidencing the shares of MFC Stock issued to those persons and their related parties will bear a restrictive legend relating to those restrictions substantially in the form set forth in the form of Affiliates' Agreements attached as Exhibit B hereto.

            (b) Affiliates of MFC.  MFC Stock issued in connection with the
                -----------------
Merger to persons who are "affiliates" of MFC (as that term is defined in the SEC's Rule 144(a)) following the Merger, and to those persons' related parties, may only be resold or otherwise transferred pursuant to the procedures described in Rule 144, an effective registration statement filed with and declared effective by the SEC, or another exemption from registration under the 1933 Act. Certificates evidencing the shares of MFC Stock issued to those persons and their related parties may, at MFC's option, bear a restrictive legend relating to those restrictions.

     6.13.  Expenses.  Subject to the provisions of Paragraph 8.03, and whether
            --------
or not this Agreement shall be terminated or the Merger shall be consummated, Western, MountainBank and MFC each agrees to pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, consulting or advisory fees, filing fees, printing and mailing costs, and travel expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement/Prospectus and amounts payable with respect to the Tax Opinion will be deemed to have been incurred by Western and MFC equally. All amounts owed by Western to The Carson Medlin Company, including its consulting fees and fees for rendering the "Western Fairness Opinion" described in Paragraph 7.01(d)(i), will be deemed to have been incurred solely by Western. All amounts owed by MFC to Scott & Stringfellow, including its consulting fees and fees for rendering the "MFC Fairness Opinion" described in Paragraph 7.01(d)(ii), will be deemed to have been incurred solely by MFC.

                  ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.01.  Conditions to all Parties' Obligations.  Notwithstanding any other
            --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

            (a) Approval by Regulatory Authorities; Disadvantageous Conditions.
                --------------------------------------------------------------
(i) The Merger and other transactions described in this Agreement shall have been approved, to the extent required by law, by the FDIC, the Commissioner and the Commission, and by all other Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by MFC to so adversely impact the economic or business benefits of this Agreement to MFC and MountainBank as to render it inadvisable for it to consummate the Merger; (iii) the 15-day or 30-day waiting period, as applicable, required following necessary approvals by the FDIC for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger shall have been raised; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

            (b) Adverse Proceedings, Injunction, Etc.  There shall not be (i)
                -------------------------------------
any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Western, MountainBank or MFC from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or
(iv) any other suit, claim, action or proceeding pending or threatened against Western, MountainBank or MFC or any of their respective officers or directors which shall reasonably be considered by Western, MountainBank or MFC to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

            (c) Approval by Boards of Directors and Shareholders.  The Boards of
                ------------------------------------------------
Directors of Western, MountainBank and MFC shall have duly approved, adopted and ratified this Agreement by appropriate resolutions, and the shareholders of Western shall have duly approved, ratified and adopted this Agreement at the Western Shareholders' Meeting, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and ByLaws.

            (d) Fairness Opinions.
                -----------------

                (i) Western shall have received from its financial advisor, The Carson Medlin Company, a written opinion, in a form satisfactory to it (the "Western Fairness Opinion"), to the effect that the consideration to be received by Western's shareholders in the Merger is fair, from a financial point of view, to Western and its shareholders; and, The Carson Medlin Company shall have delivered a letter to Western, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Western and its shareholders.

                 (ii) MFC shall have received from its financial advisor, Scott & Stringfellow, a written opinion, in a form satisfactory to it (the "MFC Fairness Opinion"), to the effect that the terms of the Merger are fair, from a financial point of view, to MFC and its shareholders; and, Scott & Stringfellow shall have delivered a letter to MFC, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to MFC and its shareholders.

            (e)  Tax Opinion.  Western and MFC shall have received the Tax
                 -----------
Opinion in form satisfactory to each of them.

            (f)  No Termination or Abandonment.  This Agreement shall not have
                 -----------------------------
been terminated or abandoned by any party hereto.

            (g)  Articles of Merger; Other Actions.  The Articles of Merger
                 ---------------------------------
described in Paragraph 1.07 shall have been duly executed by MountainBank and filed with the North Carolina Secretary of State as provided in that Paragraph.

            (h)  Execution and Delivery of Employment Agreement.  The Employment
                 ----------------------------------------------
Agreement shall have been executed and delivered by each of MountainBank and Ronnie E. Deyton.

     7.02.  Additional Conditions to Western's Obligations.  Notwithstanding any
            ----------------------------------------------
other provision of this Agreement to the contrary, Western's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

            (a)  Material Adverse Change.  There shall not have occurred any
                 -----------------------
material adverse change in the consolidated financial condition or results of operations of MFC, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

            (b)  Compliance with Laws.  MFC and MountainBank shall have complied
                 --------------------
in all material respects with all federal and state laws and regulations applicable to them in connection with the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on MFC's or MountainBank's ability to consummate the Merger.

            (c)  MFC's and MountainBank's Representations and Warranties and
                 -----------------------------------------------------------
Performance of Agreements; Officers' Certificate.  Unless waived in writing by
------------------------------------------------
Western as provided in Paragraph 10.02, each of the representations and warranties of MFC and MountainBank contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to MFC's consolidated financial condition or results of operations, or to MFC's or MountainBank's ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and MFC and MountainBank each shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                 Western shall have received a certificate dated as of the Closing Date and executed by each of MFC and MountainBank and their respective Presidents and Chief Financial Officers to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by Western.

            (d)  Legal Opinion of MFC's Counsel.  Western shall have received
                 ------------------------------
the written legal opinion of Ward and Smith, P.A., counsel for MFC and MountainBank, dated as of the Closing Date and in form and substance reasonably satisfactory to Western.

            (e)  Other Documents and Information.  MFC and MountainBank shall
                 -------------------------------
have provided to Western correct and complete copies (certified by their respective Secretaries) of resolutions of their respective Boards of Directors pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of their officers who executed this Agreement or any other documents delivered to Western in connection with the Closing.

            (f)  Acceptance by Western's Counsel.  The form and substance of all
                 -------------------------------
legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to Western's legal counsel.

     7.03.  Additional Conditions to MFC's and MountainBank's Obligations.
            -------------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, MFC's and MountainBank's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

            (a)  Material Adverse Change.  There shall not have occurred any
                 -----------------------
material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Western, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

            (b)  Compliance with Laws.  Western shall have complied in all
                 --------------------
material respects with all federal and state laws and regulations applicable to it in connection with the transactions described in this Agreement and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Western, or of MFC or MountainBank after the Effective Time, or on Western's ability to consummate the Merger.

            (c)  Western's Representations and Warranties and Performance of
                 -----------------------------------------------------------
Agreements; Officers' Certificate.  Unless waived in writing by MFC or
---------------------------------
MountainBank as provided in Paragraph 10.02, each of the representations and warranties of Western contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Western or to Western's ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and, Western shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

            MFC shall have received a certificate dated as of the Closing Date and executed by Western and its Chairman and President to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by MFC.

            (d)  Affiliates Agreements.  Western shall have delivered to MFC an
                 ---------------------
Affiliates Agreement described in Paragraph 4.01(c), in form and content reasonably satisfactory to MFC and substantially in the form attached as Exhibit B to this Agreement, and signed by each person who is deemed by MFC or its counsel to be subject to the transfer restrictions described in Paragraph 6.12(a).

            (e)  Option Modification Agreements.  Western shall have delivered
                 ------------------------------
to MFC the Option Modification Agreements described in Paragraph 6.07, in form and content reasonably satisfactory to MFC, properly signed by the holder of each outstanding Western Option.

            (f)  Employment Termination Agreements.  Western shall have
                 ---------------------------------
delivered to MFC the Employment Termination Agreements described in Paragraph 6.06, in form and content reasonably satisfactory to MFC, properly signed by each of Ronnie E. Deyton, Charles Ownbey and Martin Shuford.

            (g)  Legal Opinion of Western's Counsel.  MFC shall have received
                 ----------------------------------
the written legal opinion of Maupin Taylor & Ellis, P.A., counsel to Western, dated as of the Closing Date and in form and substance reasonably satisfactory to MFC.

            (h)  Other Documents and Information.  Western shall have provided
                 -------------------------------
to MFC correct and complete copies (all certified by Western's Secretary) of Western's Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Western's officers who executed this Agreement or any other documents delivered to MFC or MountainBank in connection with the Closing.

            (i)  Merger Expenses.  Expenses incurred by Western in connection
                 ---------------
with this Agreement and the Merger (including without limitation the entire amount of fees payable to The Carson Medlin Company for the Western Fairness Opinion and its financial consulting services, and fees payable to Western's accountants and attorneys) shall not exceed an aggregate of $400,000.

            (j)  Acceptance by MFC's Counsel.  The form and substance of all
                 ---------------------------
legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to MFC's legal counsel.

                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

     8.01.  Mutual Termination.  At any time prior to the Effective Time (and
            ------------------
whether before or after approval hereof by the shareholders of Western), this Agreement may be terminated by the mutual agreement of MFC and Western. Upon any such mutual termination, all obligations of Western, MountainBank and MFC hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.04.

     8.02.  Unilateral Termination.  Prior to the Effective Time, this Agreement
            ----------------------
may be terminated by either MFC, MountainBank or Western (whether before or after approval hereof by Western's shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

            (a)  Termination by MFC and MountainBank.  This Agreement may be
                 -----------------------------------
terminated by MFC and MountainBank by action of their Boards of Directors or Executive Committees:

                   (i) if any of the conditions to the obligations of MFC or MountainBank set forth in Paragraph 7.01 and 7.03 shall not have been satisfied in all material respects or effectively waived in writing by MFC by February 28, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of MFC or MountainBank to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Western shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or VI herein in any material respect;

                 (iii) if MFC or MountainBank determines at any time that any of Western's representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding MFC's and MountainBank's satisfaction of their respective obligations under Paragraphs 6.01 and 6.03, Western's shareholders do not ratify and approve this Agreement and the Merger at the Western Shareholders' Meeting, or if the Western Shareholders' Meeting is not held by December 28 , 2001;

                   (v) if the Merger shall not have become effective on or before February 28, 2002, or such later date as shall be mutually agreed upon in writing by MFC and Western; or,

                  (vi)   under the circumstances described in Paragraph 6.06.

                 However, before MFC and MountainBank may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), they shall give written notice to Western in the manner provided herein stating their intent to terminate and a description of the specific breach, default, violation or other condition giving rise to their right to so terminate, and, such termination by MFC and MountainBank shall not become effective if, within 30 days following the giving of such notice, Western shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of MFC and MountainBank. In the event Western cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of MFC and MountainBank within such notice period, termination of this Agreement by MFC and MountainBank thereafter shall be effective upon their giving of written notice thereof to Western in the manner provided herein.

            (b)  Termination by Western.  Prior to the Effective Time, this
                 ----------------------
Agreement may be terminated by Western:

                   (i) if any of the conditions to the obligations of Western set forth in Paragraph 7.01 and 7.02 shall not have been satisfied in all material respects or effectively waived in writing by Western by February 28, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Western to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if MFC or MountainBank shall have violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                 (iii) if Western determines that any of MFC's or MountainBank's respective representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding Western's satisfaction of its obligations contained in Paragraphs 6.01 and 6.03, its shareholders do not ratify and approve this Agreement and approve the Merger at the Western Shareholders' Meeting; or

                   (v) if the Merger shall not have become effective on or before February 28, 2002, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

            However, before Western may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to MFC in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Western shall not become effective if, within 30 days following the giving of such notice, MFC or MountainBank shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Western. In the event MFC or MountainBank cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Western within such notice period, termination of this Agreement by Western thereafter shall be effective upon its giving of written notice thereof to MFC in the manner provided herein.

     8.03.  Breach; Remedies.  Except as otherwise provided below, (i) in the
            ----------------
event of a breach by Western of any of its representations or warranties contained in Article II of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then MFC's and MountainBank's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a) or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by MFC or MountainBank due to a failure by Western to perform or of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Western shall be obligated to reimburse MFC and MountainBank for up to (but not more than) $250,000 in expenses described in Paragraph 6.13 which actually have been incurred by MFC and MountainBank.

            Likewise, and except as otherwise provided below, (i) in the event of a breach by MFC or MountainBank of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Western's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b), or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Western due to a failure by MFC or MountainBank to perform or of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then MFC or MountainBank shall be obligated to reimburse Western for up to (but not more than) $250,000 in expenses described in Paragraph 6.13 which actually have been incurred by Western.

            Notwithstanding any provision of this Agreement to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other parties described in Paragraph 6.13, together with other damages recoverable at law or in equity.

                          ARTICLE IX. INDEMNIFICATION

     9.01.  Indemnification Following Termination of Agreement.
            --------------------------------------------------

            (a)  By Western.  Western agrees that, in the event this Agreement
                 ----------
is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend MFC and MountainBank and their respective officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by MFC or MountainBank:

                   (i) in connection with or which arise out of, result from, or are based upon (A) Western's operations or business transactions or its relationship with any of its employees, or (B) Western's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Western of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Western to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                 (iii) in connection with or which arise out of, result from, or are based upon any information provided by Western which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Western's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

            (b)  By MFC and MountainBank.  MFC and MountainBank agree that, in
                 -----------------------
the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend Western and its officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Western:

                   (i) in connection with or which arise out of, result from, or are based upon (A) MFC's or MountainBank's operations or business transactions or its relationship with any of its employees, or (B) MFC's or MountainBank's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by MFC or MountainBank of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of MFC or MountainBank to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                 (iii) in connection with or which arise out of, result from, or are based upon any information provided by MFC or MountainBank which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Western's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.02.  Procedure for Claiming Indemnification.  If any matter subject to
            --------------------------------------
indemnification under this Article IX arises in the form of a claim (herein referred to as a "Third Party Claim") against MFC, MountainBank or Western, or their respective successors and assigns, or any of their respective subsidiary corporations, officers, directors, attorneys or financial advisors (collectively, "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

     10.01. Survival of Representations, Warranties, Indemnification and Other
            ------------------------------------------------------------------
Agreements.
----------

            (a)  Representations, Warranties and Other Agreements.  None of the
                 ------------------------------------------------
representations, warranties or agreements contained in this Agreement shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

            (b)  Indemnification.  The parties' indemnification agreements and
                 ---------------
obligations pursuant to Paragraph 9.01 shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Merger.

     10.02. Waiver.  Any term or condition of this Agreement may be waived
            ------
(except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.03. Amendment.  This Agreement may be amended, modified or supplemented
            ---------
at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Western, by an agreement in writing approved by the Boards of Directors of MFC, MountainBank and Western executed in the same manner as this Agreement; provided however, that, except with the further approval of Western's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Western's shareholders no change may be made in the amount of consideration into which each share of Western Stock will be converted.

     10.04. Notices.  All notices and other communications hereunder shall be
            -------
in writing and shall be deemed to have been duly given if delivered personally or by courier, or by U.S. mail, first class postage prepaid, and addressed as follows:

  If to Western, to:                                 With copy to:

   First Western Bank                                Ronald D. Raxter
   600 West By-Pass                                  Maupin Taylor & Ellis, P.A.
   Burnsville, NC 28714                              3200 Beechleaf Court
   Att: Ronnie E. Deyton, President                  Raleigh, NC 27604

  If to MFC or MountainBank, to:                     With copy to:

   MountainBank Financial Corporation                William R. Lathan, Jr.
   201 Wren Drive                                    Ward and Smith, P.A.
   Hendersonville, NC 28792                          1001 College Court
   Att: Gregory L. Gibson, Chief Financial Officer   New Bern, NC 28562


     10.05.  Further Assurance.  Western, MountainBank and MFC each agrees to
             -----------------
furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.06.  Headings and Captions.  Headings and captions of the Paragraphs of
             ---------------------
this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.07.  Entire Agreement.  This Agreement (including all schedules and
             ----------------
exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.08.  Severability of Provisions.  The invalidity or unenforceability of
             --------------------------
any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.09.  Assignment.  This Agreement may not be assigned by any party hereto
             ----------
except with the prior written consent of the other parties hereto.

     10.10.  Counterparts.   Any number of counterparts of this Agreement may be
             ------------
signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.11.  Governing Law.  This Agreement is made in and shall be construed
             -------------
and enforced in accordance with the laws of North Carolina.

     10.12.  Previously Disclosed Information.  As used in this Agreement,
             --------------------------------
"Previously Disclosed" shall mean the disclosure of information by Western to MFC and MountainBank, or by MFC and MountainBank to Western, in a letter delivered by the disclosing party or parties to the other parties prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

     10.13   Best Knowledge. The terms "Best Knowledge" and "Knowledge" as used
             --------------
in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which officers (including the Chairman) of Western, or officers of MFC or MountainBank, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

     10.14.  Inspection.  Any right of MFC or MountainBank under this Agreement
             ----------
to investigate or inspect the assets, books, records, files and other information of Western in no way shall establish any presumption that MFC or MountainBank should have conducted any investigation or that such right has been exercised by MFC or MountainBank, their respective agents, representatives or others. Any investigations or inspections actually made by MFC or MountainBank or their respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Western in this Agreement.

     IN WITNESS WHEREOF, Western, MountainBank and MFC each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.



                             [Signatures Omitted.]

                                   EXHIBIT A


                                PLAN OF MERGER
                                By and Between
                      FIRST WESTERN BANK and MOUNTAINBANK

     1.01.  Names of Merging Corporations.  The names of the banking
            -----------------------------
corporations proposed to be merged are FIRST WESTERN BANK ("Western") and MOUNTAINBANK ("MountainBank").

     1.02.  Nature of Transaction; Plan of Merger.  Subject to the provisions of
            -------------------------------------
this Plan OF Merger, at the "Effective Time" (as defined in Paragraph 1.07 below), Western will be merged into and with MountainBank (the "Merger").

     1.03.  Effect of Merger; Surviving Corporation.  At the Effective Time, and
            ---------------------------------------
by reason of the Merger, the separate corporate existence of Western shall cease while the corporate existence of MountainBank as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, MountainBank shall continue to operate as a wholly-owned banking subsidiary of MFC and, as a North Carolina banking corporation, will conduct its business at the then legally established branch and main offices of MountainBank and Western, except to the extent that any of such offices are closed in connection with or following the Merger. The duration of the corporate existence of MountainBank, as the surviving corporation, shall be perpetual and unlimited.

     1.04.  Assets and Liabilities of Western.  At the Effective Time, and by
            ---------------------------------
reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Western (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Western, whether tangible or intangible) shall be transferred to and vest in MountainBank, and MountainBank shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Western (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, MountainBank shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Western (including duties as trustee or fiduciary) as of the Effective Time.

     1.05.  Conversion and Exchange of Stock.
            --------------------------------

            (a) Conversion of Western Stock.  Except as otherwise provided in
                ---------------------------
this Plan of Merger, at the Effective Time all rights of Western's shareholders with respect to all outstanding shares of Western's $5.00 par value common stock ("Western Stock") shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Western, MountainBank, MFC or any Western shareholder, into 0.5 shares of MFC's $4.00 par value common stock ("MFC Stock").

            At the Effective Time, and without any action by Western, MountainBank, MFC or any Western shareholder, Western's stock transfer books shall be closed and there shall be no further transfers of Western Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Western Stock (a "Western Certificate") by any holder thereof, and the holders of Western Certificates shall cease to be, and shall have no further rights as, stockholders of Western other than as provided in this Plan of Merger. Following the Effective Time, Western Certificates shall evidence only the right of the registered holders thereof to receive a certificate evidencing the number of shares of MFC Stock into which their Western Stock was converted at the Effective Time or, in the case of Western Stock held by shareholders who properly shall have exercised their right of dissent and appraisal under Article 13 of the North Carolina Business Corporation Act ("Dissenters' Rights"), cash as provided in that statute.

          (b) Exchange and Payment Procedures; Surrender of Certificates.  As
              ----------------------------------------------------------
promptly as practicable, but not more than five business days following the Effective Time, MFC shall send or cause to be sent to each former Western shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Western Certificates to MFC or to an exchange agent appointed by MFC. Upon the proper surrender and delivery to MFC or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Western of his or her Western Certificate(s), and in exchange therefor, MFC shall as soon as practicable issue and deliver to the shareholder a stock certificate evidencing the number of shares of MFC Stock into which the shareholder's Western Stock was converted at the Effective Time.

              Subject to Paragraph 1.05(f), no certificate evidencing MFC Stock shall be issued or delivered to any former Western shareholder unless and until that shareholder shall have properly surrendered to MFC or its agent the Western Certificate(s) formerly representing his or her shares of Western Stock, together with a properly completed Transmittal Letter. Further, until a former Western shareholder's Western Certificates are so surrendered and certificates evidencing the MFC Stock into which his or her Western Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by MFC with respect to that MFC Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Western shareholder. However, upon the proper surrender of the shareholder's Western Certificate, MFC shall pay to the shareholder the amount of any such dividends or other distributions which have accrued but remain unpaid with respect to that MFC Stock.

          (c) Antidilutive Adjustments.  If, prior to the Effective Time,
              ------------------------
Western or MFC shall declare any dividend payable in shares of Western Stock or MFB Stock, respectively, or shall subdivide, split, reclassify or combine the presently outstanding shares of Western Stock or MFC Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of MFC Stock into which each share of Western Stock will be converted at the Effective Time pursuant to this Plan of Merger.

          (d) Dissenters.  Any shareholder of Western who properly exercises
              ----------
Dissenters' Rights shall be entitled to receive payment of the fair value of his or her shares of Western Stock in the manner and pursuant to the procedures provided for in Article 13 of the North Carolina Business Corporation Act. Shares of Western Stock held by persons who exercise Dissenters' Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of Western who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Western Stock shall be deemed to have been converted into MFC Stock as of the Effective Time as provided in Paragraph 1.05(a).

          (e) Fractional Shares.  If the conversion of the shares of Western
              -----------------
Stock held by any shareholders of Western results in a fraction of a share of MFC Stock, then, in lieu of issuing that fractional share, MFC will pay to that shareholder cash in an amount equal to that fraction multiplied by the average of the closing prices of a share of MFC Stock on the OTC Bulletin Board on the ten trading days immediately preceding the Effective Time as reasonably determined by MFC.

          (f) Lost Certificates.  Following the Effective Time, shareholders of
              -----------------
Western whose Western Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive certificates for the MFC Stock into which their Western Stock was converted in accordance with and upon compliance with reasonable conditions imposed by MFC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to MFC.

   1.06.  Articles of Incorporation, Bylaws and Management.  The Articles of
          ------------------------------------------------
Incorporation and Bylaws of MountainBank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of MountainBank as the surviving corporation in the Merger. Except as otherwise may be provided herein, the officers and directors of MountainBank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.07.  Closing; Effective Time.  The consummation and closing of the Merger
            -----------------------
and other transactions contemplated by this Plan of Merger (the "Closing") shall take place at the offices of MFC's legal counsel, Ward and Smith, P.A., in Raleigh, North Carolina, or at such other place as MFC shall designate, on a date mutually agreeable to Western and MFC (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, Western, MountainBank and MFC shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required in this Plan of Merger and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     Subject to the terms and conditions set forth in this Plan of Merger, the Merger shall become effective on the date and at the time (the "Effective Time") specified in Articles of Merger executed by MountainBank and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten
(10) days following the Closing Date.

                                   EXHIBIT B


                         FORM OF AFFILIATES AGREEMENT



                      ____________________________, 2001




MountainBank Financial Corporation
201 Wren Drive
Hendersonville, North Carolina  28792

Dear Sirs and Madams:

     Pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger dated as of September 17, 2001 (the "Agreement"), by and among MountainBank Financial Corporation ("MFC"), MountainBank, and First Western Bank ("First Western"), it is proposed that (i) First Western merge into and with MountainBank which is a wholly-owned subsidiary of MFC (the "Merger"), (ii) at the effective time of the Merger, each share of First Western's outstanding common stock ("First Western Stock") held of record by its shareholders automatically will be converted into 0.50 shares of MFC's common stock ("MFC Stock"), and (iii) subject to certain limitations described in the Agreement, First Western's shareholders will have the right to elect the form of consideration into which their First Western Stock will be converted.

     For purposes of this letter, the following terms shall have the meanings indicated below:

     A. "Commission" - The Securities and Exchange Commission.

     B. "Act" - The Securities Act of 1933, as amended.

     C. "Rule 144" and "Rule 145" - Rules 144 and 145 promulgated by the Commission under the Act.

     D. "Person" - A "Person" as such term is defined in Rule 144.

     E. "Affiliate" - An "Affiliate," as such term is defined in Rule 144, of First Western or MFC.

     F. "Related Person" - A Person related to an Affiliate.

     The undersigned understands and agrees that he or she is considered to be an Affiliate or a Related Person of MFC or First Western. The undersigned further understands and agrees that the Act requires that certain transfer and resale restrictions be placed on any shares of MFC Stock received by an Affiliate or by a Related Person in connection with the Merger, and that MFC has an obligation to take reasonable steps to prevent violations of those restrictions. For that reason, the undersigned is entering into this Agreement with MFC to evidence the undersigned's agreement to comply with restrictions under the Act with respect to the MFC Stock received by the undersigned.

     The undersigned (jointly and severally if more than one) hereby represents and warrants to, and agrees with, MFC as follows:

     A. The undersigned Affiliate and Related Persons, if any, each agrees that he or she is an Affiliate, or a Related Person, of First Western or MFC.

     B. The names of all Related Persons, if any, of the undersigned Affiliate who may receive BancShares Stock in connection with the Merger are listed on the signature page hereto and this letter agreement also has been signed by them or on their behalf.

     C. The undersigned Affiliate and each of the undersigned Related Persons, if any, have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of all MFC Stock received by them in connection with the Merger, to the extent they deem necessary, with their own legal counsel.

     D. The undersigned Affiliate and each of the undersigned Related Persons, if any, are not participants in or aware of any plan, arrangement, understanding or proposal (whether written or oral, formal or informal) pursuant to which any individual holder or group of holders of 50% or more of the outstanding shares of First Western's capital stock intend to sell or otherwise dispose of the MFC Stock to be received by them pursuant to the Merger.

     The undersigned (jointly and severally if more than one) hereby covenants and agrees with MFC as follows:

     A. The undersigned Affiliate and each of the undersigned Related Persons, if any, has been informed that, since at the time the Merger is to be submitted to a vote of First Western's shareholders the Affiliate and each such Related Person was considered to be an Affiliate of First Western or MFC, any resale by the Affiliate or a Related Person of any such MFC Stock would require either (i) the registration under the Act of the MFC Stock to be sold, (ii) compliance by the Affiliate or such Related Person with the requirements of Rule 145(d) promulgated under the Act, or (iii) the availability of another exemption from the registration requirements of the Act.

     B. Following the date of the Merger, neither the undersigned Affiliate nor any of the undersigned Related Persons, if any, will make any sale, transfer or other disposition of MFC Stock acquired by them in connection with the Merger except in compliance with the requirements of the Act and the rules and regulations of the Commission (including Rule 145) promulgated thereunder.

     C. The undersigned understands that MFC is under no obligation to register the sale, transfer or other disposition of the MFC Stock for them or on their behalf or to take any other action necessary in order to render available an exemption (including without limitation Rule 145) from the registration requirements of the Act. Therefore, they may be compelled to hold such shares for a period of at least two years after which such shares may be sold, transferred, or otherwise disposed of without restriction, provided that at the time of any such sale, transfer or other disposition they are not considered to be Affiliates of MFC. Further, if the undersigned Affiliate or Related Person is or becomes an "affiliate" of MFC, then the above two-year rule will not apply and that person's MFC Stock may have to be held indefinitely.

     D. MFC may place transfer restrictions on the shares of MFC Stock held by the Affiliate and each of the Related Persons, if any, which are subject to this Agreement, and there will be placed on the certificates evidencing such shares, and any substitutions therefor, a legend stating in substance as follows:

     "The shares of Preferred Stock of MountainBank Financial Corporation ("MFC"), represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be transferred only in accordance with the terms of an Agreement dated __________, 2001, between the registered holder hereof and MFC, a copy of which Agreement is on file at MFC's principal office in Hendersonville, North Carolina.

                                        Yours very truly,

                              Affiliate:



                                        ______________________________ (Seal)


                        Related Persons:


                                        ______________________________ (Seal)


                                        ______________________________ (Seal)

                                   EXHIBIT C


                         FORM OF EMPLOYMENT AGREEMENT


STATE OF NORTH CAROLINA
COUNTY OF HENDERSON
                                    EMPLOYMENT  AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the _____ day of _____________, 20___ (the "Effective Date"), by and between MOUNTAINBANK ("Employer") and RONNIE E. DEYTON ("Employee").

                             W I T N E S S E T H:

     WHEREAS, Employee heretofore has been employed as President of FIRST WESTERN BANK ("FWB") pursuant to an employment agreement between him and FWB, and in such position he has provided leadership and guidance in the growth and development of FWB's business; and,

     WHEREAS, as of the Effective Date, FWB has been merged into Employer; and,

     WHEREAS, Employee's experience and knowledge of FWB's operations, customers and affairs, and his knowledge of and standing and reputation in FWB's market area, would be of benefit to Employer in its continuation of FWB's business; and, for that reason, Employer desires to retain Employee's services as an employee of Employer for the Term of Employment specified below, and Employee desires to become an employee of Employer, all subject to the terms and conditions provided herein; and,

     WHEREAS, Employer and Employee desire to terminate Employee's existing employment agreement with FWB and to set forth the terms and conditions of Employee's employment with Employer in a new written agreement which will supercede and replace the existing employment agreement and, for that purpose, Employer and Employee have agreed and desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, Employer and Employee hereby agree as follows:

     1.   Employment.  Employer agrees to employ Employee, and Employee accepts
          ----------
employment with Employer, all upon the terms and conditions stated herein. As a part-time employee of Employer, during the Term of Employment Employee will (i) serve as a Senior Vice President of Employer at such location as shall be designated by Employer from time to time, (ii) provide such assistance and advice to Employer as it may request from time to time regarding matters involving the former customers and employees of FWB, loan quality control and review, product conversion and other tasks relating to the former operations of FWB and the transition of control over such operations to Employer, (iii) promote Employer and its business and engage in business development activities on Employer's behalf, and (iv) have such other functional duties and responsibilities as shall reasonably be assigned to him by Employer from time to time.

     2.   Term.  Unless sooner terminated as provided in this Agreement, and
          ----
subject to the right of either Employee or Employer to terminate Employee's employment at any time as provided herein, the term of Employee's employment with Employer under this Agreement (the "Term of Employment") shall be for a period of two (2) years commencing on the Effective Date and terminating at the close of Employer's business on ____________, 20____ (the "Expiration Date").

     3.   Compensation.  For all services rendered by Employee to Employer under
          ------------
this Agreement, Employer shall pay Employee (i) salary at an annual rate of Thirty Thousand and no/100 Dollars ($30,000.00) ("Base Salary") during the Term of Employment, and (ii) compensation attributable to Employee's covenants and agreements pursuant to Paragraph 6 hereof in an amount equal to One Hundred Three Thousand Three Hundred Ninety Five and no/100Dollars ($103,395.96) for each year of the Restriction Period after the Term of Employment, as defined below ("Non-Compete Payment"). Employee's Base Salary may be increased from time to time during the Term of Employment at the discretion of Employer's Board of Directors. Base Salary paid under this Agreement shall be payable not less frequently than in accordance with Employer's payroll policies and procedures. The Non-Compete Payment, although earned ratably over the term of the Restriction Period, shall be payable to Employee as follows: for the years 2002 through 2008, in eighty-four (84) equal monthly installments of Four Thousand Seven Hundred Twenty-Nine and 17/100 Dollars each, and for the years 2011 through 2026, in two hundred sixteen (216) equal monthly installments of Two
Thousand One Hundred Twenty-Five and no/100 Dollars each.   The period from 2002
through 2026 shall be referred to hereinafter as the "Deferral Period".

          All compensation hereunder shall be subject to such applicable withholding taxes and/or other employment taxes as are required by law.

     4.   Participation in Retirement and Employee Benefit Plans; Fringe
          --------------------------------------------------------------
Benefits. Employee shall receive credit for past full years of service with FWB
--------
prior to the Effective Date for purposes of (i) participation and vesting in Employer's Section 401(k) savings plan (the "Savings Plan"), and (ii) except as described below, for all purposes under all other Employer benefit plans (including coverage under Employer's health insurance plan and entitlement to vacation and sick leave). For purposes of Employer's health insurance plan, Employee's participation will be without regard to pre-existing condition requirements under that plan, provided that any such pre-existing condition at the Effective Time would have been covered under the health insurance plan of FWB. Notwithstanding anything contained herein to the contrary, if Employer shall believe in good faith that the granting of any such past service credit would not be permissible under the terms and requirements of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or Employer or MFC to any penalty, then Employer shall not be required to give Employee any such credit for past service with FWB.

          Employee acknowledges that the terms and provisions of Employer's employee benefit plans and programs may be determined only by reading the actual plan documents under which Employer, MFC or the plan administrator, as applicable, may make certain administrative determinations with discretion, and that Employer and MFC reserve the right to modify or terminate each plan or program and any benefits provided thereunder.

     5.   Standards of Performance and Conduct.  During the Term of Employment,
          ------------------------------------
Employee faithfully and diligently shall discharge his obligations under this Agreement and shall perform the duties associated with his position with Employer in a manner which is competent and reasonably satisfactory to Employer, and Employee shall comply with and use his best efforts to implement Employer's policies and procedures currently in effect or as are established from time to time by Employer.

          Employee, in the execution of his employment duties under this Agreement, at all times and in all material respects shall comply with all personnel policies and procedures, and any code of employee conduct, as are established or modified, amended or supplemented from time to time by Employer during the Term of Employment, and with all federal and state statutes, and all rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder, which are applicable to Employer and MFC and their business, operations and employees.

     6.   Noncompetition; Confidentiality.
          -------------------------------

          (a) General.  Employee hereby acknowledges and agrees that (i) FWB has
              -------
made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of Employer's acquisition of FWB, Employer has acquired a valuable economic interest in FWB's business in the Relevant Market which it is entitled to protect; (ii) in the course of his past service on behalf of FWB and future service as an employee of Employer, he has gained and will continue to gain substantial knowledge of and familiarity with FWB's and Employer's customers and their dealings with them, and other information concerning FWB's and Employer's businesses, all of which constitute valuable assets and privileged information; and, (iii) in order to protect Employer's interest in and to assure it the benefit of its succession to FWB's business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against Employer and on his disclosure of information about Employer's and FWB's business and customers. For that purpose, and in consideration of Employer's agreements contained herein, Employee covenants and agrees as provided below.

          (b) Covenant Not to Compete.  During the "Restriction Period" (as
              -----------------------
defined below), Employee shall not "Compete" (as defined below), directly or indirectly, with Employer in the "Relevant Market" (as defined below).

          For purposes of this Paragraph 6, the following terms shall have the meanings set forth below:

          Compete.  The term "Compete" means: (i) soliciting or securing
          -------
deposits from any Person residing or engaged in business in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing or engaged in business in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person;
(iii) soliciting any Person residing or engaged in business in the Relevant Market to obtain any other service or product from any Financial Institution,
(iv) inducing or attempting to induce any Person who was a Customer of FWB at the time of its acquisition by Employer, or who was a Customer of Employer on the date of termination of Employee's employment with Employer, to change any depository, loan and/or other banking relationship of the Customer from FWB or Employer to another Financial Institution; (v) acting as a consultant, officer, director, advisory director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market; or (vi) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of FWB at the time of its acquisition by Employer, or who was a Customer of Employer at the date of termination of this Agreement or Employee's employment with Employer for any reason.

          Customer.  The term "Customer of FWB" means any Person with whom FWB
          --------
has or has had a depository or loan relationship and/or to whom FWB has provided any other service or product, and the term "Customer of Employer" means any Person who or which is a resident of or located within the Relevant Market (as defined above) with whom Employer has or has had a depository or loan relationship and/or to whom Employer has provided any other service or product.

          Financial Institution.  The term "Financial Institution" means (i) any
          ---------------------
federal or state chartered bank, savings bank, savings and loan association or credit union, (ii) any holding company for, or corporation that owns or controls, any such entity, (iii) any subsidiary or service corporation of any such entity or holding company, or any entity controlled in any way by any such entity or holding company, or (iv) any other Person engaged in the business of making loans of any type, soliciting or taking deposits, or providing any other service or product that is provided by Employer or one of its affiliated corporations.

          Person.  The term "Person" means any natural person or any
          ------
corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

          Relevant Market.  The term "Relevant Market" means the geographic area
          ---------------
consisting of Henderson County, Yancey County, Mitchell County and Buncombe County, North Carolina.

          Restriction Period.  The term "Restriction Period" means Term of
          ------------------
Employment and the five-year period commencing on ____________, 20_____ and ending on ______________, 20_____; provided however, that, following an involuntary termination of Employee's employment by Employer without "Cause" (as defined in Paragraph 8(c) below), the Restriction Period shall immediately expire upon a failure by Employer to make the payments for which it is obligated under Paragraph 3 above.

          (c) Confidentiality Covenant.  Employee covenants and agrees that any
              ------------------------
and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to FWB or Employer and their respective lending and deposit operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with FWB or Employer), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to Employer and are valuable, special and unique assets of Employer's business which are not directly reproducible from any other source and to which Employee has had access as an officer and employee of FWB and will have access during his employment with Employer. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of Employer, and (ii) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of Employer or otherwise pursuant to the direct, written authorization of Employer, Employee will not: divulge any such Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from Employer's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than Employer. However, following the termination of Employee's employment with Employer, this Paragraph 6(c) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Employer's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 6(c) or which otherwise breached any duty of confidentiality. Further, the above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Employee to the extent such disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction or to the extent that, in the reasonable opinion of legal counsel to Employee, disclosure otherwise is required by law.

          (d) Reasonableness of Restrictions.  If any of the restrictions set
              ------------------------------
forth in this Paragraph 6 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected. Employee acknowledges that FWB has had a substantial business presence in the Relevant Market, that Employer, through its acquisition of FWB, has acquired the legitimate economic interest of FWB in those geographic areas which this Paragraph 6 specifically is intended to protect, and that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Employer's economic interest and otherwise are reasonable and proper. In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable. In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 6 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

          (e) Remedies for Breach.  Employee understands and acknowledges that a
              -------------------
breach or violation by him of any of the covenants contained in Paragraphs 6(b) and 6(c) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to Employer, and that Employer will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in either such Paragraph, Employer shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if Employer institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that Employer has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Employer of any such right, remedy, power or privilege shall not preclude Employer or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Employer.

              Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of Paragraphs 6(b) and 6(c) above and the remedies provided in this Paragraph 6(e) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Employer under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

          (f) Survival of Covenants.  Employee's covenants and agreements and
              ---------------------
Employer's rights and remedies provided for in this Paragraph 6 shall survive and remain fully in effect following expiration of the Term of Employment or any actual termination of Employee's employment with Employer during the Term of Employment.

     7.   Deferral of Non-Compete Payment.
          -------------------------------

          (a) Election to Defer.  As described in Paragraph 3 hereof, Employee
              -----------------
has elected to defer receipt of the Non-Compete Payment over the term of the Deferral Period rather than over the term of the Restriction Period during which the Non-Compete Payment shall be earned.

          (b) Acceleration Upon Death.  Upon the death of Employee prior to the
              -----------------------
close of the Deferral Period, the present value of the Non-Compete Payment, determined using a discount rate of nine percent (9%) per annum, shall be payable to Employee's designated beneficiary(ies).

          (c) Unforeseeable Emergency.  Employee may withdraw all or any portion
              -----------------------
of the present value (determined using a discount rate of nine percent (9%) per annum) of the accrued Non-Compete Payment to the extent reasonably needed to satisfy an emergency need created by an Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship to Employee resulting from a sudden and unexpected illness or accident of Employee or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of Employee, loss of Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Employee. The circumstances that will constitute an Unforeseeable Emergency will depend on the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of Employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of all deferrals under this Paragraph 7. In the event of an early distribution by reason of an Unforeseeable Emergency, the amount of all subsequent installments of the Non-Compete Payment shall be reduced, on a present value basis using a discount rate of nine percent (9%) per annum, to reflect the amount withdrawn pursuant to this Paragraph 7(c).

          (d) Employee's Rights Unsecured.  The right of Employee or his
              ---------------------------
designated beneficiary(ies) to receive distributions hereunder shall be an unsecured claim against the general assets of Employer, and neither Employee nor his designated beneficiary(ies) shall have any rights in or against any specific assets of Employer. The accrued Non-Compete Payment shall constitute general assets of Employer and may be disposed of by Employer at such time and for such purposes as it may deem appropriate. The accrued Non-Compete payment may not be encumbered by Employer or any of his beneficiaries.

     8.   Termination and Termination Pay.
          -------------------------------

          (a) By Employee.  The Term of Employment and Employee's employment
              -----------
under this Agreement may be terminated at any time by Employee upon ninety (90) days' written notice to Employer. Upon such termination, Employee shall be entitled to receive his Base Salary through the effective date of such termination, and the Non-Compete Payment, in accordance with the terms of Paragraphs 3 and 7 hereof.

          (b) Death or Retirement.  The Term of Employment and Employee's
              -------------------
employment under this Agreement automatically shall be terminated upon his death during the Term of Employment or upon the effective date of Employee's retirement with Employer's consent or under Employer's personnel policies and procedures. Upon any such termination, Employee (or, in the case of Employee's death, his estate) shall be entitled to receive his Base Salary through the date of such termination, and the Non-Compete Payment, in accordance with the terms of Paragraphs 3 and 7 hereof.

          (c) By Employer.  Employer may terminate the Term of Employment and
              -----------
Employee's employment under this Agreement at any time for "Cause" (as defined below) or without Cause. Upon any such termination by Employer under this Paragraph 8(c) without Cause, Employer shall be obligated to pay Base Salary to Employee at his then current Base Salary rate for the unexpired Term of Employment hereunder, but shall have no further obligations hereunder except with respect to the Non-Compete Payment. Upon any such termination with Cause, Employee shall have no further rights under this Agreement except with respect to the Non-Compete Payment.

               For purposes of this Paragraph 8(c), Employer shall have "Cause" to terminate Employee's employment upon:

                    (i) A determination by Employer, in good faith, that Employee (A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Conduct, (B) has failed in any material respect to perform or discharge his duties or responsibilities of employment in the manner provided herein, or (C) is engaging or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business or business prospects of Employer or which has had or likely will have an adverse effect on Employer's business or reputation;

                    (ii) The violation by Employee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over Employer, MFC or any of their affiliates or subsidiaries (a "Regulatory Authority"), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, the Federal Reserve Board or any other banking regulator, which results from Employee's negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Employer or any of its affiliates or subsidiaries or to Employer's reputation;

               (iii) The commission in the course of Employee's employment with Employer of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution or conviction);

               (iv) The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, Employer or MFC; or, in the event Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of Employer's or MFC's affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority; or,

               (v) The exclusion of Employee by the carrier or underwriter from coverage under Employer's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which Employer believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy.

          (d) Except as otherwise provided below, upon the earlier of the Expiration Date of the Term of Employment or the effective date of any actual termination of Employee's employment with Employer under this Agreement for any reason, the provisions of this Agreement likewise shall terminate and be of no further force or effect. However, Employee's covenants contained in Paragraph 6 above, and Employer's obligations, if any, for continued payments of Base Salary and Non-Compete Payments shall survive and remain in effect in accordance with their terms following the Expiration Date or any actual termination of Employee's employment; provided, however, that in the event the actual termination of Employee's employment occurs before the Expiration Date, the Restriction Period shall terminate five years thereafter.

     9.   Additional Regulatory Requirements.  Notwithstanding anything
          ----------------------------------
contained in this Agreement to the contrary, it is understood and agreed that Employer (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

          (a) Employer is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

          (b) in the opinion of counsel to Employer such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to Employer, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

     10.  Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Employer which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Employer.

          (b) Employer is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Employer.

     11.  Modification; Waiver; Amendments.  No provision of this Agreement may
          --------------------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     12.  Applicable Law.  The parties hereto agree that without regard to
          --------------
principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement and that any suit or action relating to this Agreement shall be instituted and prosecuted in the Courts of Henderson County, North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue, except to the extent that federal law shall be deemed to apply.

     13.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     14.  Headings.  The section and paragraph headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.  Notices.  Except as otherwise may be provided herein, all notices,
          -------
claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or sent by facsimile transmission by one party to the other, or when deposited by one party with the United States Postal Service, postage prepaid, and addressed to the other party as follows:

If to Employer:                               If to Employee:

MountainBank Financial Corporation            Ronnie E. Deyton
201 Wren Drive                                ____________________
Hendersonville, NC  28792                     ____________________
Att: J.W. Davis, President and CEO

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

     17.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
and agreement of the parties, and there are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

          IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all as of the day and year first above written.



                               __________________________________________(SEAL)
                               Ronnie E. Deyton


                               MOUNTAINBANK


                               By:  _____________________________________
                                    J.W. Davis, President

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                                     A-54

                                                                      APPENDIX B



                                  ARTICLE 13.
                              Dissenters' Rights.

            Part 1. Right to Dissent and Obtain Payment for Shares.

(S) 55-13-01. Definitions.

In this Article:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371,
s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

(S) 55-13-02.  Right to dissent.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1),
(2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealer, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

          (1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

          (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

                 a. Cash;

                 b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

                 c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1;
1959, c. 1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37;
c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18;
1991, c. 645, s. 12; 1997-202, s. 1.)

(S) 55-13-03.  Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955,
c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s.
1.)

(S)(S) 55-13-04 to 55-13-19. Reserved for future codification purposes.

             Part 2. Procedure for Exercise of Dissenters' Rights.

(S) 55-13-20. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action. (1925, c. 77, s. 1, c. 235; 1929, c. 269; 1939, c. 5,
c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265. s. 1.)

(S) 55-13-21.  Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469,
ss. 36, 37; 1989, c. 265, s. 1.)

(S) 55-13-22.  Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5) Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973,
c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4.)

(S) 55-13-23. Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55- 167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss.
36, 37; 1989, c. 265, s. 1.)

(S) 55-13-24. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c. 77, s. 1;1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s.
39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

(S) 55-13-25. Payment.

(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

(b) The payment shall be accompanied by:

          (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2) An explanation of how the corporation estimated the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5) A copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s.
55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37;
1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2.)

(S) 55-13-26. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c.
751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

(S) 55-13-27. Reserved for future codification purposes.

(S) 55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under G.S. 55-13-25; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37;
1989, c. 265, s. 1; 1997-202, s. 3.)

(S) 55-13-29. Reserved for future codification purposes.

                     Part 3. Judicial Appraisal of Shares.

(S) 55-13-30. Court action.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

(b) Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469,
ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1.)

(S) 55-13-31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989,
c. 265, s. 1.)

                                                                      APPENDIX C



                               October __, 2001



Board of Directors
First Western Bank
600 West Bypass
Burnsville, NC 28714

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the exchange ratio to be received by the shareholders of First Western Bank ("First Western") under the terms of a certain Agreement and Plan of Reorganization and Merger dated September 12, 2001 (the "Agreement") pursuant to which First Western would be merged with and into MountainBank, a wholly-owned subsidiary of MountainBank Financial Corporation ("MountainBank") (the "Merger"). Under the terms of the Agreement, each of the outstanding common shares of First Western shall be converted into the right to receive 0.50 shares of MountainBank common stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc.
(NASD) member investment banking firm, which specializes in the securities of financial institutions in the United States. As part of our investment banking activities, we are regularly engaged in the valuation of financial institutions in the United States and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in North Carolina and the major commercial banks operating in that market. We have been retained by First Western in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of MountainBank and First Western. We have reviewed: (i) the Agreement; (ii) the annual reports to shareholders of MountainBank, including audited financial statements for the three years ended December 31, 2000; (iii) audited financial statements of First Western for the three years ended December 31, 2000; (iv) unaudited interim financial statements of MountainBank for the six months ended June 30, 2001; (v) unaudited interim financial statements of First Western for the six months ended June 30, 2001; and, (vi) certain financial and operating information with respect to the business, operations and prospects of MountainBank and First Western. We also:
(a) held discussions with members of management of MountainBank and First Western regarding historical and current business operations, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stocks of MountainBank and First Western and compared them with those of certain publicly-traded companies which we deemed to be relevant; (c) compared the results of operations of MountainBank and First Western with those of certain banking companies which we deemed to be relevant; (d) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; and (e) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of MountainBank or First Western. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the exchange ratio provided for in the Agreement is fair, from a financial point of view, to the shareholders of First Western Bank.

Very truly yours,



THE CARSON MEDLIN COMPANY

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

North Carolina law generally provides for the indemnification of our officers and directors of corporations in the manner described below.

     Permissible Indemnification. The North Carolina Business Corporation Act (the "NCBCA") allows a corporation, by charter, bylaw, contract or resolution, to indemnify or agree to indemnify its officers, directors, employees and agents and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     The corporation may indemnify such person against liability expenses incurred only where such person conducted himself or herself in good faith and reasonably believed (i) in the case of conduct in his or her official corporate capacity, that his or her conduct was in the corporation's best interests, and
(ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful (on the merits or otherwise) in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

     Indemnification by the Registrant. The Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

Item 21.  Exhibits and Financial Statement Schedules.

     An index of exhibits appears at page II-6 and is incorporated herein by reference.

Item 22.  Undertakings.

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

     4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     5. That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     6. That every prospectus: (i) that is filed pursuant to Paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the

          Registration Statement and wil not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will each be governed by the final adjudication of such issue;

     8. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and,

     9. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, at Hendersonville, North Carolina, on October 12, 2001.

                                   MOUNTAINBANK FINANCIAL CORPORATION


                                       /s/ J. W. Davis
                                   By:------------------------------------------
                                           J. W. Davis
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacity and on the dates indicated.

              Signature                              Title                             Date
------------------------------------          ---------------------               ----------------
   /s/ J. W. Davis                            President, Chief Executive          October 12, 2001
------------------------------------          Officer and Director
       J. W. Davis                            (principal executive officer)

   /s/ Gregory L. Gibson
------------------------------------          Chief Financial Officer             October 12, 2001
       Gregory L. Gibson                      (principal financial and
                                              accounting officer)

     *
       /s/ Boyd L. Hyder                      Chairman                            October 12, 2001
------------------------------------
           Boyd L. Hyder



      */s/ William H. Burton III              Director                            October 12, 2001
------------------------------------
           William H. Burton III



      */s/ Kenneth C. Feagin                  Director                            October 12, 2001
------------------------------------
           Kenneth C. Feagin



      */s/ Danny L. Ford                      Director                            October 12, 2001
------------------------------------
           Danny L. Ford



      */s/ J. Edward Jones                    Director                            October 12, 2001
------------------------------------
           J. Edward Jones



      */s/ Ronald R. Lamb                     Director                            October 12, 2001
------------------------------------
           Ronald R. Lamb

      */s/ H. Steve McManus                   Director                            October 12, 2001
------------------------------------
           H. Steve McManus



      */s/ Catherine H. Schroader             Director                            October 12, 2001
------------------------------------
           Catherine H. Schroader



      */s/ Maurice A. Scott                   Director                            October 12, 2001
------------------------------------
           Maurice A. Scott



      */s/ William B. Taylor                   Director                            October 12, 2001
------------------------------
           William B. Taylor


* Gregory L. Gibson hereby signs this Registration Statement on Form S-4 on October 12, 2001, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a Power of Attorney filed herewith.


                                                /s/ Gregory L. Gibson
                                         By:  ----------------------------------
                                                    Gregory L. Gibson
                                                    As Attorney-In-Fact

                                 EXHIBIT INDEX
Exhibit
Number                            Description
------    ----------------------------------------------------------------------

  2.1 Agreement and Plan of Reorganization and Merger dated as of September 17, 2001 between Registrant, MountainBank and First Western Bank (included as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement)

  2.2 Form of Plan of Merger between MountainBank and First Western Bank (included as Exhibit A to the Agreement and Plan of Reorganization and Merger which is included as Appendix A to the Proxy
          Statement/Prospectus included in this Registration Statement)

  3.1 Registrant's Articles of Incorporation (incorporated herein by reference from exhibits to Registrant's Current Report on Form 8K/A dated March 30, 2001)

  3.2 Registrant's By-laws (incorporated herein by reference from exhibits to Registrant's Current Report on Form 8K/A dated March 30, 2001)

  5.1 * Opinion of Ward and Smith, P.A. as to the validity of the shares of Registrant's common stock

  8.1     * Opinion of Ward and Smith, P.A. as to federal income tax matters

 10.1     Employment Agreement dated June 26, 1997, between MountainBank and J.
          W. Davis

 10.2 Addendum and Amendment to Employment Contract dated October 1, 1998, between MountainBank and J.W. Davis

 10.3     1997 Employee Stock Option Plan, as amended

 10.4     Form of Employee Stock Option Agreement for 1998 and 1999 grants

 10.5     Form of Employee Stock Option Agreement for 2000 grants

 10.6     1997 Director Stock Option Plan, as amended

 10.7     Form of Director Stock Option Agreement

 10.8     Lease Agreement pertaining to Registrant's Main Office

 10.9 Lease Agreements pertaining to Registrant's administration/operations facility

 23.1     Consent of Larrowe & Company PLLC for Registrant

 23.2     Consent of Deloitte & Touche LLP for First Western Bank

 23.3     Consent of Ward and Smith, P.A. (included in Exhibit 5.1)

 23.4     Consent of Ward and Smith, P.A. (included in Exhibit 8.1)

 23.5     Consent of The Carson Medlin Company

 24.1     Powers of Attorney

 99.1 Form of Appointment of Proxy for First Western Bank special meeting of shareholders
__________________

 *   To be filed by amendment.